Exhibit 10.27

Execution Version

AMENDMENT NO. 3 TO ABL REVOLVING CREDIT AGREEMENT, dated as of February 26, 2025 (this “Amendment”), by and among DOMTAR CORPORATION, a Delaware corporation (the “Borrower”), DOMTAR INC., a corporation organized under the federal laws of Canada, as a Co-Borrower, PEARL EXCELLENCE HOLDCO L.P., a Delaware limited partnership (“Holdings”), the other Loan Parties party hereto, each of the Lenders party hereto (together constituting the Super Majority Lenders), the FILO Lenders (as defined in the Amended Credit Agreement), the Assignor Lenders (as defined below), the Issuing Banks party hereto and BARCLAYS BANK PLC, as Administrative Agent.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, Domtar Inc., the Lenders and Issuing Banks from time to time party thereto and Barclays Bank PLC, as Administrative Agent and Collateral Agent, are party to that certain ABL Revolving Credit Agreement, dated as of November 30, 2021 (as amended by Amendment No. 1 dated as of March 1, 2023, as amended by Amendment No. 2 dated as of June 6, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, Holdings, the Borrower, the other Grantors from time to time party thereto, and Barclays Bank PLC, as Collateral Agent, are party to that certain ABL Security Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement”);

WHEREAS, Domtar Inc., the other Grantors from time to time party thereto, and Barclays Bank PLC, as Collateral Agent, are party to that certain Canadian ABL Security Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Canadian Security Agreement”);

WHEREAS, pursuant to Section 2.16 of the Existing Credit Agreement and the Amended Credit Agreement, the Borrower may obtain Incremental Facilities by, among other things, entering into an Incremental Amendment in accordance with the terms and conditions set forth in the Existing Credit Agreement and the Amended Credit Agreement;

WHEREAS, the Borrower has notified the Administrative Agent that it is requesting (A) an Incremental Facility in an aggregate principal amount of $20,000,000 in the form of an increase to the Tranche 1 Revolving Commitments (such commitments, the “Amendment No. 3 Incremental Commitments”), (B) certain other amendments to the Existing Credit Agreement, Existing Security Agreement and the Existing Canadian Security Agreement, in each case, in accordance with Section 11.01 of the Existing Credit Agreement as further set forth herein, and each of the Revolving Lenders party hereto (together constituting the Super Majority Lenders) and Issuing Banks party hereto have agreed to such amendments; and (C) an additional Incremental Facility in the form of a FILO Tranche (as defined in the Amended Credit Agreement) in an aggregate principal amount equal to $120.0 million (the “FILO Commitments”) and the FILO Lenders have agreed to provide such FILO Commitments on the terms and conditions set forth herein and in the Amended Credit Agreement (such transactions contemplated by this Amendment and the Amended Credit Agreement on the Amendment No. 3 Effective Date (as defined below) constitute, “Amendment No. 3 Transactions”);

WHEREAS, each Person identified on Schedule I hereto with an Amendment No. 3 Incremental Commitment and/or FILO Commitment (each, an “Incremental Lender” and, collectively, the “Incremental Lenders”) has agreed (on a several and not a joint basis), subject to the terms and conditions set forth herein and in the Amended Credit Agreement, to provide an Amendment No. 3 Incremental Commitment and/or an FILO Commitment, as applicable, in the amount set forth opposite such Incremental Lender’s name on Schedule I hereto; and

WHEREAS, Barclays Bank PLC, Canadian Imperial Bank of Commerce and Regions Bank shall act as the lead arrangers and bookrunners for this Amendment (in such capacities, the “Amendment No. 3 Lead Arranger”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.
Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Amended Credit Agreement.
SECTION 2.
Amendments. From and after the Amendment No. 3 Effective Date:
(a)
The Existing Credit Agreement is, effective as of the Amendment No. 3 Effective Date, hereby amended as set forth in Exhibit A hereto to insert the language marked as underscored and delete the language marked as ~~strikethrough~~;
(b)
The Existing Security Agreement is, effective as of the Amendment No. 3 Effective Date, hereby amended as set forth in Exhibit B hereto to insert the language marked as underscored and delete the language marked as ~~strikethrough~~;
(c)
The Lenders party hereto hereby authorize the Collateral Agent to enter into the amendment to the Existing Canadian Security Agreement in the form of Exhibit C hereto;
(d)
Schedule 2.01 of the Existing Credit Agreement is, effective as of the Amendment No. 3 Effective Date, hereby amended and restated in its entirety as set forth on Schedule II hereto, it being understood that as of the Amendment No. 3 Effective Date, (i) Fifth Third Bank, National Association (the “Fifth Third Assignor Lender”) will be deemed to have assigned its entire Tranche 1 Revolving Commitment and its outstanding Tranche 1 Revolving Loans to (A) Regions Bank in the amount of $50,000,000 and (B) Canadian Imperial Bank of Commerce in the amount of $50,000,000, and (ii) The Toronto-Dominion Bank, New York Branch (the “TD Assignor Lender” and, together with the Fifth Third Assignor Lender, the “Assignor Lenders”) will be deemed to have assigned its entire Tranche 1 Revolving Commitment and all of its outstanding Tranche 1 Revolving Loans to The Toronto-Dominion Bank (together with Regions Bank and Canadian Imperial Bank of Commerce, the “Assignee Lenders”), in each case in accordance with Section 11.07 of the Existing Credit Agreement (collectively, the “Assigned Interests”) and each Assignor Lender shall no longer be a Lender under the Amended Credit Agreement. Each Assignor Lender (a) represents and warrants solely to the applicable Assignee Lender that (i) it is the legal and beneficial owner of its Assigned Interest, and (ii) its Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Amended Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. Each Assignor Lender’s sale and assignment set forth in this Section 2(d) is without recourse to such Assignor Lender and, except as expressly provided in this Amendment, without representation or warranty by such Assignor Lender; and

(e)
Exhibits A-1, A-3, B-2 and J of the Existing Credit Agreement are hereby amended and restated in their entirety as set forth in Exhibit D hereto.
SECTION 3.
Incremental Commitments and Amendments.
(a)
The Borrower, Co-Borrower and each Incremental Lender hereby agree that, subject to the satisfaction (or waiver by the Amendment No. 3 Lead Arrangers) of the conditions in Section 5 hereof, on the Amendment No. 3 Effective Date, the Amendment No. 3 Incremental Commitment of each Incremental Lender shall become effective, the Tranche 1 Revolving Commitments shall be deemed increased by the amount of the Amendment No. 3 Incremental Commitment of each Incremental Lender in the amounts set forth on Schedule I hereto and the FILO Commitments shall be deemed to be made in accordance with the terms and conditions set forth in this Amendment and the Amended Credit Agreement. Pursuant to Section 2.16 of the Amended Credit Agreement, (x) the Amendment No. 3 Incremental Commitments shall be Tranche 1 Revolving Commitments for all purposes under the Amended Credit Agreement and each of the other Loan Documents and shall have terms identical to the Tranche 1 Revolving Commitments outstanding under the Amended Credit Agreement and (y) the FILO Commitments shall constitute a separate Class and Facility under the Amended Credit Agreement.
(b)
Each Incremental Lender acknowledges and agrees that upon the Amendment No. 3 Effective Date, such Incremental Lender shall be a “Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
(c)
On the Amendment No. 3 Effective Date, (a) the Borrower shall pay to the Administrative Agent, for the account of each of the Tranche 1 Revolving Lenders under the Existing Credit Agreement (each, an “Existing Lender”) and the Assignor Lenders, all accrued fees and interest under the Existing Credit Agreement to, and not including, the Amendment No. 3 Effective Date, (b) each Existing Lender will, to the extent applicable, automatically and without further act be deemed to have assigned to each Incremental Lender, and each Incremental Lender will, to the extent applicable, automatically and without further act be deemed to have assumed, a portion of such Existing Lender’s participations under the Existing Credit Agreement in outstanding Letters of Credit, Swing Line Loans and Protective Advances such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit, (ii) participations hereunder in Swing Line Loans and (iii) participations in Protective Advances, in each case held by each Incremental Lender will equal the percentage of the aggregate Tranche 1 Revolving Commitments of all Tranche 1 Revolving Lenders represented by such Incremental Lender’s Tranche 1 Revolving Commitments and (c) if there are any Tranche 1 Revolving Loans outstanding under the Existing Credit Agreement, such Revolving Loans shall be prepaid from the proceeds of a borrowing of Tranche 1 Revolving Loans under the Amended Credit Agreement.
(d)
Each of the Lenders party hereto, collectively constituting the Super Majority Lenders immediately prior to the effectiveness of the FILO Commitments, hereby consents to the amendments to the Existing Credit Agreement set forth in Section 2 hereof.
SECTION 4.
Representation & Warranties. In order to induce the Lenders party hereto and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that:
(a)
All representations and warranties contained in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of the Amendment No. 3 Effective Date; provided that, to the extent that any representation and warranty specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and any such representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)
No Event of Default shall have occurred and be continuing on the Amendment No. 3 Effective Date (immediately prior to giving effect to this Amendment), or would result immediately after, giving effect to this Amendment.
SECTION 5.
Conditions to Effectiveness of Amendment. The effectiveness of the Amendment No. 3 Incremental Commitments and FILO Commitments and the amendments set forth in Section 2 above are subject to satisfaction (or waiver by the Amendment No. 3 Lead Arrangers) of the following conditions precedent (the date of such satisfaction being the “Amendment No. 3 Effective Date”):
(a)
The Administrative Agent shall have received counterparts of this Agreement executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Incremental Lender, the Revolving Lenders which constitute the Super Majority Lenders (immediately prior to giving effect to the FILO Commitments), the Assignor Lenders, each Issuing Bank and the Swing Line Lender.
(b)
All fees and expenses required to be paid hereunder on the Amendment No. 3 Effective Date and, with respect to expenses and legal fees, to the extent invoiced in reasonable detail at least two Business Days before the Amendment No. 3 Effective Date (except as otherwise reasonably agreed to by the Borrower) shall have been paid in full, it being agreed that such fees and expenses may be paid with the proceeds of the funding of one or more of the Facilities.
(c)
The Administrative Agent shall have received a certificate from a Responsible Officer of each Loan Party dated the Amendment No. 3 Effective Date, certifying as to the (A) Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), (B) certificates of good standing, or its equivalent, from the secretary of state or other applicable office of the jurisdiction of organization or formation of each Loan Party if applicable in the relevant jurisdiction, (C) resolutions or other applicable action of each Loan Party and (D) an incumbency certificate and/or other certificate of Responsible Officers of each Loan Party, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which it is a party on the Amendment No. 3 Effective Date.
(d)
The Administrative Agent shall have received an opinion from the following special counsel to the Loan Parties (or certain of the Loan Parties): (A) Latham & Watkins LLP, with respect to matters of New York and certain aspects of Delaware law and (B) McCarthy Tétrault LLP, with respect to matters of the provinces of British Columbia, Québec and Ontario and the federal laws of Canada applicable therein.
(e)
The Administrative Agent shall have received a certificate from the chief financial officer or other officer with equivalent duties of the Borrower as to the Solvency (after giving effect to the Amendment No. 3 Transactions) of the Borrower.
(f)
The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements of the Amended Credit Agreement with respect to the Borrowing on the Amendment No. 3 Effective Date.

(g)
The Revolving Lenders shall have received at least three Business Days prior to the Amendment No. 3 Effective Date (i) all documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Borrower or Co-Borrower qualifies as a “legal entity customer” a Beneficial Ownership Certification, that in each case has been requested in writing at least ten Business Days prior to the Amendment No. 3 Effective Date.
(h)
The Borrower shall have paid (i) to all Revolving Lenders (under and as defined in the Existing Credit Agreement) the amounts described in Section 3(c) above and (ii) to the Administrative Agent, for the account of each applicable Lender the fees set forth on Schedule III hereto.
(i)
All representations and warranties contained in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of the Amendment No. 3 Effective Date; provided that, to the extent that any representation and warranty specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and any such representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(j)
No Event of Default shall have occurred and be continuing on the Amendment No. 3 Effective Date (immediately prior to giving effect to this Amendment), or would result immediately after, giving effect to this Amendment.
SECTION 6.
Effects on Loan Documents.
(a)
On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement and each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement.
(b)
Except as specifically amended hereby, all Loan Documents and the obligations of the Loan Parties under the Loan Documents shall continue to be in full force and effect and are hereby ratified and confirmed in all respects and shall not be affected by this Amendment. Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and confirms that each Loan Document to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms, (ii) ratifies and reaffirms its prior grant and the validity of the Liens, hypothecs and security interests made pursuant to the Collateral Documents and confirms that all such Liens, hypothecs and security interests continue in full force and effect to secure the Secured Obligations under the Loan Documents after giving effect to this Amendment and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Secured Obligations pursuant to the Guaranty. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Amendment.
(c)
The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan

Documents. This Amendment and the Amended Credit Agreement shall not constitute a novation of the Existing Credit Agreement or the other Loan Documents.
(d)
The Borrower and the other parties hereto acknowledge and agree that, on and after the Amendment No. 3 Effective Date, this Amendment shall constitute a Loan Document and an Incremental Amendment for all purposes of the Amended Credit Agreement.
SECTION 7.
APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 8.
Miscellaneous.
(a)
This Amendment shall be binding upon and inure to the benefit of the Loan Parties and their respective successors and permitted assigns, and upon the Administrative Agent and the Lenders and their respective successors and permitted assigns.
(b)
To the extent permitted by applicable requirements of law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(c)
Sections 11.04, 11.05, 11.08, 11.15(b), 11.15(c), 11.16 and 11.17 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.
(d)
This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in or related to this Amendment or any other document to be signed in connection with this Amendment shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

DOMTAR CORPORATION, as Borrower

By: _____________________________
Name:
Title:

DOMTAR INC., as Co-Borrower

By: _____________________________
Name:
Title:

PEARL EXCELLENCE HOLDCO L.P., as Holdings

By: _____________________________
Name:
Title:

[US GUARANTORS]

By: _____________________________
Name:
Title:

BOWATER CANADIAN HOLDINGS INCORPORATED, as Guarantor

By: _____________________________
Name:
Title:

CATALYST PULP SALES INC., as Guarantor

By: _____________________________
Name:
Title:

CATALYST PULP AND PAPER SALES INC., as Guarantor

[Signature Page to Amendment No. 3 to ABL Revolving Credit Agreement]

By: _____________________________
Name:
Title:

CATALYST PAPER, acting by its managing partner, DOMTAR INC., as Guarantor

By: _____________________________
Name:
Title:

CATALYST PAPER HOLDINGS INC., as Guarantor

By: _____________________________
Name:
Title:

ABITIBI BOWATER CANADA INC., as Guarantor

By: _____________________________
Name:
Title:

RESOLUTE FP CANADA INC., as Guarantor

By: _____________________________
Name:
Title:

BOWATER CANADIAN LIMITED, as Guarantor

By: _____________________________
Name:
Title:

FIBREK GENERAL PARTNERSHIP, by its managing partner RESOLUTE FP CANADA INC., as Guarantor

By: _____________________________
Name:
Title:

[Signature Page to Amendment No. 3 to ABL Revolving Credit Agreement]

FIBREK INTERNATIONAL INC., as Guarantor

By: _____________________________
Name:
Title:

SFK PULP FINCO INC., as Guarantor

By: _____________________________
Name:
Title:

RESOLUTE ENGINEERED WOOD ST-PRIME LIMITED PARTNERSHIP, by its general partner RESOLUTE ENGINEERED WOOD LAROUCHE INC., as Guarantor

By: _____________________________
Name:
Title:

RESOLUTE ENGINEERED WOOD LAROUCHE INC., as Guarantor

By: _____________________________
Name:
Title:

[Signature Page to Amendment No. 3 to ABL Revolving Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent, Swing Line Lender, Issuing Bank and Lender

By: _____________________________
Name:
Title

[Signature Page to Amendment No. 3 to ABL Revolving Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
solely in its capacity as Assignor Lender

By: _____________________________
Name:
Title:

[Signature Page to Amendment No. 3 to ABL Revolving Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
solely in its capacity as Assignor Lender

By: _____________________________
Name:
Title:

THE TORONTO-DOMINION BANK,
as Revolving Lender, Incremental Lender and Issuing Bank

By: _____________________________
Name:
Title:

[Signature Page to Amendment No. 3 to ABL Revolving Credit Agreement]

[ ],
as [Revolving Lender][,][and] [Incremental Lender] [and] [Issuing Bank]

By: _____________________________
Name:
Title:

[By: _____________________________

Name:

Title: ]1

1 Include if a second signature block is required.

[Signature Page to Amendment No. 3 to ABL Revolving Credit Agreement]

SCHEDULE I

Incremental Lender	Amendment No. 3 Incremental Commitment	FILO Commitment
Barclays Bank PLC	--	$24,000,000
Bank of Montreal	--	$19,000,000
Wells Fargo Bank, National Association	--	$17,500,000
Wells Fargo Capital Finance Corporation Canada
U.S. Bank National Association	--	$13,000,000
The Toronto-Dominion Bank	--	$13,000,000
Bank of America, N.A.	--	$13,000,000
Bank of America, N.A. (acting through its Canada branch)
Canadian Imperial Bank of Commerce	$20,000,000	$7,750,000
Regions Bank	--	$7,750,000
Morgan Stanley Bank, N.A.	--	$5,000,000
Total:	$20,000,000	$120,000,000

SCHEDULE II

SCHEDULE 2.01

COMMITMENTS

Tranche 1 Revolving Lender	Tranche 1 Revolving Commitment
Barclays Bank PLC	$152,500,000
Bank of Montreal	$150,000,000
Wells Fargo Bank, National Association	$147,500,000
Wells Fargo Capital Finance Corporation Canada
Royal Bank of Canada	$100,000,000
The Toronto-Dominion Bank	$100,000,000
U.S. Bank National Association	$100,000,000
Bank of America, N.A.	$95,000,000
Bank of America, N.A. (acting through its Canada branch)
Canadian Imperial Bank of Commerce	$70,000,000
Regions Bank	$70,000,000
Morgan Stanley Bank, N.A.	$35,000,000
Total:	$1,020,000,000

FILO Lender	FILO Commitment
Barclays Bank PLC	$24,000,000
Bank of Montreal	$19,000,000
Wells Fargo Bank, National Association	$17,500,000
Wells Fargo Capital Finance Corporation Canada
Bank of America, N.A.	$13,000,000
Bank of America, N.A. (acting through its Canada branch)
The Toronto-Dominion Bank	$13,000,000
U.S. Bank National Association	$13,000,000
Canadian Imperial Bank of Commerce	$7,750,000
Regions Bank	$7,750,000
Morgan Stanley Bank, N.A.	$5,000,000
Total:	$120,000,000

SCHEDULE III

1.
For the account of each Existing Lender who consents to this Amendment (each, a “Consenting Lender”), a consent fee equal to 0.075% of the aggregate amount of Tranche 1 Revolving Commitments of each Consenting Lender as of immediately prior to the Amendment No. 3 Effective Date.
2.
For the account of each Lender whose Tranche 1 Revolving Commitment (including after giving effect to the Amendment No. 3 Incremental Commitments) as of the Amendment No. 3 Effective Date is in excess of their existing Tranche 1 Revolving Commitment immediately prior to the Amendment No. 3 Effective Date, an upfront fee equal to 0.35% of the aggregate amount of such excess; provided that, for the avoidance of doubt, no fees shall be paid under this clause in respect of assignments of Tranche 1 Revolving Commitments assigned by The Toronto-Dominion Bank, New York Branch to The Toronto-Dominion Bank pursuant to this Amendment.
3.
For the account of each Incremental Lender, an upfront fee equal to 0.75% of the aggregate amount of FILO Commitments of such Incremental Lender as of the Amendment No. 3 Effective Date.

Exhibit A

(see attached)

Exhibit B

(see attached)

Exhibit C

(see attached)

Exhibit D

(see attached)

Exhibit A

ABL REVOLVING CREDIT AGREEMENT

dated as of November 30, 2021

as amended by Amendment No. 1, dated as of March 1, 2023 ~~and~~

as ~~further~~ amended by Amendment No. 2~~,~~  dated as of June 6, 2024 as amended by Amendment No. 3, dated February 26, 2025

by and among

PEARL MERGER SUB INC.,
as the Initial Borrower,

DOMTAR INC.,

as a Co-Borrower,

as

PEARL EXCELLENCE HOLDCO L.P.,
as Holdings

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent,

and

THE LENDERS PARTY HERETO
________________

BARCLAYS BANK PLC,

BANK OF MONTREAL,

~~CREDIT SUISSE LOAN FUNDING LLC,~~

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Joint Lead Arrangers and Joint Bookrunners

BARCLAYS BANK PLC,

BANK OF MONTREAL,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

ROYAL BANK OF CANADA,

U.S. Bank National Association~~,~~

~~fifth third bank, national association~~

and

The Toronto-Dominion Bank

as Amendment No. 1 Joint Lead Arrangers and 1 Joint Bookrunners

BARCLAYS BANK PLC,

CANADIAN IMPERIAL BANK OF COMMERCE,

and

REGIONS BANK

as Amendment No. 3 Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

Article I.
Definitions and Accounting Terms

Section 1.01 Defined Terms 2

Section 1.02 Other Interpretive Provisions ~~84~~86

Section 1.03 Accounting and Finance Terms; Accounting Periods; Unrestricted Subsidiaries; Determination of Fair Market Value ~~86~~88

Section 1.04 Rounding ~~86~~88

Section 1.05 References to Agreements, Laws, Etc~~. 86~~88

Section 1.06 Times of Day ~~87~~89

Section 1.07 Rates ~~87~~89

Section 1.08 Pro Forma Calculations; Limited Condition Transactions; Basket and Ratio Compliance ~~87~~89

Section 1.09 Currency Equivalents Generally ~~90~~92

Section 1.10 Co-Borrowers ~~91~~94

Article II.
The Commitments and Borrowings

Section 2.01 Revolving Loans ~~92~~95

Section 2.02 Protective Advances ~~95~~97

Section 2.03 Swing Line Loans ~~95~~98

Section 2.04 Issuance of Letters of Credit and Purchase of Participations Therein ~~98~~101

Section 2.05 Conversion/Continuation ~~108~~110

Section 2.06 Availability ~~109~~111

Section 2.07 Prepayments ~~109~~112

Section 2.08 Termination or Reduction of Commitments ~~112~~115

Section 2.09 Repayment of Loans ~~113~~116

Section 2.10 Interest ~~113~~117

Section 2.11 Fees ~~114~~118

Section 2.12 Computation of Interest and Fees ~~116~~119

Section 2.13 Evidence of Indebtedness ~~116~~120

Section 2.14 Payments Generally ~~117~~120

Section 2.15 Sharing of Payments, Etc. ~~119~~122

Section 2.16 Incremental Borrowings ~~119~~122

Section 2.17 [Reserved] ~~121~~125

Section 2.18 Extensions of Loans ~~121~~125

Section 2.19 Defaulting Lenders ~~123~~128

Section 2.20 [Reserved] ~~127~~131

Section 2.21 Judgment Currency ~~127~~131

Section 2.22 Reserves; Changes to Eligibility Criteria ~~127~~131

Section 2.23 Currency Equivalents ~~128~~132

Article III.
Taxes, Increased Costs Protection and Illegality

-i-

Section 3.01 Taxes ~~128~~133

Section 3.02 Illegality ~~133~~137

Section 3.03 Inability to Determine Rates ~~134~~138

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term Benchmark Loans ~~134~~139

Section 3.05 Funding Losses ~~136~~141

Section 3.06 Matters Applicable to All Requests for Compensation ~~137~~141

Section 3.07 Replacement of Lenders Under Certain Circumstances ~~137~~142

Section 3.08 Survival ~~139~~143

Article IV.
Conditions Precedent to Borrowings

Section 4.01 Conditions to Initial Borrowing ~~139~~143

Section 4.02 Conditions to All Borrowings After the Closing Date ~~143~~147

Article V.
Representations and Warranties

Section 5.01 Existence, Qualification and Power; Compliance with Laws ~~143~~148

Section 5.02 Authorization; No Contravention ~~144~~148

Section 5.03 Governmental Authorization ~~144~~149

Section 5.04 Binding Effect ~~145~~149

Section 5.05 Financial Statements; No Material Adverse Effect ~~145~~149

Section 5.06 Litigation ~~145~~150

Section 5.07 Labor Matters ~~145~~150

Section 5.08 Ownership of Property; Liens; Insurance ~~146~~150

Section 5.09 Environmental Matters ~~146~~150

Section 5.10 Taxes ~~146~~150

Section 5.11 ERISA Compliance ~~146~~151

Section 5.12 Subsidiaries ~~147~~151

Section 5.13 Margin Regulations; Investment Company Act ~~147~~151

Section 5.14 Disclosure ~~147~~152

Section 5.15 Intellectual Property; Licenses, Etc. ~~148~~152

Section 5.16 Solvency ~~148~~152

Section 5.17 USA PATRIOT Act, FCPA and OFAC ~~148~~152

Section 5.18 Collateral Documents ~~149~~153

Section 5.19 Use of Proceeds ~~149~~153

Section 5.20 Borrowing Base Certificate ~~149~~153

Section 5.21 Beneficial Ownership Certification ~~149~~153

Article VI.
Affirmative Covenants

Section 6.01 Financial Statements ~~149~~154

Section 6.02 Certificates; Other Information ~~151~~155

Section 6.03 Notices ~~153~~158

Section 6.04 Payment of Certain Taxes ~~154~~158

Section 6.05 Preservation of Existence, Etc. ~~154~~158

Section 6.06 Maintenance of Properties ~~154~~158

Section 6.07 Maintenance of Insurance ~~154~~158

-ii-

Section 6.08 Compliance with Laws ~~155~~159

Section 6.09 Books and Records ~~155~~159

Section 6.10 Inspection Rights ~~155~~160

Section 6.11 Covenant to Guarantee Obligations and Give Security ~~156~~160

Section 6.12 Further Assurances ~~158~~162

Section 6.13 Designation of Subsidiaries ~~159~~163

Section 6.14 [Reserved] ~~160~~164

Section 6.15 Post-Closing Matters ~~160~~164

Section 6.16 Use of Proceeds ~~160~~164

Section 6.17 Change in Nature of Business ~~160~~164

Section 6.18 [Reserved] ~~160~~164

Section 6.19 Cash Receipts. ~~160~~164

Article VII.
Negative Covenants

Section 7.01 Liens ~~162~~167

Section 7.02 Investments ~~168~~172

Section 7.03 Indebtedness ~~172~~176

Section 7.04 Fundamental Changes ~~176~~180

Section 7.05 Dispositions ~~178~~183

Section 7.06 Restricted Payments ~~181~~185

Section 7.07 Transactions with Affiliates ~~185~~189

Section 7.08 Negative Pledge ~~187~~191

Section 7.09 Junior Debt Prepayments; Amendments to Junior Financing Documents ~~189~~193

Section 7.10 Passive Holding Company ~~190~~194

Section 7.11 Changes in Fiscal Year ~~192~~196

Section 7.12 Canadian Pension Plans ~~192~~196

Article VIII.

Article VIII. Financial Covenant

Section 8.01 Fixed Charge Coverage Ratio ~~192~~197

Section 8.02 Borrower’s Right to Cure ~~193~~197

Article IX.
Events of Default and Remedies

Section 9.01 Events of Default ~~193~~197

Section 9.02 Remedies upon Event of Default ~~196~~200

Section 9.03 Application of Funds ~~197~~201

Article X.
Administrative Agent and Other Agents

Section 10.01 Appointment and Authority of the Administrative Agent ~~198~~202

Section 10.02 Rights as a Lender ~~200~~204

Section 10.03 Exculpatory Provisions ~~200~~204

Section 10.04 Reliance by the Agents ~~201~~205

-iii-

Section 10.05 Delegation of Duties ~~202~~206

Section 10.06 Non-Reliance on Agents and Other Lenders; Disclosure of Information by Agents ~~202~~206

Section 10.07 Indemnification of Agents ~~203~~207

Section 10.08 No Other Duties; Other Agents, Lead Arranger, Managers, Etc. ~~204~~208

Section 10.09 Resignation of Administrative Agent or Collateral Agent ~~205~~209

Section 10.10 Administrative Agent May File Proofs of Claim; Credit Bidding ~~205~~209

Section 10.11 Collateral and Guaranty Matters ~~207~~211

Section 10.12 Appointment of Supplemental Administrative Agents ~~211~~215

Section 10.13 Intercreditor Agreements ~~211~~215

Section 10.14 Secured Cash Management Agreements and Secured Hedge Agreements ~~212~~216

Section 10.15 Withholding Taxes ~~212~~216

Section 10.16 Certain ERISA Matters ~~213~~217

Article XI.
Miscellaneous

Section 11.01 Amendments, Waivers, Etc. ~~214~~218

Section 11.02 Notices and Other Communications; Facsimile Copies ~~220~~223

Section 11.03 No Waiver; Cumulative Remedies ~~222~~226

Section 11.04 Attorney Costs and Expenses ~~223~~226

Section 11.05 Indemnification by the Borrower ~~223~~227

Section 11.06 Marshaling; Payments Set Aside ~~225~~229

Section 11.07 Successors and Assigns ~~225~~229

Section 11.08 Confidentiality ~~231~~234

Section 11.09 Set-off ~~232~~236

Section 11.10 Interest Rate Limitation ~~233~~237

Section 11.11 Counterparts; Integration; Effectiveness ~~233~~237

Section 11.12 Electronic Execution of Assignments and Certain Other Documents ~~233~~237

Section 11.13 Survival ~~234~~237

Section 11.14 Severability ~~234~~238

Section 11.15 GOVERNING LAW ~~234~~238

Section 11.16 WAIVER OF RIGHT TO TRIAL BY JURY ~~235~~239

Section 11.17 Limitation of Liability ~~236~~240

Section 11.18 Use of Name, Logo, Etc. ~~236~~240

Section 11.19 USA PATRIOT Act Notice. ~~236~~240

Section 11.20 Service of Process ~~237~~241

Section 11.21 No Advisory or Fiduciary Responsibility ~~237~~241

Section 11.22 Binding Effect ~~238~~242

Section 11.23 Obligations Several; Independent Nature of Lender’s Rights ~~238~~242

Section 11.24 Headings ~~238~~242

Section 11.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ~~238~~242

Section 11.26 Acknowledgment Regarding Any Supported QFCs ~~239~~242

Section 11.27 Disqualified Lenders ~~239~~243

Section 11.28 Erroneous Payments ~~241~~245

SCHEDULES

-iv-

2.01 Commitments

2.04 Existing Letters of Credit

2.04-B Existing Amendment No. 1 Letters of Credit

5.06 Litigation

5.07 Labor Matters

5.11(a) ERISA Compliance

5.11(b) ERISA Compliance

5.11(c) Canadian Benefit Plans

5.12 Subsidiaries

6.15 Post-Closing Matters

6.19 Cash Receipts

11.02 Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1 Committed Loan Notice

A-2 Issuance Notice

A-3 Conversion/Continuation Notice

A-4 Swing Line Notice

B-1 Tranche 1 Revolving Loan Note

B-2 ~~[Reserved]~~FILO Note

B-3 Swing Line Note

C Compliance Certificate

D Assignment and Assumption

E Guaranty

F Security Agreement

G Non-Bank Certificate

H Global Intercompany Note

I Solvency Certificate

J Prepayment Notice

K Borrowing Base Certificate

-v-

ABL REVOLVING CREDIT AGREEMENT

This ABL REVOLVING CREDIT AGREEMENT is entered into as of November 30, 2021, as amended by Amendment No. 1 to ABL Revolving Credit Agreement, dated as of March 1, 2023, ~~and as further~~ amended by Amendment No. 2 to ABL Revolving Credit Agreement, dated as of June 6, 2024~~,~~ and as further amended by Amendment No. 3 to ABL Revolving Credit Agreement, dated as of February 26, 2025 by and among PEARL MERGER SUB INC., a Delaware corporation (“Merger Sub” and the “Initial Borrower”), PEARL EXCELLENCE HOLDCO L.P., a Delaware limited partnership (“Holdings”), DOMTAR INC., a corporation organized under the federal laws of Canada, as, upon the consummation of the Acquisition, a Co-Borrower, BARCLAYS BANK PLC, as administrative agent under the Loan Documents (in such capacity, including any successor thereto, the “Administrative Agent”), BARCLAYS BANK PLC, as collateral agent under the Loan Documents (in such capacity, including any successor thereto, the “Collateral Agent”), each Issuing Bank from time to time party hereto, BARCLAYS BANK PLC (“Barclays”), BANK OF MONTREAL (“BMO”)~~, CREDIT SUISSE LOAN FUNDING LLC (“CS”)~~  and WELLS FARGO BANK, NATIONAL ASSOCIATION (“WF”), as joint lead arrangers and joint bookrunners (collectively with the Amendment No. 1 Joint Lead Arrangers and Bookrunners and the Amendment No. 3 Joint Lead Arrangers and Bookrunners, the “Lead Arrangers”), and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used herein are defined as set forth in Section 1.01.

PRELIMINARY STATEMENTS

Pursuant to the Acquisition Agreement (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below), Merger Sub merged with and into (the “Merger”) Domtar Corporation, a Delaware corporation (the “Company” and together with its subsidiaries, the “Acquired Business”), with the Company surviving as successor Borrower (the “Acquisition”).

The Borrower and each Co-Borrower have requested that from time to time (including on the Closing Date substantially simultaneously with the consummation of the Acquisition and upon satisfaction (or waiver) of the conditions precedent set forth in Article IV below), the Tranche 1 Revolving Lenders make Tranche 1 Revolving Loans, the Swing Line Lender to make Swing Line Loans and the Issuing Banks issue Letters of Credit, pursuant to the terms of this Agreement.

On the Closing Date, the Initial Borrower entered into the Term Loan Credit Agreement pursuant to which the Term Loan Lenders extended credit to the Borrower in the form of Initial Term Loans in an aggregate principal amount of $525,000,000 and delayed draw term loans in an aggregate principal amount of up to $250,000,000.

On October 18, 2021, the Initial Borrower, as “issuer”, entered into the Senior Secured Notes Indenture pursuant to which the Initial Borrower issued the Senior Secured Notes in an initial aggregate principal amount of $775,000,000.

On or prior to the Closing Date, Jackson Wijaya, Company Persons and other equity investors made the Equity Contribution in accordance with and subject to the terms of the Acquisition Agreement.

On the Closing Date, the Initial Borrower repaid (or caused to be repaid) all outstanding Indebtedness (the “Existing Indebtedness”) under, terminated any commitments under, and caused to be released any contractual Liens securing obligations under the Existing Credit Documents (such repayment, repurchase termination and release, collectively, the “Closing Date Refinancing”).

The proceeds of the borrowings hereunder permitted on the Closing Date, together with the proceeds of the Initial Term Loans, the Senior Secured Notes, the Equity Contribution and cash on hand at the Borrower and its Subsidiaries will be used to finance the Transactions, for working capital purposes and to finance transactions not prohibited by this Agreement.

The applicable Lenders have indicated their willingness to lend, and each Issuing Bank has indicated its willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.

Definitions and Accounting Terms
Section 1.01
Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:
“ABL Priority Collateral” means the “ABL Collateral” as defined in the Closing Date ABL Intercreditor Agreement.
“Account” has the meaning assigned to such term in the Security Agreement or the Canadian Security Agreement, as applicable.
“Account Debtor” means any Person obligated on an Account.
“Accounts Receivable Component” means (i) the face amount of Eligible Accounts Receivable of the Account Debtors (that are organized under the Laws of the United States, any state thereof or the District of Columbia) for which have an Investment Grade Rating multiplied by 90.0%; (ii) the face amount of Eligible Credit Insured Accounts multiplied by 90.0%; (iii) the face amount of Eligible Accounts Receivable of the Account Debtors (that are organized under the Laws of the United States, any state thereof or the District of Columbia) for which do not have an Investment Grade Rating multiplied by 85.0%~~.~~ ; (iv) the face amount of Eligible Accounts Receivable of the Account Debtors (that are organized under the laws of Canada or any province or territory thereof) multiplied by 85% and (v) the face amount of Eligible Accounts Receivable of the Account Debtors (that are not organized under the (A) Laws of the United States, any state thereof or the District of Columbia or (B) the laws of Canada or any province thereof) multiplied by 80.0%.
“Acquired Borrowing Base” has the meaning specified in the definition of “Eligible Accounts Receivable”.
“Acquired Business” has the meaning specified in the preliminary statements to this Agreement.
“Acquisition” has the meaning specified in the preliminary statements to this Agreement.
“Acquisition Agreement” means the Agreement and Plan of Merger, dated as of May 10, 2021, among Merger Sub, Paper Excellence B.V., the Company, and the other parties thereto, as amended, restated, modified or supplemented from time to time in accordance with the terms of the Commitment Letter.

“Acquisition Agreement Representations” means such of the representations and warranties made by the Acquired Business with respect to the Acquired Business in the Acquisition Agreement to the extent a breach of such representations and warranties is material and adverse to the interests of the Lenders (in their capacities as such).

“Acquisition Transaction” means the purchase or other acquisition (in one transaction or a series of transactions, including by merger, amalgamation or otherwise) by the Borrower or any Restricted Subsidiary of all or substantially all the property, assets or business of another Person, or assets constituting a business unit, line of business or division of, any Person, or of a majority of the outstanding Equity Interests of any Person (including any Investment which serves to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in any Joint Venture or other Person to an amount in excess (or further in excess) of the majority of the outstanding Equity Interests of such Joint Venture or other Person).
“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any,
(a)
Incremental Loan in accordance with Section 2.16;

provided that each Additional Lender (other than any Person that is a Lender, an Affiliate or branch of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent, the Swing Line Lender and/or the Issuing Banks (such approval not to be unreasonably withheld, conditioned or delayed), in each case to the extent any such consent would be required from the Administrative Agent, the Swing Line Lender and/or the Issuing Banks under Section 11.07(b)(iii)(B), (C), and/or (D), respectively, for an assignment of Loans to such Additional Lender.

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.
“Adjustment Date” means the first day of each January, April, July and October, as applicable.
“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.
“Administrative Agent Account” has the meaning specified in Section 6.19(c).
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto. For the avoidance of doubt, none of the Lead Arrangers, the Agents or their respective lending affiliates shall be deemed to be an Affiliate of the Loan Parties or any of the Restricted Subsidiaries.
“Agent Parties” has the meaning specified in Section 11.02(e).
“Agent-Related Persons” means the Agents, together with their respective Affiliates and branches, and the officers, directors, shareholders, employees, agents, attorney-in-fact, partners, trustees, advisors and other representatives of such Persons and of such Persons’ Affiliates and branches.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Joint Bookrunners, the Supplemental Administrative Agents (if any) and the Lead Arrangers.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreed Currencies” means Dollars and Canadian Dollars.
“Agreement” means this Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof.
“Agreement Currency” has the meaning specified in Section 2.21(b).
“AHYDO Catch Up Payment” has the meaning specified in Section 7.09(a)(viii).
“Alternative Currencies” means (a) Canadian Dollars and (b) any other currency agreed to by the Administrative Agent, the Borrower and each Revolving Lender providing such Revolving Loans, Incremental Revolving Facilities or Extended Revolving Loans; provided that, in the case of clause (b) of this definition, each such other currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into Dollars and available in the London interbank deposit market or other applicable offshore interbank market.
“Amendment No. 1” means Amendment No. 1 to ABL Revolving Credit Agreement, dated as of March 1, 2023, by and among the Borrower, Holdings, the other Loan Parties party thereto, the Lenders and Issuing Banks party thereto and the Administrative Agent.
“Amendment No. 1 Acquired Business” shall have the meaning assigned to such term in Amendment No. 1.
“Amendment No. 1 Acquisition” shall have the meaning assigned to such term in Amendment No. 1.
“Amendment No. 1 Acquisition Agreement” means the Agreement and Plan of Merger, dated as of July 5, 2022, among Domtar Corporation, the Acquired Business, Terra Acquisition Sub Inc., a Delaware corporation, Karta Halten B.V., a private limited corporation organized under the laws of the Netherlands, and Paper Excellence B.V, a private limited company organized under the laws of the

Netherlands, , as amended, restated, modified or supplemented from time to time in accordance with the terms of the Amendment No. 1 Commitment Letter.
“Amendment No. 1 Acquisition Agreement Representations” means such of the representations and warranties made by the Amendment No. 1 Acquired Business with respect to the Amendment No. 1 Acquired Business in the Amendment No. 1 Acquisition Agreement to the extent a breach of such representations and warranties is material and adverse to the interests of the Lenders (in their capacities as such).
“Amendment No. 1 Commitment Letter” means the Amended and Restated Commitment Letter, dated as of August 4, 2022, by and among the Borrower, Barclays Bank PLC, Bank of Montreal, BMO Capital Markets Corp., Wells Fargo Bank, National Association, Royal Bank of Canada and U.S. Bank National Association.
“Amendment No. 1 Effective Date” shall have the meaning assigned to such term in Amendment No. 1. The Amendment No. 1 Effective Date shall be March 1, 2023.
“Amendment No. 1 Equity Contribution” means, the direct or indirect contribution to the Borrower (or a direct or indirect parent thereof) by Jackson Wijaya, and other co-investors in exchange for equity of the Borrower (or such direct or indirect parent). Any such parent will contribute, or cause to be contributed, all such cash and equity to the Borrower substantially simultaneously with (or prior to) the funding of the CoBank Term Loan Facility and the Amendment No.1 Revolving Borrowing. The aggregate amount of the Amendment No. 1 Equity Contribution plus the value of the equity contributed to Holdings on or prior to the Amendment No. 1 Effective Date and not withdrawn (the “Existing Equity”) will represent not less than 40% (the “Amendment No. 1 Minimum Equity Contribution”) of the sum of (i) the aggregate principal amount of the Revolving Loans funded under this Agreement on the Amendment No. 1 Effective Date (after giving effect to repayment of the Tranche 2 Revolving Loans (as defined in this Agreement immediately prior to the Amendment No. 1 Effective), other than letters of credit and amounts borrowed to cash collateralize letters of credit or to fund certain OID or upfront fees, (ii) the aggregate principal amount of the CoBank Term Loans funded on the Amendment No. Effective Date under the CoBank Term Loan Credit Agreement, (iii) [reserved], (iv) the aggregate amount of Term Loans under the Term Loan Credit Agreement on the Amendment No. 1 Effective Date (after giving effect to any prepayments on the Amendment No. 1 Effective Date), (v) the aggregate principal amount of Senior Secured Notes and Existing Notes on the Amendment No. 1 Effective Date, (vi) the Existing Equity and (vii) the amount of such cash and rollover equity contributed on the Amendment No. 1 Effective Date.
“Amendment No. 1 Joint Lead Arrangers and Bookrunners” means Barclays, BMO, WF, Royal Bank of Canada, U.S. Bank National Association~~, Fifth Third Bank, National Association~~  and The Toronto-Dominion Bank.
“Amendment No. 1 Minimum Equity Contribution” has the meaning specified in the definition of “Amendment No. 1 Equity Contribution.”
“Amendment No. 1 Refinancing” means the repayment of debt of the Amendment No. 1 Acquired Business (and termination of commitments thereunder and release of all guarantees, liens and security interests related thereto) required under the Amendment No. 1 Acquisition Agreement.
“Amendment No. 1 Revolving Borrowing” means one or more borrowings of Revolving Loans on the Amendment No. 1 Effective Date, not to exceed the sum of (a) $400,000,000 plus (b) amounts necessary to backstop or cash collateralize, or to replace, existing letters of credit issued for the account of the Amendment No. 1 Acquired Business outstanding on the Amendment No. 1 Effective Date, plus (c) amounts necessary to fund certain original issue discount or fees, provided that, without limitation, Letters of Credit may be issued on the Amendment No. 1 Effective Date to backstop or replace the letters of credit referred to in clause (b).
“Amendment No. 1 Specified Representations” means those representations and warranties made by Holdings and the Borrower in Sections 5.01(a) (with respect to organizational existence only), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.04, 5.13, 5.16, 5.17 (with respect to the use of proceeds of the Loans not in violation of the FCPA and OFAC) and 5.18.
“Amendment No. 1 Transaction Expenses” means any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the Amendment No. 1 Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, including any amortization thereof in any period, including any amortization thereof in any period.
“Amendment No. 1 Transactions” means, collectively, the funding of the CoBank Term Loans under the CoBank Term Loan Facility, the receipt of the Incremental Commitments (as defined in Amendment No. 1) and funding of the Amendment No. 1 Revolving Borrowing, the Amendment No. 1 Refinancing, the Amendment No. 1 Equity Contribution, the consummation of the Amendment No. 1 Acquisition, including all payments to the holders of the Equity Interests of the Acquired Business in connection therewith, and the payment of the Amendment No. 1 Transaction Expenses.
“Amendment No. 2” means Amendment No. 2 to ABL Revolving Credit Agreement, dated as of June 6, 2024, entered into by the Administrative Agent.
“Amendment No. 3” means Amendment No. 3 to ABL Revolving Credit Agreement, dated as of February 26, 2025, by and among the Borrower, Holdings, the other Loan Parties party thereto, the Lenders and Issuing Banks party thereto and the Administrative Agent.
“Amendment No. 3 Effective Date” shall have the meaning assigned to such term in Amendment No. 3. The Amendment No. 3 Effective Date shall be February 26, 2025.
“Amendment No. 3 Lead Arrangers and Bookrunners” means Barclays, Canadian Imperial Bank of Commerce and Regions Bank.
“Amendment No. 3 Transactions” shall have the meaning assigned to such term in Amendment No. 3.
“Annual Financial Statements” means the audited consolidated balance sheets of the Company as of December 31, 2020, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the Company for the fiscal year then ended.
“Applicable Commitment Fee” means a percentage per annum that shall be equal to,
(a)
for each day from the Closing Date until the last day of the first full fiscal quarter completed after the Closing Date, 0.375% per annum, and
(b)
thereafter, for each Fiscal Quarter or portion thereof, the applicable rate per annum set forth below under the caption “Applicable Commitment Fee” based upon the Average Usage for the preceding Fiscal Quarter then-ended:

Category	Average Usage	Applicable Commitment Fee
Category 1	Less than 50%	0.375%
Category 2	Greater than or equal to 50%	0.25%

provided that the Applicable Commitment Fee shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Usage in accordance with the table above.

“Applicable Creditor” has the meaning specified in Section 2.21(b).
“Applicable Decimal Place” has the meaning specified in Section 1.04.
“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity.”
“Applicable Rate” means~~:~~,
(x) with respect to any Tranche 1 Revolving Loans,

(a) for any day from the Closing Date until the last day of the first full fiscal quarter completed after the Closing Date, a percentage per annum equal to, (i) for Term Benchmark Loans and Daily Simple SOFR Loans, 1.75% and (ii) for Base Rate Loans, 0.75%;

(b) thereafter, for any day, the applicable rate per annum set forth below under the caption “Base Rate Spread” or “Term Benchmark/Daily Simple SOFR Spread”, respectively, based upon the Average Historical First Out Excess Availability of the Borrower and Co-Borrowers as of the most recent Adjustment Date prior to such day, expressed as a percentage of the First Out Line Cap:

Category	Average Historical First Out Excess Availability as a Percentage of the First Out Line Cap	Term Benchmark/Daily Simple SOFR Spread	Base Rate Spread
Category 1	Above or equal to 66 2/3%	1.50%	0.50%
Category 2	Less than 66 2/3% and above or equal to 33 1/3%	1.75%	0.75%
Category 3	Less than 33 1/3%	2.00%	1.00%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Historical First Out Excess Availability in accordance with the table above; provided that if a Borrowing Base Certificate is not delivered when required pursuant to Section 6.02(d), the “Applicable Rate” shall be the applicable rate per annum set forth above in Category 3 until a Borrowing Base Certificate is delivered in compliance with Section 6.02(f)~~.~~; and

(y) with respect to any FILO Loans from and after the Amendment No. 3 Effective Date, a percentage per annum equal to, (i) for Term Benchmark Loans and Daily Simple SOFR Loans, 2.75% and (ii) for Base Rate Loans, 1.75%;

“Applicable SOFR Adjustment” means, for any calculation with respect to a SOFR Loan, a percentage per annum as set forth below:
(a) with respect to Daily Simple SOFR Loans, 0.10%; and
(b) with respect to Term SOFR Loans, 0.10%.
“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate or branch of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D or any other form approved by the Administrative Agent.
“Attorney Costs” means all reasonable and documented in reasonable detail fees, expenses, charges and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.04(b)(iii).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 11.01(f)(iv).

“Average Historical First Out Excess Availability” means, at any Adjustment Date, the quotient, expressed as a percentage obtained by dividing (a) the average daily Specified First Out Excess Availability for the Fiscal Quarter immediately preceding such Adjustment Date (with the Tranche 1 Borrowing Base at such time for any such day used to determine “Specified First Out Excess Availability”, calculated by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or prior to such day pursuant to Section 6.02(f)) by (b) the average daily First Out Line Cap for such Fiscal Quarter.
“Average Usage” shall mean, at any Adjustment Date, the average utilization of Revolving Commitments of a Class (expressed as a percentage) for the fiscal quarter immediately preceding such Adjustment Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Products Reserves” means all reserves established by the Administrative Agent in its Permitted Discretion for Cash Management Obligations and Secured Hedge Agreements then outstanding, which amount may be increased with respect to any existing Cash Management Obligation and Secured Hedge Agreement by further written notice from such Cash Management Bank or Hedge Bank to the Administrative Agent from time to time in the manner provided in the definition of Reserved Secured Cash Management Obligations or Reserved Secured Hedge Obligations, as applicable.
“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. § 101, et seq.), as amended from time to time.
“Barclays” has the meaning specified in the introductory paragraph to this Agreement.
“Base Rate” means for any day a fluctuating rate per annum equal to:
(1) with respect to Loans denominated in Dollars, the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest last quoted by the Wall Street Journal as the “prime rate” in the United States, and (c) Term SOFR published on such day (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month (taking into account any “floor” under the definition of “Term SOFR”) plus 1.00%; provided that, if any of the above rates shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
(2) with respect to Loans denominated in Canadian Dollars, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto, Ontario time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) Adjusted Term CORRA for a one-month Interest Period as published two (2) Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1.0% per annum; provided that if any of the above rates shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Adjusted Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Adjusted Term CORRA, respectively.

“Base Rate Loan” means a Loan denominated in Dollars or Canadian Dollars that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 11.01(f).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR, or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)
in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.01(f) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 11.01(f).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Blocked Account Agreement” has the meaning specified in Section 6.19(b).
“Blocked Accounts” has the meaning specified in Section 6.19(b).
“BMO” has the meaning specified in the introductory paragraph to this Agreement.
“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.
“Borrower” means, (i) immediately prior to the consummation of the Merger, the Initial Borrower, (ii) immediately after the consummation of the Merger, the Company, together with their successors and assigns permitted hereunder.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, having the same Interest Period.

~~“Borrowing Base” means, at any time, an amount equal to (a) the Accounts Receivable Component, plus (b) the Inventory Component, plus (c) the Qualified Cash Component, minus (d) the amount of all Reserves in effect as of such date of determination, as the same may at any time and from time to time be established in accordance with Section 2.22; provided that the Qualified Cash Component shall not exceed 15.0% of the Borrowing Base. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.02(d) and Reserves established pursuant to Section 2.22; provided, further, that the inclusion in the Borrowing Base of any assets or other property acquired in connection with a transaction described in Section 6.11(a) shall be subject to the Borrower’s compliance with Section 6.11(a) within the time periods set forth therein.~~

“Borrowing Base” means the Tranche 1 Borrowing Base plus the FILO Borrowing Base.
“Borrowing Base Certificate” means a certificate from the senior vice president (finance), chief financial officer, treasurer, manager of treasury activities or assistant treasurer or other officer with equivalent duties of the Borrower in substantially the form of Exhibit K, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Borrower and the Administrative Agent or such other form which is acceptable to the Administrative Agent in its reasonable discretion, and with such changes therein as may be required by the Administrative Agent in its Permitted Discretion to reflect the components of and Reserves against the Borrowing Base, as provided for hereunder from time to time, together with appropriate exhibits, schedules, supporting documentation and additional reports as reasonably requested by the Administrative Agent.
“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office is located (which, as of the date of this Agreement, is New York, New York), (b) if such day relates to any interest rate settings as to a Term Benchmark Loan or Letter of Credit denominated in Dollars, any fundings, disbursements, settlements and payments in respect of any such Term Benchmark Loan or Letter of Credit, or any other dealings to be carried out pursuant to this Agreement in respect of any such Term Benchmark Loan or Letter of Credit, means any such day which is a U.S. Government Securities Business Day and (c) if such day relates to any interest rate settings as to a Term Benchmark Loan or Letter of Credit denominated in an Alternative Currency (other than Canadian Dollars), any fundings, settlements, payments and disbursements in such Alternative Currency, or any other dealings in such Alternative Currency to be carried out pursuant to this Agreement in respect of any such Term Benchmark Loan or Letter of Credit, means any such day described in clause (a) above which is also a day on which dealings in deposits in such Alternative Currency are conducted by and between banks in the London interbank market and (other than any date that relates to any interest rate setting in respect of such Alternative Currency) any such day on which banks are open for foreign exchange business in the principal financial center of the country of such Alternative Currency; and (c) if such date relates to any interest rate settings as to a Loan denominated in Canadian Dollars, any day except Saturday, Sunday and any day which shall be in Toronto, Ontario a statutory holiday or a day in which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario.
“Canadian Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (x) if the then-current Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark, as applicable, pursuant to this Agreement as of such date.
“Canadian Benchmark” means, initially, Term CORRA; provided that if a replacement of the Canadian Benchmark has occurred pursuant to Section 11.01(g), then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Canadian Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Canadian Benchmark Replacement” means, for any Canadian Available Tenor, the sum of (1) the alternate benchmark rate and (2) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Canadian Available Tenor of such Canadian Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Canadian Relevant Governmental Body, for Canadian Dollar-denominated syndicated credit facilities at such time;

provided that, if the Canadian Benchmark Replacement as determined pursuant to the paragraph above would be less than the Floor, the Canadian Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Canadian Benchmark Replacement Conforming Changes” means, with respect to any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Canadian Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Canadian Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Canadian Benchmark Transition Event” means, with respect to any then-current Canadian Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Canadian Benchmark, the regulatory supervisor for the administrator of such Canadian Benchmark, the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark, a resolution authority with jurisdiction over the administrator for such Canadian Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Canadian Available Tenors of such Canadian Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark or (b) all Canadian Available Tenors of such Canadian Benchmark are or will no longer be representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored.
“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Canadian Tax Act.
“Canadian Dollars” and “C$” shall mean the lawful currency of Canada.
“Canadian Loan Party” means each Loan Party organized under the Laws of Canada or any province or territory thereof.
“Canadian Multi-Employer Pension Plan” means a multi-employer plan within the meaning of the regulations under the Canadian Tax Act and applicable pension standards legislation in Canada to which a Loan Party contributes for its employees or former employees employed in Canada.
“Canadian Pension Plan” means a “registered pension plan”, as such term is defined in subsection 248(1) of the Canadian Tax Act, which is or was sponsored, administered or contributed to, or required to be contributed to, by Holdings or any of its subsidiaries (including, for greater certainty, Domtar

Inc. or any of its subsidiaries and any other Loan Party or any of its subsidiaries) for its employees or former employees in Canada, but does not include any Canadian Multi-Employer Pension Plan, the Canada Pension Plan or the Quebec Pension Plan, as maintained by the Government of Canada or the Province of Quebec, respectively.
“Canadian Pension Plan Event” means (a) a contribution or premium required to be paid to or in respect of any Canadian Defined Benefit Pension Plan or Canadian Multi-Employer Pension Plan not having been paid in a timely fashion in accordance with the terms thereof and all applicable law, or any taxes, penalties or fees owing or exigible under any Canadian Defined Benefit Pension Plan or Canadian Multi-Employer Pension Plan beyond the date permitted for payment of same; (b) the winding-up or termination of a Canadian Defined Benefit Pension Plan or the occurrence of an event respecting any Canadian Defined Benefit Pension Plan which would entitle or could reasonably be expected to entitle any Person to wind-up or terminate any Canadian Defined Benefit Pension Plan, or which could reasonably be expected to adversely affect the tax status thereof; (c) any statutory deemed trust or Lien arises in respect of a Canadian Defined Benefit Pension Plan or Canadian Multi-Employer Pension Plan; (d) the withdrawal from a Canadian Multi-Employer Pension Plan or similar plan under applicable federal or provincial pension benefits or standards legislation in Canada where contribution obligations arise as a result of the withdrawal; or (e) the occurrence of an improper withdrawal or transfer of assets from any Canadian Defined Benefit Pension Plan or Canadian Multi-Employer Pension Plan.
“Canadian Priority Payables Reserve” shall mean, on any date of determination, reserves established by the Administrative Agent in its Permitted Discretion which reflect amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to or pari passu with the Collateral Agent’s Liens, including amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, Tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits), income tax, workers compensation, government royalties, pension fund obligations including employee and employer pension plan contributions (including “normal cost”, “special payments” and any other payments in respect of any funding deficiencies or shortfalls), overdue rents or Taxes, and other statutory or other claims that have or may have priority over, or rank pari passu with, with the Collateral Agent’s Liens.
“Canadian Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.
“Canadian Security Agreement” means, collectively, the ABL Canadian Security Agreement and each deed of hypothec executed by the applicable Loan Parties, together with each Canadian Security Agreement Supplement executed and delivered pursuant to Section 6.11.
“Canadian Security Agreement Supplement” has the meaning specified in the Canadian Security Agreement.
“Canadian Subsidiary” means any Subsidiary that is organized under the Laws of Canada or any province or territory thereof.
“Canadian Tax Act” means the Income Tax Act (Canada), and the regulations promulgated thereunder.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
“Capitalized Leases” means all capital or financing leases that have been or are required to be, in accordance with GAAP as in effect on the Closing Date (including the Borrower’s adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842)), recorded as capital or financing leases; provided that (i) for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP as in effect on the Closing Date (including the Borrower’s adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842)) and (ii) in no event shall an operating lease or a lease that would have been an operating lease prior to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) be considered a Capitalized Lease.
“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Collateral Account” means an account held at, and subject to the sole dominion and control of, the Collateral Agent.
“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Swing Line Lender or an Issuing Bank, as applicable (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Dominion Period” means (a) each period beginning on the occurrence of a Specified ABL Event of Default until such Specified ABL Event of Default has been cured or waived and (b) each period beginning on the date that ~~Specified~~ Excess Availability shall have been less than the greater of (x) 10.0% of the Total Line Cap and (y) $~~87,500,000~~99,750,000 for five consecutive Business Days and ending on the date that ~~Specified~~ Excess Availability shall have been at least the greater of (x) 10.0% of the Total Line Cap and (y) $~~87,500,000~~99,750,000 for 20 consecutive calendar days (this clause (b), a “Liquidity Condition”). Notwithstanding anything to the contrary herein or in any other Loan Document, the Credit Extensions made on the Closing Date shall not be deemed to give rise to a Liquidity Condition unless and until a Credit Extension is made after the Closing Date and a Liquidity Condition subsequently occurs.
“Cash Equivalents” means any of the following types of Investments (including for the avoidance of doubt, cash), to the extent owned by the Borrower or any Restricted Subsidiary:
(a)
Dollars, Canadian Dollars, Euros and each Alternative Currency;
(b)
local currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business and not for speculation;
(c)
readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government, the Government of Canada or of any Canadian province, or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(d)
certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment);
(e)
repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (h) below entered into with any financial institution meeting the qualifications specified in clause (d) above;
(f)
commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof;
(g)
marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(h)
readily marketable direct obligations issued by any state, commonwealth or territory of the United States, any Canadian province or the Government of Canada, or any political subdivision or taxing authority thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 12 months or less from the date of acquisition;
(i)
Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(j)
investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (i) above; and
(k)
solely with respect to any Captive Insurance Subsidiary, any investment that a Captive Insurance Subsidiary is not prohibited to make in accordance with applicable Law.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a jurisdiction outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (k) above in foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (k) above and in this paragraph. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) or (b) above; provided that such amounts, except amounts used to pay obligations of the Borrower or any Restricted Subsidiary denominated in any currency other than Dollars or an Alternative Currency in the ordinary course of business, are converted into Dollars or an Alternative Currency as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Bank” means any Person that is a Lender or Agent or an Affiliate or branch of a Lender or Agent (a) on the Closing Date (with respect to any Cash Management Services entered into prior to the Closing Date), (b) at the time it initially provides any Cash Management Services to the Borrower or any Restricted Subsidiary, or (c) at the time that the Person to whom the Cash Management Services are provided is merged or amalgamated with the Borrower or becomes or is merged or amalgamated with a Restricted Subsidiary (with respect to any Cash Management Services entered into prior to the date of such merger or amalgamation or such Person becoming a Restricted Subsidiary), in each case whether or not such Person subsequently ceases to be a Lender or Agent or an Affiliate or branch of a Lender or Agent.
“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services and designated by the Cash Management Bank and the Borrower in writing to the Administrative Agent as “Cash Management Obligations” (but only if such Cash Management Services have not been designated as “Cash Management Obligations” under the Term Loan Credit Agreement or the CoBank Term Loan Credit Agreement).
“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.
“Casualty Event” means any event that gives rise to the receipt by a Loan Party of any property or casualty insurance proceeds or any condemnation or expropriation awards, in each case, in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change in Law” means the occurrence, after the Closing Date, of any of the following:
(a)
the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the date of this Agreement of a law, rule, regulation or treaty adopted prior to the date of this Agreement),
(b)
any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or
(c)
the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

It is understood and agreed that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any compliance by a Lender with any and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof or relating thereto and (ii) all requests, rules, guidelines, requirements or directives issued by any United States or foreign regulatory authority in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) in each case pursuant to Basel III, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the Closing Date and a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means the earliest to occur of:
(a)
either:
(i)
at any time prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), in the aggregate, directly or indirectly, a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (or Successor Holdings, if applicable) or any Parent Entity; or
(ii)
any Person (other than a Permitted Holder) or Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Equity Interests representing more than forty percent (40%) of the aggregate ordinary voting power represented by the then issued and outstanding Equity Interests of Holdings (or Successor Holdings, if applicable) and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of Holdings (or Successor Holdings, if applicable) beneficially owned (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate by the Permitted Holders, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election 50% or more of the Board of Directors of either (1) Holdings (or Successor Holdings, if applicable) or (2) a Parent Entity;
(b)
the Borrower ceasing to be a direct wholly owned Subsidiary of Holdings (or Successor Holdings, if applicable); and
(c)
a Change of Control or similar event occurring under the Senior Secured Notes Indenture, the Term Loan Credit Agreement or the CoBank Term Loan Credit Agreement.
“Change of Control Offer” has the meaning assigned to such term in the Indenture governing the Existing Notes.
“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche 1 Revolving Loans, FILO Loans, Swing Line Loans, Protective Advances or Extended Revolving Loans, (b) any Commitment, refers to whether such Commitment is a Commitment in respect of Tranche 1 Revolving Loans, FILO Loans, Swing Line Loans or a Commitment in respect of a Class of Loans to be made pursuant to an Extension Amendment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. A FILO Tranche, including the FILO Loans and FILO Commitments established pursuant to Amendment No. 3, will be treated as a separate Class of Loans or Commitments, as applicable, under this Agreement.
“Closing Date” means November 30, 2021.
“Closing Date ABL Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date, by and among the Collateral Agent, each Debt Representative under the Senior Secured Notes Indenture and the Term Loan Credit Agreement, and each additional representative from time to time party thereto, as acknowledged by the Loan Parties, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.
“Closing Date EBITDA” means $415,000,000.
“Closing Date First Lien Net Leverage Ratio” means 3.70 to 1.00.
“Closing Date Refinancing” has the meaning specified in the preliminary statements to this Agreement.
“Closing Date Secured Net Leverage Ratio” means 3.70 to 1.00.
“Closing Date Total Net Leverage Ratio” means 3.70 to 1.00.
“Co-Borrower” has the meaning specified in Section 1.10.
“Co-Borrower Effective Date” has the meaning specified in Section 1.10.

“Co-Investor” means any of (a) the assignees, if any, of the equity commitments of Jackson Wijaya who became holders of Equity Interests in Holdings (or any of the direct or indirect parent companies of Holdings) on the Closing Date in connection with the Acquisition and (b) the transferees, if any, that acquired, within 45 days of the Closing Date, any Equity Interests in Holdings (or any of the direct or indirect parent companies of Holdings) held by Jackson Wijaya as of the Closing Date; provided, that Co-Investors under this clause (b) (A) do not in the aggregate hold more than 49.9% of the ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (or any of the direct or indirect parent companies of Holdings) and (B) shall have been identified to the Administrative Agent in writing prior to the Closing Date.

“CoBank Term Loan” has the meaning assigned to the term “Term Loan” in the CoBank Term Loan Credit Agreement (as in effect on the Amendment No. 1 Effective Date).
“CoBank Term Loan Agent” means CoBank ACB, in its capacity as administrative agent and collateral agent in respect of the CoBank Term Loan Credit Agreement, together with its successors and assigns in such capacity, or any successor administrative agent and/or collateral agent under the CoBank Term Loan Documents.
“CoBank Term Loan Credit Agreement” means the term loan credit agreement, to be entered into as of the Amendment No. 1 Effective Date, among Holdings, the Borrower, the lenders party thereto and the CoBank Term Loan Agent, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“CoBank Term Loan Documents” means the CoBank Term Loan Credit Agreement and the other “Loan Documents” as defined in the CoBank Term Loan Credit Agreement, as each such document may be amended, restated, supplemented or otherwise modified from time to time.
“CoBank Term Loan Facility” means any “Facility” as defined in the CoBank Term Loan Credit Agreement (as in effect on the Amendment No. 1 Effective Date).
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all the “Collateral” (or equivalent term, including “hypothecated property”) as defined in any Collateral Document and all other property that is subject or purported to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Collateral Document, but in any event excluding all Excluded Assets.
“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.
“Collateral Access Agreement” means a landlord waiver or other agreement, in a form as shall be reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any premises where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time..
“Collateral Documents” means, collectively, the Security Agreement, Canadian Security Agreement, the Intellectual Property Security Agreements, the Security Agreement Supplements, the Canadian Security Agreement Supplements, security agreements, deeds of hypothec or other similar agreements delivered to the Agents and the Lenders pursuant to Sections 4.01(a), 6.11, 6.12 or 6.15, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Commitment Letter” means the Second Amended and Restated Commitment Letter, dated as of June 10, 2021, by and among the Initial Borrower, Barclays Bank PLC, Bank of Montreal, BMO Capital Markets Corp., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.
“Commitment Parties” has the meaning specified in the Commitment Letter.
“Commitments” means the Tranche 1 Revolving Commitments and any commitments to make loans in respect of a FILO Tranche hereunder, including the FILO Commitments established pursuant to Amendment No. 3.
“Committed Loan Notice” means a notice of a Borrowing pursuant to Article II, which, if in writing, shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” has the meaning specified in the preliminary statements to this Agreement.

“Company Person” means any future, current or former officer, director, manager, member, member of management, employee, consultant or independent contractor of the Borrower, any Subsidiary, Holdings or any Parent Entity.
“Company Specified Representations” means those representations and warranties made by the Borrower, including with respect to each of its Subsidiaries that is required to become a Guarantor upon the consummation of the Acquisition, in Sections 5.01(a) (with respect to organizational existence only), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.04, 5.13, 5.16, 5.17 (with respect the use of proceeds of the Loans not in violation of the FCPA and OFAC) and 5.18.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Concentration Account” has the meaning specified in Section 6.19(b).
“Conforming Changes” means, with respect to either the use or administration of any Term Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” means, with respect to any Person for any Test Period, the Consolidated Net Income of such Person for such Test Period:
(a)
increased, without duplication, by the following items (solely to the extent deducted (and not excluded) in calculating Consolidated Net Income, other than in respect of the proviso in clause (i) below and clauses (ii)(B), (xi), (xix) and (xx) below) of such Person and its Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP:
(i)
interest expense, including (A) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness (which, in each case, will be deemed to accrue at the interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligations or Attributable Indebtedness), (B) commissions, discounts and other fees, charges and expenses owed with respect to letters of credit, bankers’ acceptance financing, surety and performance bonds and receivables financings, (C) amortization and write-offs of deferred financing fees, debt issuance costs, debt discounts, commissions, fees, premium and other expenses, as well as expensing of bridge, commitment or financing fees, (D) payments made in respect of hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (E) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person or a wholly-owned Restricted Subsidiary) in connection with Indebtedness incurred by such plan or trust, (F) all interest paid or payable with respect to discontinued operations, (G) the interest portion of any deferred payment obligations, (H) all interest on any Indebtedness that is (x) Indebtedness of others secured by any Lien on property owned or acquired by such Person or its Restricted Subsidiaries, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property or (y) contingent obligations in respect of Indebtedness; provided that such interest expense shall be calculated after giving effect to Hedge Agreements related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to such Hedge Agreements and (I) fees and expenses paid to the Administrative Agent (in its capacity as such and for its own account) pursuant to the Loan Documents and fees and expenses paid to the administrative agent, the collateral agent, trustee or other similar Persons for any other Indebtedness permitted by Section 7.03; provided further that, when determining such interest expense in respect of any Test Period ending prior to the first anniversary of the Closing Date, such interest expense will be calculated by multiplying the aggregate amount of such interest expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such Test Period; plus
(ii)
taxes based on gross receipts, income, profits or revenue or capital, franchise, excise, property, commercial activity, sales, use, unitary or similar taxes, and foreign withholding taxes, including (A) penalties and interest and (B) tax distributions made to any direct or indirect holders of Equity Interests of such Person in respect of any such taxes attributable to such Person and/or its Restricted Subsidiaries or pursuant to a tax sharing arrangement or as a result of a tax distribution or repatriated fund; plus
(iii)
depreciation expense and amortization expense (including amortization and similar charges related to goodwill, customer relationships, trade names, databases, technology, software, internal labor costs, deferred financing fees or costs and other intangible assets); plus
(iv)
non-cash items (provided that if any such non-cash item represents an accrual or reserve for potential cash items in any future period, (x) the Borrower may determine not to add back such non-cash item in the current Test Period, (y) to the extent the Borrower decides to add back such non-cash expense or charge, the cash payment in respect thereof in such future period will be subtracted from Consolidated Adjusted EBITDA in such future period), including the following: (A) non-cash expenses in connection with, or resulting from, stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights, (B) non-cash currency translation losses related to changes in currency exchange rates (including re-measurements of Indebtedness (including intercompany Indebtedness) and any net non-cash loss resulting from hedge agreements for currency exchange risk), (C) non-cash losses, expenses, charges or negative adjustments attributable to the movement in the mark-to-market valuation of hedge agreements or other derivative instruments, including the effect of FASB Accounting Standards Codification 815 and

International Accounting Standard No. 9 and their respective related pronouncements and interpretations, (D) non-cash charges for deferred tax asset valuation allowances, (E) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities, (F) any non-cash charges or losses resulting from any purchase accounting adjustment or any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investments either existing or arising after the Closing Date, (G) all non-cash losses from Investments either existing or arising after the Closing Date recorded using the equity method and (H) the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes and (z) any non-cash interest expense; plus
(v)
unusual, extraordinary, infrequent or non-recurring items, whether or not classified as such under GAAP; plus
(vi)
charges, costs, losses, expenses or reserves related to: (A) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) strategic and/or business initiatives, business optimization (including costs and expenses relating to business optimization programs, which, for the avoidance of doubt, shall include, without limitation, implementation of operational and reporting systems and technology initiatives; strategic initiatives; retention; severance; systems establishment costs; systems conversion and integration costs; contract termination costs; recruiting and relocation costs and expenses; costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans; costs to start-up, pre-opening, opening, closure, transition and/or consolidation of distribution centers, operations, officers and facilities) including in connection with the Transactions and any Permitted Investment, any acquisition or other investment consummated prior to the Closing Date and new systems design and implementation, as well as consulting fees and any one-time expense relating to enhanced accounting function, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) signing, retention and completion bonuses, (E) severance, relocation or recruiting, (F) public company registration, listing, compliance, reporting and related expenses, (G) charges and expenses incurred in connection with litigation (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general), and (H) expenses incurred in connection with casualty events or asset sales outside the ordinary course of business; plus
(vii)
all (A) costs, fees and expenses relating to the Transactions, (B) costs, fees and expenses (including diligence and integration costs) incurred in connection with (x) investments in any Person, acquisitions of the Equity Interests of any Person, acquisitions of all or a material portion of the assets of any Person or constituting a line of business of any Person, and financings related to any of the foregoing or to the capitalization of any Loan Party or any Restricted Subsidiary or (y) other transactions that are out of the ordinary course of business of such Person and its Restricted Subsidiaries (in each case of clause (x) and (y), including transactions considered or proposed but not consummated), including Permitted Equity Issuances, Investments, acquisitions, dispositions, recapitalizations, mergers, amalgamations, option buyouts and the incurrence, modification or repayment of

Indebtedness (including all consent fees, premium and other amounts payable in connection therewith) and (C) non-operating professional fees, costs and expenses; plus
(viii)
items reducing Consolidated Net Income to the extent (A) covered by a binding indemnification or refunding obligation or insurance to the extent actually paid or reasonably expected to be paid, (B) paid or payable (directly or indirectly) by a third party that is not a Loan Party or a Restricted Subsidiary (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a contribution to equity capital of such Person by a third party that is not a Loan Party or a Restricted Subsidiary or (C) such Person is, directly or indirectly, reimbursed for such item by a third party; plus
(ix)
the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities and expenses paid, payable or accrued in such Test Period (including any termination fees payable in connection with the early termination of management and monitoring agreements); plus
(x)
the effects of purchase accounting, fair value accounting or recapitalization accounting (including the effects of adjustments pushed down to such Person and its Subsidiaries) and the amortization, write-down or write-off of any such amount; plus
(xi)
proceeds of business interruption insurance actually received (to the extent not counted in any prior period in anticipation of such receipt) or, to the extent not counted in any prior period, reasonably expected to be received; plus
(xii)
minority interest expense consisting of income attributable to Equity Interests held by third parties in any non-wholly-owned Restricted Subsidiary; plus
(xiii)
all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests of such Person or any direct or indirect parent thereof in connection with, or as a result of, any distribution being made to equity holders of such Person or any direct or indirect parent thereof, including (A) payments made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution, and (B) all dividend equivalent rights owed pursuant to any compensation or equity arrangement; plus
(xiv)
expenses, charges and losses resulting from the payment or accrual of indemnification or refunding provisions, earn-outs and contingent consideration obligations; bonuses and other compensation paid to employees, directors or consultants; and payments in respect of dissenting shares and purchase price adjustments; in each case, made in connection with a Permitted Investment or other transactions disclosed in the documents referred to in clause ((xix)) below; plus
(xv)
any losses from abandoned, closed, disposed or discontinued operations or operations that are anticipated to become abandoned, closed, disposed or discontinued; plus

(xvi)
(A) any costs or expenses (including any payroll taxes) incurred by the Borrower or any Restricted Subsidiary in such Test Period as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan (including (1) any post-employment benefit scheme to which the relevant pension trustee has agreed, (2) as a result of curtailments or modifications to pension and post-retirement employee benefit plans and (3) without limitation, compensation arrangements with holders of unvested options entered into in connection with a permitted Restricted Payment), any stock subscription, stockholders or partnership agreement, any payments in the nature of compensation or expense reimbursement made to independent board members, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase and (B) any costs or expenses incurred in connection with the rollover, acceleration or payout of Equity Interests held by management of Holdings (or any Parent Entity, the Borrower and/or any Restricted Subsidiary); plus
(xvii)
the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing; plus
(xviii)
the cumulative effect of a change in accounting principles; plus
(xix)
addbacks reflected in the Model in connection with the Transactions or the quality of earnings report delivered to the Lead Arrangers in connection with the Transactions; plus
(xx)
the amount of “run rate” cost savings, operating expense reductions and other cost synergies that are projected by the Borrower in good faith to result from actions taken, committed to be taken or expected to be taken no later than 36 months after the end of such Test Period (which amounts will be determined by the Borrower in good faith and calculated on a pro forma basis as though such amounts had been realized on the first day of the Test Period for which Consolidated Adjusted EBITDA is being determined), net of the amount of actual benefits realized during such Test Period from such actions; provided that, in the good faith judgment of the Borrower such cost savings are reasonably identifiable, reasonably anticipated to be realized and factually supportable (it being agreed such determinations need not be made in compliance with Regulation S-X or other applicable securities law); plus
(xxi)
to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA for any previous period and not added back; plus
(xxii)
[reserved]; plus

(xxiii)
the amount of any contingent payments in connection with the licensing of intellectual property or other assets; plus
(xxiv)
Public Company Costs; plus
(xxv)
the amount of fees, expense reimbursements and indemnities paid to directors and/or members of advisory boards, including directors of Holdings or any other Parent Entity; plus
(xxvi)
any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization or such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; plus
(xxvii)
payments made pursuant to Earnouts and Unfunded Holdbacks; and
(b)
decreased, without duplication, by the following items of such Person and its Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP (solely to the extent increasing Consolidated Net Income):
(i)
any amount which, in the determination of Consolidated Net Income for such period, has been included for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); plus
(ii)
the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash charge that is accounted for in a prior period and that was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and that does not otherwise reduce Consolidated Net Income for the current period; plus
(iii)
the excess of actual cash rent paid over rent expense during such period due to the use of straight-line rent for GAAP purposes; plus
(iv)
the amount of any income or gain associated with any Restricted Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party; plus
(v)
any net income from disposed or discontinued operations; plus
(vi)
any unusual, extraordinary, infrequent or non-recurring gains.

Notwithstanding the foregoing, the Consolidated Adjusted EBITDA (i) for the fiscal quarter ending September 30, 2020 shall be $87,000,000, (ii) for the fiscal quarter ending December 31, 2020 shall be $91,000,000, (iii) for the fiscal quarter ending March 31, 2021 shall be $79,000,000 and (iv) for the fiscal quarter ending June 30, 2021 shall be $158,000,000, in each case, as such amounts may be adjusted pursuant to the foregoing provisions and other pro forma adjustments permitted by this Agreement (including as necessary to give Pro Forma Effect to any Specified Transaction).

“Consolidated Capital Expenditures” means, for any period, the aggregate amount of all expenditures of the Borrower and its Restricted Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included as additions to property, plant and equipment in the consolidated statement of cash flows of the Borrower. Notwithstanding the foregoing, Consolidated Capital Expenditures shall not include:
(a)
the purchase price of property, plant, equipment or software in an amount equal to the proceeds of asset dispositions of fixed or capital assets that are not required to be applied to prepay the Term Loans pursuant to Section 2.07(b)(ii) of the Term Loan Credit Agreement (as in effect on the Closing Date) or to prepay any other Pari Passu Lien Debt;
(b)
expenditures made with tenant allowances received by the Borrower or any of its Subsidiaries from landlords in the ordinary course of business and subsequently capitalized;
(c)
any amounts spent in connection with Investments permitted pursuant to Section 7.02, Permitted Acquisitions and expenditures made in connection with the Transactions;
(d)
expenditures financed with the proceeds of an issuance of capital stock of any parent company of the Borrower, or any cash capital contribution to the Borrower;
(e)
expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary to the extent neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period);
(f)
any expenditures which are contractually required to be, and are, advanced or reimbursed to the Borrower or any Restricted Subsidiary in cash by a third party (including landlords) during such period of calculation;
(g)
the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (ii) such book value shall have been included in capital expenditures when such asset was originally acquired;
(h)
that portion of interest on Indebtedness incurred for capital expenditures which is paid in cash and capitalized in accordance with GAAP;
(i)
expenditures made in connection with the replacement, substitution, restoration, upgrade, development or repair of assets to the extent financed with (x) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced;

(j)
in the event that any equipment is purchased simultaneously with the trade-in of existing equipment, the gross amount of the credit granted by the seller of such equipment for the equipment being traded in at such time;
(k)
expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than the Borrower or any Restricted Subsidiary during the same Fiscal Year in which such expenditures were made pursuant to a sale leaseback transaction to the extent of the cash proceeds received by the Borrower or Restricted Subsidiary pursuant to such sale leaseback that are not required to prepay the Term Loans pursuant to Section 2.07(b)(ii) of the Term Loan Credit Agreement (as in effect on the Closing Date) or to prepay any other Pari Passu Lien Debt; or
(l)
the Transactions.
“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding (a) any amount not paid or payable currently in cash and (b) Transaction Expenses otherwise included in Consolidated Interest Expense.
“Consolidated Interest Expense” means, for any Test Period, the sum of:
(a)
cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and the Restricted Subsidiaries with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, plus
(b)
non-cash interest expense resulting solely from the amortization of original issue discount from the issuance of Indebtedness of the Borrower and the Restricted Subsidiaries (excluding Indebtedness borrowed under this Agreement, the Term Loan Credit Agreement or the Senior Secured Notes in connection with and to finance the Transactions) at less than par, plus
(c)
pay-in-kind interest expense of the Borrower and the Restricted Subsidiaries payable pursuant to the terms of the agreements governing such debt for borrowed money;

but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clause (b) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) incurred in connection with any receivables financing (including any Qualified Securitization Financing), (v) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (vi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions, (vii) penalties and interest relating to taxes, (viii) accretion or accrual of discounted liabilities not constituting Indebtedness, (ix) interest expense attributable to a direct or indirect Parent Entity resulting from push-down accounting, (x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting and (xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Acquisition Transaction or other Investment, all as calculated on a consolidated basis in accordance with GAAP. For the avoidance of doubt, (i) interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries in respect of Swap Contracts relating to interest rate protection and (ii) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt minus (b) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date that is not Restricted.
“Consolidated Net Income” means, with respect to any Person for any Test Period, the Net Income of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such consolidated net income (to the extent otherwise included therein), without duplication:
(a)
the Net Income for such Test Period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that the Borrower’s or any Restricted Subsidiary’s equity in the Net Income of such Person shall be included in the Consolidated Net Income of the Borrower for such Test Period up to the aggregate amount of dividends or distributions or other payments in respect of such equity that are actually paid in cash (or to the extent converted into cash) by such Person to the Borrower or a Restricted Subsidiary, in each case, in such Test Period, to the extent not already included therein;
(b)
[reserved];
(c)
any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized by such Person or any of its Restricted Subsidiaries during such Test Period upon any asset sale or other disposition of any Equity Interests of any Person (other than any dispositions in the ordinary course of business) by such Person or any of its Restricted Subsidiaries;
(d)
gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such Test Period;
(e)
earnings (or losses), including any impairment charge, resulting from any reappraisal, revaluation or write-up (or write-down) of assets during such Test Period;
(f)
(i) unrealized gains and losses with respect to Hedge Agreements for such Test Period and the application of Accounting Standards Codification 815 (Derivatives and Hedging) and (ii) any after-tax effect of income (or losses) for such Test Period that result from the early extinguishment of (A) Indebtedness, (B) obligations under any Hedge Agreements or (C) other derivative instruments;
(g)
any extraordinary, infrequent, non-recurring or unusual gain (or extraordinary, infrequent, non-recurring or unusual loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by such Person or any of its Restricted Subsidiaries during such Test Period;

(h)
the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such Test Period;
(i)
after-tax gains (or losses) on disposal of disposed, abandoned or discontinued operations for such Test Period;
(j)
effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt and unfavorable or favorable lease line items in such Person’s consolidated financial statements pursuant to GAAP for such Test Period resulting from the application of purchase accounting in relation to the Transactions or any acquisition consummated prior to the Closing Date and any Permitted Acquisition or other Investment or the amortization or write-off of any amounts thereof, net of taxes, for such Test Period;
(k)
any non-cash compensation charge or expense for such Test Period, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges or expenses associated with the rollover, acceleration or payout of Equity Interests by, or to, management of such Person or any of its Restricted Subsidiaries in connection with the Transactions;
(l)
(i) Transaction Expenses incurred during such Test Period and (ii) any fees and expenses incurred during such Test Period, or any amortization thereof for such Test Period, in connection with any acquisition (other than the Transactions), Investment, disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt or equity instrument (in each case, including any such transaction whether consummated on, after or prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such Test Period as a result of any such transaction;
(m)
any expenses, charges or losses for such Test Period that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and
(n)
to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses for such Test Period with respect to liability or casualty events or business interruption.
“Consolidated Secured Net Debt” means, as of any date of determination, Consolidated Net Debt that is secured by a Lien on the Collateral outstanding as of such date, other than Capitalized Lease Obligations.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of third party Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis and as reflected on the face of a balance sheet prepared in accordance with GAAP (but excluding the effects of the application of purchase accounting in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereunder), consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (to the extent not cash collateralized), and obligations in respect of Capitalized Leases and purchase money obligations and debt obligations evidenced by promissory notes or debentures; provided that Consolidated Total Debt will not include Indebtedness in respect of (a) any Qualified Securitization Financing, (b) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit will not be counted as Consolidated Total Debt until three Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement will be counted)), (c) obligations under Hedge Agreements, (d) obligations in respect of cash management obligations, (e) purchase money obligations incurred in the ordinary course, trade payable and earn outs and similar obligations, (f) Indebtedness to the extent it has been cash collateralized, and (g) any lease obligations other than in respect of Capitalized Leases.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Indebtedness” means Indebtedness in an aggregate principal amount at the time of the incurrence thereof not to exceed an amount equal to 200.00% of the amount of any Permitted Equity Issuances during the period from and including the Business Day immediately following the Closing Date through and including the reference date that are Not Otherwise Applied.
“Control” has the meaning specified in the definition of “Affiliate.”
“Conversion/Continuation Notice” means a notice of (a) a conversion of Loans from one Type to another or (b) a continuation of Term Benchmark Loans, pursuant to Article II, which, if in writing, shall be substantially in the form of Exhibit A-3.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Covenant Trigger Event” means any date after the last day of the first full fiscal quarter ended after the Closing Date on which ~~Specified~~ Excess Availability shall be less than the greater of (a) 10% of the Total Line Cap and (b) $~~87,500,000~~99,750,000 at any time and continuing until ~~Specified~~ Excess Availability is equal to or exceeds the greater of (a) 10% of the Total Line Cap and (b) $~~87,500,000~~99,750,000 for thirty (30) consecutive calendar days; provided that such $~~87,500,000~~99,750,000 level shall automatically increase in proportion to the amount of any increase in the aggregate Revolving Commitments hereunder in connection with any Incremental Facility.
“Covered Entity” means any of the following:
(a)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R § 47.3(b); or
(c)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 11.26(b).
“Credit Agreement Refinancing Indebtedness” has the meaning assigned to such term in the Term Loan Credit Agreement (as in effect on the Closing Date).
“Credit Extension” means each of (i) the making of a Revolving Loan, Swing Line Loan or Protective Advance and (ii) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the stated amount of the relevant Letter of Credit).
“CS” has the meaning specified in the introductory paragraph to this Agreement.
“Cure Expiration Date” has the meaning specified in Section 8.02.

“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Canadian Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Canadian Benchmark Transition Event with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) (i) SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website plus (ii) the Applicable SOFR Adjustment and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.

“DDA” means any checking, demand deposit or other account maintained by the Loan Parties and used to receive or deposit payments, checks and other funds from customers and other payors, other than any Excluded Account.
“Debt Representative” means, with respect to any series of Indebtedness secured by a Lien that is subject to an Intercreditor Agreement, or is subordinated in right of payment to all or any part of the Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.00% per annum; provided that with respect to the outstanding principal amount of any Loan not paid when due, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.05(c)) plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that,
(a)
has failed to (i) fund all or any portion of its Loans, including participations in respect of Letters of Credit, Swing Line Loans or Protective Advances within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Swing Line Lender, the Issuing Banks or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit, Swing Line Loans or Protective Advances) within two Business Days of the date when due,
(b)
has notified the Borrower, the Administrative Agent, the Swing Line Lender or the Issuing Banks in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied),
(c)
has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or
(d)
the Administrative Agent or the Borrower has received notification that such Lender is, or has a direct or indirect parent entity that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) other than via an Undisclosed Administration, the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Federal or state regulatory authority acting in such a capacity or the like has been appointed for such Lender or its direct or indirect parent entity, or such Lender or its direct or indirect parent entity has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent entity thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Any determination by the Administrative Agent or the Borrower that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19) upon delivery of written notice of such determination to the Borrower, the Swing Line Lender, the Issuing Banks and each Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanctions.
“Designated Non-Cash Consideration” means the fair market value of any non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to the General Asset Sale Basket that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within one hundred eighty days following the consummation of the applicable Disposition).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition including any sale of Equity Interests in, or issuance of Equity Interests by, a Restricted Subsidiary (excluding Liens and including, for the avoidance of doubt, any Division) of any property by any Person.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition,

(a)
matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale as long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event is subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and Cash Collateralization of all Letters of Credit),
(b)
is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part,
(c)
provides for the scheduled payments of dividends that are required to be made only in cash, or
(d)
is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests,

in each case, prior to the Latest Maturity Date of the Loans at the time of issuance; provided that if such Equity Interests are issued pursuant to a plan for the benefit of one or more Company Persons or by any such plan to one or more Company Persons, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings, the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of a Company Person’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that is not Disqualified Equity Interests shall not be deemed to be Disqualified Equity Interests.

“Disqualified Lender” means,
(a)
the competitors of the Borrower and its Subsidiaries identified in writing by or on behalf of the Borrower (i) to the Lead Arrangers on or prior to the Closing Date, or (ii) to the Administrative Agent, from time to time on or after the Closing Date;
(b)
(i) any Persons that are engaged as principals primarily in private equity or venture capital (other than a bona fide debt fund affiliate of any of the Lead Arrangers) and (ii) those particular banks, financial institutions, other institutional lenders and other Persons, in the case of each of clauses (i) and (ii), to the extent identified in writing by or on behalf of the Borrower to the Lead Arrangers on or prior to May 10, 2021; and
(c)
any Affiliate of a Person described in the preceding clause (a) or (b) that (in each case with respect to clause (a) above, other than any Affiliates that are banks, financial institutions, bona fide debt funds or investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course), in each case, is either reasonably identifiable as such on the basis of its name or is identified as such in writing by or on behalf of the Borrower (i) to the Lead Arrangers on or prior to the Closing Date, or (ii) to the Administrative Agent from time to time on or after the Closing Date.

The Borrower may, in its discretion, make the list of Disqualified Lenders available to any Lender, Participant, or any prospective Lender or Participant, upon request by such Lender, Participant or prospective Lender or Participant, as applicable. The Borrower shall, upon request of any Lender, identify whether any Person identified by such Lender as a proposed assignee or Participant is a Disqualified Lender. To the extent Persons are identified as Disqualified Lenders after the Closing Date pursuant to clause (a) or

(c) above, the inclusion of such Persons as Disqualified Lenders shall not retroactively apply to prior assignments or participations made in compliance with Section 11.07 hereof.

“Division” has the meaning specified in Section 1.02(d).

“Document” has the meaning set forth in Article 9 of the UCC or, if applicable, a “document of title” as defined in the PPSA.

“Dollar” and “$”mean lawful money of the United States.
“Dollar Amount” means, at any time:
(a)
with respect to any Loan denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held);
(b)
with respect to any Loan denominated in any Alternative Currency, the principal amount thereof then outstanding in the relevant Alternative Currency converted to Dollars in accordance with Section 1.09;
(c)
with respect to any Letter of Credit Obligation (or any risk participation therein), (i) if denominated in Dollars, the amount thereof and (ii) if denominated in any Alternative Currency other than Dollars, the amount thereof converted to Dollars in accordance with Section 1.09; and
(d)
with respect to any other amount (i) if denominated in Dollars, the amount thereof and (ii) if denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Banks, as applicable, on the basis of the Exchange Rate (determined in respect of the most recent relevant date of determination) for the purchase of Dollars with such currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“Duty Refund” means any duty refund that is financed by and pledged pursuant to the Duty Refund Financing.
“Duty Refund Accounts” means any deposit accounts designated by a Loan Party to solely hold proceeds of Duty Refunds.
“Duty Refund Financing” means third-party debt financing that relies in whole or in part on refunds of duties paid or due and payable arising from a duty dispute, the terms of which are reasonably acceptable to the Administrative Agent; provided that any such financing with covenants and conditions no more favorable (taken as a whole) to the lenders or holders providing such Indebtedness than that certain delayed draw term facility entered into by and between Resolute FP Canada Inc. and Investissement Quebec on November 4, 2020 shall be deemed to be reasonably acceptable to the Administrative Agent.
“Earnouts” means (a) all earnout payments or other contingent payments in connection with any Permitted Investment and (b) Existing Earnouts and Unfunded Holdbacks.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts Receivable” means, at any time, all Accounts due to any Loan Party arising from the sale of goods of the Loan Parties or the provision of services by one or more Loan Parties, minus any finance charges, late fees and other fees that are unearned, sales, GST, excise or similar taxes, and credits or allowances granted at such time; provided that Eligible Accounts Receivable shall not include any Account (without duplication of any Reserves established in accordance with Section 2.22):

(a)
which is not subject to a first priority perfected security interest in favor of the Administrative Agent (other than Permitted Liens arising by operation of law and having priority by applicable Law (without limiting the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion on account of any such Permitted Lien);
(b)
with respect to which (a) more than 120 days have elapsed from the original invoice date thereof (or, in the case of Accounts owing from Kimberly-Clark Corporation, Kimberly Clark Global Sales LLC and The Proctor and Gamble Company, more than 150 days have elapsed from the original invoice date) or (b) which is more than 60 days past due after the original due date
(c)
which is owing by an Account Debtor for which 50.0% or more of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (b) above;
(d)
which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds 20.0% (or such higher percentage as the Administrative Agent may establish from time to time in its Permitted Discretion) of the aggregate Eligible Accounts Receivable;
(e)
which does not conform in all material respects to the representations and warranties in respect of Accounts contained in this Agreement or in the Security Agreement (or the Canadian Security Agreement, as applicable);
(f)
which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) represents a progress billing, (iii) is contingent upon the Loan Parties’ completion of any further performance, (iv) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, (v) relates to payments of interest, fees or late charges (but any resulting ineligibility shall be limited to the extent of such payments), (vi) is not invoiced or evidenced by other documentation reasonably satisfactory to the Administrative Agent (in its Permitted Discretion)

which has been sent to the Account Debtor, (vii) which is a duplicate invoice or (viii) relates to a sale to a Person for personal, family or household purposes;
(g)
which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, monitor, custodian, trustee or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, interim receiver, monitor, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, receivership, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Debtor Relief Laws, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business, unless, in the case of clauses (g)(iii) through (g)(vi) above, such Account Debtor has caused the issuance of a letter of credit in favor of the applicable Loan Party fully securing the payment of such Account, which letter of credit is reasonably satisfactory to the Administrative Agent;
(h)
which is owed by any Account Debtor which has sold all or substantially all of its assets, unless such Account Debtor has caused the issuance of a letter of credit in favor of the applicable Loan Party fully securing the payment of such Account, which letter of credit is reasonably satisfactory to the Administrative Agent;
(i)
which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable Law of the U.S. or Canada or any state or province thereof unless, in any case, such Account is (x) backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent or (y) covered by credit insurance reasonably acceptable to the Administrative Agent; provided that up to $~~37,500,000~~50,000,000 of Accounts owing from Account Debtors located in or organized under the laws of the United Kingdom, Ireland, Netherlands ~~and Germany~~, Germany, Luxembourg, Hong Kong (solely with respect to Accounts up to $20,000,000 in the aggregate), Singapore (solely with respect to Accounts up to $15,000,000 in the aggregate) and Mexico (solely to the extent that such Account Debtor is a Subsidiary of a U.S. company with an Investment Grade Rating) may be eligible without satisfying the foregoing requirement for a letter of credit or credit insurance;
(j)
which is owed in any currency other than U.S. Dollars or Canadian dollars; provided that up to $~~37,500,000~~50,000,000 of Accounts may be owed in Euros or pounds sterling;
(k)
Accounts in an aggregate amount exceeding $1,000,000 which are owed by (i) the government (or any department, agency, public corporation or instrumentality thereof) of any country other than the U.S. or Canada unless such Account is (x) backed by a letter of credit reasonably acceptable to the Administrative Agent and, if requested by the Administrative Agent, which is in the possession of the Administrative Agent or (y) covered by credit insurance reasonably acceptable to the Administrative Agent, or (ii) the government of the U.S. or any Canadian federal, provincial or territorial Governmental Authority, or any department, agency, public corporation or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.) or the Financial Administration Act (Canada) or similar applicable Law, as amended, has been complied with;
(l)
which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

(m)
which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, including for exclusivity contract payments (but only to the extent of such indebtedness) or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case only to the extent thereof;
(n)
which has been short-paid or is subject to any chargeback, counterclaim, deduction, defense, setoff, rebate paid or to be paid or dispute notice of which is provided to the Borrower or any of its Subsidiaries but only to the extent of any such counterclaim, deduction, defense, setoff, rebate or dispute; provided that no Account that otherwise constitutes an Eligible Accounts Receivable shall be rendered ineligible by virtue of this clause (n) to the extent, but only to the extent, that the Account Debtor’s right of setoff is limited by an enforceable agreement that is reasonably satisfactory to the Administrative Agent;
(o)
which is evidenced by any promissory note, chattel paper or instrument;
(p)
which does not comply in all material respects with the requirements of all applicable Laws and regulations, whether federal, state, provincial, territorial, municipal, local or foreign;
(q)
for which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor;
(r)
which has been identified by any Loan Party to be at risk, subject to a legal payment plan or deemed uncollectable;
(s)
which is an Account of an Account Debtor who has any Accounts with a Loan Party or any Restricted Subsidiary subject to a supply chain or factoring arrangement (including any Qualified Securitization Financing); or
(t)
any Account with respect to which the Administrative Agent shall not have received or prepared a Report in respect of such Account, which Report shows results reasonably satisfactory to the Administrative Agent; it being agreed that, in connection with any acquisition permitted hereunder where the Acquired Borrowing Base (as defined below) exceeds $50,000,000, the Administrative Agent shall take such actions as are reasonably required to obtain or prepare such a Report within 90 days of such acquisition of such Account (which Report shall be at the expense of the Borrower and shall not be considered to be any limitation on field examinations and inventory appraisals at the expense of the Borrower provided in Section 6.10(b)) promptly upon the request of the Borrower; provided that, subject to the immediately following proviso, until the earlier of (x) the date on which the Administrative Agent receives a Report in respect of such Accounts showing results reasonably satisfactory to it and (y) solely with respect to Accounts in connection with any acquisition permitted hereunder where the Acquired Borrowing Base (as defined below) exceeds $50,000,000, the date that is 90 days after the acquisition thereof, such Accounts shall constitute Eligible Accounts Receivable; provided, further, if the inclusion of all Accounts acquired pursuant to any acquisition permitted hereunder, together with the inclusion of any inventory subject to a similar limitation pursuant to clause (xiv) of the definition of “Eligible Inventory” (collectively, the “Acquired Borrowing Base”) would, in the aggregate, cause the Borrowing Base in respect of such Accounts and Inventory (the “Post-Acquisition Borrowing Base”) to exceed 20% of the Borrowing Base in existence at such time prior to giving effect to such acquisition (the “Pre-Acquisition Borrowing Base”), then this clause (t) shall exclude all such Accounts to the extent such Accounts would cause the Post-Acquisition Borrowing Base to exceed 20% of the Pre-Acquisition Borrowing Base.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.07(b)(v); provided that the following Persons shall not be Eligible Assignees: (a) any Defaulting Lender and (b) any Person that is a Disqualified Lender.

“Eligible Credit Insured Accounts” means Eligible Accounts Receivable (valued at the maximum insured amounts thereof, taking into account any deductibles, hold backs and reserves) that are insured as to credit risk by a nationally recognized credit insurer acceptable to the Administrative Agent, in its Permitted Discretion, on terms and conditions likewise acceptable to the Administrative Agent, in its Permitted Discretion.

“Eligible Inventory” means, at any time, all Inventory of the Loan Parties; provided that Eligible Inventory shall not include any Inventory (without duplication of any Reserves established in accordance with Section 2.22):

(i)
which is not subject to a first priority perfected Lien in favor of the Administrative Agent (other than a Landlord Lien as to which a Landlord Lien Reserve applies and other than Permitted Liens arising by operation of law and having priority by applicable law (without limiting the ability of the Administrative Agent to change, establish or eliminate any Reserves in its Permitted Discretion in respect of such Permitted Liens));
(ii)
which is unmerchantable, damaged, defective, obsolete, slow-moving, unfit for sale, returned or rejected;
(iii)
which does not conform in all material respects to the representations and warranties in respect of Inventory contained in this Agreement or the Security Agreement;
(iv)
which is not owned only by one or more Loan Parties;
(v)
which constitutes packaging or supplies dedicated for internal use in the Loan Parties’ business or bill-and-hold goods (but excluding spare parts);
(vi)
which is not located in the U.S. or Canada or is in transit with a common carrier from vendors or suppliers (other than Inventory in-transit between locations of any Loan Party in the U.S. or Canada);
(vii)
which is located at any location leased by a Loan Party, unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement as to such location or (ii) a Landlord Lien Reserve with respect to such location has been established in accordance with Section 2.22;
(viii)
which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require or (ii) a Landlord Lien Reserve has been established in accordance with Section 2.22);

(ix)
which is being processed offsite by a third party at a third party location or outside processor;
(x)
which is the subject of a consignment by any Loan Party as consignor or consignee;
(xi)
it is the subject of a bill of lading or other document of title;
(xii)
which contains or bears any company-specific labels, branded ticks, or intellectual property rights licensed to any Loan Party pursuant to a license with any Person other than a Loan Party unless the Administrative Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement relating thereto; provided that the foregoing shall not apply to any Inventory with company-specific labels, branded ticks or intellectual property rights of Staples, Office Depot or other similar brands, subject to a Reserve for any repackaging costs as required by the relevant contractual arrangements with Staples and Office Depot or such other party;
(xiii)
[reserved]; or
(xiv)
any Inventory with respect to which the Administrative Agent shall not have received or prepared a Report in respect of such Inventory, which Report shows results reasonably satisfactory to the Administrative Agent; it being agreed that in connection with any acquisition permitted hereunder where the Acquired Borrowing Base exceeds $50,000,000, the Administrative Agent shall take such actions as are reasonably required to obtain or prepare such a Report within 90 days of such acquisition of such Inventory (which Report shall be at the expense of the Borrower and shall not be considered in any limitation on field examinations or inventory appraisals at the expense of the Borrower provided in Section 6.10(b)) promptly upon the request of any Loan Party; provided that, subject to the immediately following proviso, until the earlier of (x) the date on which the Administrative Agent receives a Report in respect of such Inventory showing results reasonably satisfactory to it and (y) solely with respect to Inventory in connection with any acquisition permitted hereunder where the Acquired Borrowing Base exceeds $50,000,000, the date that is 90 days after the acquisition thereof, such Inventory shall constitute Eligible Inventory; provided, further, if the inclusion of the Acquired Borrowing Base would, in the aggregate, cause the Post-Acquisition Borrowing Base to exceed 20% of the Pre-Acquisition Borrowing Base, then this clause (xiv) shall exclude all such Inventory to the extent such Inventory would cause the Post-Acquisition Borrowing Base to exceed 20% of the Pre-Acquisition Borrowing Base.

“EMU” means the Economic and Monetary Union as contemplated in the EU Treaty.

“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.
“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations by any Governmental Authority, or proceedings with respect to any Environmental Liability or pursuant to

Environmental Law, including those (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.
“Environmental Laws” means any and all Laws relating to the protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of the Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law.
“Equity Contribution” means, the direct or indirect contribution (including pursuant to a merger) to the Initial Borrower (or a direct or indirect parent thereof) by Jackson Wijaya, and other co-investors in exchange for common equity of the Initial Borrower (or such direct or indirect parent). Any such parent will contribute, or cause to be contributed, all such cash and equity to the Initial Borrower substantially simultaneously with (or prior to) the funding of the Term Loan Facility, the Initial Revolving Loans and the Senior Secured Notes. The aggregate amount of the Equity Contribution will represent not less than 45% (the “Minimum Equity Contribution”) of the sum of (i) the aggregate principal amount of the Initial Revolving Loans funded under this Agreement on the Closing Date, other than letters of credit and amounts borrowed to cash collateralize letters of credit or to fund certain OID or upfront fees, (ii) the aggregate principal amount of the Initial Term Loans funded on the Closing Date under the Term Loan Credit Agreement, (iii) the aggregate principal amount of Senior Secured Notes issued under the Senior Secured Notes Indenture on the Closing Date (other than amount held in escrow on the Closing Date to fund repurchases of the Existing Notes after the Closing Date), (iv) the aggregate amount of Existing Notes that are not repurchased, redeemed, defeased or satisfied and discharged on or prior to the Closing Date and (v) the cash amounts of the Minimum Equity Contribution, in each case, on the Closing Date; provided, further that Jackson Wijaya shall directly or indirectly control at least a majority of the ordinary voting power of Holdings after giving effect to the Transactions.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA. For the avoidance of doubt, when any provision of this Agreement relates to a past event or period of time, the term “ERISA Affiliate” includes any Person who was, as to the time of such past event or period of time, an ERISA Affiliate within the meaning of the preceding sentence.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA; (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (f) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Pension Plan; (g) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (h) the imposition of a lien under Section 303(k) of ERISA with respect to any Pension Plan or (i) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU Treaty” means the Treaty on European Union.
“Euro” and “€” mean the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.
“Event of Default” has the meaning specified in Section 9.01.
“Excess Availability” shall mean, at any time without duplication, the remainder of:
(a)
the Total Line Cap at such time, minus
(b)
the ~~sum of the~~ Total Utilization of Revolving Commitments of all Lenders at such time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Rate” means, on any date with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m., London time, on such date on the applicable Bloomberg page for such currency. In the event that such rate does not appear on any Bloomberg page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying the exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later; provided that, if at the time of any such determination, for any reason no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method that it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Excluded Accounts” means deposit accounts (a) established (or otherwise maintained) by the Loan Parties that do not have cash balances, including any balances in any Duty Refund Accounts that are not proceeds of Duty Refunds, at any time exceeding $5,000,000 in the aggregate for all such accounts, (b) solely containing cash allocated as proceeds of the sale of Term Priority Collateral pursuant to the Closing Date ABL Intercreditor Agreement, (c) any Trust Fund Account, (d) used by the Loan Parties exclusively for disbursements and payments (including payroll) in the ordinary course of business, (e) that are zero balance accounts; provided that the available balance of each such account is automatically swept on each Business Day into another account that is subject to a Blocked Account Agreement if such other account does not provide for an automatic payments to, or debit of amounts disbursed from, other accounts that are not subject to Blocked Account Agreements, (f) subject to a Lien permitted under Section 7.01(oo) ~~or~~, (g) that are located outside of the United States and Canada (other than any such deposit account containing the proceeds of a sale of ABL Priority Collateral) or (h) Duty Refund Accounts.
“Excluded Asset” has the meaning specified in the Security Agreement or the Canadian Security Agreement, as applicable.
“Excluded Equity Interests” has the meaning specified in the Security Agreement or the Canadian Security Agreement, as applicable.
“Excluded Subsidiary” means:
(a)
any Subsidiary that is not a wholly owned Subsidiary of a Loan Party;
(b)
any Foreign Subsidiary (other than a Canadian Subsidiary) of the Borrower or of any direct or indirect Domestic Subsidiary or Foreign Subsidiary (other than a Canadian Subsidiary);
(c)
any FSHCO;
(d)
any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary (other than a Canadian Subsidiary) that is a CFC;
(e)
any Subsidiary that is prohibited or restricted by applicable Law from providing a Guaranty or by a binding contractual obligation existing on the Closing Date or at the time of the acquisition of such Subsidiary (and not incurred in contemplation of such acquisition) from providing a Guaranty (provided that such contractual obligation is not entered into by the Borrower or its Restricted Subsidiaries principally for the purpose of qualifying as an “Excluded Subsidiary” under this definition) or if such Guaranty would require governmental (including regulatory) or third party (other than Holdings, the Borrower or a Restricted Subsidiary) consent, approval, license or authorization, unless such consent, approval, license or authorization has been obtained;
(f)
any special purpose securitization vehicle (or similar entity) including any Securitization Subsidiary created pursuant to a transaction permitted under this Agreement;
(g)
any Subsidiary that is a not-for-profit organization;

(h)
any Captive Insurance Subsidiary;
(i)
any other Subsidiary with respect to which, as reasonably determined by the Borrower in good faith and in consultation with the Administrative Agent, the cost or other consequences (including any material adverse tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom;
(j)
any other Subsidiary to the extent the provision of a Guaranty by such Subsidiary would result in material adverse tax consequences to Holdings (or any Parent Entity to the extent such material adverse tax consequences are related to its ownership of the Equity Interests in Holdings or the Borrower and its Restricted Subsidiaries), the Borrower or any of the Restricted Subsidiaries as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent;
(k)
any Unrestricted Subsidiary; and
(l)
any Immaterial Subsidiary;

provided that the Borrower, in its sole discretion, may cause any Restricted Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary that qualifies as an Excluded Subsidiary under clauses (a) through (l) above to become a Guarantor in accordance with the definition thereof (subject to completion of any requested “know your customer” and similar requirements of the Administrative Agent) and thereafter such Subsidiary shall not constitute an “Excluded Subsidiary” (unless and until the Borrower elects, in its sole discretion, to designate such Persons as an Excluded Subsidiary).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” has the meaning specified in Section 3.01(a).
“Existing Amendment No. 1 Letter of Credit” has the meaning specified in Section 2.04(j).

“Existing Credit Documents” means (1) that certain Third Amended and Restated Credit Agreement, dated as of August 22, 2018, by and among Domtar Corporation, Domtar Inc., Domtar Pulp and Paper General Partnership, the additional borrowers from time to time parties thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents named therein (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time) and (2) that certain receivables securitization facility provided under (i) that certain Third Amended and Restated Receivables Transfer Agreement, dated as of February 12, 2016, by and among Domtar Funding Limited Liability Company, Domtar Corporation, Liberty Street Funding LLC and The Bank of Nova Scotia, (ii) that certain Amended and Restated Purchase and Sale Agreement, dated as of November 14, 2011, by and among the originators as named therein, Domtar Funding Limited Liability Company and Domtar Corporation and (iii) that certain Performance Guaranty, dated as of March 7, 2007, by and among Domtar Corporation, Liberty Street Funding LLC and The Bank of Nova Scotia and (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time).

“Existing Earnouts and Unfunded Holdbacks” means those earnouts and unfunded holdbacks existing on the Closing Date.
“Existing Indebtedness” has the meaning specified in the preliminary statements to this Agreement.
“Existing Letter of Credit” has the meaning specified in Section 2.04(j).
“Existing Notes” means all senior notes issued and outstanding under that certain Indenture (together with each supplemental indenture entered into thereunder, the “Existing Notes Indenture”), dated as of November 19, 2007, among Domtar Corporation, the subsidiary guarantors party thereto and The Bank of New York ~~Bellow~~Mellon (as successor to The Bank of New York), as trustee.
“Extended Commitments” means Extended Revolving Commitments.
“Extended Loans” means Extended Revolving Loans.
“Extended Revolving Commitments” means the Revolving Commitments held by an Extending Lender.
“Extended Revolving Loans” means the Revolving Loans made pursuant to Extended Revolving Commitments.
“Extending Lender” means each Lender accepting an Extension Offer.
“Extension” has the meaning specified in Section 2.18(a).
“Extension Amendment” has the meaning specified in Section 2.18(b).
“Extension Offer” has the meaning specified in Section 2.18(a).
“Facility” means the Tranche 1 Revolving Loans, the Swing Line Loans, Extended Revolving Commitments ~~or~~, any Extended Revolving Loans or any FILO Tranche (including the FILO Loans established pursuant to Amendment No. 3), as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing such Sections of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended or modified from time to time.
“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.
“FILO Accounts Receivable Component” means (i) the face amount of Eligible Accounts Receivable of the Account Debtors for which have an Investment Grade Rating multiplied by 5.0% and (ii) the face amount of Eligible Accounts Receivable of the Account Debtors for which do not have an Investment Grade Rating multiplied by 10.0%.
“FILO Borrowing Base” means, at any time, an amount equal to (a) the FILO Accounts Receivable Component, plus (b) the FILO Inventory Component minus (c) the amount of all Reserves (which Reserves shall not be duplicative of any reserves implemented against the Tranche 1 Borrowing Base) in effect as of such date of determination, as the same may at any time and from time to time be established in accordance with Section 2.22. The FILO Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.02(d) and Reserves established pursuant to Section 2.22; provided, further, that the inclusion in the FILO Borrowing Base of any assets or other property acquired in connection with a transaction described in Section 6.11(a) shall be subject to the Borrower’s compliance with Section 6.11(a) within the time periods set forth therein.
“FILO Commitment” means the commitment of a FILO Lender to make or otherwise fund any FILO Loan and to acquire participations in Swing Line Loans hereunder. The amount of each FILO Lender’s FILO Commitment, if any, is set forth on Schedule 2.01 under the caption “FILO Commitment” or in the applicable Assignment and Assumption, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof including Section 2.16. The aggregate amount of the FILO Commitments as of the Amendment No. 3 Effective Date is $120,000,000.

“FILO Inventory Component” means the lesser of (a) 10.0% of the cost of the Eligible Inventory and (b) 10.0% of (i) the NOLV Percentage of Eligible Inventory multiplied by (ii) the Value of such Eligible Inventory.

“FILO Lender” means each Lender with FILO Commitments and FILO Loans under this Agreement.
“FILO Line Cap” shall mean the lesser of (a) the aggregate amount of FILO Commitments at such time and (b) the FILO Borrowing Base.
“FILO Loans” has the meaning specified in Section 2.01(a)(ii).
“FILO Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“FILO Revolving Exposure” means, with respect to any FILO Lender as of any date of determination, (a) prior to the termination of FILO Commitments, that FILO Lender’s FILO Commitment, (b) after the termination of the FILO Commitments, the aggregate outstanding principal amount of the FILO Loans of that FILO Lender and (c) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.
“FILO Tranche” has the meaning specified in Section 2.16(h) and which shall, for the avoidance of any doubt, include the FILO Commitments and FILO Loans established pursuant to Amendment No. 3.
“Financial Covenant” means any covenant that requires compliance with any measurement of financial or operational performance (including any leverage, interest coverage or fixed charge ratio or minimum EBITDA.
“Financial Covenant Event of Default” has the meaning specified in Section 9.01(b).
“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt under (i) this Agreement, (ii) the Senior Secured Notes, (iii) any Pari Passu Lien Debt, (iv) the Term Loan Facility, (v) the CoBank Term Loan Facility and (vi) Indebtedness secured on a pari passu basis with the Obligations on the ABL Priority Collateral, in each case, outstanding as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of the Borrower for such Test Period.
“First Out Excess Availability” shall mean, at any time without duplication, the remainder of:
(a)
the First Out Line Cap at such time, minus
(b)
the Total Utilization of Tranche 1 Revolving Commitments of all Tranche 1 Revolving Lenders at such time.
“First Out Line Cap” shall mean the lesser of (a) the aggregate amount of the Tranche 1 Revolving Commitments at such time and (b) the Tranche 1 Borrowing Base.
“First Out Suppressed Availability” means, the amount, if positive, by which the Tranche 1 Borrowing Base exceeds the Tranche 1 Revolving Commitments.
“Fixed Charge Coverage Ratio” means, as of any date, the ratio of:
(a) (i) Consolidated Adjusted EBITDA for the Test Period ended as of such date or, as applicable, most recently ended prior to such date, less
(ii) the aggregate amount of federal, state, local and foreign income taxes paid or payable in cash for the Test Period ended as of such date or, as applicable, most recently ended prior to such date, less
(iii) Non-Financed Capital Expenditures for the Test Period that were paid in cash during such Test Period, to
(b) Fixed Charges for the Test Period as of such date.

“Fixed Charges” means, with respect to any Test Period, without duplication, the sum of (a) Consolidated Cash Interest Expense plus (b) the aggregate amount of scheduled principal payments in respect of Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries paid in cash during such period (other than payments made by the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary), plus (c) solely for the purpose of testing the satisfaction of the Payment Conditions in connection with a Restricted Payment, cash dividends paid in cash during such period pursuant to Section 7.06(r).
“Floor” means a rate of interest equal to (x) in the case of Term Benchmark Loans, 0.00% and (y) in the case of Base Rate Loans, 1.00%.
“Foreign Lender” has the meaning specified in Section 3.01(b).
“Foreign Plan” means any material employee benefit plan, program or agreement maintained or contributed to by, or entered into with, Holdings or any Restricted Subsidiary of Holdings with respect to employees employed outside the United States and Canada (other than benefit plans, programs or agreements that are mandated by applicable Laws).
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Banks, such Defaulting Lender’s Pro Rata Share of the outstanding Letters of Credit Obligations other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Obligations with respect to Swing Line Loans extended by the Swing Line Lender other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“FSHCO” means any direct or indirect Domestic Subsidiary of Holdings (other than the Borrower or any Co-Borrower) that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) in one or more Foreign Subsidiaries (unless all such Foreign Subsidiaries are Canadian Loan Parties) that are CFCs or other FSHCOs.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided however that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of a Loan Document to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through the adoption of IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“General Asset Sale Basket” has the meaning specified in Section 7.05(j).
“Global Intercompany Note” means a promissory note substantially in the form of Exhibit H executed by Holdings, the Borrower and each wholly owned Restricted Subsidiary.
“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grant Event” means the occurrence of any of the following:
(a)
the formation or acquisition by a Loan Party of a new wholly owned Subsidiary (other than an Excluded Subsidiary);
(b)
the designation in accordance with Section 6.13 of a wholly owned Subsidiary (other than an Excluded Subsidiary) of any Loan Party as a Restricted Subsidiary;
(c)
any Person (other than an Excluded Subsidiary) becoming a wholly owned Subsidiary of a Loan Party;
(d)
any wholly owned Restricted Subsidiary of a Loan Party ceasing to be an Excluded Subsidiary; or
(e)
the designation of any Restricted Subsidiary as a Guarantor pursuant to the proviso in the definition of “Excluded Subsidiary”.
“Granting Lender” has the meaning specified in Section 11.07(g).
“GST” means all amounts payable under the Excise Tax Act (Canada) or any similar legislation in any other jurisdiction of Canada, including Quebec sales tax imposed pursuant to an Act respecting the Québec sales tax and “HST” means all amounts payable as harmonized sales tax in the Provinces of Ontario, Nova Scotia, Newfoundland, New Brunswick and Prince Edward Island under the Excise Tax Act (Canada).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien (other than a Permitted Lien) on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or customary, Permitted Liens, and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means Holdings and each Restricted Subsidiary that executed a counterpart to the Guaranty (or a joinder thereto) on the Closing Date or thereafter pursuant to Section 6.11, in each case, other than any Excluded Subsidiaries.
“Guaranty” means (a) the guaranty made by Holdings and the other Guarantors in favor of the Administrative Agent on behalf of the Secured Parties substantially in the form of Exhibit E and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.
“Guaranty Release Event” has the meaning specified in Section 10.11(a)(i)(I).
“Guaranty Supplement” means the “ABL Guarantee Supplement” as defined in the Guaranty.
“Hazardous Materials” means any hazardous or toxic chemicals, materials, substances or waste which is listed, classified or regulated by any Governmental Authority as “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic wastes,” “contaminants” or “pollutants,” or words of similar import, under any Environmental Law, including petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and urea formaldehyde.
“Hedge Agreement” means any agreement with respect to (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” means any Person that is an Agent, a Lender, a Lead Arranger or an Affiliate or branch of any of the foregoing on the Closing Date (with respect to any Secured Hedge Agreement entered into on or prior to the Closing Date) or at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender, a Lead Arranger or an Affiliate or branch of any of the foregoing.
“HMT” means Her Majesty’s Treasury of the United Kingdom.
“Holdings” has the meaning specified in the preliminary statements to this Agreement, together with its successors and assigns permitted hereunder.
“Identified Transaction” has the meaning specified in Section 10.11(c).
“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.
“Immaterial Subsidiary” means any Restricted Subsidiary of the Borrower other than a Material Subsidiary.
“Impacted Loans” has the meaning specified in Section 3.03.
“Increased Amount” means, in the case of any Indebtedness, any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing fees, the payment of interest or dividends in the form of additional Indebtedness or in the form of Equity Interests, as applicable, the accretion of original issue discount, deferred financing fees or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.
“Incremental Amendment” has the meaning specified in Section 2.16(e).
“Incremental Amount” means the greater of (i) the greater of (a) 50% of Closing Date EBITDA and (b) 50% of TTM Consolidated Adjusted EBITDA calculated on a Pro Forma Basis and (ii) the excess of the Tranche 1 Borrowing Base then in effect at the time over the aggregate amount of the Tranche 1 Revolving Commitments then in effect at the time of the effectiveness of such Incremental Amendment.
“Incremental Equivalent Debt” has the meaning assigned to such term in the Term Loan Credit Agreement (as in effect on Closing Date) or the CoBank Term Loan Credit Agreement (as in effect on the Amendment No. 1 Effective Date).
“Incremental Facility” has the meaning specified in Section 2.16(a).
“Incremental Loans” has the meaning specified in Section 2.16(a).
“Incremental Revolving ~~Facilities~~Facility” has the meaning specified in Section 2.16(a).
“Incremental Revolving Facility Lender” has the meaning specified in Section 2.16(i).

“Incremental Revolving Loans” has the meaning specified in Section 2.16(a).
“Indebtedness” means, with respect to any Person, without duplication,
(a)
any indebtedness (including principal or premium) of such Person in respect of borrowed money; any indebtedness evidenced by bonds, notes, debentures, loan agreements or similar instruments; letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), and Capitalized Lease Obligations or the balance deferred and unpaid of the purchase price of any property to the extent that the same would be required to be shown as a long-term liability on the balance sheet for such Person prepared in accordance with GAAP;
(b)
(i) to the extent not otherwise included, any guarantee obligation by such Person of the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business and (ii) to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien (other than a Permitted Lien) on any property owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness for purposes of this clause (ii) will be the lesser of the fair market value of such property at such date of determination and the amount of Indebtedness so secured;
(c)
net obligations of such Person under any Hedge Agreement to the extent such obligations would appear as a net liability on a balance sheet of such Person (other than in the footnotes) prepared in accordance with GAAP; and
(d)
all obligations of such Person in respect of Disqualified Equity Interests;

provided that, notwithstanding the foregoing, Indebtedness will be deemed not to include (1) contingent obligations incurred in the ordinary course of business unless and until such obligations are non-contingent, (2) trade payables, (3) earn-outs, purchase price holdbacks or similar obligations, (4) intercompany liabilities in the ordinary course of business, (5) Permitted Liens, (6) Indebtedness of any direct or indirect parent company appearing on the balance sheet of such Person solely by reason of push down accounting under GAAP and (7) lease obligations other than in respect of a Capitalized Lease. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Liabilities” has the meaning specified in Section 11.05(e).
“Indemnitees” has the meaning specified in Section 11.05.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.
“Information” has the meaning specified in Section 11.08.

“Initial Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Initial Revolving Borrowing” means one or more borrowings of Revolving Loans on the Closing Date, not to exceed the sum of (a) $75,000,000 plus (b) amounts necessary to backstop or cash collateralize, or to replace, existing letters of credit issued for the account of the Borrower or its Subsidiaries outstanding on the Closing Date, plus (c) up to $75,000,000 of additional Letters of Credit, plus (d) amounts necessary to finance working capital needs on the Closing Date, plus (e) amounts necessary to fund certain original issue discount or fees, provided that, without limitation, Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date.
“Initial Term Loans” has the meaning assigned to such term in the Term Loan Credit Agreement.
“Intellectual Property” has the meaning specified in the Security Agreement or the Canadian Security Agreement, as applicable.
“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement or the Canadian Security Agreement, as applicable.
“Intercreditor Agreements” means the Closing Date ABL Intercreditor Agreement or any other intercreditor agreement governing lien priority, in each case reasonably acceptable to the Collateral Agent and the Borrower that may be executed from time to time pursuant to the terms hereof.
“Interest Payment Date” means, (a) as to any Term Benchmark Loan, the last day of each Interest Period applicable to such Term Benchmark Loan and the applicable Maturity Date; provided that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Loan (including a Swing Line Loan), the first Business Day of each fiscal quarter and the applicable Maturity Date and (c) with respect to any Daily Simple SOFR Loan, each date that is on the numerically corresponding day in each calendar month that is three months after the date of the Borrowing of which such Loan is a part.
“Interest Period” means, as to each Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one, three or six months (other than for Term Benchmark Loans denominated in Canadian Dollars) thereafter, as selected by the Borrower or any Co-Borrower in its Committed Loan Notice; provided that:
(a)
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)
any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)
no Interest Period shall extend beyond the applicable Maturity Date.
“Inventory” means all “inventory,” as such term is defined in the UCC as in effect on the Closing Date in the State of New York, or, if applicable, the PPSA, wherever located, in which any Person now or hereafter has rights.
“Inventory Component” means the lesser of (a) 75.0% of the cost of the Eligible Inventory and (b) 85.0% of (i) the NOLV Percentage of Eligible Inventory multiplied by (ii) the Value of such Eligible Inventory.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, by means of
(a)
the purchase or other acquisition (including by merger, amalgamation or otherwise) of Equity Interests or debt or other securities of another Person;
(b)
a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, but excluding any Short Term Advances; or
(c)
the purchase or other acquisition (in one transaction or a series of transactions, including by merger, amalgamation or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of another Person;

provided that none of the following shall constitute an Investment (i) intercompany advances between and among the Borrower and its Restricted Subsidiaries relating to their cash management, tax and accounting operations in the ordinary course of business and (ii) intercompany loans, advances or Indebtedness between and among the Borrower and its Restricted Subsidiaries having a term not exceeding 364 days and made in the ordinary course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.
“IRS” means Internal Revenue Service of the United States.
“Issuance Notice” means an Issuance Notice in respect of letters of credit substantially in the form of Exhibit A-2.
“Issuing Bank” means as the context may require, (a) Barclays, (b) Bank of Montreal, (c) ~~Credit Suisse AG, New York Branch, (d)~~ Wells Fargo Bank, National Association, (~~e~~d) Bank of America, N.A., (e) The Toronto-Dominion Bank, (f) U.S. Bank National Association, (~~f~~g) Royal Bank of Canada, (~~g) Fifth Third Bank, National Association, (h) The Toronto-Dominion~~h) Canadian Imperial Bank of Commerce, (i) Regions Bank, (~~i~~j) Morgan Stanley Bank, N.A~~., (j) Bank of America, N.A~~. and any other Lender that, at the request of the Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld), agrees to become an Issuing Bank in accordance with Section 2.04(k) or (m) and (i) solely with respect to any Existing Letter of Credit or Existing Amendment No. 1 Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the

Lender or Affiliate or branch of a Lender that issued such Existing Letter of Credit or Existing Amendment No. 1 Letter of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank (or other financial institution), in which case the term “Issuing Bank” shall include any such Affiliate or branch (or other financial institution) with respect to Letters of Credit issued by such Affiliate or branch (or other financial institution).
“Jackson Wijaya” means (a) Jackson Wijaya, (b) family members of Jackson Wijaya, (c) trusts, partnerships or limited liability companies for the benefit of any of the individuals identified in the foregoing clause (a) or (b), and (d) heirs, executors, estates, successors and legal representatives of the individuals identified in the foregoing clause (a) or (b).
“Joint Bookrunners” means Barclays, BMO~~, CS~~  and WF.
“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of the Restricted Subsidiaries and (b) any Person in whom the Borrower or any of the Restricted Subsidiaries beneficially owns any Equity Interest that is not a Restricted Subsidiary.
“Joint Venture Investments” means Investments in any Joint Venture or Unrestricted Subsidiary in an aggregate amount not to exceed the greater of (a) 10.00% of Closing Date EBITDA and (b) 10.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination provided that, in the case of any Investment in an Unrestricted Subsidiary, no Specified Event of Default has occurred or is continuing or would result therefrom.
“Judgment Currency” has the meaning specified in Section 2.21(b).
“Junior Debt Repayment” has the meaning specified in Section 7.09(a).
“Junior Financing” means any Material Indebtedness (i) that is contractually subordinated in right of payment to the Obligations expressly by its terms, (ii) constitutes Junior Lien Debt or (iii) any Incremental Loans (as defined in the Term Loan Credit Agreement), any Incremental Equivalent Debt or any Permitted Ratio Debt, in each case consisting of unsecured Indebtedness of a Loan Party.
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Junior Lien Debt” means any Indebtedness that is intended by the Borrower to be secured by a Lien on all or any portion of the Collateral that has a priority that is contractually (or otherwise) junior in priority to the Lien on such Collateral that secure the Term Loan Obligations (other than the Obligations and any Indebtedness secured on a pari passu basis with the Obligations on the ABL Priority Collateral).
“Landlord Lien Reserve” means, the amount equal to (x) up to ~~three~~two month’s rent for all of the Loan Parties’ leased locations or the amount that may be payable for up to ~~three~~two months to any third party warehouse or other storage facilities where Eligible Inventory is located, in each case, other than any such location with respect to which the Administrative Agent shall have received a Collateral Access Agreement in form reasonably satisfactory to the Administrative Agent (it being understood that upon receipt of any such Collateral Access Agreement with respect to any location, any Landlord Lien Reserve shall be released) plus (y) past due rent for all of the Loan Parties’ leased locations where such Eligible Inventory is located; provided, that no Landlord Lien Reserves shall be imposed prior to the date that is ninety (90) days after the Closing Date (or such later day as may be agreed by the Administrative Agent in its sole discretion).
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Extended Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“LCA Election” has the meaning specified in Section 1.08(f).
“LCA Test Date” has the meaning specified in Section 1.08(f).
“Lead Arrangers” has the meaning specified in the introductory paragraph to this Agreement.
“Lender” has the meaning specified in the introductory paragraph to this Agreement (and, for the avoidance of doubt, includes each Tranche 1 Revolving Lender and each FILO Lender), and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” Each Additional Lender shall be a Lender to the extent any such Person has executed and delivered an Incremental Amendment, as the case may be, and to the extent such Incremental Amendment shall have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender. As of the Amendment No. ~~1~~3 Effective Date, Schedule 2.01 sets forth the name of each Lender. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks and the Swing Line Lender. Notwithstanding the foregoing, no Disqualified Lender that purports to become a Lender hereunder (notwithstanding the provisions of this Agreement that prohibit Disqualified Lenders from becoming Lenders) shall be entitled to any of the rights or privileges enjoyed by the other Lenders (including with respect to voting, information and lender meetings) and shall be deemed for all purposes to be, at most, a Defaulting Lender (except for purposes of Section 2.19(d)) until such time as such Disqualified Lender no longer owns any Loans or Commitments.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means a letter of credit issued or to be issued by any Issuing Bank pursuant to this Agreement, including Existing Letters of Credit and Existing Amendment No. 1 Letters of Credit, which letter of credit shall be (a) a standby letter of credit or (b) solely to the extent agreed by the applicable Issuing Bank in its sole discretion, a commercial or “trade” letter of credit.
“Letter of Credit Advance” means, as to any Tranche 1 Revolving Lender, such Lender’s funding of its participation in any Letter of Credit Borrowing in accordance with its Pro Rata Share.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank, together with an Issuance Notice.
“Letter of Credit Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed by the Borrower or the applicable Co-Borrower on the date when made or refinanced as a Tranche 1 Revolving Loan Borrowing.
“Letter of Credit Commitment” means, (a) as of the Amendment No. ~~1~~3 Effective Date with respect to (i) Barclays, $~~60,000,000.00~~68,000,000.00, (ii) Bank of Montreal, $~~70,000,000.00~~77,400,000.00, (iii) Wells Fargo Bank, National Association, $~~40,562,500.00, (iv) U.S. Bank National Association, $16,578,125.00, (v) Royal Bank of Canada, $16,578,125.00, (vi) The Toronto-Dominion Bank, $16,578,125.00, (vii) Fifth Third Bank, National Association, $16,578,125.00, (viii)~~47,700,000.00, (iv) Bank of America, N.A., $~~26,125,000.00, (ix~~30,800,000.00, (v) The Toronto-Dominion Bank, $21,500,000.00, (vi) U.S. Bank National Association, $21,500,000.00, (vii) Royal Bank of Canada, $21,000,000.00, (viii) Canadian Imperial Bank of Commerce, $15,000,000.00, (ix) Regions Bank, $12,900,000.00 and (x) Morgan Stanley Bank, N.A., $~~7,500,000.00 and (x) Credit Suisse AG, New York Branch, $4,500,000.00~~9,200,000.00 (in each case, as may be reduced to reflect any amount allocated to another Issuing Bank pursuant to the immediately succeeding clause (b)) and (b) from time to time after the Amendment No. ~~1~~3 Effective Date with respect to any other Issuing Bank, subject to Section 11.01, an amount to be agreed between the Borrower and such Issuing Bank; provided that any Issuing Bank may agree to a higher amount in its sole discretion.
“Letter of Credit Documents” means, as to any Letter of Credit, each Letter of Credit Application and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower or the applicable Co-Borrower or in favor of such Issuing Bank and relating to such Letter of Credit.
“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolving Commitment Termination Date or such other day as the Administrative Agent, the applicable Issuing Bank and the Borrower or Co-Borrower may agree (or, if such day is not a Business Day, the immediately preceding Business Day).
“Letter of Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or the extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“Letter of Credit Obligations” means, at any time, the aggregate of all liabilities at such time of any Loan Party to each Issuing Bank with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding.
“Letter of Credit Sublimit” means the greater of (a) $~~275,000,000~~325,000,000 and (b) such higher amount as the Borrower, the Required Lenders and the applicable Issuing Bank(s) may from time to time agree.
“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and (b) the aggregate amount of all Reimbursement Obligations outstanding at such time.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, deemed or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Lien Release Event” has the meaning specified in Section 10.11(a)(i).
“Limited Condition Acquisition” means any Acquisition Transaction or other Investment by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
~~“Line Cap” shall mean the lesser of (a) the aggregate amount of the Commitments at such time and (b) the Borrowing Base then in effect.~~
“Liquidity Condition” has the meaning set forth in the definition of “Cash Dominion Period”.
“Loan” means any of a Revolving Loan, a Swing Line Loan and a Protective Advance made by a Lender to the Borrower or any Co-Borrower under Article II (including Section 2.16).
“Loan Documents” means, collectively, (a) this Agreement, (b) Amendment No. 1, (c), Amendment No. 2, (d) Amendment No. 3, (e) the Notes, (~~e~~f) any Incremental Amendment or Extension Amendment, (~~f) the Guaranty, (~~g) the Guaranty, (h) the Collateral Documents, (~~h~~i) the Intercreditor Agreements and (~~i~~j) the Global Intercompany Note.
“Loan Parties” means, collectively, the Borrower, any Co-Borrowers and the Guarantors; provided that prior to the consummation of the Acquisition, neither the Acquired Business nor any of its Subsidiaries shall be Loan Parties.
“L/C Fee” has the meaning specified in Section 2.11(b)(ii).
“Management Stockholders” means (a) any Company Person who is an investor in Holdings or a Parent Entity, (b) family members of any of the individuals identified in the foregoing clause (a), (c) trusts, partnerships or limited liability companies for the benefit of any of the individuals identified in the foregoing clause (a) or (b), and (d) heirs, executors, estates, successors and legal representatives of the individuals identified in the foregoing clause (a) or (b).
“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Master Agreement” has the meaning specified in the definition of “Hedge Agreement.”
“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, and (b) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under the Loan Documents.

“Material Domestic Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each of the Borrower’s Domestic Subsidiaries that are Restricted Subsidiaries, (a) whose total assets (other than intercompany investments) at the last day of the most recent Test Period (when taken together with the total assets (other than intercompany investments) of the Restricted Subsidiaries of such Domestic Subsidiary at the last day of the most recent Test Period) were equal to or greater than 5.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries as of the last day of such Test Period, in each case determined in accordance with GAAP or (b) whose revenues for such Test Period (when taken together with the revenues of the Restricted Subsidiaries of such Domestic Subsidiary for such Test Period) were equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the date which is 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clause (a) or (b) comprise in the aggregate more than (when taken together with the total assets (other than intercompany investments) of the Restricted Subsidiaries of such Domestic Subsidiaries at the last day of the most recent Test Period) 10.0% of the total consolidated assets of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the revenues of the Restricted Subsidiaries of such Domestic Subsidiaries for such Test Period) 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries for such Test Period (or, in each case, on any date when re-designated as an Excluded Subsidiary pursuant to the definition of “Excluded Subsidiary”), then the Borrower shall, not later than sixty days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement or on the date of such redesignation, as applicable (or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 with respect to any such Subsidiaries.
“Material Foreign Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each of the Borrower’s Foreign Subsidiaries that are Restricted Subsidiaries (a) whose total assets (other than intercompany investments) at the last day of the most recent Test Period (when taken together with the total assets (other than intercompany investments) of the Restricted Subsidiaries of such Foreign Subsidiary at the last day of the most recent Test Period) were equal to or greater than 5.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries as of the last day of such Test Period, in each case determined in accordance with GAAP or (b) whose revenues for such Test Period (when taken together with the revenues of the Restricted Subsidiaries of such Foreign Subsidiary for such Test Period) were equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the date which is 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), Foreign Subsidiaries that are not Material Foreign Subsidiaries comprise in the aggregate more than (when taken together with the total assets (other than intercompany investments) of the Restricted Subsidiaries of such Foreign Subsidiaries at the last day of the most recent Test Period) 10.0% of the total consolidated assets of the Borrower and the Restricted Subsidiaries that are Foreign Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the revenues of the Restricted Subsidiaries of such Foreign Subsidiaries for such Test Period) 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries that are Foreign Subsidiaries for such Test Period (or, in each case, on any date when re-designated as an Excluded Subsidiary pursuant to the definition of “Excluded Subsidiary”), then the Borrower shall, not later than sixty days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement or on the date of such re-designation (or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion), designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true.
“Material Indebtedness” means, as of any date, (i) the Indebtedness with respect to the Term Loan Facility, (ii) the Indebtedness with respect to the Senior Secured Notes, (iii) the Indebtedness with respect to the CoBank Term Loan Facility and (iv) the Indebtedness for borrowed money on such date of any Loan Party in an aggregate principal amount exceeding the Threshold Amount; provided that in no event shall any of the following be Material Indebtedness (a) Indebtedness under a Loan Document, (b) obligations in respect of a Qualified Securitization Financing, (c) Capitalized Lease Obligations, (d) Indebtedness held by a Loan Party or any Indebtedness held by an Affiliate of a Loan Party and (e) Indebtedness under Hedge Agreements.
“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.
“Materiality Threshold Amount” means an amount equal to the greater of 5.00% of Closing Date EBITDA and 5.00% of TTM Consolidated Adjusted EBITDA.
“Maturing Indebtedness Reserve” means, as of any date of determination, with respect to any installment(s) of principal of Indebtedness described in the definition of “Inside Maturity Exception” (as defined in the Term Loan Credit Agreement as in effect on the Closing Date) which has a scheduled date of payment or scheduled maturity date that is due to occur less than 91 days after such date, a reserve equal to the outstanding principal amount of such installment(s) that are so due. For the avoidance of doubt, a Maturing Indebtedness Reserve shall not be established with respect to any principal installment of Indebtedness prior to the 91st day preceding the scheduled date of payment or a scheduled maturity date of such installment.
“Maturity Date” means:
(a)
with respect to the Revolving Loans, the date that is the earlier of (i) five years after the Amendment No. 1 Effective Date and (ii) the date such Revolving Loans are declared due and payable pursuant to Section 9.02, and
(b)
with respect to any tranche of Extended Revolving Commitments, the earlier of (i) the final maturity date as specified in the applicable Extension Amendment and (ii) the date such tranche of Extended Revolving Commitments are terminated and/or declared due and payable pursuant to Section 9.02.

provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 11.10.
“Merger” has the meaning specified in the preliminary statements to this Agreement.
“Merger Sub” has the meaning specified in the introductory paragraph to this Agreement.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the

Issuing Banks with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Swing Line Lender with respect to Swing Line Loans outstanding at such time and (c) otherwise, an amount determined by the Administrative Agent and the Issuing Banks or the Swing Line Lender, as the case may be, in their sole discretion.
“Minimum Equity Contribution” has the meaning specified in the definition of “Equity Contribution.”
“Model” means the financial model used in connection with the syndication of the Facility and the Term Loan Facility.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions, which for greater certainty shall not include a Canadian Pension Plan or a Canadian Multi-Employer Pension Plan.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP (determined, for the avoidance of doubt, on an unconsolidated basis) and before any reduction in respect of preferred stock dividends.
“NOLV Percentage” means, with respect to Inventory of any Person, the net orderly liquidation value of Inventory, expressed as a percentage of Value, net of all reasonable costs and expenses of liquidation thereof, as determined based upon the most recent Inventory appraisal conducted in accordance with Section 6.10(b) hereof.
“Non-Bank Certificate” has the meaning specified in Section 3.01(b).
“Non-Consenting Lender” has the meaning specified in Section 3.07.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Financed Capital Expenditures” means Consolidated Capital Expenditures that (a) are not financed with the proceeds of any Indebtedness (it being understood and agreed that, to the extent financed with Loans, such Consolidated Capital Expenditures shall be deemed Non-Financed Capital Expenditures), the proceeds of any sale or issuance of Equity Interests of, or equity contributions to, Holdings or the Borrower, the proceeds of any Disposition (including any substantially contemporaneous trade-in of assets) or any Casualty Event and (b) are not reimbursed by a third person (excluding any Loan Party or any of its Restricted Subsidiaries).
“Non-Loan Party” means any Restricted Subsidiary of the Borrower that is not a Loan Party.
“Nonrenewal Notice Date” has the meaning specified in Section 2.04(b)(iii).

“Not Otherwise Applied” means, with reference to the amount of any Permitted Equity Issuances that is proposed to be applied to a particular use or transaction, that such amount was not previously applied in determining the permissibility of a transaction under the Loan Documents (including, for the avoidance of doubt, any use of such amount to fund a Specified Equity Contribution or to incur Contribution Indebtedness) where such permissibility was (or may have been) contingent on the receipt or availability of such amount, it being agreed that the incurrence of secured debt shall be deemed one use transaction for purposes of this definition.
“Note” means each of the Tranche 1 Revolving Loan Notes, FILO Notes and the Swing Line Note.
“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including in respect of any Tranche 1 Revolving Exposure relating thereto), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any case or proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed or allowable claims in such case or proceeding, (b) obligations of any Loan Party arising under any Secured Hedge Agreement and (c) Cash Management Obligations; provided that “Obligations” of any Guarantor shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party and to provide Cash Collateral under any Loan Document.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“OID” means original issue discount.
“Organization Documents” means,
(a)
with respect to any corporation, the certificate and/or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b)
with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and
(c)
with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” has the meaning specified in Section 3.01(f).
“Overadvance” shall mean a Loan or issuance of a Letter of Credit to the extent that, immediately after the making of such Loan or issuance, the aggregate amount of Credit Extensions then outstanding would exceed the Total Line Cap.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate reasonably determined by the Administrative Agent in accordance with bank industry rules on interbank compensation and (b) with respect to any amount denominated in any Alternative Currency, the rate of interest per annum reasonably determined by the Administrative Agent to be its cost of funding such amount.
“Parent Entity” has the meaning specified in Section 6.01.
“Pari Passu Lien Debt” means any Indebtedness that is intended by the Borrower to be secured by Liens on all or any portion of the Collateral that are pari passu in priority with the Liens on Collateral that secure the Term Loan Obligations. For the avoidance of doubt, “Pari Passu Lien Debt” includes the Initial Term Loans and the Senior Secured Notes as of the Closing Date, but excludes the Obligations and any Indebtedness secured on a pari passu basis with the Obligations on the ABL Priority Collateral.
“Participant” has the meaning specified in Section 11.07(d).
“Participant Register” has the meaning specified in Section 11.07(e).
“Participating Member State” means each state as described in any EMU Legislation.
“Participation” has the meaning specified in Section 11.07(d).
“Payment” has the meaning specified in Section 11.28.
“Payment Conditions” means with respect to any transaction (i) no Event of Default has occurred and is continuing or would arise after giving effect to such transaction and (ii) either (a) the Fixed Charge Coverage Ratio would be at least 1.00:1.00 on a Pro Forma Basis and the Borrower would have ~~Specified~~ Excess Availability of at least the greater of (x) $~~100,000,000~~114,000,000 and (y) 12.5% of the Total Line Cap (but with respect to Restricted Payments only, $~~125,000,000~~142,500,000 and 15.0%, respectively) on a Pro Forma Basis immediately after giving effect to such transaction and over the 20 consecutive calendar days immediately prior to such transaction, or (b) the Borrower would have ~~Specified~~ Excess Availability on a Pro Forma Basis of at least the greater of (x) $~~150,000,000~~171,000,000 and (y) 17.5% of the Total Line Cap (but with respect to Restricted Payments only, $~~175,000,000~~199,500,000 and 20.0%) on a Pro Forma Basis immediately after giving effect to such transaction and over the 20 consecutive calendar days immediately prior to such transaction.
“Payment Notice” has the meaning specified in Section 11.28.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA, and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made or has had an obligation to make contributions at any time in the preceding five plan years, but shall not include a Canadian Pension Plan or a Canadian Multi-Employer Pension Plan.
“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.
“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Permitted Acquisition” means an Acquisition Transaction together with other Investments undertaken to consummate such Acquisition Transaction; provided that:
(a)
after giving Pro Forma Effect to any such Acquisition Transaction or Investment, at the applicable time determined in accordance with Section 1.08(f), no Event of Default shall have occurred and be continuing;
(b)
the business of such Person, or such assets, as the case may be, constitute a business permitted by the Loan Documents;
(c)
such newly created or acquired Subsidiary shall be a Restricted Subsidiary at the time of such Permitted Acquisition; and
(d)
with respect to each such purchase or other acquisition, all actions required to be taken with respect to any such newly created or acquired Restricted Subsidiary or assets in order to satisfy the requirements set forth in Section 6.11 within the time periods set forth therein to the extent applicable shall have been taken (or shall be taken), to the extent required by such section (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made);

provided further that Permitted Acquisitions of any Person that on the date of such Permitted Acquisition is not a Loan Party (and will not become a Loan Party as a result of such Permitted Acquisitions within the time periods set forth in Section 6.11) shall not exceed the greater of (1) 50.00% of Closing Date EBITDA and (2) 50% of TTM Consolidated Adjusted EBITDA (together with any Investments under the proviso of Section 7.02(a)).

“Permitted Discretion” means reasonable credit judgment made in good faith in accordance with customary business practices for comparable asset-based lending transactions; provided that, as it relates to the establishment of new categories of Reserves after the Closing Date or changes to eligibility criteria (other than Reserves that are expressly included in the definition of “Reserves” or the adjustment or imposition of exclusionary criteria in the definitions of “Eligible Accounts Receivable,” “Eligible Credit Insured Accounts” and “Eligible Inventory”), Permitted Discretion will require that (a) such establishment, adjustment or imposition of Reserves after the Closing Date be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent after the Closing Date or that are materially different from facts or events known to the Administrative Agent on the Closing Date, (b) the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria in the definitions of “Eligible Accounts Receivable,” “Eligible Credit Insured Accounts” and “Eligible Inventory” be a reasonable quantification of changes in the ability of the Administrative Agent to realize upon the ABL Priority Collateral included in the Tranche 1 Borrowing Base and the FILO Borrowing Base and (c) no Reserves or changes to eligibility criteria will be duplicative of Reserves or changes already accounted for through eligibility criteria in the definitions of “Eligible Accounts Receivable,” Eligible Credit Insured Accounts” and/or “Eligible Inventory” or through the advance rates set forth in the definitions of “Accounts Receivable Component” and/or “Inventory Component”.
“Permitted Equity Issuance” means any,
(a)
public or private sale or issuance of any Qualified Equity Interests of the Borrower or any Parent Entity (other than a Specified Equity Contribution);
(b)
contribution to the equity capital of the Borrower or any other Loan Party (other than (i) a Specified Equity Contribution or (ii) in exchange for Disqualified Equity Interests); or
(c)
sale or issuance of Indebtedness of Holdings, the Borrower or a Restricted Subsidiary (other than intercompany Indebtedness) that have been converted into or exchanged for Qualified Equity Interests of Holdings, the Borrower, a Restricted Subsidiary or any Parent Entity;

provided that the amount of any Permitted Equity Issuance will be the amount of cash and Cash Equivalents received by a Loan Party or Restricted Subsidiary in connection with such sale, issuances or contribution, and the fair market value of any other property received in connection with such sale, issuance or contribution, (measured at the time made), without adjustment for subsequent changes in the value.

“Permitted Holders” means any:
(a)
Jackson Wijaya and Affiliates (but excluding any portfolio companies of any of the foregoing);
(b)
the Management Stockholders;
(c)
the Co-Investors;
(d)
any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clause (a), (b) or (c) above are members; provided that, without giving effect to the existence of such group or any other group, the Persons described in clauses (a), (b) and (c) above, collectively, beneficially own (as defined in Rules 13(d) and 14(d) of the Exchange Act) Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interest of Holdings (or any Successor Holdings, if applicable) then held by such group; and
(e)
any Parent Entity, for so long as a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such Parent Entity is beneficially owned (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by one or more Permitted Holders described in clauses (a), (b), (c) and/or (d) of the definition thereof.
“Permitted Investment” means (a) any Permitted Acquisition, (b) any Acquisition Transaction and/or (c) any other Investment or acquisition permitted hereunder.

“Permitted Junior Secured Refinancing Debt” means any Credit Agreement Refinancing Indebtedness that is Junior Lien Debt.
“Permitted Lien” means any Lien not prohibited by Section 7.01.
“Permitted Pari Passu Secured Refinancing Debt” means any Credit Agreement Refinancing Indebtedness that is Pari Passu Lien Debt.
“Permitted Ratio Debt” means Indebtedness; provided that, at the time of incurrence thereof:
(a)
immediately after giving effect to the issuance, incurrence, or assumption of such Indebtedness:
(i)
in the case of any Pari Passu Lien Debt, the First Lien Net Leverage Ratio for the applicable Test Period is equal to or less than the Closing Date First Lien Net Leverage Ratio less 0.50 to 1.00x;
(ii)
in the case of any Junior Lien Debt, the Secured Net Leverage Ratio for the applicable Test Period is equal to or less than the Closing Date Secured Net Leverage Ratio less 0.25 to 1.00x; and
(iii)
in the case of any Indebtedness that is not secured by a Lien on any Collateral, the Total Net Leverage Ratio for the applicable Test Period is equal to or less than the Closing Date Total Net Leverage Ratio;

in each case, after giving Pro Forma Effect to the incurrence of such Indebtedness and any use of proceeds thereof and measured as of and for the Test Period immediately preceding the issuance, incurrence or assumption of such Indebtedness for which internal financial statements are available; provided, that the aggregate principal amount of Permitted Ratio Debt incurred by Non-Loan Parties, together with the aggregate principal amount of Incremental Equivalent Debt incurred by Non-Loan Parties, shall not exceed, in the aggregate, the greater of (i) 50.00% of Closing Date EBITDA and (ii) 50.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination;

(b)
to the extent such Permitted Ratio Debt is required to be subject to the provisions of the Closing Date ABL Intercreditor Agreement, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to, or is otherwise subject to the provisions of the Closing Date ABL Intercreditor Agreement or any other intercreditor agreement that may be executed from time to time and reasonably acceptable to the Administrative Agent; and
(c)
Permitted Ratio Debt (i) that is Pari Passu Lien Debt shall not mature prior to the latest maturity date of, and shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of, the Initial Term Loans (without giving effect to any amortization payments or prepayments on the Initial Term Loans actually made) or (ii) that is Junior Lien Debt or unsecured Indebtedness shall not mature, or have scheduled amortization, prior to the latest maturity date of the Initial Term Loans; provided that this clause (c) shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception (as defined in the Term Loan Credit Agreement as in effect on the Closing Date).

Permitted Ratio Debt will be deemed to include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, prepayment, refunding, replacement, renewal or extension of any Indebtedness of such Person; provided that
(a)
the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, replaced, renewed or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus OID and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilized thereunder,
(b)
other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(c) or Section 7.03(d)) such modification, refinancing, refunding, replacement, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended,
(c)
such Indebtedness shall not be incurred or guaranteed by any Loan Party or Restricted Subsidiary other than a Loan Party or Restricted Subsidiary that was an obligor of the Indebtedness being exchanged, extended, renewed, replaced or refinanced and no additional Loan Parties or Restricted Subsidiaries shall become liable for such Indebtedness;
(d)
if the Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is Junior Financing or Junior Lien Debt,
(i)
to the extent the Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, replacement, renewal, or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended,
(ii)
to the extent the Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is unsecured, such modification, refinancing, refunding, replacement, renewal or extension is either (A) unsecured or (B) secured only by Permitted Liens (provided that such incurrence will thereafter count in the calculation of any remaining basket capacity thereunder, while such Indebtedness remains outstanding); and
(iii)
to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is secured by Liens, (A) such modification, refinancing, refunding, replacement, renewal or extension is either (1) unsecured or (2) secured only by Permitted Liens, provided that if such Indebtedness is Pari Passu Lien Debt or Junior Lien Debt, (x) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is required to be subject to the provisions of the Closing Date ABL Intercreditor Agreement, a Debt Representative acting on behalf of the holders of such

Indebtedness has become party to, or is otherwise subject to the provisions of the Closing Date ABL Intercreditor Agreement or any other intercreditor agreement that may be executed from time to time and reasonably acceptable to the Administrative Agent and (y) (y) such Indebtedness shall not be secured on a pari passu basis by the ABL Priority Collateral with Liens on the ABL Priority Collateral securing the Obligations and (B) to the extent that such Liens are subordinated to the Liens securing the Obligations, such modification, refinancing, refunding, replacement, renewal or extension is secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, replaced, renewed or extended;
(e)
if such Indebtedness is secured by assets of the Borrower or any Restricted Subsidiary:
(i)
such Indebtedness shall not be secured by Liens on any assets of the Borrower or any Restricted Subsidiary that are not also subject to, or would be required to be subject to pursuant to the Loan Documents, a Lien securing the Obligations (except (1) Liens on property or assets applicable only to periods after the Latest Maturity Date at the time of incurrence, (2) any Liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders, (3) Liens on the proceeds of such Indebtedness funded into escrow pursuant to customary escrow arrangements, (4) any Liens on property or assets under the Indebtedness being exchanged, extended, renewed, replaced or refinanced and (5) with respect to Indebtedness of Non-Loan Parties, Liens on assets of any Non-Loan Party); and
(ii)
if such Indebtedness is Pari Passu Lien Debt or Junior Lien Debt, (x) a Debt Representative acting on behalf of the holders of such Indebtedness has become party to, or is otherwise subject to the provisions of the Closing Date ABL Intercreditor Agreement or any other intercreditor agreement that may be executed from time to time and reasonably acceptable to the Administrative Agent and (y) such Indebtedness shall not be secured on a pari passu basis by the ABL Priority Collateral with Liens on the ABL Priority Collateral securing the Obligations.

Permitted Refinancing will be deemed to include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Reorganization” means any transaction (a) undertaken to effect a corporate reorganization (or similar transaction or event) for operational or efficiency purposes, (b) undertaken in connection with and reasonably required for consummating a Qualifying IPO, or (c) related to tax planning or tax reorganization, in each case, as determined in good faith by the Borrower and entered into after the Closing Date; provided that, (i) no Event of Default is continuing immediately prior to such transaction and immediately after giving effect thereto and (ii) after giving effect to such transactions, the security interests of the Lenders in the Collateral (taken as a whole) and the Guarantees of the Obligations (taken as a whole), in each case, would not be materially impaired as a result thereof, and such transaction will not materially adversely affect the Borrower’s and the Co-Borrowers’ ability to make anticipated payments with respect to the Obligations as and when they become due (in each case, as determined in good faith by the Borrower).

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, Canadian Pension Plan or a Canadian Multi-Employer Pension Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.
“Platform” has the meaning specified in Section 6.02.
“Pledged Debt” has the meaning specified in the Security Agreement or the Canadian Security Agreement, as applicable.
“Pledged Equity” has the meaning specified in the Security Agreement or the Canadian Security Agreement, as applicable.
“Post-Acquisition Borrowing Base” has the meaning specified in the definition of “Eligible Accounts Receivable.”
“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect; provided that, if validity, perfection or the effect of perfection or non-perfection, opposability or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction in Canada (including the Civil Code of Quebec) for purposes of the provisions hereof relating to such validity, perfection, effect of perfection or non-perfection, opposability or priority of any Lien created hereunder on the Collateral.
“Pre-Acquisition Borrowing Base” has the meaning specified in the definition of “Eligible Accounts Receivable.”
“Prepayment Notice” means a written notice made pursuant to Section 2.07(a)(i) substantially in the form of Exhibit J.
“Private-Side Information” means any information with respect to Holdings and its Subsidiaries that is not Public-Side Information.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.
“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender of any Class and any Letters of Credit issued or participations purchased therein by any Lender of any Class or any participation in any Swing Line Loans purchased by any Lender of any Class at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Exposure of that Lender at such time and the denominator of which is the aggregate Revolving Exposure of all Lenders of such Class at such time.

“Protective Advance” has the meaning specified in Section 2.02(a).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” means costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to Holdings’ status (or any relevant Parent Entity’s status) as a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, the rules of securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.
“Public Lenders” means Lenders that do not wish to receive Private-Side Information.
“Public-Side Information” (a) at any time prior to Holdings or any of its Subsidiaries becoming the issuer of any Traded Securities, information that is (i) of a type that would be required by applicable Law to be publicly disclosed in connection with an issuance by Holdings or any of its Subsidiaries of its debt or equity securities pursuant to a registered public offering made at such time or (ii) not material to make an investment decision with respect to securities of Holdings or any of its Subsidiaries (for purposes of United States federal, state or other applicable securities laws), and (b) at any time on or after Holdings or any of its Subsidiaries becoming the issuer of any Traded Securities, information that does not constitute material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to such Parent Entity or Holdings or any of their respective Subsidiaries or any of their respective securities.
“Push Down Reserve” means a reserve established against the Tranche 1 Borrowing Base by the Administrative Agent at such time in an amount equal to the amount (if any) by which the aggregate principal amount of the FILO Loans outstanding at the applicable time of determination exceeds the FILO Borrowing Base at such time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.26(a).
“Qualified Cash” means cash and Cash Equivalents of the Loan Parties in DDAs (including any DDA maintained with the Administrative Agent) that are subject to Blocked Account Agreements located in the United States or Canada; provided that the Administrative Agent shall be entitled (unless otherwise agreed by the Administrative Agent in its Permitted Discretion), pursuant to the terms thereof, to reasonably request cash reporting (i) with the delivery of a Borrowing Base Certificate, (ii) upon any request for a credit extension and (iii) in connection with any action incurred in reliance on the Payment Conditions; provided that such reporting shall be daily during a Cash Dominion Period.
“Qualified Cash Component” means 100% of Qualified Cash.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings:
(a)
that is not subject to any Guarantee by any Loan Party (including the Borrower and any Co-Borrower) or any Restricted Subsidiary;
(b)
that will not mature prior to the date that is six months after the Latest Maturity Date in effect on the date of issuance or incurrence thereof;
(c)
that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (e) below);
(d)
that does not require any payments in cash of interest or other amounts (other than any AHYDO catch-up payments) in respect of the principal thereof prior to the date that is 180 days after the Latest Maturity Date in effect on the date of such issuance or incurrence; and
(e)
that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, in each case as determined by the Borrower in good faith;

provided that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualified Professional Asset Manager” has the meaning specified in Section 10.16(a).

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions:
(a)
such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, as determined by the Borrower in good faith;
(b)
all sales, transfers and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value;
(c)
the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms, as determined by the Borrower in good faith; and
(d)
the aggregate principal amount of all Securitization Financings that may be Qualified Securitization Financings shall not exceed $50,000,000.
“Qualifying IPO” means either (a) the issuance by Holdings or any Parent Entity of its common Equity Interests in a public offering (other than a public offering pursuant to a registration statement on Form S-8 (or equivalent forms applicable for foreign public companies or foreign private issuers) or any successor form) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act or pursuant to a prospectus or similar documents filed with securities regulatory authorities outside of the United States or (b) any transaction or series of transactions, including a SPAC IPO, that results in, or following which, any common Equity Interests of the Borrower, any Parent Entity or any SPAC IPO Entity (or its successor by merger, amalgamation or other combination) being publicly traded on any United States national securities exchange or over-the-counter market, or any analogous exchange or market in Canada, the United Kingdom or the European Union.
“Recipient” means (a) each Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Refunded Swing Line Loans” has the meaning specified in Section 2.03(c)(i).
“Refunding Equity Interests” has the meaning specified in Section 7.06 (o).
“Register” has the meaning specified in Section 11.07(c).
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Reimbursement Obligations” has the meaning specified in Section 2.04(c)(i).
“Related Indemnified Person” of an Indemnitee means (a) any controlling person or controlled affiliate of such Indemnitee, (b) the respective directors, officers, or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (c) the respective agents of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this definition shall pertain to a controlled affiliate or controlling person involved in the negotiation or syndication of the Facility.
“Release Actions” has the meaning specified in Section 10.11(b).
“Release Certificate” has the meaning specified in Section 10.11(b).
“Release Date” has the meaning specified in Section 10.11(c).
“Release/Subordination Event” has the meaning specified in Section 10.11(a)(i)(G).
“Relevant Four Fiscal Quarter Period” means, with respect to any requested Specified Equity Contribution, the four-fiscal quarter period ending on (and including) the fiscal quarter in which Consolidated Adjusted EBITDA will be increased as a result of such Specified Equity Contribution.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations, inventory appraisals or audits pertaining to the Loan Parties’ assets from information furnished by or on behalf of the Loan Parties, after the Administrative Agent has exercised its rights of inspection pursuant to Section 6.10(b), which Reports shall be distributed to the Lenders by the Administrative Agent, subject to the provisions of Section 11.08.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty day notice period has been waived.
“Required Facility Lenders” means, with respect to any Facility on any date of determination, Lenders having or holding more than 50% of the sum of (a) the aggregate principal amount of outstanding Loans under such Facility and (b) the aggregate unused Commitments under such Facility; provided that the portion of outstanding Loans and the unused Commitments of such Facility, as applicable, held or deemed held by a Defaulting Lender shall be excluded for purposes of making a determination of Required Facility Lenders.
“Required Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the sum of the aggregate Revolving Exposure of all Lenders; provided that the aggregate Revolving Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Minimum Balances” has the meaning specified in Section 6.19(c).
“Reserved Secured Cash Management Obligations” means any Obligations in respect of any Secured Cash Management Services, up to the maximum amount owing thereunder as specified by the applicable Cash Management Bank in writing to the Administrative Agent, which amount may be increased with respect to any existing Secured Cash Management Services by further written notice from such Cash Management Bank to the Administrative Agent from time to time; provided that in each case (a) such Obligations are subject to a Bank Product Reserve so long as the establishment of such Bank Products Reserve for such amount and all other Reserved Secured Hedge Obligations and Reserved Secured Cash Management Obligations would not result in an Overadvance and (b) the Borrower has been notified of and given a least three Business Days to review any error in the calculation of such maximum amount and increased amount.
“Reserved Secured Hedge Obligations” means any Obligations in respect of any Hedge Agreement owing to a Hedge Bank, up to the maximum amount owing thereunder as specified by the applicable Hedge Bank in writing to the Administrative Agent, which amount may be increased with respect to any existing Secured Hedge Agreement at any time by further written notice from such Hedge Bank to the Administrative Agent; provided that (a) such Obligations are subject to a Bank Product Reserve so long as the establishment of such Bank Products Reserve for such amount and all other Reserved Secured Hedge Obligations and Reserved Secured Cash Management Obligations would not result in an Overadvance and (b) the Borrower has been notified of and given a least three Business Days to review any error in the calculation of such maximum amount and increased amount.
“Reserves” means, the Bank Products Reserve, the Landlord Lien Reserve, the Maturing Indebtedness Reserve, the Canadian Priority Payables Reserve, the Push Down Reserve and any and all other reserves established in accordance with and subject to Section 2.22 that reflect risks or contingencies that are reasonably likely to (a) affect the collectability of Eligible Accounts Receivable or Eligible Credit Insured Accounts, (b) affect the salability of Eligible Inventory, (c) impair the value of the Eligible Accounts Receivable, Eligible Credit Insured Accounts, Eligible Inventory or the Collateral Agent’s Lien thereon or (d) result in the payment of unanticipated liabilities of any Loan Party. Without limiting the generality of the foregoing but subject to Section 2.22, the Administrative Agent may establish dilution reserves, freight and shipping charges related to any Inventory in transit, reserves for unpaid and accrued sales taxes, reserves for banker’s liens, rights of setoff or similar rights and remedies as to deposit or investment accounts, reserves for contingent liabilities of any Loan Party, reserves for uninsured or underinsured losses or litigation of any Loan Party, reserves for customs charges, reserves for fees, assessments, and other governmental charges with respect to the Eligible Accounts Receivable, and reserves for self-insurance and insurance premiums.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the executive chairman, chief executive officer, president, senior vice president, senior vice president (finance), vice president, chief financial officer, treasurer, manager of treasury activities or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent, and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.
“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of the Restricted Subsidiaries, that such cash or Cash Equivalents appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or such Restricted Subsidiary (unless such appearance is related to a restriction in favor of, the Administrative Agent, the Collateral Agent or any Lender).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of the Restricted Subsidiaries (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests other than dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) of the Borrower), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof). For the avoidance of doubt, the payment of any Contractual Obligation that is based on, or measured with respect to the value of an Equity Interest, including any such Contractual Obligations constituting compensation arrangements, shall not be considered a Restricted Payment. The amount of any Restricted Payment not made in cash or Cash Equivalents shall be the fair market value of the securities or other property distributed by dividend or other otherwise.
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary, for the avoidance of doubt, including each Co-Borrower and Guarantor.
“Revolving Commitment” means the Tranche 1 Revolving Commitments and FILO Commitments.
“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” with respect to either the Tranche 1 Revolving Commitments or the FILO Commitments means the earliest to occur of (a) the fifth anniversary of the Amendment No. 1 Effective Date, (b) the date the applicable Revolving Commitments, including Tranche 1 Revolving Commitments in respect of Letters of Credit and Swing Line Loans, are permanently reduced to zero pursuant to Section 2.08, and (c) the date of the termination of the applicable Revolving Commitments pursuant to Section 9.02.
“Revolving Exposure” means collectively the Tranche 1 Revolving Exposure and the FILO Revolving Exposure.
“Revolving Facility” means the Tranche 1 Revolving Facility and the FILO Facility.
“Revolving Lenders” means the Tranche 1 Revolving Lenders and the FILO Lenders.
“Revolving Loan Notes” means the Tranche 1 Revolving Loan Notes and FILO Notes.
“Revolving Loans” means the Tranche 1 Revolving Loans and FILO Loans.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sale Leaseback Transaction” means a sale leaseback transaction with respect to all or any portion of any real property, equipment or capital assets owned by a Loan Party or other property customarily included in such transactions.
“Same Day Funds” means disbursements and payments in immediately available funds.
“Sanctions” means any sanction administered or enforced by the United States government (including OFAC), the Government of Canada, the United Nations Security Council, the European Union or HMT.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to, or exercising jurisdiction outside of the United States, any of its principal functions.
“Secured Cash Management Services” means any Cash Management Services entered into by and among the Borrower or any Restricted Subsidiary and any Cash Management Bank.
“Secured Hedge Agreement” means any Hedge Agreement that is entered into by and between any Loan Party and any Hedge Bank and designated in writing by the Hedge Bank and the Borrower to the Administrative Agent as a “Secured Hedge Agreement” (but only if such Hedge Agreement has not been designated as a “Secured Hedge Agreement” under the Term Loan Credit Agreement or the CoBank Term Loan Credit Agreement).
“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt outstanding as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of the Borrower for such Test Period.
“Secured Obligations” has the meaning given to such term in the Security Agreement or the Canadian Security Agreement, as applicable.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Issuing Bank, each Hedge Bank party to a Secured Hedge Agreement, each Cash Management Bank party to an agreement governing Cash Management Obligations, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05 and Section 10.12.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securitization Assets” means the accounts receivable, royalty or other revenue streams, other rights to payment (including with respect to rights of payment pursuant to the terms of Joint Ventures) subject to a Qualified Securitization Financing and the proceeds thereof.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest or Lien in, any Securitization Assets of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets as determined by the Borrower in good faith.
“Securitization Repurchase Obligation” means any obligation of a seller or transferor of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means a wholly owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or such other Person (as provided below) as a Securitization Subsidiary, and
(a)
no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(b)
with which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and
(c)
to which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results;

it being agreed that a Securitization Asset consisting of an obligation of or to any Affiliate of a Loan Party (other than another Loan Party or Restricted Subsidiary, unless otherwise permitted by Section 7.05) shall not result non-compliance with any of the foregoing provisions.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties (other than the Canadian Loan Parties), substantially in the form of Exhibit F, together with each Security Agreement Supplement executed and delivered pursuant to Section 6.11.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Senior Secured Notes” means the notes due 2028 issued by the Borrower pursuant to the Senior Secured Notes Indenture.
“Senior Secured Notes Documents” means the Senior Secured Notes, the Senior Secured Notes Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Secured Notes.
“Senior Secured Notes Indenture” means that certain Indenture, dated as of October 18, 2021, among the Borrower, as issuer, the guarantors party thereto and The Bank of New York Mellon, as trustee (as amended, restated, supplemented, or otherwise modified from time to time) and any supplemental indenture or additional indenture to be entered into with respect to the Senior Secured Notes.
“Short Term Advances” means loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extension of terms).
“Similar Business” means any business, the majority of whose revenues are derived from (a) business or activities conducted by the Borrower and the Restricted Subsidiaries on the Closing Date, (b) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (c) any business that in the Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Borrower and the Restricted Subsidiaries.
“SOFR” means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR and Term SOFR, other than, in each case, pursuant to clause (1)(c) of the definition of “Base Rate”.
“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person, on a consolidated basis with its Subsidiaries, exceeds its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (b) the present fair saleable value of the property of such Person, on a consolidated basis with its Subsidiaries, is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured, (c) such Person, on a consolidated basis with its Subsidiaries, is able to pay its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured and (d) such Person, on a consolidated basis with its Subsidiaries, is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“SPAC IPO” means the acquisition, purchase, merger, amalgamation or other combination of the Borrower or any Parent Entity by, or with, a publicly traded special purpose acquisition company or targeted acquisition company or any entity similar to the foregoing (a “SPAC IPO Entity”) that results in, or following which, any common Equity Interests of the Borrower, any Parent Entity, or such SPAC IPO Entity (or its successor by merger, amalgamation or other combination) being publicly traded on any United States national securities exchange or over-the-counter market, or any analogous exchange or market in Canada, the United Kingdom or the European Union.
“SPC” has the meaning specified in Section 11.07(g).
“Specified ABL Event of Default” means an Event of Default pursuant to Section 9.01(a), Section 9.01(b)(i)(A), Section 9.01(b)(ii), Section 9.01(b)(iii), Section 9.01(d) (solely with respect to the representation and warranty made in Section 5.20) and Section 9.01(f).
“Specified DDA” means any DDA maintained with a Lender.
“Specified Equity Contribution” has the meaning specified in Section 8.02.
“Specified Event of Default” means an Event of Default pursuant to Section 9.01(a) or an Event of Default pursuant to Section 9.01(f) with respect to the Borrower.

“Specified First Out Excess Availability” means the sum of (a) First Out Excess Availability at such time plus (b) First Out Suppressed Availability (which shall not be less than zero) at such time; provided that First Out Suppressed Availability shall not exceed 2.5% of the ~~Aggregate~~Tranche 1 Revolving Commitments at any time.
“Specified Representations” means those representations and warranties made by Holdings and the Borrower in Sections 5.01(a) (with respect to organizational existence only), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.04, 5.13, 5.16, 5.17 (with respect to the use of proceeds of the Loans not in violation of the FCPA and OFAC) and 5.18; provided that such representations shall be made only with respect to the Initial Borrower and Holdings.
“Specified Transaction” means any of the following identified by the Borrower: (a) transaction or series of related transactions, including Investments and Acquisition Transactions, that results in a Person becoming a Restricted Subsidiary, (b) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (c) any transaction or series of related transactions, including Dispositions, that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, (d) any acquisition or disposition of assets constituting a business unit, line of business or division of another Person or a facility, (e) any material acquisition or disposition, (f) any restructuring of the business of the Borrower, whether by merger, consolidation, amalgamation or otherwise, (g) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (h) any Restricted Payment and (i) transactions of the type given pro forma effect in (i) the Model or (ii) any quality of earnings report prepared by a nationally recognized accounting firm and furnished to the Administrative Agent in connection with the Transactions; provided that, at the Borrower’s election, any Specified Transaction having an aggregate value of less than $1,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”.
“Specified Transaction Adjustments” has the meaning specified in Section 1.08(c).
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower that are customary in a Securitization Financing.
“Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, unlimited liability company or other entity of which (a) the Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, unlimited liability company or other entity are at the time owned by such Person or (b) more than 50.0% of the Equity Interests are at the time owned by such Person. Unless otherwise indicated in this Agreement, all references to Subsidiaries will mean Subsidiaries of the Borrower. No Person shall be considered a Subsidiary of the Borrower unless the Borrower has the ability to Control such Subsidiary.
“Subsidiary Guarantor” or “Subsidiary Loan Party” means any Subsidiary (other than an Excluded Subsidiary) that is required to be a Guarantor pursuant to the terms of the Loan Documents.
“Successor Borrower” has the meaning specified in Section 7.04(e).

“Successor Holdings” means any successor to Holdings pursuant to Section 7.04(a)(iii), Section 7.04(g)(i) or Section 7.10(b)(ii), as applicable, together with such Person’s subsequent successors and assigns permitted hereunder.
“Super Majority FILO Lenders” means, as of any date of determination, FILO Lenders having or holding more than 66-2/3% of the aggregate FILO Revolving Exposure of all FILO Lenders; provided that the aggregate FILO Revolving Exposure of or held by any Defaulting Lender or Disqualified Lender shall be excluded for purposes of making a determination of Super Majority FILO Lenders at any time.
“Super Majority First Out Lenders” means, as of any date of determination, Tranche1 Lenders having or holding more than 66-2/3% of the aggregate Tranche 1 Revolving Exposure of all Tranche 1 Lenders; provided that the aggregate Tranche 1 Revolving Exposure of or held by any Defaulting Lender or Disqualified Lender shall be excluded for purposes of making a determination of Super Majority First Out Lenders at any time.
“Super Majority Lenders” means, as of any date of determination, Lenders having or holding more than 66-2/3% of the aggregate Revolving Exposure of all Lenders; provided that the aggregate Revolving Exposure of or held by any Defaulting Lender or Disqualified Lender shall be excluded for purposes of making a determination of Super Majority Lenders at any time.
“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 10.12(a).
“Supported QFC” has the meaning specified in Section 11.26(a).

~~“Suppressed Availability” means, the amount, if positive, by which the Borrowing Base exceeds the Aggregate Commitments.~~

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Swing Line Lender” means Barclays Bank PLC, in its capacity as the Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.
“Swing Line Loan” means the swing line loan made by the Swing Line Lender to the Borrower or any Co-Borrower pursuant to Section 2.03.
“Swing Line Loan Request” means a Swing Line Loan Request substantially in the form of Exhibit A-4, or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower or applicable Co-Borrower.
“Swing Line Note” means a promissory note in the form of Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Swing Line Sublimit” means the greater of (a) $75,000,000 and (b) such higher amount as the Borrower and the Administrative Agent may from time to time agree.
“Taxes” has the meaning specified in Section 3.01(a).
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Term SOFR or Adjusted Term CORRA.
“Term CORRA” means, for any calculation with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Adjustment” means a percentage equal to 0.29547% per annum for a one-month Interest Period or 0.32138% per annum for a three-month Interest Period.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term Loan” has the meaning assigned to such term in the Term Loan Credit Agreement (as in effect on the Closing Date).
“Term Loan Agent” means Barclays Bank PLC, in its capacity as administrative agent and collateral agent in respect of the Term Loan Credit Agreement, together with its successors and assigns in such capacity, or any successor administrative agent and/or collateral agent under the Term Loan Documents.
“Term Loan Credit Agreement” means the (i) term loan credit agreement, to be entered into as of the Closing Date, among Holdings, the Borrower, the lenders party thereto and the Term Loan Agent, as such document may be amended, restated, supplemented or otherwise modified from time to time (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to refinance, restructure, replace, renew, increase or extend from time to time (subject to the limitations set forth herein (including by reference to the Closing Date ABL Intercreditor Agreement)) in whole or in part the Indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent Term Loan Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Credit Agreement hereunder. Any reference to the Term Loan Credit Agreement hereunder shall be deemed a reference to any Term Loan Credit Agreement then in existence.
“Term Loan Documents” means the Term Loan Credit Agreement and the other “Loan Documents” as defined in the Term Loan Credit Agreement, as each such document may be amended, restated, supplemented or otherwise modified from time to time or refinanced, restructured, replaced, renewed, increased or extended from time, unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Document hereunder.
“Term Loan Facility” means any “Facility” as defined in the Term Loan Credit Agreement (as in effect on the Closing Date).
“Term Loan Obligations” means the “Obligations” as defined in the Term Loan Credit Agreement (as in effect on the Closing Date).
“Term Priority Collateral” means the “Fixed Asset Collateral” as defined in the Closing Date ABL Intercreditor Agreement.
“Term SOFR” means,
(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, plus the Applicable SOFR Adjustment; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b) for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator, plus the Applicable SOFR Adjustment; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.
“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.
“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted, (ii) Obligations under Secured Hedge Agreements not then due and payable pursuant to Section 9.03 and (iii) Cash Management Obligations not then due and payable pursuant to Section 9.03) and (b) the termination of the Commitments and the termination or expiration of all Letters of Credit under this Agreement (unless backstopped or Cash Collateralized in an amount equal to 103% of the maximum drawable amount of any such Letter of Credit or otherwise in an amount and/or in a manner reasonably acceptable to the Issuing Banks).
“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period are available (which may be internal financial statements except to the extent this Agreement otherwise expressly states that the Test Period is specified in a Compliance Certificate, in which case such financial statements shall have been delivered pursuant to Section 6.01(a) or (b) for the Test Period set forth in such Compliance Certificate). A Test Period may be designated by reference to the last day thereof (i.e., the ‘December 31st Test Period’ of a particular year refers to the period of four consecutive fiscal quarters of the Borrower ended on December 31st of such year), and a Test Period shall be deemed to end on the last day thereof.
“Threshold Amount” means (x) other than for purposes of Section 9.01, the greater of (a) 25% of Closing Date EBITDA and (b) 25% of TTM Consolidated Adjusted EBITDA and (y) for purposes of Section 9.01, the greater of (a) 10% of Closing Date EBITDA and (b) 10% of TTM Consolidated Adjusted EBITDA.
“Total Line Cap” shall mean the lesser of (a) the aggregate amount of the Commitments at such time and (b) the Borrowing Base then in effect.
“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Net Debt as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of the Borrower for such Test Period.
“Total Utilization of FILO Commitments” means, as of any date of determination, the aggregate principal amount of all outstanding FILO Loans.
“Total Utilization of Revolving Commitments” means, as of any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans other than Tranche 1 Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the

Issuing Banks for any amount drawn under any Letter of Credit, but not yet so applied, (ii) the aggregate principal amount of all outstanding Swing Line Loans and (iii) the Letter of Credit Usage.
“Total Utilization of Tranche 1 Revolving Commitments” means, as of any date of determination, the sum of (i) the aggregate principal amount of all outstanding Tranche 1 Revolving Loans other than Tranche 1 Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the Issuing Banks for any amount drawn under any Letter of Credit, but not yet so applied, (ii) the aggregate principal amount of all outstanding Swing Line Loans and (iii) the Letter of Credit Usage.
“Traded Securities” means any debt or equity securities issued pursuant to a public offering or Rule 144A offering.
“Tranche 1 Borrowing Base” means, at any time, an amount equal to (a) the Accounts Receivable Component, plus (b) the Inventory Component, plus (c) the Qualified Cash Component, minus (d) the amount of all Reserves in effect as of such date of determination, as the same may at any time and from time to time be established in accordance with Section 2.22 including the Push Down Reserve; provided that the Qualified Cash Component shall not exceed 15.0% of the Tranche 1 Borrowing Base. The Tranche 1 Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.02(d) and Reserves established pursuant to Section 2.22 including the Push Down Reserve; provided, further, that the inclusion in the Tranche 1 Borrowing Base of any assets or other property acquired in connection with a transaction described in Section 6.11(a) shall be subject to the Borrower’s compliance with Section 6.11(a) within the time periods set forth therein.
“Tranche 1 Revolving Commitment” means the commitment of a Tranche 1 Revolving Lender to make or otherwise fund any Tranche 1 Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Tranche 1 Revolving Commitments” means such commitments of all Tranche 1 Revolving Lenders in the aggregate. The amount of each Tranche 1 Lender’s Tranche 1 Revolving Commitment, if any, is set forth on Schedule 2.01 under the caption “Tranche 1 Revolving Commitment” or in the applicable Assignment and Assumption, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof including Section 2.16. The aggregate amount of the Tranche 1 Revolving Commitments as of the Amendment No. ~~1~~3 Effective Date is $~~1,000,000,000~~1,020,000,000 (excluding, for the avoidance of doubt, the FILO Tranche).
“Tranche 1 Revolving Exposure” means, with respect to any Tranche 1 Revolving Lender as of any date of determination, (a) prior to the termination of the Tranche 1 Revolving Commitments, that Tranche 1 Revolving Lender’s Tranche 1 Revolving Commitment; and (b) after the termination of the Tranche 1 Revolving Commitments, the sum of (i) the aggregate outstanding principal amount of the Tranche 1 Revolving Loans of that Tranche 1 Revolving Lender, (ii) in the case of each Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (iii) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (iv) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders) and (v) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.
“Tranche 1 Revolving Facility” means the Facility comprised of the Tranche 1 Revolving Commitments, Tranche 1 Revolving Loans, Swing Line Loans and Letters of Credit hereunder.

“Tranche 1 Revolving Lender” means a Lender having a Tranche 1 Revolving Commitment or other Tranche 1 Revolving Exposure.
“Tranche 1 Revolving Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Tranche 1 Revolving Loans” has the meaning specified in Section 2.01(a)(i).
“Transaction Expenses” means any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, including any amortization thereof in any period, including any amortization thereof in any period.
“Transactions” means, collectively, the funding of the Initial Term Loans under the Term Loan Facility, the issuance of notes under the Senior Secured Notes Indenture, the receipt of the Revolving Commitments and funding of the Initial Revolving Borrowing, the Closing Date Refinancing, the Equity Contribution, the consummation of the Acquisition, including all payments to the holders of the Equity Interests of the Acquired Business in connection therewith, and the payment of the Transaction Expenses.

“Treasury Equity Interests” has the meaning specified in Section 7.06(o).

“Trust Fund Account” means any account containing cash consisting solely of Trust Funds.

“Trust Fund Certificate” means a certificate of a Responsible Officer of the Borrower certifying (a) the type and amount of any Trust Funds (other than payroll and employee benefit payments, in each case, in the nature of discretionary contributions) contained or held in a Blocked Account, (b) that the failure to remit such Trust Funds to the Person entitled thereto could reasonably be expected to result in personal, criminal or civil liability to any director, officer or employee of any Loan Party or any Subsidiary of any Loan Party under any applicable Law and (c) that (x) the obligation requiring such Trust Funds is due and payable within 10 Business Days of delivery of such certificate and (y) amounts on deposit in any applicable Trust Fund Account are insufficient to make such payment.
“Trust Funds” means any cash or Cash Equivalents or other investment property comprised of (a) funds used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, federal, state, provincial and other withholding Taxes (including the employer’s share thereof)) and (c) any other funds which any Loan Party (i) holds on behalf of another Person (other than Holdings or any of its Subsidiaries) or (ii) holds as an escrow or fiduciary for another Person (other than Holdings or any of its Subsidiaries).
“TTM Consolidated Adjusted EBITDA” means, as of any date of determination, the Consolidated Adjusted EBITDA of the Borrower and the Restricted Subsidiaries, determined on a Pro Forma Basis, for the most recent Test Period.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term Benchmark Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent entity, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent entity is subject to home jurisdiction supervision, if applicable law requires that such appointment not be disclosed.
“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower or any Co-Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Sections 2.01(b)(ii) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or Co-Borrower or made available to the Administrative Agent by any such Lender, (b) with respect to the Swing Line Lender, the aggregate amount, if any, of outstanding Swing Line Loans in respect of which any Tranche 1 Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to Section 2.03(c) and (c) with respect to the Issuing Banks, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Tranche 1 Revolving Lender shall have failed to make amounts available to the applicable Issuing Banks pursuant to Section 2.04(c).
“Unfunded Holdbacks” means any contingent purchase price payment obligations in connection with any Permitted Investment.
“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Subsidiary” means (a) each Securitization Subsidiary and (b) any Subsidiary of the Borrower designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the Closing Date and each Subsidiary of such Subsidiary, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 6.13 or ceases to be a Subsidiary of the Borrower.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” has the meaning specified in Section 3.01(e).
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.26(a).

“Value” means, with respect to any Inventory, its value determined on the basis of the lower of cost or market, calculated on a moving average cost basis, and excluding any portion of cost attributable to intercompany profit among the Borrower and its Affiliates.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(a)
the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by
(b)
the then outstanding principal amount of such Indebtedness;

provided that for purposes of determining the Weighted Average Life to Maturity of (i) any Permitted Refinancing, (ii) any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, or (iii) any term loans for purposes of incurring any other Indebtedness (in any such case, the “Applicable Indebtedness”), the effects of any amortization payments or other prepayments made on such Applicable Indebtedness (including the effect of any prepayment on remaining scheduled amortization) prior to the date of the applicable modification, refinancing, refunding, renewal, replacement, extension or incurrence shall be disregarded.

“WF” has the meaning specified in the introductory paragraph to this Agreement.
“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower, any Guarantor, the Administrative Agent or any other applicable withholding agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02
Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)
(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof;
(ii)
references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears;(iii) the term “including” is by way of example and not limitation;(iv) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;(v) the phrase “permitted by” and the phrase “not prohibited by” shall be synonymous, and any transaction not specifically prohibited by the terms of the Loan Documents shall be deemed to be permitted by the Loan Documents; (vi) the phrase “commercially reasonable efforts” shall not require the payment of a fee or other amount to any third party or the incurrence of any expense or liability by a Loan Party (or Affiliate) outside its ordinary course of its business; (vii) the phrase “in good faith” when used with respect to a determination made by a Loan Party shall mean that such determination was made in the prudent exercise of its commercial judgment and shall be deemed to be conclusive if fully disclosed in writing (in reasonable detail) to the Administrative Agent and the Lenders and neither the Administrative Agent nor the Required Lenders have objected to such determination within ten Business Days of such disclosure to the Administrative Agent and the Lenders; (viii) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including” and(ix) term “continuing” means, with respect to a Default or Event of Default, that it has not been cured (including by performance) or waived.
(c)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”), if (a) any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
(e)
[reserved].
(f)
For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real estate” or “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (vi) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, and any reference to a “financing statement” shall be deemed to include a reference to an application for publication under the Civil Code of Quebec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary”, (xi) “construction liens” shall be deemed to include “legal hypothecs”, (xii) “joint and several” shall be deemed to include “solidary”, (xiii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (xv) “servitude” shall be deemed to include “easement”, (xvi) “priority” shall be deemed to include “prior claim”, (xvii) “survey” shall be deemed to include “certificate of location and plan”, (xviii) “fee simple title” shall be deemed to include “absolute ownership”, (xix) “foreclosure” shall be deemed to include “the exercise of a hypothecary right” and (xx) “lease” shall be deemed to include a “leasing” (crédit-bail). The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable Law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en anglais seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en anglais seulement (sauf si une autre langue est requise en vertu d’une loi applicable).
Section 1.03
Accounting and Finance Terms; Accounting Periods; Unrestricted Subsidiaries; Determination of Fair Market Value. All accounting terms, financial terms or components of such terms not specifically or completely defined herein shall be construed in conformity with GAAP to the extent GAAP defines such term or a component of such term. To the extent GAAP does not define any such term or a component of any such term, such term shall be calculated by the Borrower in good faith. For purposes of calculating any consolidated amounts necessary to determine compliance by any Person and, if applicable, its Restricted Subsidiaries with any ratio or other financial covenant in this Agreement, Unrestricted Subsidiaries shall be excluded. Unless the context indicates otherwise, any reference to a “fiscal year” shall refer to a fiscal year of the Borrower ending December 31 and any reference to a “fiscal quarter” shall refer to a fiscal quarter of the Borrower ending March 31, June 30, September 30 or December 31. All determinations of fair market value under a Loan Document shall be made by the Borrower in good faith and, if such determination is consistent with a valuation or opinion of an Independent Financial Advisor, such determination shall be conclusive for all purposes under the Loan Documents or related to the Obligations.
Section 1.04
Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one decimal place more than the number of decimal places by which such ratio is expressed herein (the “Applicable Decimal Place”) and rounding the result up or down to the Applicable Decimal Place.

Section 1.05
References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by this Agreement (including by way of amendment and/or waiver); and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06
Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.07
Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any Base Rate, any Term Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any Base Rate, any Term Benchmark, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Base Rate, any Term Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Base Rate, any Term Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Co-Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.08
Pro Forma Calculations; Limited Condition Transactions; Basket and Ratio Compliance.
(a)
Notwithstanding anything to the contrary herein, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated in the manner prescribed by this Section 1.08; provided, that notwithstanding anything to the contrary in clause (b), (c) or (d) of this Section 1.08, when calculating the Fixed Charge Coverage Ratio for purposes of Section 8.01, the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.
(b)
For purposes of calculating the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio, Specified Transactions identified by the Borrower that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated Adjusted EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted

Subsidiaries since the beginning of such Test Period shall have consummated any Specified Transaction identified by the Borrower that would have required adjustment pursuant to this Section 1.08, then the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.
(c)
Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and may include, for the avoidance of doubt, the amount of cost savings, operating expense reductions; synergies, material changes to amounts to be paid by or received by Loan Parties projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though amounts had been realized on the first day of such Test Period and as if any such cost savings, operating expense reductions and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions (such amounts, “Specified Transaction Adjustments”); provided that (i) such Specified Transaction Adjustments are reasonably identifiable and quantifiable in the good faith judgment of the Borrower (it being agreed that such determination need not be made in compliance with Regulation S-X or other applicable securities laws), (ii) such actions are taken, committed to be taken or expected to be taken no later than thirty-six months after the date of such Specified Transaction, and (iii) no amounts shall be included pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise included in calculating Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, with respect to any Test Period.
(d)
In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period with respect to leverage ratios or the first day of such Test Period with respect to the Fixed Charge Coverage Ratio.
(e)
Notwithstanding anything in this Agreement or any Loan Document to the contrary
(i)
the Borrower may rely on more than one basket or exception hereunder (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction, and the Borrower may, in its sole discretion, at any later time divide, classify or reclassify such transaction (or any portion thereof) in any manner that complies with the available baskets and exceptions hereunder at such later time; provided that with respect to reclassification of Indebtedness and Liens, any such reclassification shall be subject to the parameters of Sections 7.01 and 7.03, as applicable; provided further no reclassification shall be permitted to any basket that is based on Payment Conditions.
(ii)
unless the Borrower elects otherwise, if the Borrower or its Restricted Subsidiaries in connection with any transaction or series of such related transaction (A) incurs Indebtedness,

creates Liens, makes Dispositions, makes Investments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket and (B) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket (which shall occur within five Business Days of the events in clause (A) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such transaction or series of related transactions;
(iii)
if the Borrower or its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the Loan Documents, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that, in each case, any future calculation of any ratio based basket shall assume such facility is fully drawn until such commitments are terminated; and
(iv)
if the Borrower or any Restricted Subsidiary incurs Indebtedness under a ratio-based basket, such ratio-based basket (together with any other ratio-based basket utilized in connection therewith, including in respect of other Indebtedness, Liens, Dispositions, Investments, Restricted Payments or payments in respect of Junior Financing) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes (i.e., such cash proceeds shall not reduce the Borrower’s Consolidated Net Debt or Consolidated Secured Net Debt pursuant to clause (b) of the definition of such terms), provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any applicable ratio.
(f)
Notwithstanding anything in this Agreement or any Loan Document to the contrary, when,
(i)
calculating any applicable basket, ratio or financial metric in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted, the repayment of Indebtedness or for any other purpose;
(ii)
determining the accuracy of any representation or warranty;
(iii)
determining whether any Default or Event of Default has occurred, is continuing or would result from any action; or
(iv)
determining compliance with any other condition precedent to any action or transaction;

in each case of clauses (i) through (iv) in connection with a Limited Condition Acquisition, the date of determination of such basket, ratio, financial metric, the accuracy of such representation or warranty (but taking into account any earlier date specified therein), whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited

Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such baskets, ratios, financial metrics, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions are calculated as if such Limited Condition Acquisition or other transactions had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date for which financial statements are available, the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable baskets, ratios, financial metrics or other provisions, such provisions shall be deemed to have been complied with, unless a Specified Event of Default is continuing on the date on which such Limited Condition Acquisition is consummated. For the avoidance of doubt, (i) if any of such baskets, ratios, financial metrics, representations and warranties, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in such basket, ratio or financial metrics (including due to fluctuations in Consolidated Adjusted EBITDA), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets, ratios, financial metrics, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Acquisition and any related transactions is permitted hereunder and (ii) such baskets, ratios, financial metrics and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio, financial metric or basket availability with respect to any other Specified Transaction or otherwise on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio, financial metric or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. For purposes of any calculation pursuant to this clause ((f)) of the Fixed Charge Coverage Ratio, Consolidated Interest Expense may be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Acquisition based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith. Notwithstanding the forgoing, (i) in connection with any transaction permitted hereunder that requires satisfaction of the Payment Conditions, the Borrower will be required to comply as of the date of such transaction with the Excess Availability requirements (but not, for the avoidance of doubt, clause (i) of the definition of “Payment Conditions” or any requirements relating to the Fixed Charge Coverage Ratio that are satisfied on the LCA Test Date to the extent the Borrower shall have made an LCA Election in connection with such transaction) set forth in the definition of “Payment Conditions”, regardless of whether the Borrower shall have made an LCA Election in connection with such transaction and (ii) in connection with any Credit Extension, the Total Utilization of Tranche 1 Revolving Commitments shall not exceed the First Out Line Cap on the date of such Credit Extension (other than as provided under Section 2.02), the Total Utilization of FILO Commitments shall not exceed the FILO Line Cap plus the amount of any Push Down Reserves on the date of such Credit Extension (other than as provided under Section 2.02) and the Total Utilization of Revolving Commitments shall not exceed the Total Line Cap on the date of such Credit Extension (other than as provided under Section 2.02).

(g)
[Reserved].

(h)
For purposes of determining the maturity date and/or Weighted Average Life of any Indebtedness, bridge loans or Indebtedness funded into escrow that are subject to customary conditions (as determined by the Borrower in good faith, including conditions requiring no payment or bankruptcy event of default) that would (x) in the case of bridge loans, either automatically be extended as, converted into or required to be exchanged for permanent refinancing or (y) in the case of Indebtedness funded into escrow, that would be mandatorily repaid or redeemed if the conditions to release from escrow are not met, in each case, shall be deemed to have the maturity date and/or Weighted Average Life, as applicable, as so extended, converted or exchanged.
Section 1.09
Currency Equivalents Generally.
(a)
No Default or Event of Default shall be deemed to have occurred under a Loan Document solely as a result of changes in rates of currency exchange occurring after the time any applicable action (including any incurrence of a Lien or Indebtedness or the making of an Investment) so long as such action (including any incurrence of a Lien or Indebtedness or the making of an Investment) was permitted hereunder when made.
(b)
For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation (i) with respect to Loans or Commitments, shall be based on the Exchange Rate and (ii) with respect to any other amounts, shall be based on the rate of exchange between the applicable currency and Dollars as reasonably determined by the Borrower, in each case in effect on the Business Day immediately preceding the date of such transaction or determination (subject to clauses (c) and (d) below) and shall not be affected by subsequent fluctuations in exchange rates; provided, that the determination of any Dollar Amount shall be made in accordance with Section 2.23.
(c)
For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt (or, in the case of an LCA Election, on the date of the applicable LCA Test Date); provided that, if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the Exchange Rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness so refinanced does not exceed the principal amount of such Indebtedness being refinanced; provided, further that the determination of any Dollar Amount shall be made in accordance with Section 2.23. Notwithstanding the foregoing, the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the Exchange Rate that is in effect on the date of such refinancing.
(d)
For purposes of determining the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio, including Consolidated Adjusted EBITDA when calculating such ratios, all amounts denominated in a currency other than Dollars will be converted to Dollars for any purpose (including testing the any financial maintenance covenant) at the effective rate of exchange in respect thereof reflected in the consolidated financial statements of the Borrower for the applicable Test Period for which such measurement is being made, and will reflect the currency translation effects, determined in accordance with GAAP, of Hedge Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.
(e)
All references in the Loan Documents to Loans, Letters of Credit, Obligations, Tranche 1 Borrowing Base, FILO Borrowing Base and each of their components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar Amount of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by the Administrative Agent on a daily basis based on the current Exchange Rate. The Borrower shall report Tranche 1 Borrowing Base, FILO Borrowing Base and each of their components to the Administrative Agent in the currency invoiced by the Loan Parties or shown in the Loan Parties’ financial records, and unless expressly provided otherwise, the Borrower shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, the Borrower shall repay such Obligation in such other currency.
Section 1.10
Co-Borrowers. Notwithstanding anything herein to the contrary, the Borrower, upon 15 Business Days’ prior written notice to the Administrative Agent (or such shorter period as reasonably agreed by the Administrative Agent), may cause any Loan Party on or after the Closing Date by written election to the Administrative Agent to become a borrower (each such Loan Party, a “Co-Borrower”, and, together with the Borrower, the “Co-Borrowers”) under each of the Facilities hereunder on a joint and several basis (such date, the “Co-Borrower Effective Date”); provided that such Loan Party shall (i) execute a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent assuming all obligations of a Co-Borrower hereunder, (ii) at least three Business Days prior to such Co-Borrower Effective Date, provide to the Administrative Agent and the Lenders all documentation and other information required by United States regulatory authorities under applicable “know your customer” and anti-money laundering Laws, including without limitation Title III of the USA Patriot Act, that shall be reasonably requested by the Administrative Agent in writing at least 10 Business Days prior to the consummation of such joinder and (iii) provide to the Administrative Agent and the Lenders, if such Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification and (iv) be a domestic Subsidiary Guarantor that is a Domestic Subsidiary or a Canadian Subsidiary wholly owned by the Borrower. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any amendment to this Agreement or to any other Loan Document as may be necessary or appropriate in order to establish any additional Borrower pursuant to this Section 1.10 and such technical amendments, and other customary amendments with respect to provisions of this Agreement relating to taxes for borrowers, in each case as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection therewith. Domtar Inc., a subsidiary organized under the laws of Canada, shall be deemed to be a Co-Borrower as of the Closing Date without the need to execute a joinder as provided this Section 1.10.

Upon the later of execution and delivery of a joinder to this Agreement by a Co-Borrower and the countersignature of the Administrative Agent thereto, each Co-Borrower agrees that it is jointly and severally liable for the obligations of each other Co-Borrower hereunder with respect to any Class of Loans on an individual tranche basis, including with respect to the payment of principal of and interest on all Loans on an individual tranche basis, the payment of amounts owing in respect of Letters of Credit and the payment of fees and indemnities and reimbursement of costs and expenses. Each Co-Borrower is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Administrative Agent, the Collateral Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Co-Borrowers and in consideration of the undertakings of each of the Co-Borrowers to accept joint and several liability for the obligations of each of them. Each Co-Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, as a co-debtor, joint and several liability with each other Co-Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all Obligations shall be the joint and several obligations of all of the Co-Borrowers without preferences or distinction among them. If and to the extent that any of the Co-Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligations. Each Co-Borrower further agrees that the Borrower will be such Co-Borrower’s agent for administrative, mechanical, and notice provisions in this Agreement and any other Loan Document and the Lenders and the Administrative Agent hereby agree that each Co-Borrower will have the same rights under the Loan Documents as if it is the Borrower and for any other purposes under the provisions of this Agreement, including the affirmative and negative covenants, each such Co-Borrower will be treated as a Restricted Subsidiary that is a Subsidiary Guarantor.

Article II.

The Commitments and Borrowings
Section 2.01
Revolving Loans.
(a)
(i)
~~(a)~~ Tranche 1 Revolving Loan Commitment. During the Revolving Commitment Period applicable to the Tranche 1 Revolving Commitments, subject to the terms and conditions hereof, each Tranche 1 Revolving Lender severally agrees to make revolving loans to the Borrower or any Co-Borrower from time to time on any Business Day in Dollars and/or any Alternative Currency (“Tranche 1 Revolving Loans”) in an aggregate amount (expressed in the Dollar Amount thereof in the case of an Alternative Currency) up to but not exceeding such Tranche 1 Revolving Lender’s Tranche 1 Revolving Commitment; provided, that after giving effect to the making of any Tranche 1 Revolving Loans in no event shall (i) the Total Utilization of Tranche 1 Revolving Commitments exceed the First Out Line Cap and (ii) the Total Utilization of Revolving Commitments exceed the Total Line Cap; provided further that no Tranche 1 Revolving Loans may be made unless the amount of outstanding FILO Loans is equal to or greater than the FILO Loan Cap. Within the foregoing limits and subject to the terms and conditions set forth herein (including the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.02), amounts borrowed pursuant to this Section 2.01(a)(i) may be repaid and reborrowed during the Revolving Commitment Period. Each Tranche 1 Revolving Lender’s Tranche 1 Revolving Commitment shall expire on the Revolving Commitment Termination Date, and all Tranche 1 Revolving Loans and all other amounts owed hereunder with respect to the Tranche 1 Revolving Loans and the Tranche 1 Revolving Commitments shall be paid in full no later than such date. Tranche 1 Revolving Loans shall be available as either Term Benchmark Loans or Base Rate Loans.
(ii)
FILO Commitment. During the Revolving Commitment Period applicable to the FILO Commitments, subject to the terms and conditions hereof, each FILO Lender severally agrees to make revolving loans to the Borrower or any Co-Borrower from time to time on any Business Day in Dollars (“FILO Loans”) in an aggregate amount up to but not exceeding such FILO Lender’s FILO Commitment; provided, that after giving effect to the making of any FILO Loans in no event shall (i) the Total Utilization of FILO Commitments exceed the FILO Line Cap and (ii) the Total Utilization of Revolving Commitments exceed the Total Line Cap. Within the foregoing limits and subject to the terms and conditions set forth herein (including the Administrative Agent’s authority, in its sole discretion, to make

Protective Advances pursuant to the terms of Section 2.02), amounts borrowed pursuant to this Section 2.01(a)(ii) may be repaid and reborrowed during the Revolving Commitment Period. Each FILO Lender’s FILO Commitment shall expire on the Revolving Commitment Termination Date, and all FILO Loans and all other amounts owed hereunder with respect to the FILO Loans and the FILO Commitments shall be paid in full no later than such date. FILO Loans shall be available as either Term Benchmark Loans or Base Rate Loans.
(b)
Borrowing Mechanics for Revolving Loans.
(i)
Subject to Section 4.01(a)(i) in the case of Borrowings of Revolving Loans on the Closing Date only and Section 4.02(c) in the case of each other Borrowing of Revolving Loans, each Borrowing of Revolving Loans shall be made upon the Borrower’s notice to the Administrative Agent, which may only be given in writing (each request for a Swing Line Loan Borrowing shall be made in accordance with Section 2.03). Each such notice must be received by the Administrative Agent not later than (A) 1:00 p.m. (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) three Business Days prior to the requested date of any Borrowing of Term Benchmark Loans, (B) 11:00 a.m. (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) on the requested date of any Borrowing of Base Rate Loans, (C) 1:00 p.m. (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) five Business Days prior to the request Borrowing of Daily Simple SOFR Loans and (D) 1:00 p.m. (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) on the Business Day prior to the Closing Date for Borrowings on the Closing Date; provided, that such notices may be conditioned on the occurrence of the Closing Date or the occurrence of any transaction anticipated to occur in connection with the proceeds of such Borrowing; provided, however, that if the Borrower wishes to request Term Benchmark Loans denominated in Dollars having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing (or such shorter period as reasonably agreed by the Administrative Agent), conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each notice by the Borrower pursuant to this Section 2.01(b) must be delivered to the Administrative Agent in the form of a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of Term Benchmark Loans shall be in a principal amount of (A) $500,000 or a whole multiple of $100,000 in excess thereof in the case of Term Benchmark Loans denominated in Dollars, (B) C$500,000 or a whole multiple of C$100,000 in excess thereof in the case of Term Benchmark Loans denominated in Canadian Dollars and (C) a Dollar Amount of $500,000 or a whole multiple of $100,000 in excess thereof in the case of Term Benchmark Loans denominated in any Alternative Currency other than Canadian Dollars. Each Borrowing of Base Rate Loans shall be in a principal amount (A) $500,000 or a whole multiple of $100,000 in excess thereof in the case of Term Benchmark Loans denominated in Dollars and (B) C$500,000 or a whole multiple of C$100,000 in excess thereof in the case of Term Benchmark Loans denominated in Canadian Dollars. Each Committed Loan Notice shall specify (A) that the Borrower is requesting a Revolving Loan Borrowing, (B) the requested date of the Borrowing (which shall be a Business Day), (C) the principal amount of Revolving Loans to be borrowed, (D) the Type of Revolving Loans to be borrowed, (E) with respect to any Term Benchmark Loan, the currency of the Revolving Loan, which shall be Dollars or, in the case of the Tranche 1 Revolving Loans, an Alternative Currency; provided that the Borrower shall deliver to the Administrative Agent any request for designation of an Alternative Currency other than Canadian Dollars and Euros in accordance with Section 11.02, to be received by the Administrative Agent no later than 11:00 a.m. (New York City time) at least 15 Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Alternative Currency (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Bank(s), in its or their sole discretion), (F) if applicable, the duration of the Interest Period with respect thereto ~~and~~, (G) whether such Loans are Tranche 1 Revolving Loans or FILO Loans; provided that no Tranche 1 Revolving Loans may be made unless the amount of outstanding FILO Loans is equal to or greater than the FILO Loan Cap and (H) whether such Revolving Loans should be funded to the Borrower or to any applicable Co-Borrower (and if so, the applicable Co-Borrower shall be specified). Each Swing Line Loan shall be a Base Rate Loan. If the Borrower fails to specify a Type of Revolving Loan in a Committed Loan Notice, then (x) in the case of Revolving Loans denominated in Dollars or Canadian Dollars, the applicable Revolving Loans shall be made as Base Rate Loans and (y) in the case of Tranche 1 Revolving Loans denominated in an Alternative Currency (other than Canadian Dollars), the applicable Tranche 1 Revolving Loans shall be made as Term Benchmark Loans with an Interest Period of one month. If the Borrower requests a Borrowing of Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period for such Term Benchmark Loans, the Borrower will be deemed to have specified an Interest Period of one month.
(ii)
Borrowings of more than one Type may be outstanding at the same time: provided that the total number of Interest Periods for Term Benchmark Loans outstanding under this Agreement at any time shall comply with Section 2.10(g).
(iii)
Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Revolving Loans. In the case of each Borrowing, each Appropriate Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, in its discretion, arrange for its Revolving Loans to be issued by Affiliates or branches of such Lender (or other financial institution). Upon satisfaction of the applicable conditions set forth in Section 4.02 (or if such Borrowing is on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower or such Co-Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower or such Co-Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans outstanding or Reimbursement Obligations outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Reimbursement Obligations, second, to the payment in full of any such Swing Line Loans and third, to the Borrower or Co-Borrower, as applicable, as provided above.
(iv)
The failure of any Lender to make the Revolving Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Borrowing.

Section 2.02
Protective Advances.
(a)
Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.02), the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s sole discretion in the exercise of its commercially reasonable judgment (but shall not have any obligation) to make Tranche 1 Revolving Loans denominated in Dollars to the Borrower, on behalf of all Lenders at any time that any condition precedent set forth in Section 4.02 has not been satisfied or waived, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 11.04) and other sums, in each case to the extent due and payable (and not in dispute by the Borrower (acting in good faith)) under the Loan Documents (each such Tranche 1 Revolving Loan, a “Protective Advance”). Any Protective Advance may be made in a principal amount that would cause the Total Utilization of Tranche 1 Revolving Commitments to exceed the Tranche 1 Borrowing Base; provided that no Protective Advance may be made to the extent that, after giving effect to such Protective Advance (together with the outstanding principal amount of any outstanding Protective Advances), the aggregate principal amount of Protective Advances outstanding hereunder would exceed 10.0% of the Tranche 1 Borrowing Base as determined on the date of such proposed Protective Advance; provided, further, that the total Tranche 1 Revolving Exposure shall not exceed the aggregate amount of the Tranche 1 Revolving Commitments then in effect. Each Protective Advance shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. The Agent’s authorization to make Protective Advances may be revoked by the Required Lenders at any time. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. At any time (and in any event no less than weekly) that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance. At any other time, the Administrative Agent may require the applicable Lenders to fund their risk participations described in Section 2.04(b). Each Protective Advance shall be a Base Rate Loan.
(b)
Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each Tranche 1 Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Pro Rata Share. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral (if any) received by the Administrative Agent in respect of such Protective Advance.
Section 2.03
Swing Line Loans.
(a)
Swing Line Loan. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance on the agreements of the ~~Tranche 1~~ Revolving Lenders set forth in this Section 2.03, agrees to make Swing Line Loans denominated in Dollars or Canadian Dollars to the Borrower or any Co-Borrower from time to time on any Business Day during the Revolving Commitment Period, in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided that, after giving effect to any Swing Line Loan, (i) the Total Utilization of Tranche 1 Revolving

Commitments shall not exceed the First Out Line Cap, (ii) the Total Utilization of Tranche 1 Revolving Commitments of any Tranche 1 Revolving Lender shall not exceed such Tranche 1 Revolving Lender’s Tranche 1 Revolving Commitment ~~and~~, (iii) the Total Utilization of Revolving Commitments shall not exceed the Total Line Cap and (iv) the aggregate principal amount outstanding of all Swing Line Loans shall not exceed the Swing Line Sublimit; provided, further, that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower and Co-Borrowers may borrow, prepay and reborrow Swing Line Loans. Immediately upon the making of a Swing Line Loan by the Swing Line Lender, each Tranche 1 Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a participation in such Swing Line Loan in an amount equal to such Tranche 1 Revolving Lender’s Pro Rata Share of the amount of such Swing Line Loan~~.~~; provided that if the outstanding principal amount of FILO Loans is less than the FILO Line Cap on such date, (a) each FILO Lender shall be deemed to have purchased from the Swing Line Lender a participation in the Swingline Loan (in an aggregate principal amount not to exceed the aggregate amount of the FILO Line Cap), and (b) each Tranche 1 Revolving Lender shall be deemed to have purchased from the Swingline Lender a participation in the Swingline Loan to the extent not participated to the FILO Lenders pursuant to the foregoing clause (a).
(b)
Borrowing Mechanics for Swing Line Loans. Each Swing Line Loan Borrowing shall be made upon the Borrower irrevocable notice to the Swing Line Lender. Each such notice may be given by: (A) telephone, or (B) a Swing Line Loan Request; provided that any telephonic notice by the Borrower must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Request. Each such Swing Line Loan Request must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon (New York City time) on the date of the requested Swing Line Loan Borrowing, and such notice shall specify (i) the amount to be borrowed, which shall be in a minimum principal amount of (A) with respect to Loans denominated in Dollars, $100,000 or a whole multiple of $25,000 in excess thereof and (B) with respect to Loans denominated in Canadian Dollars, C$100,000 or a whole multiple of C$25,000 in excess thereof, (ii) Swing Line Loans should be funded to the Borrower or to any applicable Co-Borrower (and if so, the applicable Co-Borrower shall be specified) and (iii) the date of such Swing Line Loan Borrowing (which shall be a Business Day). Promptly after receipt by the Swing Line Lender of such notice, the Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent has also received such notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice from the Administrative Agent (including at the request of the Required Lenders) prior to 2:00 p.m. (New York City time) on such requested borrowing date (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first sentence of Section 2.03(a) or (B) that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, then, subject to the terms and conditions set forth herein, the Swing Line Lender shall make each Swing Line Loan available to the Borrower or Co-Borrower, by wire transfer thereof in accordance with instructions provided to (and reasonably acceptable to) the Swing Line Lender, not later than 3:00 p.m. (New York City time) on the requested date of such Swing Line Loan (which instructions may include standing payment instructions, which may be updated from time to time by the Borrower, provided that, unless the Swing Line Lender shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Swing Line Lender).
(c)
Refinancing of Swing Line Loans.
(i)
The Swing Line Lender at any time in its sole and absolute discretion may request (but in any event shall request no less frequently than weekly), on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each ~~Tranche~~

~~1~~relevant Revolving Lender make a ~~Tranche 1~~ Revolving Loan that is a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans made by then Swing Line Lender then outstanding (the “Refunded Swing Line Loans”); provided that such Revolving Lender’s Pro Rata Share shall be determined as a proportion of the Tranche 1 Revolving Facility unless the outstanding principal amount of FILO Loans is less than the FILO Line Cap, in which case an amount equal to (x) the FILO Line Cap minus (y) the outstanding principal amount of FILO Loans of such Revolving Loan shall be made as FILO Loans, and the remaining amount of such Revolving Loan shall be settled as Tranche 1 Revolving Loans. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance (including with respect to prior notice requirements) with the requirements of Section 2.03(b), without regard to the minimum and multiples specified therein, but subject to the aggregate unused ~~Tranche 1~~ Revolving Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of such Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each ~~Tranche 1~~applicable Revolving Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.03(c)(ii), each ~~Tranche 1~~applicable Revolving Lender that so makes funds available shall be deemed to have made a ~~Tranche 1~~ Revolving Loan that is a Base Rate Loan to the Borrower or such Co-Borrower, as applicable, in such amount.
(ii)
If for any reason any Swing Line Loan cannot be refinanced by such a ~~Tranche 1~~ Revolving Loan Borrowing in accordance with Section 2.03(c)(i), the request for ~~Tranche 1~~ Revolving Loans that are Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the ~~Tranche 1~~applicable Revolving Lenders fund its participation in the relevant Swing Line Loan and each ~~Tranche 1~~applicable Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation. The Administrative Agent shall notify the Borrower on the last Business Day of such week of any participations in any Swing Line Loan funded during such week pursuant to this clause (ii), and thereafter payments in respect of such Swing Line Loan (to the extent of such funded participations) shall be made to the Administrative Agent for the benefit of the Lenders and not to the Swing Line Lender.
(iii)
If any ~~Tranche 1~~ Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such ~~Tranche 1~~ Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender (acting through the Administrative Agent) shall be entitled to recover from such ~~Tranche 1~~ Revolving Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such ~~Tranche 1~~ Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such ~~Tranche 1~~ Revolving Lender’s ~~Tranche 1~~ Revolving Loan included in the relevant ~~Tranche 1~~ Revolving Loan

Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted (through the Administrative Agent) to any ~~Tranche 1~~ Revolving Lender with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)
Each ~~Tranche 1~~ Revolving Lender’s obligation to make ~~Tranche 1~~ Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower, such Co-Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each ~~Tranche 1~~ Revolving Lender’s obligation to make ~~Tranche 1~~ Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02; provided, further, that for the avoidance of doubt, the conditions set forth in Section 4.02 shall not apply to the purchase or funding of participations pursuant to this Section 2.03(c). No such funding of participations shall relieve or otherwise impair the obligation of the Borrower or such Co-Borrower, as applicable, to repay Swing Line Loans, together with interest as provided herein.
(d)
Repayment of Participations.
(i)
At any time after any ~~Tranche 1~~ Revolving Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will promptly remit such ~~Tranche 1~~ Revolving Lender’s Pro Rata Share of such payment to the Administrative Agent (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such ~~Tranche 1~~ Revolving Lender’s participation was funded) in like funds as received by the Swing Line Lender, and any such amounts received by the Administrative Agent will be remitted by the Administrative Agent to the ~~Tranche 1~~ Revolving Lenders that shall have funded their participations pursuant to Section 2.03(c)(ii) to the extent of their interests therein.
(ii)
If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its reasonable discretion), each ~~Tranche 1~~ Revolving Lender shall pay to such Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned at a rate per annum equal to the Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the ~~Tranche 1~~ Revolving Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)
Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans made by the Swing Line Lender. Until each ~~Tranche 1~~applicable Revolving Lender funds its ~~Tranche 1~~ Revolving Loan that is a Base Rate Loan or participation pursuant to this Section 2.03 to refinance such Lender’s Pro Rata Share of any Swing Line Loan made by the Swing Line Lender, interest in respect of such Lender’s share thereof shall be solely for the account of the Swing Line Lender.

(f)
Payments Directly to Swing Line Lender. Except as otherwise expressly provided herein, the Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
Section 2.04
Issuance of Letters of Credit and Purchase of Participations Therein.
(a)
Letter of Credit Commitment.
(i)
Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Tranche 1 Revolving Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the Revolving Commitment Period on or prior to the fifth Business Day prior to the Revolving Commitment Termination Date, to issue Letters of Credit for the account of the Borrower, any Co-Borrower or a Restricted Subsidiary (provided that any Letter of Credit issued for the benefit of any Restricted Subsidiary (other than a Co-Borrower) shall be issued for the account of the Borrower but such Letter of Credit shall indicate that it is being issued for the benefit of such Restricted Subsidiary; provided that, Wells Fargo Bank, National Association shall not be obligated to issue Letters of Credit to any Co-Borrower that is a Canadian Subsidiary) and to amend, renew or extend Letters of Credit previously issued by it, in accordance with Section 2.04(b) and (2) to honor drawings under the Letters of Credit; and (B) the Tranche 1 Revolving Lenders severally agree to participate in such Letters of Credit and any drawings thereunder; provided that the Issuing Banks shall not be obligated to make any Letter of Credit Extension if, as of the date of such Letter of Credit Extension, (1) the Total Utilization of Tranche 1 Revolving Commitments would exceed the First Out Line Cap, (2) the Total Utilization of Tranche 1 Revolving Commitments of any Tranche 1 Revolving Lender, would exceed such Lender’s Tranche 1 Revolving Commitment, (3) the Total Utilization of Revolving Commitments would exceed the Total Line Cap (4) the Letter of Credit Usage would exceed the Letter of Credit Sublimit or (~~4~~5) the Letter of Credit Usage with respect to Letters of Credit issued by such Issuing Bank would exceed the amount of such Issuing Bank’s Letter of Credit Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s and the Co-Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower and the Co-Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. All Existing Amendment No. 1 Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Amendment No. 1 Effective Date shall be subject to and governed by the terms and conditions hereof.
(ii)
An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(A)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing

Bank in good faith deems material to it (for which such Issuing Bank is not otherwise compensated hereunder);
(B)
the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;
(C)
except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial stated amount less than $10,000;
(D)
such Letter of Credit is to be denominated in a currency other than Dollars, Canadian Dollars or, if agreed by such Issuing Bank, an Alternative Currency;
(E)
such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; and
(F)
any Tranche 1 Revolving Lender is at such time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including reallocation of such Lender’s Pro Rata Share of the outstanding Letter of Credit Obligations pursuant to Section 2.19(a)(iii) or the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.19(a)(iii)) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other Letter of Credit Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iii)
No Issuing Bank shall be under any obligation to amend or extend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.
(iv)
Unless Cash Collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank, each standby Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date twelve months after the date of issuance of such Letter of Credit (or, in the case of any Auto-Renewal Letter of Credit, twelve months after the then current expiration date of such Letter of Credit) and (B) the Letter of Credit Expiration Date (unless arrangements reasonably satisfactory to the Issuing Banks have been entered into).
(b)
Procedures for Issuance and Amendment of Letters of Credit; Auto Renewal Letters of Credit.
(i)
Each Letter of Credit shall be issued or amended, as the case may be, upon the irrevocable request of the Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 2:00 p.m. (New York City time) at least five Business Days (or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) the currency in which the requested Letter of Credit will be denominated (which must be Dollars, Canadian Dollars or, if approved by such Issuing Bank, an Alternative Currency other than Canadian Dollars), whether such Letter of Credit is being issued for the account of the Borrower or a Co-Borrower, and the applicable person shall be specified and (I) such other matters as the applicable Issuing Bank may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, the Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); and (3) the nature of the proposed amendment. Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Letter of Credit Documents, as the applicable Issuing Bank or the Administrative Agent may reasonably require.
(ii)
Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by the applicable Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions set forth herein, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or a Co-Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Tranche 1 Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the amount of such Letter of Credit.
(iii)
If the Borrower so requests in any applicable Letter of Credit Application for a standby Letter of Credit, the applicable Issuing Bank may, in its reasonable discretion, agree to issue a standby Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit shall permit such Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Tranche 1 Revolving Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that no Issuing Bank shall (A) permit any such renewal if (1) such Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise) or (2) it has received written notice on or before the day that is thirty (30) days before the Nonrenewal Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (B) be obligated to permit such renewal if it has received written notice on or before the day that is thirty (30) days before the Nonrenewal Notice Date from the Administrative Agent, any Tranche 1 Revolving Lender or the

Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the applicable Issuing Bank not to permit such renewal.
(iv)
Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)
Drawings and Reimbursement; Funding of Participations.
(i)
Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower and the Administrative Agent thereof, and such Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. If an Issuing Bank notifies the Borrower of any payment by such Issuing Bank under a Letter of Credit, then the Borrower or Co-Borrower, as applicable, shall reimburse such Issuing Bank in an amount equal to the amount of such drawing not later than 3:00 p.m. (New York City time, in the case of drawings in Dollars or Canadian Dollars, or London time, in the case of drawings in an Alternative Currency) on the next succeeding Business Day. If the Borrower or such Co-Borrower fails to so reimburse such Issuing Bank by such time, such Issuing Bank shall promptly notify the Administrative Agent of such failure and the Administrative Agent shall promptly thereafter notify each Tranche 1 Revolving Lender of such payment date, the amount of the unreimbursed drawing (expressed in the Dollar Amount thereof in the case of an Alternative Currency) (the “Reimbursement Obligations”) and the amount of such Lender’s Pro Rata Share thereof. In such event, (x) the Borrower or such Co-Borrower shall be deemed to have requested a Tranche 1 Revolving Loan Borrowing of Base Rate Loans to be disbursed on such date in an amount equal to such Reimbursement Obligation, without regard to the minimum and multiples specified in Section 2.02(b) for the principal amount of Base Rate Loans and (y) in the case of Reimbursement Obligations denominated in an Alternative Currency other than Canadian Dollars (but expressed in its Dollar Amount), the Borrower shall be deemed to have requested on behalf of the applicable Tranche 1 Revolving Lender Tranche 1 Revolving Loans that are Term Benchmark Loans denominated in Dollars, in each case, to be disbursed on such date in an amount equal to (A) the Dollar Amount of such Reimbursement Obligation, plus (B) in the case of any Reimbursement Obligation denominated in any Alternative Currency other than Canadian Dollars (but expressed in its Dollar Amount), an additional amount equal to the amount required to convert Dollars into the currency of the unreimbursed drawing, without regard to the minimum and multiples specified in Section 2.03(b) for the principal amount of Base Rate Loans, but subject to the First Out Line Cap and the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this clause (i) shall be given in writing.
(ii)
Each Tranche 1 Revolving Lender (including each Tranche 1 Revolving Lender acting as an Issuing Bank) shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank, in Dollars, Canadian Dollars or the applicable Alternative Currency, at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the relevant Reimbursement Obligation not later than 3:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Tranche 1 Revolving Lender that so makes funds available shall be deemed to have made a Tranche 1 Revolving Loan to the Borrower or Co-Borrower, as applicable, that is (A) in the case of Letters of Credit denominated in Dollars or Canadian Dollars, a Base Rate Loan and (B) in the case of Letters of Credit denominated in an Alternative Currency (other than Canadian Dollars), a Term Benchmark Loan in such Alternative Currency with an Interest Period of one month, in each case to the Borrower in such amount plus, in the case of any Reimbursement Obligation denominated in any Alternative Currency (but expressed in its Dollar Amount), an additional amount equal to the amount required to convert Dollars into the currency of the unreimbursed drawing. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank in accordance with the instructions provided to the Administrative Agent by such Issuing Bank (which instructions may include standing payment instructions, which may be updated from time to time by such Issuing Bank, provided that, unless the Administrative Agent shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Administrative Agent).
(iii)
With respect to any Reimbursement Obligation that is not fully refinanced by a Tranche 1 Revolving Loan Borrowing of Base Rate Loans for Letters of Credit denominated in Dollars or Canadian Dollars or Term Benchmark Loans for Letters of Credit denominated in an Alternative Currency (other than Canadian Dollars), as the case may be, because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower or Co-Borrower, as applicable, shall be deemed to have incurred from the applicable Issuing Bank a Letter of Credit Borrowing in the amount of the Reimbursement Obligation that is not so refinanced plus, in the case of any Reimbursement Obligation denominated in an Alternative Currency other than Canadian Dollars (but expressed in its Dollar Amount), an additional amount equal to the amount required to convert Dollars into the currency of the unreimbursed drawing, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Tranche 1 Revolving Loans that are Base Rate Loans. In such event, each Tranche 1 Revolving Lender’s payment to the Administrative Agent for the account of such Issuing Bank pursuant to Section 2.04(c)(i) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Lender in satisfaction of its participation obligation under this Section.
(iv)
Until each Tranche 1 Revolving Lender funds its Tranche 1 Revolving Loan or Letter of Credit Advance to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such Issuing Bank.
(v)
Each Tranche 1 Revolving Lender’s obligations to make Tranche 1 Revolving Loans or Letter of Credit Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Bank, the Borrower, a Co-Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Tranche 1 Revolving Lender’s obligation to make Tranche 1 Revolving Loans pursuant to this paragraph (c) is subject to the conditions set forth in Section 4.02. No such funding of a participation in any Letter of Credit shall relieve or otherwise impair the obligation of the Borrower or Co-Borrower, as applicable, to reimburse an Issuing Bank for the amount of any payment made by such Issuing Bank under such Letter of Credit, together with interest as provided herein.

(vi)
If any Tranche 1 Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this paragraph (c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by such Issuing Bank in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Tranche 1 Revolving Loan included in the relevant Borrowing or Letter of Credit Advance in respect of the relevant Letter of Credit Borrowing, as the case may be. A certificate of the applicable Issuing Bank submitted to any Tranche 1 Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)
Repayment of Participations.
(i)
If, at any time after the applicable Issuing Bank has made payment in respect of any drawing under any Letter of Credit issued by it and has received from any Tranche 1 Revolving Lender its Letter of Credit Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Reimbursement Obligation or, in the case of any Reimbursement Obligation denominated in any Alternative Currency (but expressed in its Dollar Amount), an additional amount equal to the amount required to convert Dollars into the currency of the unreimbursed drawing or, in each case, interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Letter of Credit Advance was outstanding) in like funds as received by the Administrative Agent.
(ii)
If any payment received by the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Tranche 1 Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Tranche 1 Revolving Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)
Obligations Absolute. The obligation of the Borrower and Co-Borrower to reimburse the Issuing Banks for each drawing under each Letter of Credit and to repay each Letter of Credit Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)
any lack of validity or enforceability of such Letter of Credit or any term or provision thereof, any Loan Document, or any other agreement or instrument relating thereto;

(ii)
the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or Co-Borrowers may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Banks or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)
any payment by an Issuing Bank under such Letter of Credit against presentation of documents that do not comply strictly with the terms of such Letter of Credit; or any payment made by an Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including arising in connection with any case or proceeding under any Debtor Relief Law;
(v)
any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower or Co-Borrowers in respect of such Letter of Credit; or
(vi)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or Co-Borrowers.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable Issuing Bank. The Borrower and Co-Borrowers shall be conclusively deemed to have waived any such claim against any Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f)
Role of Issuing Banks. Each Tranche 1 Revolving Lender, the Borrower and each Co-Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Banks shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any document or the authority of the Person executing or delivering any document. None of any Issuing Bank, any Agent Affiliate nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Tranche 1 Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the requisite Tranche 1 Revolving Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower and the Co-Borrowers hereby assumes all risks of the acts of omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower and the Co-Borrowers from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, any Agent Affiliate nor any of the respective correspondents, participants or assignees of the Issuing Banks shall be liable or responsible for any of the matters described in Section 2.04(e); provided that, notwithstanding anything in such clauses to the contrary, the Borrower or the Co-Borrowers may have a claim against an Issuing Bank, and an Issuing Bank may be liable to the Borrower or the Co-Borrowers, to the extent, but only to the extent, of any direct (as opposed to indirect, special, punitive, consequential or exemplary) damages suffered by the Borrower and the Co-Borrowers which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such Issuing Bank’s gross negligence or willful misconduct or such Issuing Bank’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a document(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Banks shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Banks may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communication with a beneficiary.
(g)
Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a standby Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to such standby Letter of Credit.
(h)
Conflict with Letter of Credit Application. In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Application, the terms hereof shall control.
(i)
Reporting. Each day (or at such other intervals as the Administrative Agent and the applicable Issuing Bank shall agree), the applicable Issuing Bank shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrower and the Co-Borrowers to such Issuing Bank during such month.
(j)
Existing Letters of Credit.
(i)
Subject to the terms and conditions hereof, (i) Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit outstanding on the Closing Date or (ii) all letters of credit issued for the account of the Borrower or any Restricted Subsidiary and outstanding on the Closing Date and issued by an entity that is an Issuing Bank under this Agreement, which, by its execution of this Agreement, has agreed to act as an Issuing Bank hereunder and listed on Schedule 2.04 (each, an “Existing Letter of Credit”) shall automatically be continued hereunder on the Closing Date by such Issuing Bank, and as of the Closing Date the Lenders shall acquire a participation therein as if such Existing Letter of Credit were issued hereunder, and each such Existing Letter of Credit shall be deemed a Letter of Credit for all purposes of this Agreement as of the Closing Date without any further action by the Borrower.
(ii)
Subject to the terms and conditions hereof, (i) Letters of Credit may be issued on the Amendment No. 1 Effective Date to backstop or replace letters of credit outstanding on the Amendment No. 1 Effective Date or (ii) all letters of credit issued for the account of the Borrower or any Restricted Subsidiary and outstanding on the Amendment No. 1 Effective Date and issued by an entity that is an Issuing Bank under this Agreement, which, by its execution of Amendment

No. 1, has agreed to act as an Issuing Bank hereunder and listed on Schedule 2.04-B (each, an “Existing Amendment No. 1 Letter of Credit”) shall automatically be continued hereunder on the Amendment No. 1 Effective Date by such Issuing Bank, and as of the Amendment No. 1 Effective Date the Lenders shall acquire a participation therein as if such Existing Amendment No. 1 Letter of Credit were issued hereunder, and each such Existing Amendment No. 1 Letter of Credit shall be deemed a Letter of Credit for all purposes of this Agreement as of the Amendment No. 1 Effective Date without any further action by the Borrower.
(k)
Resignation and Removal of an Issuing Bank. Any Issuing Bank may resign as an Issuing Bank upon sixty (60) days’ prior written notice to the Administrative Agent, the Lenders and the Borrower; provided that (i) at least one Issuing Bank that was an Issuing Bank as of the Closing Date shall remain as an Issuing Bank and (ii) the Letter of Credit Commitment of the resigning Issuing Banks shall automatically be reallocated among the remaining Issuing Banks. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the Issuing Bank being replaced (provided that no consent will be required if the Issuing Bank being replaced has no Letters of Credit or Reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced or resigning Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.
(l)
Cash Collateral Account. At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Required Lenders, may require the Borrower, to deliver to the Administrative Agent such amount of cash as is equal to 103% of the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) to the extent any amount of a required prepayment under Section 2.07(b)(i) remains after prepayment of all outstanding Loans and Letter of Credit Obligations and termination of the Commitments, as contemplated by Section 2.07(d), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a Cash Collateral Account. The Borrower hereby grants (or, if registration thereof is required in any applicable jurisdiction, shall grant) to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Usage, and for application to the Borrower’s and the Co-Borrowers’ Letter of Credit Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless an Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the applicable Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to such Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment plus any additional amount payable hereunder in respect of any Reimbursement Obligation denominated in an Alternative Currency (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse such Issuing Bank therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of each Issuing Bank for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide Cash Collateral pursuant to this Section 2.04(l), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (A) the sum of (1) the aggregate principal dollar amount of all Tranche 1 Revolving Loans outstanding at such time and (2) the aggregate Letter of Credit Usage at such time would not exceed the aggregate Tranche 1 Revolving Commitments at such time and (B) no Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide Cash Collateral pursuant to Section 2.07(b), as contemplated by Section 2.07(d), such amount shall be returned to the Borrower on demand; provided that, after giving effect to such return, all outstanding Letters of Credit shall have expired and each Issuing Bank shall have been reimbursed in full for all of its obligations thereunder. If the Borrower is required to provide Cash Collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
(m)
Addition of an Issuing Bank. One or more Tranche 1 Revolving Lenders (other than a Defaulting Lender) selected by the Borrower that agrees to act in such capacity and reasonably acceptable to the Administrative Agent may become an additional Issuing Bank hereunder pursuant to a written agreement in form and substance reasonably satisfactory to the Administrative Agent among the Borrower, the Administrative Agent and such Tranche 1 Revolving Lender. The Administrative Agent shall notify the Tranche 1 Revolving Lenders of any such additional Issuing Bank.
Section 2.05
Conversion/Continuation.
(a)
Each conversion of Loans from one Type to another, and each continuation of Term Benchmark Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may only be given in writing; provided that Revolving Loans denominated in an Alternative Currency other than Canadian Dollars may not be converted into Base Rate Loans. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (New York City time in the case of Loans denominated in Dollars, or London time, in the case of Loans denominated in an Alternative Currency (other than Canadian Dollars)) on the requested date of any conversion of Term Benchmark Loans to Base Rate Loans and not later than 2:00 p.m. three Business Days prior to the requested date of continuation of any Term Benchmark Loans or any conversion of Base Rate Loans to Term Benchmark Loans. Each notice by the Borrower pursuant to this Section 2.05(a) must be delivered to the Administrative Agent in the form of a Conversion/Continuation Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each conversion to or continuation of (x) Term Benchmark Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, if denominated in Dollars, (y) Term Benchmark Loans shall be in a principal amount of C$500,000 or a whole multiple of C$100,000 in excess thereof, if denominated in Canadian Dollars or (z) a Dollar Amount of $500,000 or a whole multiple of a Dollar Amount of $100,000 in excess thereof if denominated in an Alternative Currency other than Canadian Dollars. Each conversion to Base Rate Loans (A) denominated in Dollars shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof and (B) denominated in Canadian Dollars shall be in a principal amount of C$500,000 or a whole multiple of C$100,000 in excess thereof. Each Conversion/Continuation Notice shall specify (i) whether the Borrower is requesting a conversion of Loans from one Type to the other, or a continuation of Term Benchmark Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Class of Loans to be converted or continued, (v) the Type of Loans to which such existing Loans are to be converted, if applicable, (vi) if applicable, which Borrower or Co-Borrower is the “borrower” under such Loans and (vi) if applicable, the duration of the Interest Period with respect thereto. If (x) with respect to any Term Benchmark Loans denominated in Dollars or Canadian Dollars, the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be converted to Base Rate Loans, and (y) with respect to any Term Benchmark Loans denominated in any Alternative Currency other than Canadian Dollars, the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable tranche of Revolving Loans shall be converted to a Term Benchmark Loan with an Interest Period of one month. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If the Borrower requests a conversion to, or continuation of Term Benchmark Loans in any such Conversion/Continuation Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(b)
Following receipt of a Conversion/Continuation Notice, the Administrative Agent shall promptly notify each applicable Lender of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans described in Section 2.05(a).
(c)
Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent or the Required Lenders may require by notice to the Borrower that no Loans denominated in Dollars or Canadian Dollars may be converted to or continued as Term Benchmark Loans. This Section shall not apply to Swing Line Loans or Protective Advances, which may not be converted or continued.
Section 2.06
Availability. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or Co-Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower or Co-Borrowers, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or Co-Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower or Co-Borrower, the interest rate applicable at the time to the applicable Loans comprising such Borrowing and (b) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.06 shall be conclusive in the absence of manifest error. If the Borrower or Co-Borrowers, as applicable, and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower or Co-Borrowers, as applicable, the amount of such interest paid by the Borrower or such Co-Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s applicable Loan included in such Borrowing. Any payment by the Borrower or Co-Borrowers shall be without prejudice to any claim the Borrower or such Co-Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
Section 2.07
Prepayments.
(a)
Optional.
(i)
The Borrower or Co-Borrowers may, upon notice to the Administrative Agent in the form of a Prepayment Notice, at any time or from time to time, voluntarily prepay the Loans in whole or in part without premium or penalty; provided that:
(A)
such Prepayment Notice must be received by the Administrative Agent (1) not later than 1:00 p.m. (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) (New York City time, in the case of Loans denominated in Dollars or Canadian Dollars, or London time, in the case of Loans denominated in an Alternative Currency (other than Canadian Dollars)) three Business Days prior to any date of prepayment of Term Benchmark Loans, (2) not later than 1:00 p.m. (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) one Business Day prior to any date of prepayment of Base Rate Loans and (3) not later than 1:00 p.m. (New York City time) one Business Day prior to any date of prepayment of Swing Line Loans or Protective Advances;
(B)
any prepayment of Term Benchmark Loans (x) denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding, (y) denominated in Canadian Dollars shall be in a principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding and (z) denominated in an Alternative Currency (other than Canadian Dollars), shall be in a principal Dollar Amount of $1,000,000 or a whole multiple of the Dollar Amount of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and
(C)
any prepayment of Base Rate Loans (A) denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and (B) denominated in Canadian Dollars shall be in a principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding (it being understood that Base Rate Loans shall be denominated in Dollars or Canadian Dollars only).

Each Prepayment Notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid, if applicable, which Co-Borrower is the “borrower” under such Loans, and the payment amount specified in each Prepayment Notice shall be due and payable on the date specified therein; provided that, no FILO Loan may be prepaid at any time that the Tranche 1 Revolving Loans are outstanding unless the Tranche 1 Revolving Loans are being prepaid in full concurrently with any such prepayment of FILO Loans (other than, for the avoidance of doubt, repayments as provided in Section 2.09(a)). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of a Prepayment Notice and of the amount of such Lender’s Pro Rata Share of such prepayment; provided, “non-consenting” Lenders may be repaid on a non-pro rata basis in connection with an Extension Offer and Disqualified Lenders may be repaid on a non-pro rata basis in accordance with Section 11.27. Any prepayment of Loans shall be subject to Section 2.07(c). Revolving Loans, Incremental Revolving Loans and Swing Line Loans prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

(ii)
Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind, in whole or in part, any notice of prepayment under Section 2.07(a)(i), if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility which refinancing shall not be consummated or shall otherwise be delayed.
(iii)
[Reserved].

~~(iv) [Reserved].~~

(b)
Mandatory.
(i)
If at any time the Total Utilization of Tranche 1 Revolving Commitments exceeds the First Out Line Cap, then within one Business Day thereof, the Borrower and Co-Borrowers shall prepay first, the Swing Line Loans and second, the Revolving Loans to the extent necessary so that the Total Utilization of Tranche 1 Revolving Commitments shall no longer exceed the First Out Line Cap; provided that, to the extent such excess amount is greater than the aggregate principal dollar amount of Swing Line Loans and Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Usage, as more particularly described in Section 2.04(l), and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Usage by an equivalent amount; provided, further, that (1) if the circumstances described in this clause (i) are the result of the imposition of or increase in a Reserve (other than a Push Down Reserve), the Borrower and Co-Borrowers shall not be required to make the initial prepayment or deposit until the fifth Business Day following the date on which Administrative Agent notifies the Borrower of such imposition or increase and (2) the Letter of Credit Usage may not be reduced to less than zero. Prior to the Revolver Commitment Termination Date, if, on any date, the aggregate FILO Loans exceed the FILO Borrowing Base at such time, a Push Down Reserve shall be immediately and automatically established in respect of the Tranche 1 Borrowing Base in an aggregate principal amount equal to such excess.
(ii)
At all times after the occurrence and during the continuance of a Cash Dominion Period and notification thereof by the Administrative Agent to the Borrower (subject to the provisions of Sections 2.19, 9.03 and to the terms of the Security Agreement), on each Business Day, at or before 11:00 a.m., New York City time, the Administrative Agent shall apply all immediately available funds credited to the Administrative Agent Account or otherwise received by Administrative Agent for application to the Obligations or Secured Obligations (in the case of clause sixth and clause eighth below), first, to payment of any fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 11.04 and amounts payable under Article III) payable to the Administrative Agent and Collateral Agent in their capacity as such; second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the Issuing Banks pro rata in accordance with the amounts of Unfunded

Advances/Participations owed to them on the date of any such distribution); third, to payment of fees, indemnities and other amounts (other than principal and interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including Attorney Costs payable under Section 11.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause third payable to them; fourth, to payment of accrued and unpaid Letter of Credit fees and interest on the Loans (other than any Loans under a FILO Tranche) and Letter of Credit Usage, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause fourth held by them; fifth, to pay the principal of Protective Advances; sixth, ratably, (a) to payment of unpaid principal of the Loans ((other than Protective Advances and Loans under a FILO Tranche) and the Letter of Credit Usage, (b) to the extent a Bank Products Reserve has been established therefor by the Administrative Agent in accordance with the terms hereof, to pay the unpaid Reserved Secured Hedge Obligations, including the cash collateralization of such Reserved Secured Hedge Obligations, (c) to the extent a Bank Products Reserve has been established therefor by the Administrative Agent in accordance the terms hereof, to pay the unpaid Reserved Secured Cash Management Obligations, (d) to Cash Collateralize Letters of Credit (to the extent not otherwise Cash Collateralized pursuant to the terms of this Agreement) (in an amount equal to 103% of the maximum face amount of all outstanding Letters of Credit); provided that (i) any such amounts applied pursuant to the foregoing subclause (d) shall be paid to the Administrative Agent for the ratable account of the Issuing Banks to Cash Collateralize such Letters of Credit, (ii) subject to Section 2.04 and Section 2.19, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause sixth shall be applied to satisfy drawings under such Letters of Credit as they occur and (iii) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 2.07(b)(ii); seventh, ratably, to payment of accrued and unpaid interest on any FILO Tranche (including the FILO Loans); eighth, ratably, to payment of unpaid principal on any FILO Tranche (including the FILO Loans); ninth, ratably to pay other Obligations then due (other than Obligations in respect of Secured Cash Management Services and Secured Hedge Agreements), until paid in full; ~~eighth~~tenth, ratably to pay other Obligations in respect of the Secured Cash Management Services and Secured Hedge Agreements, until paid in full; ~~ninth~~eleventh, to the payment of all other Obligations of the Loan Parties (other than contingent indemnification obligations for which no claim has yet been made) that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and last, as the Borrower may direct.
(c)
Interest, Funding Losses, Etc. All prepayments under this Section 2.07 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Term Benchmark Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Term Benchmark Loan pursuant to Section 3.05.
(d)
Application of Prepayment Amounts. In the event that the obligation of the Borrower and Co-Borrowers to prepay the Loans shall arise pursuant to subsection (b)(i) above,
(i)
first, the Borrower and Co-Borrowers shall prepay the outstanding principal amount of the Swing Line Loans, without a corresponding permanent reduction to the Tranche 1 Revolving Commitments,

(ii)
second, to the extent of any excess remaining after the prepayment as provided in clause (i) above, the Borrower and Co-Borrowers shall pay any outstanding Reimbursement Obligations in respect of Letters of Credit,
(iii)
third, to the extent of any excess remaining after application as provided in clauses (i) and (ii) above, the Borrower and Co-Borrowers shall prepay the outstanding principal amount of the Tranche 1 Revolving Loans, without a corresponding permanent reduction to the Tranche 1 Revolving Commitments, ~~and~~
(iv)
fourth, to the extent of any excess remaining after application as provided in clauses (i)~~, (ii) and~~ through (iii) above, thereafter the Borrower and Co-Borrowers shall Cash Collateralize the Letter of Credit Usage pursuant to Section 2.04(l).

Each payment or prepayment pursuant to the provisions of Section 2.07(b) shall be applied ratably among the Lenders of each Class holding the Loans being prepaid, in proportion to the principal amount held by each, and shall be applied as among the Revolving Loans being prepaid, (A) first, to prepay all Base Rate Loans and (B) second, to the extent of any excess remaining after application as provided in clause (A) above, to prepay all Term Benchmark Loans (and as among Term Benchmark Loans, (1) first to prepay those Term Benchmark Loans, if any, having Interest Periods ending on the date of such prepayment, and (2) thereafter, to the extent of any excess remaining after application as provided in clause (1) above, to prepay any Term Benchmark Loans in the order of the expiration dates of the Interest Periods applicable thereto).

Section 2.08
Termination or Reduction of Commitments.
(a)
Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent one Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof or, if less, the entire amount thereof and (iii) the Borrower shall not terminate or reduce (A) the Tranche 1 Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.07, the Total Utilization of Tranche 1 Revolving Commitments ~~would exceed~~exceeds the First Out Line Cap, (B) the FILO Commitments if the Total Utilization of FILO Commitments exceeds the FILO Line Cap, (C) the Letter of Credit Sublimit if, after giving effect thereto, (1) the Letter of Credit Usage not fully Cash Collateralized hereunder at 103% of the maximum face amount of any such Letters of Credit would exceed the Letter of Credit Sublimit or (2) the Letter of Credit Usage with respect to Letters of Credit issued by an applicable Issuing Bank not fully Cash Collateralized hereunder at 103% of the maximum face amount of any such Letters of Credit would exceed the amount of such Issuing Bank’s Letter of Credit Commitment or (~~C~~D) the Swing Line Sublimit, if after giving effect to any concurrent payment of Swing Line Loans in accordance with Section 2.07, the Total Utilization of Tranche 1 Revolving Commitments with respect to Swing Line Loans would exceed the Swing Line Sublimit. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed~~.~~; provided that no optional termination or reduction of the FILO Commitments shall be permitted if (i) there are any Tranche 1 Revolving Loans outstanding (other than such Tranche 1 Revolving Loans being prepaid in full concurrently with any such termination or reduction of the FILO Commitments) or (ii) after giving effect thereto and to any prepayments of the FILO Loans made on the effective date thereof, the aggregate principal amount of the FILO Loans then outstanding would exceed the aggregate FILO Commitments.
(b)
Mandatory.
(i)
(A) The Tranche 1 Revolving Commitments shall terminate on the Revolving Commitment Termination Date.

(B) The FILO Commitments shall be reduced by an amount equal to $6,000,000 on the last Business Day of each fiscal quarter beginning with the fiscal quarter ending September 30, 2026 and shall terminate on the Revolving Commitment Termination Date.

(ii)
If after giving effect to any reduction or termination of Tranche 1 Revolving Commitments under this Section 2.08, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Tranche 1 Revolving Commitments at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(c)
Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Pro Rata Share of Commitments of such Class.
Section 2.09
Repayment of Loans.
(a)
The Borrower or Co-Borrower, as applicable, shall repay to the Administrative Agent (i) for the ratable account of the Appropriate Lenders the outstanding principal amount of Revolving Loans on the Revolving Commitment Termination Date and (ii) the then unpaid amount of each Protective Advance on the earliest of (A) the Revolving Commitment Termination Date or, if applicable, the Latest Maturity Date, and (B) 45 days (or such longer period as may be consented to by the Administrative Agent) after such Protective Advance is made; provided that on each date that a Revolving Loan is made while any Protective Advance is outstanding, the Borrower shall repay all Protective Advances with the proceeds of such Revolving Loan. In addition, the Borrower or Co-Borrower, as applicable, shall repay to the Administrative Agent for the ratable account of the FILO Lenders on the last Business Day of each fiscal quarter, beginning with the fiscal quarter ending September 30, 2026, the FILO Loans in an aggregate principal amount equal to the lesser of (x) $6,000,000 and (y) the excess, if any, of the then outstanding principal amount of FILO Loans over the aggregate amount of FILO Commitments after giving effect to the mandatory FILO Commitment reduction pursuant to Section 2.08(b)(i)(B).
(b)
The Borrower or Co-Borrower, as applicable, shall repay to the Swing Line Lender (or, to the extent required by Section 2.03(c), to the Administrative Agent for the account of the ~~Tranche 1~~applicable Revolving Lenders) each Swing Line Loan made by the Swing Line Lender on the earlier to occur of (i) the date seven (7) Business Days after such Swing Line Loan is made and (ii) the Maturity Date of the Tranche 1 Revolving Loans; provided, on each date that a ~~Tranche 1~~ Revolving Loan is made, the Borrower or such Co-Borrower shall repay all Swing Line Loans then outstanding. At any time there shall exist a Defaulting ~~Lender that is a Tranche 1 Revolving~~ Lender, immediately upon the request of the Swing Line Lender, the Borrower or Co-Borrowers, as applicable, shall repay the outstanding Swing Line Loans made by the Swing Line Lender to the Borrower or Co-Borrower, as applicable, in an amount sufficient to eliminate any Fronting Exposure in respect of the Swing Line Loans.

Section 2.10
Interest.
(a)
Subject to the provisions of Section 2.10(b), (i) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the applicable Term Benchmark for such Interest Period plus the Applicable Rate, (ii) each Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate, (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, and (iv) each Swing Line Loan and each Protective Advance shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)
If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(c)
If any amount (other than principal of any Loan) payable by the Borrower or Co-Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or Co-Borrower under the Bankruptcy Code or any other Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender) such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(d)
Accrued and unpaid interest on the principal amount of all outstanding past due Obligations (including interest on past due interest) shall be due and payable upon demand (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or Co-Borrower under the Bankruptcy Code or any other Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender).
(e)
Interest on each Loan shall be due and payable (i) with respect to Base Rate Loans and Daily Simple SOFR Loans, in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein and (ii) with respect to Term Benchmark Loans, at the end of each Interest Period, and, in any event, every three months. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any case or proceeding under any Debtor Relief Law.
(f)
The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for any Term Benchmark Loans upon determination of such interest rate. The determination of the applicable Term Benchmark by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the “prime rate” used in determining the Base Rate promptly following the public announcement of such change.
(g)
After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Extension or establishment of a FILO Tranche, the number of Interest Periods otherwise permitted by this Section 2.10(g) shall increase by three Interest Periods for each applicable Class so established.
Section 2.11
Fees.
(a)
The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing (including pursuant to any fee letter executed with the Agents in connection with the Facility (including in connection with the Incremental Facility incurred on the Amendment No. 1 Effective Date and Amendment No. 3 Effective Date)) in the amounts and at the times so specified. Such fees shall be fully earned when due and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
(b)
The Borrower agrees to pay to Lenders having Revolving Exposure:
(i)
commitment fees for the period from and including the Closing Date to and including the Revolving Commitment Termination Date equal to (A) the average of the daily difference between (1) the Revolving Commitments of a Class and (2) the sum of (I) the aggregate principal amount of all outstanding Revolving Loans of such Class plus solely in the case of the Tranche 1 Revolving Lenders, (II) the Letter of Credit Usage, times (B) the Applicable Commitment Fee; and
(ii)
solely in the case of the Tranche 1 Revolving Lenders, letter of credit fees with respect to all Letters of Credit (other than trade Letters of Credit) (the “L/C Fee”) equal to the (A) Applicable Rate for Tranche 1 Revolving Loans that are Term Benchmark Loans (or, with respect to trade Letters of Credit, 50% of the Applicable Rate for Tranche 1 Revolving Loans that are Term Benchmark Loans), times (B) the maximum amount available to be drawn under all Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination and whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit).

All fees referred to in this Section 2.11(b) shall be paid to the Administrative Agent at the Administrative Agent’s Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof. In addition, for purposes of calculating the commitment fees referred to in clause (b)(i) only, no portion of the Tranche 1 Revolving Commitments shall be deemed utilized as a result of outstanding Swing Line Loans.

(c)
The Borrower agrees to pay directly to the applicable Issuing Bank, for its own account, the following fees:
(i)
a fronting fee to be agreed by the Borrower and the applicable Issuing Bank (not to exceed 0.125% per annum) times the maximum Dollar Amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) determined as of the close of business on any date of determination; and
(ii)
such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be, which fees, costs and charges shall be payable to such Issuing Bank within three Business Days after its demand therefor and are nonrefundable.

Each payment of fees required above under this clause (c) on any Letters of Credit, whether denominated in Dollars or an Alternative Currency, shall be made in Dollars.

(d)
All fees referred to in Sections 2.11(b) and 2.11(c)(i) shall be payable quarterly in arrears on the first day following the last day of each fiscal quarter of each year during the Revolving Commitment Period, commencing with the first day following the first full fiscal quarter ending after the Closing Date, and on the Revolving Commitment Termination Date; provided that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.
(e)
The Borrower agrees to pay to the Administrative Agent for its own account the fees payable in the amounts and at the times separately agreed upon.
Section 2.12
Computation of Interest and Fees. (a) All computations of Base Rate Loans calculated by reference to the “prime rate” or Federal Funds Rate shall be made on the basis of a year of 365 days or 366 days, as the case may be (or 365 days for Loans denominated in Canadian Dollars), and actual days elapsed. All computations of Term Benchmark Loans denominated in Canadian Dollars shall be made on the basis of a year of 365 days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by the number of days in the shorter period (360 days, in the example) and the Canadian Loan Parties acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest. Each of the Canadian Loan Parties confirms that it understands and is able to calculate the rate of interest applicable to the Obligations based on the methodology for calculating per annum rates provided in this Agreement. Each of the Canadian Loan Parties irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any other Loan Document, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to the Canadian Loan Parties as required pursuant to section 4 of the Interest Act (Canada).

(b) If any provision of this Agreement or of any of the other Loan Documents would obligate any Loan Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Loan Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrower. Any amount or rate of interest referred to in this Section 2.12(b) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

Section 2.13
Evidence of Indebtedness.
(a)
The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as non-fiduciary agent for the Borrower and the Co-Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the Co-Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower and the Co-Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(b)
Upon the request of any Lender made through the Administrative Agent, the Borrower and the Co-Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence the relevant Class of such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
Section 2.14
Payments Generally.
(a)
All payments to be made by the Borrower or the Co-Borrowers shall be made on the date when due, in immediately available funds without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower or the Co-Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 1:00 p.m. (New York City time, in the case of any payment in Dollars or Canadian Dollars, or London time, in the case of any payment in an Alternative Currency (other than Canadian Dollars)) on the date specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency (other than Canadian Dollars), the Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office; provided that the proceeds of any borrowing of Tranche 1 Revolving Loans to finance the reimbursement of a drawn Letter of Credit as provided in Section 2.04(c) shall be remitted by the Administrative Agent to the applicable Issuing Bank. All payments received by the Administrative Agent after 1:00 p.m. (New York City time, in the case of any payment in Dollars or Canadian Dollars, or London time, in the case of any payment in an Alternative Currency (other than Canadian Dollars)) shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. At all times during which a Cash Dominion Period exists, solely for purposes of determining the Total Utilization of Tranche 1 Revolving Commitments or the Total Utilization of FILO Commitments, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the day of receipt, subject to actual collection.
(b)
If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)
Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder for the account of any Lender or any Issuing Bank, as applicable, that the Borrower or the Co-Borrowers will not make such payment, the Administrative Agent may assume that the Borrower or the Co-Borrowers has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to such Lender or such Issuing Bank. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then such Lender or such Issuing Bank, as applicable, shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or such Issuing Bank in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or such Issuing Bank, as applicable, to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(d)
If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower or the Co-Borrowers by the Administrative Agent because the applicable conditions to the Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)
The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit, Swing Line Loans and Protective Advances and to make payments pursuant to Section 10.07 are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)
Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)
Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative

Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 9.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of such of the outstanding Loans or other Obligations then owing to such Lender.
(h)
If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(c), 2.04(c), 2.06, 2.15 or 10.07, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swing Line Lender or the Issuing Banks, as applicable, to satisfy such Lender’s obligations to the Administrative Agent, the Swing Line Lender and the Issuing Banks until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
Section 2.15
Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal of or interest on account of the Loans of a particular Class made by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C obligations, Swing Line Loans or Protective Advances held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each relevant Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower or the Co-Borrowers pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including Section 11.07), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder or (C) any payment received by such Lender not in its capacity as a Lender. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower or the Co-Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.15 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.15 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.16
Incremental Borrowings.
(a)
Notice. At any time and from time to time, on one or more occasions, the Borrower may (on behalf of itself and/or any Co-Borrower)~~,~~  by notice to the Administrative Agent, increase the aggregate principal amount of any ~~class~~Class of Revolving Commitments (~~the~~including the Tranche 1 Revolving Commitments and the FILO Commitments) (an “Incremental Revolving ~~Facilities~~Facility” and the revolving loans and other extensions of credit made thereunder, the “Incremental Revolving Loans”~~; each such increase~~) or add one or more tranches of revolving loans structured as “FILO” loans under the Loan Documents (each Incremental Revolving Facility and any FILO Tranche (as defined below), an “Incremental Facility” and the loans or other extensions of credit made thereunder, the “Incremental Loans”).
(b)
Ranking. Incremental Facilities will rank pari passu in right of payment with the Revolving Commitments and will be secured by the Collateral by Liens on a pari passu basis to the Liens that secure the Revolving Commitments.
(c)
Size and Currency. The aggregate principal amount of Incremental Facilities incurred after the Amendment No. ~~1~~3 Effective Date on any date commitments with respect thereto are first received (or, in the case of an LCA Election, as of the applicable LCA Test Date), assuming such commitments are fully drawn only on the date of receipt thereof~~,~~  will not exceed, an amount equal to, the Incremental Amount. Each Incremental Facility will be in an integral multiple of $1,000,000 and in an aggregate principal amount that is not less than $5,000,000 (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the Incremental Amount at such time. Any Incremental Facility shall be denominated in Dollars but, may be borrowed in Alternative Currencies in accordance with the terms of the applicable Revolving Facility.
(d)
Incremental Lenders. Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make, or provide commitments with respect to, an Incremental Loan) or by any Additional Lender. While existing Lenders may (but are not obligated to unless invited to and so elect) participate in any syndication of an Incremental Facility and may (but are not obligated to unless invited to and so elect) become lenders with respect thereto, the existing Lenders will not have any right to participate in any syndication of, and will not have any right of first refusal or other right to provide all or any portion of, any Incremental Facility or Incremental Loan except to the extent the Borrower and the arrangers thereof, if any, in their discretion, choose to invite or include any such existing Lender (which may or may not apply to all existing Lenders and may or may not be pro rata among existing Lenders). Final allocations in respect of Incremental Facilities will be made by the Borrower together with the arrangers thereof, if any, in their discretion, on the terms permitted by this Section 2.16; provided that the lenders providing the Incremental Facilities will be reasonably acceptable to (i) the Borrower, (ii) the Administrative Agent, (iii) other than in the case of a FILO Tranche, each Issuing Bank and (iv) other than in the case of a FILO Tranche, the Swing Line Lender (except that, in the case of clauses (ii), (iii) and (iv) only to the extent such Person otherwise would have a consent right to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed).
(e)
Incremental Facility Amendments; Use of Proceeds. Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Co-Borrower and each Person providing such Incremental Facility and the Administrative Agent. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Incremental Amendment. Incremental

Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Borrower in consultation with the Administrative Agent, to effect the provisions of this Section 2.16. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Loan Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Facility and the Incremental Loans evidenced thereby. This Section 2.16 shall supersede any provisions in Section 2.15 or 11.01 to the contrary. The Borrower or the Co-Borrowers may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.
(f)
Conditions. The availability of Incremental Facilities under this Agreement will be subject solely to the following conditions, subject, for the avoidance of doubt, to Section 1.08, and measured on the date of the receipt of commitments under (assuming such commitments are fully drawn only on the date of receipt) such Incremental Facility:
(i)
no Event of Default shall have occurred and be continuing or would result therefrom; provided that the condition set forth in this clause (i) may be waived or not required (other than with respect to Specified Events of Default) by the Persons providing such Incremental Facilities if the proceeds of the initial Borrowings under such Incremental Facilities will be used to finance, in whole or in part, any Permitted Investment or other Acquisition Transaction;
(ii)
the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately prior to, and after giving effect to, the receipt of commitments in respect of such Incremental Facility; provided that the condition set forth in this clause (ii) may be waived or not required (other than with respect to (A) the Specified Representations and (B) the representation and warranty contained in Section 5.20) by the Persons providing such Incremental Facilities if the proceeds of the initial Borrowings under such Incremental Facilities will be used to finance, in whole or in part, a Permitted Investment; and
(g)
Terms. Each Incremental Amendment will set forth the amount and terms of the relevant Incremental Facility. ~~Each~~Other than as set forth in clause (h) below with respect to a FILO Tranche, each Incremental Facility will be documented as an increase to the applicable Revolving Commitments and shall be on terms identical to those applicable to such Revolving Facility except with respect to any commitment, arrangement, upfront or similar fees that may be agreed to among the Borrower and the lenders providing such Incremental Revolving Facility.

~~(h) [Reserved].~~

(h)
FILO Tranche. The Incremental Facilities may be in the form of a separate “first-in, last-out” or “last-out” revolving tranche (the “FILO Tranche”) with interest rate margins, rate floors, upfront fees, funding discounts, advance rates, premiums, unused fees and original issue discounts to be agreed between the Borrower and the applicable Lenders providing such FILO Tranche, and with other terms substantially similar to those of the Tranche 1 Revolving Facility unless otherwise reasonably satisfactory to the Administrative Agent (it being understood to the extent that any financial maintenance covenant is added for the benefit of any FILO Tranche, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of the other Revolving Facilities) and to be agreed upon (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Rate of other Loans) among the Borrower and the Lenders providing the FILO Tranche so long as,
(i)
any loans and related obligations in respect of the FILO Tranche shall not be guaranteed by any Person other than the Guarantors, shall not be secured by any assets other than the Collateral and shall rank equal in right of priority to the Collateral Agent’s Liens;
(ii)
as between (A) the Revolving Facilities (other than the FILO Tranche) and (B) the FILO Tranche, all prepayments and/or proceeds from the liquidation or other realization of the Collateral shall be applied, first to obligations owing under, or with respect to, the Revolving Facilities (other than the FILO Tranche) and second to the FILO Tranche;
(iii)
the Required Lenders (calculated as including the FILO Tranche) shall, subject to the terms of the Closing Date ABL Intercreditor Agreement, control exercise of remedies in respect of the Collateral;
(iv)
no changes affecting the priority status of the Revolving Facilities (other than the FILO Tranche) vis-à-vis the FILO Tranche may be made without the consent of each of the Lenders under the Revolving Facilities (other than the FILO Tranche);
(v)
the advances rates with respect to any FILO Tranche, when combined with the advanced rates applicable to the Tranche 1 Revolving Facility, shall not exceed 100.0%;
(vi)
with respect to any commitments under a FILO Tranche to be borrowed against, any Borrowing under this Agreement shall be required to be made first under such FILO Tranche until there is no longer any borrowing availability thereunder prior to being permitted to be made under the other Revolving Commitments; and
(vii)
any FILO Tranche shall not mature earlier than the Latest Maturity Date.
(i)
Adjustments to Revolving Loans. Upon each increase in the Revolving Commitments pursuant to this Section 2.16, unless an Event of Default shall have occurred and be continuing,
(i)
each applicable Revolving Lender of the applicable Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of such increase (each an “Incremental Revolving Facility Lender”), and each such Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed and to the extent applicable, a portion of such Revolving Lender’s participations hereunder (if any) in outstanding Letters of Credit, Swing Line Loans and Protective Advances such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (1) participations hereunder in Letters of Credit, (2) participations hereunder in Swing Line Loans and (3) participations hereunder in Protective Advances, in each case held by each applicable Revolving Lender will equal the percentage of the aggregate Revolving Commitments of all Lenders of the relevant Class represented by such Revolving Lender’s Revolving Commitments; and
(ii)
if, on the date of such increase, there are any Revolving Loans of the relevant Class outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Facility be prepaid from the proceeds of Incremental Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 3.05.
Section 2.17
[Reserved].
Section 2.18
Extensions of Loans.
(a)
Extension Offers. Pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans and/or Commitments of a particular Class with a like Maturity Date, the Borrower may extend such Maturity Date and otherwise modify the terms of such Loans and/or Commitments pursuant to the terms set forth in an Extension Offer (each, an “Extension”). Each Extension Offer will specify the minimum amount of Loans and/or Commitments with respect to which an Extension Offer may be accepted, which (x) with respect to Loans and/or Commitments denominated in Dollars, will be an integral multiple of $1,000,000 and an aggregate principal amount that is not less than $5,000,000, (y) with respect to Loans and/or Commitments denominated in Canadian Dollars, will be an integral multiple of C$1,000,000 and an aggregate principal amount that is not less than C$5,000,000 or (z) with respect to Loans and/or Commitments denominated in any Alternative Currency (other than Canadian Dollars), will be an integral multiple of the Dollar Amount of $1,000,000 and an aggregate principal amount that is not less than the Dollar Amount of $5,000,000 or, in each case, if less, (i) the aggregate principal amount of such Class of Loans outstanding or (ii) such lesser minimum amount as is approved by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed. Extension Offers will be made on a pro rata basis to all Lenders holding Loans and/or Commitments of a particular Class with a like Maturity Date. If the aggregate outstanding principal amount of such Loans (calculated on the face amount thereof) and/or Commitments in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans and/or Commitments offered to be extended pursuant to such Extension Offer, then the Loans and/or Commitments of such Lenders will be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. There is no requirement that any Extension Offer or Extension Amendment (defined as follows) be subject to any “most favored nation” pricing provisions. The terms of an Extension Offer shall be determined by the Borrower, and Extension Offers may contain one or more conditions to their effectiveness as determined by the Borrower, including a condition that a minimum amount of Loans and/or Commitments of any or all applicable tranches be tendered.
(b)
Extension Amendments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) as may be necessary, advisable or appropriate in order to establish new tranches in respect of Extended Loans and Extended Revolving Commitments and such amendments as permitted by clause (c) below as may be necessary, advisable or appropriate in the reasonable opinion of the Borrower, in consultation with the Administrative Agent, in connection with the establishment of such new tranches of Loans or Commitments. This Section 2.18 shall supersede any provisions in Section 2.15 or 11.01 to the contrary. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
(c)
Terms of Extension Offers and Extension Amendments. The terms of any Extended Loans and Extended Revolving Commitments will be set forth in an Extension Offer and as agreed between the Borrower and the Extending Lenders accepting such Extension Offer; provided that:

(i)
the final maturity date of such Extended Loans and Extended Revolving Commitments will be no earlier than the Latest Maturity Date applicable to the Loans and/or Commitments subject to such Extension Offer;
(ii)
[reserved];
(iii)
[reserved]; and
(iv)
except as to (x) maturity, interest, fees (including any commitment, arrangement, upfront or similar fees) and (y) other terms applicable after the Latest Maturity Date of the Loans that are not Extended Revolving Loans, all terms of any Extended Revolving Loans or Extended Revolving Commitments shall be on terms and pursuant to documentation applicable to the applicable Revolving Facility that is the subject of such Extension Offier.

Any Extended Loans will constitute a separate tranche of Revolving Loans from the Revolving Loans held by Lenders that did not accept the applicable Extension Offer.

(d)
Extension of Revolving Commitments. In the case of any Extension of Revolving Commitments and/or Revolving Loans, the following shall apply:
(i)
all borrowings and all prepayments of the extended and non-extended tranches of Revolving Loans of the Class subject to the Extension Offer shall continue to be made on a ratable basis among all Revolving Lenders of such tranches, based on the relative amounts of their Revolving Commitments of such tranches, until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments of such tranches on the relevant Maturity Date;
(ii)
the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit, Swing Line Loan or Protective Advance as between the Revolving Commitments of such extended tranche and the remaining non-extended Revolving Commitments of the Class subject to the Extension Offer shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Revolving Commitments has occurred, it being understood that the obligations of any Issuing Bank or Swing Line Lender may not be extended beyond the Maturity Date relating to the non-extended Revolving Commitments pursuant to this Section 2.18 without the consent of such Issuing Bank or Swing Line Lender;
(iii)
no termination of extended Revolving Commitments and no repayment of extended Revolving Loans accompanied by a corresponding permanent reduction in extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of each other tranche of Revolving Loans and Revolving Commitments of the Class that was subject to such Extension Offer (or each other tranche of Revolving Commitments and Revolving Loans of the Class that was subject to such Extension Offer shall have otherwise been terminated and repaid in full);
(iv)
at no time shall there be more than five different tranches of Revolving Commitments.

If the Total Utilization of Tranche 1 Revolving Commitments exceeds the First Out Line Cap or the Total Utilization of FILO Commitments exceeds the FILO Line Cap as a result of the occurrence of the

Maturity Date with respect to any tranche of Revolving Commitments while an extended tranche of Revolving Commitments remains outstanding, the Borrower and the Co-Borrowers shall make such payments as are necessary in order to eliminate such excess on such Maturity Date.

(e)
Required Consents. No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), the Borrower, the Co-Borrowers and the applicable Extending Lender. The transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18 will not apply to any of the transactions effected pursuant to this Section 2.18.
Section 2.19
Defaulting Lenders.
(a)
Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Bank and the Swing Line Lender hereunder; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender with respect to outstanding Letters of Credit (in an amount equal to 103% of the maximum face amount of all outstanding Letters of Credit) or the Swing Line Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.19(d); fourth, as the Borrower may request (so long as no Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a Cash Collateral Account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize each Issuing Bank’s (in an amount equal to 103% of the maximum face amount of all outstanding Letters of Credit) or the Swing Line Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit or Swing Line Loans, as applicable, issued under this Agreement, in accordance with Section 2.19(d); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit, Swing Line Loans and Protective Advances are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.19(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(ii)
Certain Fees.
(A)
No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(b) for any period during which that Lender is a Defaulting Lender; provided such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(b)(ii) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.04.
(B)
With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit, Swing Line Loans and Protective Advances that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (2) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iii)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit, Swing Line Loans and Protective Advances shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(iv)
Cash Collateral. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, provide Cash Collateral pursuant to the requirements set forth in Section 2.19(d).

(b)
Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Swing Line Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit, Swing Line Loans and Protective Advances to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.04) whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(c)
New Swing Line Loans/Letters of Credit. So long as any Tranche 1 Revolving Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extend or amend any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)
Cash Collateral. At any time that there shall exist a Defaulting Lender and Section 2.19(a)(iv) is applicable, within one Business Day following the written request of the Administrative Agent, any Issuing Bank (with a copy to the Administrative Agent) or the Swing Line Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the applicable Issuing Bank’s Fronting Exposure, the Swing Line Lender’s Fronting Exposure and any outstanding Protective Advance, as the case may be, with respect to such Defaulting Lender (determined after giving effect to Section 2.04 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)
Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit, Swing Line Loans and Protective Advances, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that the Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Banks or the Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(ii)
Application. Notwithstanding anything to the contrary contained in this Agreement, (A) Cash Collateral provided under this Section 2.19 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein, (B) Cash Collateral provided under this Section 2.19 in respect of Swing Line Loans shall be applied to the satisfaction of the Defaulting Lender’s obligations to fund participations in respect of Swing Line Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein and (C) Cash Collateral provided under this Section 2.19 in respect of Protective Advances shall be applied to the satisfaction of the Defaulting Lender’s obligations to fund participations in respect of Protective Advances (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)
Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s or the Swing Line Lender’s Fronting Exposure or applied to any such Defaulting Lender’s obligations to fund participations in respect of Protective Advances shall no longer be required to be held as Cash Collateral pursuant to this Section 2.19 following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), (B) (I) the repayment in full of all Protective Advances by the Borrower or (II) the payment by such Defaulting Lender of its obligations to fund participations in respect of Protective Advances (including at the time of the termination of Defaulting Lender status of the applicable Lender) or (C) the determination by the Administrative Agent, the applicable Issuing Bank or the Swing Line Lender, as the case may be, that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.19, the Person providing Cash Collateral and the applicable Issuing Bank, the Swing Line Lender or, with respect to Protective Advances, the Administrative Agent, as the case may be, may agree that the Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations (including obligations to fund Protective Advances); provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
(e)
Hedge Banks. So long as any Lender is a Defaulting Lender, such Lender shall not be a Hedge Bank with respect to any Secured Hedge Agreement entered into while such Lender was a Defaulting Lender.
Section 2.20
[Reserved].
Section 2.21
Judgment Currency.
(a)
If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder or under any other Loan Document in one currency into another currency, each party hereto and each Loan Party (and by its acceptance of its appointment in such capacity, each Lead Arranger) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)
The obligations of the Loan Parties in respect of any sum due to any party hereto or under any other Loan Document or any holder of the obligations owing hereunder or under any other Loan Document (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in

accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower and each other Loan Party, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of the Loan Parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
Section 2.22
Reserves; Changes to Eligibility Criteria

The Administrative Agent may at any time and from time to time and only in the exercise of its Permitted Discretion establish new categories of Reserves or change eligibility criteria set forth in the definition of “Eligible Accounts Receivable,” “Eligible Credit Insured Accounts” and/or “Eligible Inventory” upon five Business Days’ prior written notice to the Borrower (which notice shall not be required at any time an Event of Default has occurred and is continuing), which notice shall include a reasonably detailed description of such new category of Reserve being established or change to any eligibility criteria set forth in the definition of “Eligible Accounts Receivable,” “Eligible Credit Insured Accounts” and/or “Eligible Inventory” (during which five Business Day period (x) the Administrative Agent shall, if requested, discuss any such Reserve or change with the Borrower and (y) the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent), establish and increase or decrease Reserves in accordance with the terms hereof; provided that, pending the expiration of such five Business Day period, no Borrowings of Tranche 1 Revolving Loans may be made if such Borrowings would result in the Total Utilization of Tranche 1 Revolving Commitments to exceed the First Out Line Cap and no Borrowings of FILO Loans may be made if such Borrowings would result in the Total Utilization of FILO Commitments to exceed the FILO Line Cap, as applicable, calculated as if such proposed Reserve had been implemented. Notwithstanding any other provision of this Agreement to the contrary, (a) the establishment or increase of any Reserves or changes in any eligibility criteria shall be limited to such Reserves and changes as the Administrative Agent determines, in its Permitted Discretion, are appropriate based on the analysis of facts or events first occurring or first discovered by the Administrative Agent after the Closing Date or that differ materially from facts or events occurring and known to the Administrative Agent on the Closing Date, (b) in no event shall Reserves or changes in eligibility criteria with respect to any component of the Tranche 1 Borrowing Base or the FILO Borrowing Base duplicate any other Reserves currently established or maintained or eligibility criteria to the extent addressed thereby, (c) the amount of any such Reserve or change in eligibility criteria shall be a reasonable quantification of the incremental dilution of the Tranche 1 Borrowing Base or the FILO Borrowing Base attributable to the relevant contributing factors and have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or change and (d) in no event shall Reserves to reflect the dilution of Eligible Accounts Receivable be imposed until dilution of Accounts exceeds 5.0% (or for so long as any FILO Commitments or FILO Loans are outstanding, 2.5%) of the gross face amount of such Accounts, in which case a Reserve shall be established in an amount equal to 1.0% of the value of Accounts for each percentage point (or portion thereof) of dilution in excess 5.0% (or for so long as any FILO Commitments or FILO Loans are outstanding, 2.5%).

Section 2.23
Currency Equivalents
(a)
The Administrative Agent shall determine the Dollar Amount of each Loan denominated in an Alternative Currency and Letter of Credit Obligation in respect of Letters of Credit denominated in an Alternative Currency (i) for Loans, as of the first day of each Interest Period applicable thereof, and (ii) for Letters of Credit, as of the end of each fiscal quarter of the Borrower, and in each case shall promptly notify the Borrower of each Dollar Amount so determined by it. Each such calculation shall bas on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 2.23, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
(b)
If after giving effect to any such determination of a Dollar Amount, the sum of the aggregate outstanding amount of the Tranche 1 Revolving Loans denominated in Alternative Currencies and the Letter of Credit Obligations denominated in Alternative Currencies exceeds the aggregate Dollar Amount of Tranche 1 Revolving Commitments then in effect, the Borrower shall, within five Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay the applicable Tranche 1 Revolving Loans denominated in Alternative Currencies under the Tranche 1 Revolving Facility or take other action as the Administrative Agent, in its discretion, may direct (including to Cash Collateralize the applicable Letter of Credit Obligations) to the extent necessary to eliminate any such excess.
Article III.

Taxes, Increased Costs Protection and Illegality
Section 3.01
Taxes.
(a)
Except as required by applicable Law, any and all payments by the Borrower or any Guarantor to or for the account of any Agent, Lender or Issuing Bank under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities (including additions to tax, penalties and interest) with respect thereto (“Taxes”). The following shall be “Excluded Taxes”: in the case of each Agent, each Lender and Issuing Bank, (i) Taxes imposed on or measured by net income (however denominated, and including branch profits and similar Taxes), and franchise or similar Taxes, in each case, that are (A) imposed by the jurisdiction (or political subdivision thereof) under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (B) Other Connection Taxes; (ii) any U.S. federal Tax that is (or would be) required to be withheld with respect to amounts payable hereunder in respect of an Eligible Assignee (pursuant to an assignment under Section 10.07) on the date it becomes an assignee to the extent such Tax is in excess of the Tax that would have been applicable had such assigning Lender not assigned its interest arising under any Loan Document (unless such assignment is at the express written request of the Borrower); (iii) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender, Agent or Issuing Bank with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (A) such Lender, Agent or Issuing Bank acquires such interest in the applicable Commitment or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan (other than pursuant to an assignment request by the Borrower under Section 3.07) or (B) such Lender, changes its Lending Office (other than at the written request of the Borrower to change such Lending Office), except in each case to the extent that pursuant to Section 3.01, amounts with respect to such Taxes were payable to such Lender’s, Agent’s or Issuing Bank’s assignor immediately before such Lender, Agent or Issuing Bank became a party hereto, or to such Lender immediately before it changed its Lending Office; any Taxes imposed as a result of the failure of any Agent, Lender or Issuing Bank to comply with the provisions of

Sections 3.01(b), 3.01(c) and 3.01(d) (in the case of any Foreign Lender, as defined below) or the provisions of Section 3.01(e) (in the case of any U.S. Lender, as defined below), (v) any Taxes imposed as a result of any Lender or any other recipient of such payment (A) not dealing at arm’s length (within the meaning of the Canadian Tax Act) with any Loan Party, or (B) being at any time a “specified non-resident shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of any Loan Party or at any time not dealing at arm’s length (within the meaning of the Canadian Tax Act) with a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of any Loan Party (other than, in each of cases (A) and (B), where such non-arm’s length, “specified shareholder,” or “specified non-resident shareholder” relationship arises from the Lender or recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) and (vi) any Taxes imposed on any amount payable to or for the account of any Agent, Lender or Issuing Bank as a result of the failure of such recipient to satisfy the applicable requirements under FATCA to establish that such payment is exempt from withholding under FATCA. If an applicable Withholding Agent is required to deduct any Taxes or Other Taxes (as defined below) from or in respect of any sum payable under any Loan Document to any Agent, Lender or Issuing Bank, (A) except in the case of Excluded Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01(a)), each of such Agent, Lender or Issuing Bank receives an amount equal to the sum it would have received had no such deductions been made, (B) the applicable Withholding Agent shall make such deductions, (C) the applicable Withholding Agent shall pay the full amount deducted to the relevant taxing authority, and (D) within thirty days after the date of any such payment by the Borrower or any Guarantor (or, if receipts or evidence are not available within thirty days, as soon as practicable thereafter), the Borrower or applicable Guarantor shall furnish to such Agent, Lender or Issuing Bank (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or applicable Guarantor (or other evidence of payment reasonably satisfactory to the Administrative Agent). If the Borrower or applicable Guarantor fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority, the Borrower or applicable Guarantor shall indemnify such Agent, such Lender and such Issuing Bank for any incremental Taxes that may become payable by such Agent, such Lender or such Issuing Bank arising out of such failure.
(b)
To the extent it is legally able to do so, each Agent, Lender or Issuing Bank (including an Eligible Assignee to which a Lender assigns its interest in accordance with Section 11.07, unless such Eligible Assignee is already a Lender hereunder) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent on or prior to the date on which the Foreign Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two (2) accurate, complete and signed copies of whichever of the following is applicable: (i) IRS Form W-8BEN or Form W-8BEN-E certifying that it is entitled to benefits under an income tax treaty to which the United States is a party; (ii) IRS Form W-8ECI certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; (iii) if the Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder of the Borrower described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d)(4) of the Code, a certificate to that effect in substantially the form attached hereto as Exhibit G (a “Non-Bank Certificate”) and an IRS Form W-8BEN or Form W-8BEN-E, certifying that the Foreign Lender is not a United States person; or (iv) to the extent a Foreign Lender is not the beneficial owner for U.S. federal income tax purposes, an IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by, as and to the extent applicable, an IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Non-Bank Certificate, Form W-9, Form W-8IMY (or other successor forms) and any other required supporting information from each beneficial owner (it being understood that a Foreign Lender need not provide certificates or supporting documentation from beneficial owners if (A) the Foreign Lender is a “qualified intermediary” or “withholding foreign partnership” for U.S. federal income tax purposes and (B) such Foreign Lender is as a result able to establish, and does establish, that payments to such Foreign Lender are, to the extent applicable, entitled to an exemption from or, if an exemption is not available, a reduction in the rate of, U.S. federal withholding Taxes without providing such certificates or supporting documentation); or (v) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.
(c)
In addition, each such Foreign Lender shall, to the extent it is legally entitled to do so, (i) promptly submit to the Borrower and the Administrative Agent two (2) accurate, complete and signed copies of such other or additional forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant taxing authorities) as may then be applicable or available to secure an exemption from or reduction in the rate of U.S. federal withholding Tax (1) on or before the date that such Foreign Lender’s most recently delivered form, certificate or other evidence expires or becomes obsolete or inaccurate in any material respect, (2) after the occurrence of a change in the Foreign Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent of any change in the Foreign Lender’s circumstances that would modify or render invalid any claimed exemption or reduction. This Section 3.01(c) shall not apply to any reporting requirements under FATCA.
(d)
If a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Foreign Lender has complied with such Foreign Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(e)
Each Agent, Lender or Issuing Bank that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) (each, a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent two (2) copies of accurate, complete and signed IRS Form W-9 or successor form certifying that such U.S. Lender is not subject to U.S. federal backup withholding Tax (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
(f)
The Borrower (on behalf of all Co-Borrowers) agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise (in the nature of a documentary or similar Tax), property, intangible, filing or mortgage recording Taxes or charges or similar levies imposed by any Governmental Authority that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to Tax, penalties and interest related thereto) excluding, in each case, such amounts that are Other Connection Taxes imposed in connection with an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested in writing by the Borrower (all such non-excluded Taxes described in this Section 3.01(f) being hereinafter referred to as “Other Taxes”).
(g)
If any Taxes or Other Taxes are directly asserted against any Agent, Lender or Issuing Bank with respect to any payment received by such Agent or Lender in respect of any Loan Document, such Agent, Lender or Issuing Bank may pay such Taxes or Other Taxes and the Borrower will promptly indemnify and hold harmless such Agent, Lender or Issuing Bank for the full amount of such Taxes (other than Excluded Taxes) and Other Taxes (and any Taxes (other than Excluded Taxes) and Other Taxes imposed on amounts payable under this Section 3.01), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted. Payments under this Section 3.01(g) shall be made within ten days after the date the Borrower receives written demand for payment from such Agent, Lender or Issuing Bank.
(h)
Except as provided in Section 11.07(e), a Participant shall not be entitled to receive any greater payment under this Section 3.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.
(i)
If any Agent, Lender or Issuing Bank determines, in its sole discretion, exercised in good faith, that it has received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Guarantor, as the case may be, or with respect to which the Borrower or any Guarantor, as the case may be, has paid additional amounts pursuant to this Section 3.01, it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Guarantor under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by such Agent, such Lender or Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or applicable Guarantor, as the case may be, upon the request of such Agent, such Lender or Issuing Bank, agrees to repay the amount paid over to the Borrower or applicable Guarantor, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, such Lender or Issuing Bank in the event such Agent, such Lender or Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will such Agent, Lender or Issuing Bank be required to pay any amount to the Borrower or applicable Guarantor pursuant to this paragraph (i) the payment of which would place such Agent, Lender or Issuing Bank in a less favorable net after-Tax position than the indemnified party would have been in if the Tax or Other Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax or Other Tax had never been paid. Such Agent, such Lender or Issuing Bank, as the case may be, shall provide the Borrower upon request with a copy of any notice of assessment or other evidence reasonably available of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender, such Agent or Issuing Bank may delete any information therein that such Lender, such Agent or Issuing Bank deems confidential or not relevant to such refund in its reasonable discretion). This subsection shall not be construed to require any Agent, Lender or Issuing Bank to make available its tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the Borrower, any Guarantor or any other Person.

(j)
Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (g) with respect to such Lender, it will, if requested by the Borrower in writing, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan affected by such event and by completing and delivering or filing any Tax-related forms that such Lender is legally able to deliver and that would reduce or eliminate any amount of Taxes or Other Taxes required to be deducted or withheld or paid by the Borrower; provided that such efforts are made at the Borrower’s expense and are on terms that, in the reasonable judgment of such Lender, do not cause such Lender or any of its Lending Offices to suffer any economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(j) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (g).
(k)
Notwithstanding any other provision of this Agreement, the Borrower and the Administrative Agent may deduct and withhold any Taxes required by any Laws (including, for the avoidance of doubt, FATCA) to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 3.01.
(l)
Each Agent or Lender, as applicable, shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Taxes attributable to such Agent or Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Agent or Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Agent or Lender by the Administrative Agent shall be conclusive absent manifest error. Each Agent and Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Agent or Lender under any Loan Document or otherwise payable by the Administrative Agent to such Agent or Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(l).
(m)
Each Lender authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to paragraph (b), (c), (d), or (e) of this Section 3.01.
(n)
The agreements in this Section 3.01 shall survive the resignation or replacement of the Administrative Agent, termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and any assignment of rights by, or replacement of, any Lender.
Section 3.02
Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the a Term Benchmark, or to determine or charge interest rates based upon a Term Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars, Canadian Dollars or any Alternative Currency in the London interbank market, the Canadian bankers’ acceptances market or any other applicable offshore interbank market, as applicable, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) with respect to any Loans denominated in Dollars or Canadian Dollars, any obligation of such Lender to make or continue Term Benchmark Loans or to convert Base Rate Loans to Term Benchmark Loans, shall be suspended, and

(ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term Benchmark component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term Benchmark component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) with respect to Borrowings denominated in Dollars or Canadian Dollars, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term Benchmark Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term Benchmark component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and (B) with respect to Borrowings denominated in an Alternative Currency (other than Canadian Dollars), the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such Term Benchmark Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans of such Lender to a Loan bearing interest at an alternative rate mutually acceptable to the Borrower and the applicable Lenders, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans; provided, however, that if the Borrower and the applicable Lenders cannot agree within a reasonable time on an alternative rate for such Loans, the Borrower may, at its discretion, either (x) prepay such Loans or (y) maintain such Loans outstanding, in which case, the interest rate payable to the applicable Lender on such Loans will be the rate determined by the Administrative Agent as its cost of funds to fund a Borrowing of such Loans with maturities comparable to the Interest Period applicable thereto plus the Applicable Rate or (C) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term Benchmark component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term Benchmark component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the applicable Term Benchmark. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 3.03
Inability to Determine Rates. Subject to Section 11.01(f), if the Administrative Agent or the Required Lenders reasonably determine that for any reason in connection with any request for a Term Benchmark Loan or a conversion to or continuation thereof that (a) deposits are not being offered to banks in the London or Canadian interbank eurodollar market for the applicable amount and Interest Period of such Term Benchmark Loan, (b) adequate and reasonable means do not exist for determining the applicable Term Benchmark for any requested Interest Period with respect to a proposed Term Benchmark Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clauses (a) and (b), “Impacted Loans”) or (c) the Term Benchmark for any requested Interest Period with respect to a proposed Term Benchmark Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain such Term Benchmark Loans shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the Term Benchmark component of the Base Rate, the utilization of the Term Benchmark component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) with respect to Borrowings denominated in Dollars or Canadian Dollars, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term Benchmark Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein or (ii) with respect to Borrowings denominated in an Alternative Currency (other than Canadian Dollars), the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term Benchmark Loans and shall convert all such Term Benchmark Loans of such Lender to a Loan bearing interest at an alternative rate mutually acceptable to the Borrower and the applicable Lenders; provided however, that if the Borrower and the applicable Lenders cannot agree within a reasonable time on an alternative rate for such Loans, the Borrower may, at its discretion, either (A) prepay such Loans or (B) maintain such Loans outstanding, in which case, the interest rate payable to the applicable Lender on such Loans will be the rate determined by the Administrative Agent as its cost of funds to fund a Borrowing of such Loans with maturities comparable to the Interest Period applicable thereto plus the Applicable Rate.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) or (b) of the foregoing paragraph, the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for such Loans, in which case, such alternative rate of interest shall apply with respect to such Loans until (i) the Administrative Agent revokes the notice delivered with respect to such Loans under clause (a) or (b) of the first sentence of the foregoing paragraph, (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the establishment of an alternative interest rate pursuant to clause (a) of the foregoing paragraph.

Section 3.04
Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term Benchmark Loans.
(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, any Issuing Bank or the Swing Line Lender;
(ii)
subject any Lender, any Issuing Bank or the Swing Line Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Term Benchmark Loan made by it, or change the basis of taxation of payments to such Lender, Issuing Bank, or Swing Line Lender, as applicable, in respect thereof (except, in each case, for (A) Taxes with respect to which the Borrower is obligated to pay additional amounts or indemnity payments pursuant to Section 3.01, (B) any Taxes and other amounts described in clauses (ii) through (iv) of the second sentence of Section 3.01(a) that are imposed with respect to payments to or for the account of any Agent, any Lender, any Issuing Bank or the Swing Line Lender under any Loan Document, (C) Connection Income Taxes, and (D) Other Taxes); or
(iii)
impose on any Lender, any Issuing Bank or the Swing Line Lender, the London interbank market, the Canadian bankers’ acceptances market or any other applicable offshore interbank market any other condition, cost or expense affecting this Agreement, any Letter of

Credit, any participation in a Letter of Credit or Term Benchmark Loans (other than with respect to Taxes) made by such Lender or any Issuing Bank or the Swing Line Lender that is not otherwise accounted for in this clause (a);

and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Bank or the Swing Line Lender of making, maintaining, continuing or converting to any Loan the interest on which is determined by reference to the Term Benchmark or, in the case of a Change in Law with respect to Taxes, making, maintaining, continuing or converting to any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such other Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank (whether of principal, interest or any other amount)) then, from time to time within ten days after demand by such Lender or such Issuing Bank setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent) (provided that such calculation will not in any way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower or Co-Borrower, as applicable, will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered. No Lender, Issuing Bank or Swing Line Lender shall request that the Borrower or applicable Co-Borrower, as applicable, pay any additional amount pursuant to this Section 3.04(a) unless it shall concurrently make similar requests to other borrowers similarly situated and affected by such Change in Law and from whom such Lender, Issuing Bank or Swing Line Lender is entitled to seek similar amounts.

(b)
Capital Requirements. If any Lender or any Issuing Bank reasonably determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or such Issuing Bank or the Loans made by or Letters of Credit issued by it to a level below that which such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to liquidity or capital adequacy), then from time to time upon demand of such Lender or such Issuing Bank setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent) (provided that such calculation will not in any way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower or Co-Borrower, as applicable, will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)
Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or their respective holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower or Co-Borrower, as applicable, shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower and Co-Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty days prior to the date that such Lender or such Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)
Reserves on Term Benchmark Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Term Benchmark funds or deposits (currently known as “Eurocurrency Liabilities” in Regulation D of the FRB), additional interest on the unpaid principal amount of each Term Benchmark Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan made to the Borrower or Co-Borrower, as applicable; provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
Section 3.05
Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount (provided that such calculation will not in any way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower or Co-Borrower, as applicable, shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost, liability or expense (excluding loss of anticipated profits or margin) actually incurred by it as a result of:
(a)
any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)
any failure by the Borrower or applicable Co-Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)
any assignment of a Term Benchmark Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07;

including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Notwithstanding the foregoing, no Lender may make any demand under this Section 3.05 (i) with respect to the Floor specified in the definition of “Term SOFR”, (ii) with respect to the Floor specified in the definition of “Adjusted Term CORRA” or (iii) in connection with any prepayment of interest on Loans.

Section 3.06
Matters Applicable to All Requests for Compensation.

(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower or a Co-Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.
(b)
Suspension of Lender Obligations. If any Lender requests compensation by the Borrower or under Section 3.04, the Borrower or Co-Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term Benchmark Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Term Benchmark Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)
Conversion of Term Benchmark Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Term Benchmark Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding Term Benchmark Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.
Section 3.07
Replacement of Lenders Under Certain Circumstances. If (i) any Lender requests compensation under Section 3.04 or ceases to make Term Benchmark Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) the Borrower or Co-Borrower is required to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.01(i), (iii) any Lender is a Non-Consenting Lender, (iv) any Lender does not accept an Extension Offer, (v) (A) any Lender shall become and continue to be a Defaulting Lender and (B) such Defaulting Lender shall fail to cure the default pursuant to Section 2.19(b) within five Business Days after the Borrower’s request that it cure such default or (vi) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents (other than its existing rights to payments pursuant to Section 3.01 or Section 3.04) to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)
the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.07(b)(iv);

(b)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, Swing Line Loans and Protective Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts payable under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)
such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in Letters of Credit, Swing Line Loans and Protective Advances, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;
(d)
the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;
(e)
in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(f)
in the case of any such assignment resulting from a Lender being a Non-Consenting Lender or failing to accept an Extension Offer, the Eligible Assignee shall consent, at the time of such assignment, to each matter in respect of which such Lender being replaced was a Non-Consenting Lender or accept such Extension Offer, as the case may be; and
(g)
such assignment does not conflict with applicable Laws.

Notwithstanding anything to the contrary contained above, any Lender that acts as an Issuing Bank may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Bank (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.09.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans and (iii) the Required Lenders or Required Facility Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 3.08
Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent or the Collateral Agent.
Article IV.

Conditions Precedent to Borrowings
Section 4.01
Conditions to Initial Borrowing.

The obligation of each Lender to extend credit to the Borrower and of each Issuing Bank to issue Letters of Credit hereunder on the Closing Date is subject only to the satisfaction, or waiver in accordance with Section 11.01, each of the following conditions precedent, except as otherwise agreed between the Borrower and the Lead Arrangers:

(a)
The Administrative Agent’s receipt of the following, each of which may be originals, facsimiles or copies in .pdf format unless otherwise specified:
(i)
to the extent the amount of the Initial Revolving Borrowing exceeds $0, a Committed Loan Notice duly executed by the Borrower delivered as forth in Section 2.01(b), which (if delivered prior to the Closing Date) shall be deemed to be conditioned on the consummation of the Transactions;
(ii)
this Agreement duly executed by Holdings, the Initial Borrower, the Company and the Co-Borrower as of the Closing Date;
(iii)
the Guaranty, the Security Agreement and the Canadian Security Agreement, in each case, duly executed by each applicable Loan Party;
(iv)
delivery to the Collateral Agent or the Term Loan Agent (as bailee for the Collateral Agent pursuant to the terms of the Closing Date ABL Intercreditor Agreement) of certificates, if any, representing the Pledged Equity of the Borrower and the Restricted Subsidiaries that constitute Collateral, in each case, (A) to the extent the issuer of such certificate is a corporation or has “opted into” Article 8 of the UCC (and with respect to an interest in a partnership organized under the laws of Canada, to the extent the terms of any such interest expressly provide that such interest is a “security” for the purposes of the Securities Transfer Act (Ontario)) and (B) accompanied by undated stock powers executed in blank and evidence that all other actions required under the terms of the Security Agreement and the Canadian Security Agreement to perfect the security interests created by the Security Agreement and the Canadian Security Agreement have been taken except as specified in Section 6.15 hereof and the Security Agreement and the Canadian Security Agreement; provided, however, that, each of the foregoing requirements, including the delivery of documents and instruments required pursuant to the terms of the Collateral Documents (other than to the extent that a Lien on such Collateral may be perfected (x) by the filing of a financing statement or financing change statement, as applicable, under the Uniform Commercial Code or the PPSA or (y) by the delivery of stock certificates of the Borrower and its Subsidiaries to the Collateral Agent or the Term Loan Agent (as bailee for the Collateral Agent pursuant to the terms of the Closing Date ABL Intercreditor Agreement)), shall not constitute conditions precedent to the Borrowing on the Closing Date after the Borrower’s use of commercially reasonable efforts to provide such items on or prior to the Closing Date if the Borrower agrees to deliver, or cause to be delivered, such documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within ninety (90) days after the Closing Date (subject to extensions approved by the Administrative Agent in its reasonable discretion or as provided in Section 6.15);
(v)
(A) certificates of good standing, or its equivalent, from the secretary of state or other applicable office of the jurisdiction of organization or formation of the Borrower and each other Loan Party if applicable in the relevant jurisdiction, (B) resolutions or other applicable action of the Borrower and each other Loan Party and (C) an incumbency certificate and/or other certificate of Responsible Officers of the Borrower and each other Loan Party, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party or is to be a party on the Closing Date;
(vi)
an opinion from the following special counsel to the Loan Parties (or certain of the Loan Parties): (A) Latham & Watkins LLP, with respect to matters of New York and certain aspects of Delaware law and (B) Miller Titerle Law Corporation, with respect to matters of British Columbia and Canada;
(vii)
a certificate from the chief financial officer or other officer with equivalent duties of the Borrower as to the Solvency (after giving effect to the Transactions on the Closing Date) of the Borrower substantially in the form attached hereto as Exhibit I;
(viii)
a certificate from a Responsible Officer of the Borrower certifying as to the satisfaction of the condition in clause (g) (with respect to the Specified Representations only) below;

provided, however, that, with respect to the requirements set forth in clauses (iii), (iv) and (v) above, each document or instrument required to be executed by a Loan Party other than Holdings and the Initial Borrower (a “Post-Closing Loan Party”), such execution shall not be a condition to the initial availability of the Facility on the Closing Date, it being agreed that such documents shall be executed and delivered in escrow prior to the consummation of the Acquisition and released from escrow upon funding of the Initial Term Loans and consummation of the Acquisition and upon such release, each Post-Closing Loan Party will be deemed to have made the Company Specified Representations with respect to itself;

(b)
all fees and expenses required to be paid hereunder on the Closing Date and, with respect to expenses and legal fees, to the extent invoiced in reasonable detail at least two Business Days before the Closing Date (except as otherwise reasonably agreed to by the Borrower) shall have been paid in full, it being agreed that such fees and expenses may be paid with the proceeds of the initial funding of one or more of the Facilities;
(c)
the (i) Term Loan Documents, (ii) the Loan Documents and (iii) the Senior Secured Notes Documents, required to be executed on the Closing Date shall have been duly executed and delivered by each Loan Party required to execute such documents pursuant to the terms thereof;
(d)
the Lenders shall have received at least three Business Days prior to the Closing Date (i) all documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and (ii) to the extent the Borrower qualifies as a “legal entity customer”, a Beneficial Ownership Certification, that, in each case, has been reasonably requested in writing at least ten Business Days prior to the Closing Date;
(e)
confirmation from the Borrower (in the form of an officer’s certificate) that prior to or substantially simultaneously with the initial Borrowing on the Closing Date,
(i)
each of the following shall have been or will be consummated: the Equity Contribution and the Closing Date Refinancing;
(ii)
the Acquisition shall have been or will be consummated in accordance with the terms of the Acquisition Agreement; and
(iii)
since its execution, the Acquisition Agreement has not been amended, waived or modified (whether pursuant to the Borrower’s consent or otherwise) in any respect in a manner that in the aggregate is materially adverse to the interests of the Lenders, in their respective capacities as such, without the consent of the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed); provided, that (i) a reduction in the purchase price under the Acquisition Agreement (or amendment, supplement or modification to the Acquisition Agreement pursuant to which such reduction is made) will be deemed not to be materially adverse to the interests of the Lenders and will be allocated (1) first, to a reduction in the Equity Contribution until the Equity Contribution equals the Minimum Equity Contribution and (2) thereafter to a percentage reduction to the Equity Contribution equal to the Minimum Equity Contribution, with the balance reducing any amounts to be funded under the Senior Secured Notes, (ii) any amendment, supplement, modification or waiver to the terms of the Acquisition Agreement that has the effect of increasing the cash purchase price thereunder to be paid on the Closing Date will not be deemed to be materially adverse to the Commitment Parties if such increase is not funded with indebtedness for borrowed money incurred on the Closing Date (other than the Revolving Loans, the Term Loans and the Senior Secured Notes), (iii) any amendment, supplement or modification to, or waiver with respect to, any “marketing period,” or similar provisions in the Acquisition Agreement will be deemed not to be materially adverse to the Lenders and (iv) any amendment, supplement or modification to, or waiver with respect to, the definition of “Company Material Adverse Effect,” the definition of “End Date” (or equivalent) or the “Xerox” provisions contained in the Acquisition Agreement (in each case, as in effect on May 10, 2021) will be deemed to be materially adverse to the Lenders;
(f)
there shall not have occurred and be continuing a Company Material Adverse Effect (as defined in the Acquisition Agreement) that would result in the failure of a condition precedent to the Initial Borrower’s obligations to consummate the Acquisition under the Acquisition Agreement or that would give it the right (taking into account any notice and cure provisions) to terminate its obligations pursuant to the terms of the Acquisition Agreement;
(g)
the Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects on and as of the date of the Closing Date; provided that, a failure of an Acquisition Agreement Representation to be accurate will not result in a failure of a condition precedent under this Section 4.01 or a Default or an Event of Default, unless such failure results in a failure of a condition precedent to the Merger Sub’s (or its affiliates’) obligation to consummate the Acquisition or such failure gives the Merger Sub the right (taking into account any notice and cure provisions) to terminate its (or its affiliates’) obligations pursuant to the terms of the Acquisition Agreement; provided, further, that to the extent that the Acquisition Agreement Representations and the Specified Representations specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and any such representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;
(h)
the Lead Arrangers shall have received:
(i)
an audited balance sheet and related statements of earnings (loss) and comprehensive income (or loss) and cash flows of the Acquired Business (or a direct or indirect parent thereof) as of the end of the fiscal years ended December 31, 2018, 2019, and 2020, in each case to the extent delivered to the Initial Borrower pursuant to the terms of the Acquisition Agreement;
(ii)
an unaudited balance sheet and related statements of earnings (loss) and comprehensive income (or loss) and cash flows of the Acquired Business (or a direct or indirect parent thereof) as of the end of each fiscal quarter (other than the fourth fiscal quarter of any fiscal year) ended after date of the most recent balance sheet delivered pursuant to clause (i) above and at least 45 days prior to the Closing Date, in each case, to the extent delivered to the Initial Borrower pursuant to the terms of the Acquisition Agreement; and
(iii)
an unaudited pro forma consolidated balance sheet and related pro forma income statement of the Acquired Business (or a direct or indirect parent thereof) as of and for the four consecutive quarter period ending on the last day of the most recently completed fiscal quarter of the Acquired Business (or a direct or indirect parent thereof) for which financial statements have been delivered, or are required to be delivered pursuant to clause (i) or (ii) above in each case, giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the income statement), it being agreed that such pro forma financial statements need not comply with Regulation S-X under the U.S. Securities Act of 1933, as amended, or include purchase accounting adjustments.
(i)
the Borrower shall have delivered a Borrowing Base Certificate to the Administrative Agent which calculates the Tranche 1 Borrowing Base and the FILO Borrowing Base as of the last Business Day of the most recent month ending at least twenty (20) calendar days prior to the Closing Date.

The Lead Arrangers acknowledge receipt of the audited financial statements for the fiscal years ending December 2018, 2019, and 2020 and the unaudited financial statements for the fiscal quarters ending March 31, 2021 and June 30, 2021.

Without limiting the generality of the provisions of the last paragraph of Section 11.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement or funded Loans hereunder shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 4.01 to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02
Conditions to All Borrowings After the Closing Date. Except as set forth in Section 2.16(f) with respect to Incremental Loans and subject to Section 1.08, the obligation of each Lender to honor a Committed Loan Notice, of each Issuing Bank to issue, amend, renew or extend any Letter of Credit and of the Swing Line Lender to make Swing Line Loans, in each case, after the Closing Date, is subject to the following conditions precedent:

(a)
The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or issuance, amendment, renewal or extension of any Letter of Credit; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)
As of the date of such Borrowing or the date of any issuance, amendment, renewal or extension of any Letter of Credit, no Default or Event of Default shall have occurred and be continuing on such date (immediately prior to giving effect to the extensions of credit requested to be made) or would result after giving effect to the extensions of credit requested to be made on such date.
(c)
As of the date of such Borrowing and after giving effect thereto, (i) the Total Utilization of Tranche 1 Revolving Commitments shall not exceed the First Out Line Cap, (ii) the Total Utilization of FILO Commitments shall not exceed the FILO Line Cap plus the amount of any Push Down Reserves and (iii) the Total Utilization of Revolving Commitments shall not exceed the Total Line Cap.
(d)
If applicable, the Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof and, if applicable, the applicable Issuing Bank shall have received an Issuance Notice in accordance with the requirements hereof or the Swing Line Lender shall have received a Swing Line Loan Request in accordance with the requirements hereof.
(e)
For purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively.

Subject to Section 1.08(f), each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to another Type or a continuation of Term Benchmark Loans) and each Issuance Notice submitted by the Borrower shall be deemed to be a representation and warranty that the condition specified in Sections 4.02(a), (b) and (c) has been satisfied on and as of the date of the applicable Borrowing or issuance, amendment, renewal or extension of a Letter of Credit.

Article V.

Representations and Warranties

The Borrower represents and warrants each of the following to the Lenders, the Issuing Banks, the Administrative Agent and the Collateral Agent, in each case, to the extent and, unless otherwise specifically agreed by the Borrower, only on the dates required by Section 2.16, or Article IV, as applicable.

Section 5.01
Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary that is a Material Subsidiary,
(a)
is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts exist in such jurisdiction);
(b)
has all corporate or other organizational power and authority to (i) own its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions;

(c)
is duly qualified and in good standing (to the extent such concepts exist in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;
(d)
is in compliance with all applicable Laws;
(e)
has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; and
(f)
except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.02
Authorization; No Contravention.
(a)
The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action.
(b)
None of the execution, delivery or performance by each Loan Party of each Loan Document to which it is a party nor the consummation of the Transactions will,
(i)
contravene the terms of any of its Organization Documents;
(ii)
result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) upon any assets of such Loan Party or any Restricted Subsidiary, under (A) any Contractual Obligation relating to Material Indebtedness or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject;
(iii)
violate any applicable Law; or
(iv)
require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation relating to Material Indebtedness, except for such approvals or consents which will be obtained on or before the Closing Date;

except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses ((ii)), ((iii)) and ((iv)), to the extent that such breach, contravention or violation has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.03
Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, except for,
(a)
filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties;
(b)
the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral Documents); and

(c)
those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.04
Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto and thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.
Section 5.05
Financial Statements; No Material Adverse Effect.
(a)
The Annual Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP (as in effect on the Closing Date (or the date of preparation)) consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.
(b)
Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has resulted in, and is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
(c)
The forecasts of consolidated balance sheets and statements of comprehensive income (loss) of the Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date, when taken as a whole, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made and at the time the forecasts are delivered, it being understood that (i) no forecasts are to be viewed as facts, (ii) any forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, (iii) no assurance can be given that any particular forecasts will be realized and (iv) actual results may differ and such differences may be material.
Section 5.06
Litigation. Except as set forth in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Restricted Subsidiaries or in relation to any Canadian Pension Plan or Canadian Multi-Employer Pension Plan that has resulted in, or is reasonably expected, individually or in the aggregate, to result in Material Adverse Effect.
Section 5.07
Labor Matters. Except as set forth on Schedule 5.07 or as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Borrower or the Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened and (b) hours worked by and payment made based on hours worked to employees of the Borrower or a Restricted Subsidiary have not been in material violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.
Section 5.08
Ownership of Property; Liens; Insurance. Each Loan Party and each Restricted Subsidiary has good and valid record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Permitted Liens and except where the failure to have such title or other interest has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect. Except when the failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, the Borrower and each Restricted Subsidiary has maintained with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons.
Section 5.09
Environmental Matters.
(a)
Except as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Loan Parties and the Restricted Subsidiaries are in compliance with all applicable Environmental Laws (including having obtained all Environmental Permits) and (ii) none of the Loan Parties or any of the Restricted Subsidiaries is subject to any pending, or to the knowledge of the Loan Parties, threatened Environmental Claim or any other Environmental Liability or is aware of any basis for any Environmental Liability.
(b)
None of the Loan Parties or any of the Restricted Subsidiaries has used, released, treated, stored, transported or disposed of Hazardous Materials, at or from any currently or formerly owned or operated real estate or facility relating to its business, in a manner that has resulted in, or is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.10
Taxes. Except as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, the Borrower and the Restricted Subsidiaries have timely filed all foreign, U.S. federal and state and other tax returns and reports required to be filed, and have timely paid all foreign, U.S. federal and state and other Taxes, assessments, fees and other governmental charges (including satisfying their withholding Tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.
Section 5.11
ERISA Compliance.
(a)
Except as set forth on Schedule 5.11(a) or has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan and Canadian Pension Plan is registered under and in compliance with the applicable provisions of ERISA, the Code and other federal or state, provincial, territorial and foreign Laws and (ii) the Borrower and each Restricted Subsidiary have complied with all funding obligations under each Canadian Pension Plan and each Canadian Multi-Employer Pension Plan.
(b)
Except as set forth on Schedule 5.11(b) or, with respect to each of the below clauses of this Section 5.11(b), as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in Material Adverse Effect,
(i)
no ERISA Event or Canadian Pension Plan Event has occurred or is reasonably expected to occur;

(ii)
neither the Borrower, nor any Subsidiary Guarantor nor any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA; and
(iii)
neither the Borrower, nor any Subsidiary Guarantor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) and no such Multiemployer Plan is expected to be insolvent or in endangered or critical status.
(c)
Except as set forth on Schedule 5.11(c), no Canadian Pension Plan contains a “defined benefit provision” as defined in subsection 147.1(1) of the Canadian Tax Act.
Section 5.12
Subsidiaries. As of the Closing Date, all of the outstanding Equity Interests in the Borrower and each Material Subsidiary have been validly issued and are fully paid and (if applicable) non-assessable, and all Equity Interests owned by Holdings (in the Borrower), and by the Borrower or any Subsidiary Guarantor in any of their respective direct Material Subsidiaries are owned free and clear of all Liens (other than Permitted Liens) of any Person. As of the Closing Date, Schedule 5.12 (i) sets forth the name and jurisdiction of each Subsidiary, (ii) sets forth the ownership interest of Holdings, the Borrower and each Subsidiary in each Subsidiary, including the percentage of such ownership and (iii) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral Documents.
Section 5.13
Margin Regulations; Investment Company Act.
(a)
As of the Amendment No. 1 Effective Date, none of the Collateral is Margin Stock. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or issuance of, or drawings under, any Letter of Credit will be used for any purpose that violates Regulation U.
(b)
Neither the Borrower nor any Guarantor is an “investment company” under the Investment Company Act of 1940.
Section 5.14
Disclosure. As of the Closing Date, none of the written information and written data heretofore or contemporaneously furnished by or on behalf of any Loan Party to any Agent or any Lender on or prior to the Closing Date in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or any other Loan Document on or prior to the Closing Date, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such written information and written data taken as a whole, in the light of the circumstances under which it was delivered, not materially misleading (after giving effect to all modifications and supplements to such written information and written data, in each case, furnished after the date on which such written information or such written data was originally delivered and prior to the Closing Date); it being understood that for purposes of this Section 5.14, such written information and written data shall not include projections, pro forma financial information, financial estimates, forecasts or other forward-looking information or information of a general economic or general industry nature or prepared by the Lead Arrangers.

Section 5.15
Intellectual Property; Licenses, Etc. The Borrower and the Restricted Subsidiaries own or have a valid right to use, all the Intellectual Property necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower and the Restricted Subsidiaries as currently conducted does not infringe upon, misappropriate or violate any Intellectual Property rights held by any Person except for such infringements, misappropriations or violations that have not resulted in, or are not reasonably expected, individually or in the aggregate, to result in, a Material Adverse Effect. No claim or litigation regarding any Intellectual Property owned by the Borrower or any of the Restricted Subsidiaries is pending or, to the knowledge of the Borrower, threatened against the Borrower or any Restricted Subsidiary, that, has resulted in, or is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.16
Solvency. On the Amendment No. ~~1~~3 Effective Date after giving effect to the Amendment No. ~~1~~3 Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.17
USA PATRIOT Act, FCPA and OFAC.
(a)
To the extent applicable, each of the Loan Parties and the Restricted Subsidiaries is in compliance, in all material respects, with, and the use of proceeds of the Loans or Letters of Credit will not be in violation of, (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the USA PATRIOT Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other similar anti-money laundering rules and regulations.
(b)
Each of the Loan Parties and the Restricted Subsidiaries, and their respective officers, directors and employees, and to the Borrower’s knowledge, their respective agents, affiliates and representatives, have conducted their businesses in compliance in all material respects with the FCPA, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions. The Borrower will not directly, or to its knowledge indirectly, use the proceeds of the Loans or Letters of Credit in violation of the FCPA, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 or other similar anti-corruption legislation in other jurisdictions.
(c)
None of the Loan Parties or any of the Restricted Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is, (a) the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, the Investment Ban List or any other Sanctions list, or (c) located, organized or resident in a Designated Jurisdiction. The Borrower will not directly, or to its knowledge indirectly, use the proceeds of the Loans or Letters of Credit or otherwise knowingly make available such proceeds (x) to any Person, for the purpose of financing the activities of any Person that, at the time of such financing, is (a) the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, the Investment Ban List or any other Sanctions list, or (c) located, organized or resident in a Designated Jurisdiction or (y) in any manner that would result in a violation of Sanctions by any Person.
Section 5.18
Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents or contemplated by the Collateral Documents (including the delivery to Collateral Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable perfected Lien (subject to Permitted Liens) on all right, title and interest of Holdings, the Borrower and the applicable Subsidiary Guarantors, respectively, in the Collateral described therein.
Section 5.19
Use of Proceeds. The Borrower has used the proceeds of the Loans (including the Swing Line Loans) and the Letters of Credit issued hereunder only in compliance with (and not in contravention of) applicable Laws and each Loan Document, and not in a manner that would result in a violation of Sanctions by any Person.
Section 5.20
Borrowing Base Certificate. The information set forth in each Borrowing Base Certificate is true and correct in all material respects and has been prepared in all material respects in the accordance with the requirements of this Agreement. The Accounts that are identified by the Borrower as Eligible Accounts Receivable or Eligible Credit Insured Accounts and the Inventory that are identified by the Borrower as Eligible Inventory, in each Borrowing Base Certificate submitted to the Administrative Agent, as of the date to which such Borrowing Base Certificate relates, comply in all material respects with the criteria (other than any Administrative Agent-discretionary criteria established in accordance with this Agreement) set forth in the definitions of “Eligible Accounts Receivable,” “Eligible Credit Insured Accounts” and/or “Eligible Inventory”.
Section 5.21
Beneficial Ownership Certification. As of (a) the Amendment No. 1 Effective Date, the information included in any Beneficial Ownership Certification delivered pursuant to Section 5(o) of Amendment No. 1 is true and correct in all respects and (b) as of the date delivered, the information included in any Beneficial Ownership Certification delivered pursuant to Section 6.02(d) is true and correct in all respects.
Article VI.

Affirmative Covenants

So long as the Termination Conditions have not been satisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the Restricted Subsidiaries to:

Section 6.01
Financial Statements. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender each of the following:
(a)
Audited Annual Financial Statements. Within one hundred and twenty (120) days after the end of each fiscal year of the Borrower or, in the case of the fiscal year ending December 31, 2022, within one hundred and fifty (150) days, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows for such fiscal year together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year (commencing with the second full fiscal year ended after the Closing Date), prepared in accordance with GAAP in all material respects, audited and accompanied by a report and opinion of the Borrower’s auditor on the Closing Date or any other accounting firm of nationally or regionally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any explanatory statement as to the Borrower’s ability to continue as a “going concern” or like qualification or exception (excluding any

“emphasis of matter” paragraph), other than any such statement, qualification or exception resulting from or relating to (i) an actual or anticipated breach of a Financial Covenant, (ii) an upcoming maturity date, (iii) activities, operations, financial results or liabilities of any Person other than the Loan Parties and the Restricted Subsidiaries or (iv) changes in accounting principles or practices, which financial statements shall be accompanied by management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Borrower.
(b)
Quarterly Financial Statements. As soon as available, but in any event within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the first full fiscal quarter ending after the Closing Date) or, in the case of the first two such full fiscal quarters ending after the Closing Date, within seventy-five (75) days, (i) a condensed consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, (ii) the related condensed consolidated statements of comprehensive income (loss) for such fiscal quarter and for the portion of the fiscal year then ended and (iii) the related condensed consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth, in each case of clauses (ii) and (iii), in comparative form, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, in each case if ended after the Closing Date, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in material compliance with GAAP, subject to year-end adjustments and the absence of footnotes, which financial statements shall be accompanied by management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Borrower.
(c)
Lender Calls. The Borrower shall conduct annual conference calls with management of the Borrower (provided that to the extent any conference calls for holders of the Senior Secured Notes or any refinancing thereof are conducted quarterly, the Borrower shall conduct such lender calls quarterly), which conference calls may be combined with any conference calls for the holders of the Borrower’s or any Parent Entity’s securities, and in each case, subject to the requirements of this covenant, within fifteen (15) Business Days (or such later date as may be agreed by the Administrative Agent) after the time periods with respect to delivery of the financial statements required by clauses (a) and (b) above, to discuss the financial performance of the Borrower and its Restricted Subsidiaries for the most recently ended fiscal year or fiscal quarter, as the case may be, for which financial statements have been delivered pursuant to clause (a) or (b) above.
(d)
Budget; Projections. Prior to the consummation of a Qualifying IPO, within one hundred twenty (120) days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2021), a consolidated budget for the following fiscal year on a quarterly basis as customarily prepared by management of the Borrower for its internal use and setting forth the material underlying assumptions based on which such consolidated budget was prepared (including any projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected operations or income and projected cash flow, in each case, to the extent prepared by management of the Borrower and included in such consolidated budget), which projected financial statements shall be prepared in good faith on the basis of assumptions believed by the Borrower to be reasonable at the time of preparation of such projected financial statements.
(e)
Unrestricted Subsidiaries. Simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and Section 6.01(b) above, such supplemental financial information (which need not be audited) as is necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (i) the applicable financial statements of any Person of which the Borrower is a Subsidiary (such Person, a “Parent Entity”) or (ii) the Borrower’s or a Parent Entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to each of clauses (i) and (ii), (A) to the extent such information relates to a Parent Entity and there are material differences between the financial information at such Parent Entity and the Borrower, such information is accompanied by such supplemental financial information (which need not be audited) as is necessary to eliminate the accounts of such Parent Entity and each of its Subsidiaries, other than the Borrower and its Subsidiaries and (B) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of such Parent Entity’s auditor on the Closing Date, any other accounting firm of nationally or regionally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any explanatory statement as to the Borrower’s ability to continue as a “going concern” or like qualification or exception (excluding any “emphasis of matter” paragraph), other than any such statement, qualification or exception resulting from or relating to (i) an actual or anticipated breach of a Financial Covenant, (ii) an upcoming maturity date, (iii) activities, operations, financial results or liabilities of any Person other than the Loan Parties and the Restricted Subsidiaries or (iv) changes in accounting principles or practices. Any financial statements required to be delivered pursuant to this Section 6.01 shall not be required to contain purchase accounting adjustments to the extent it is not practicable to include any such adjustments in such financial statements.

Section 6.02
Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender each of the following:
(a)
Compliance Certificate. No later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate.
(b)
SEC Filings. Promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which Holdings or the Borrower or any Restricted Subsidiary files with the SEC (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied by causing such information to be publicly available on the SEC’s EDGAR website or another publicly available reporting service.
(c)
Information Regarding Collateral. The Borrower agrees to notify the Collateral Agent within forty-five (45) days (or twenty calendar days as regards to a Canadian Loan Party or Collateral located in Canada) of such event of any change (or such later date as the Collateral Agent may agree in its reasonable discretion),
(i)
in the legal name of any Loan Party or any Person required to be a Loan Party;
(ii)
in the identity or type of organization of any Loan Party or any Person required to be a Loan Party;
(iii)
in the jurisdiction of organization of any Loan Party or any Person required to be a Loan Party;

(iv)
in the location (within the meaning of Section 9-307 of the UCC or, if applicable, the PPSA) of any Loan Party or any Person required to be a Loan Party under the UCC or the PPSA;
(v)
in the location of any Collateral (other than (a) Collateral which consists of goods (as defined in the PPSA) that are of a type that are normally used in more than one jurisdiction, if the goods are equipment or inventory leased or held for lease by a Loan Party to others or (b) Collateral that has a fair market value of less than the Materiality Threshold Amount) located in, or removed from, Canada to a jurisdiction in which no UCC or PPSA (as applicable) financing statement has previously been filed.
(d)
Other Information. Such additional information as may be reasonably requested by the Administrative Agent or any Lender through the Administrative Agent for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and the Beneficial Ownership Regulation.
(e)
[reserved]
(f)
Borrowing Base Certificate. On or prior to the 20th calendar day after the last day of each calendar month (which, if such day is not a Business Day, shall be delivered on the following Business Day) commencing with the calendar month ending November 30, 2021 (the period ending on each such date, a “Fiscal Month”), a Borrowing Base Certificate as of the close of business on the last day of the immediately preceding Fiscal Month, together with such supporting information in connection therewith as the Administrative Agent may reasonably request, which may include, (A) Inventory reports by category and location, (B) a reasonably detailed calculation of Eligible Inventory, (C) a reasonably detailed calculation of Eligible Accounts Receivable and Eligible Credit Insured Accounts, and (D) a reasonably detailed aging of the Loan Parties’ Accounts; provided that (1) during the continuance of a period beginning on the date that ~~Specified~~ Excess Availability shall have been less than the greater of (x) 10.0% of the Total Line Cap and (y) $~~87,500,000~~99,750,000 for five consecutive Business Days and ending on the date that ~~Specified~~ Excess Availability shall have been at least the greater of (x) 10.0% of the Total Line Cap and (y) $~~87,500,000~~99,750,000 for 20 consecutive calendar days, the Borrower shall deliver a Borrowing Base Certificate and such supporting information as the Administrative Agent may reasonably request and as is reasonably practicable to provide on a weekly basis by the close of business on Thursday of each week (or if Thursday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Friday, (2) during the continuance of a Specified ABL Event of Default and only for so long as a Specified ABL Event of Default is continuing, the Borrower will be required to compute the Tranche 1 Borrowing Base and the FILO Borrowing Base and deliver a Borrowing Base Certificate as frequently as reasonably requested by the Administrative Agent (but not more frequently than as required in the preceding clause (1)), (3) any Borrowing Base Certificate delivered other than with respect to a Fiscal Month’s end may be based on such estimates by the Borrower as the Borrower may deem necessary and (4) any Borrowing Base Certificate which the Borrower elects to deliver more frequently than with respect to a Fiscal Month’s end will be delivered at such increased frequency for at least 60 consecutive calendar days following the initial delivery thereof; provided further, that a revised Borrowing Base Certificate based on the Borrowing Base Certificate most recently delivered shall be delivered upon the consummation of a sale or other disposition (or merger, consolidation or amalgamation that constitutes a sale or disposition) of any ABL Priority Collateral of a Loan Party to any Person other than a Loan Party outside the ordinary course of business which results in a decrease in the Borrowing Base of at least $40,000,000 at such time, together with such supporting information as may be reasonably requested by the Administrative Agent.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02 (other than Section 6.02(a)) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website addresses listed on Schedule 11.02, or (ii) on which such documents are posted on the Borrower’s behalf on Merrill Datasite One, Intralinks/Intra Agency, Syndtrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Merrill Datasite One, Intralinks/Intra Agency, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may have personnel who do not wish to receive any information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, that is not Public-Side Information, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (and by doing so shall be deemed to have represented that such information contains only Public-Side Information); (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as containing only Public-Side Information (provided however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.08); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public-Side Information”; and (iv) the Administrative Agent and/or the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public-Side Information.”

For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08.

Section 6.03
Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further notification by the Administrative Agent to each Lender of:
(a)
the occurrence of any (i) Default or Event of Default or (ii) “Default” or “Event of Default” under and as defined in the Term Loan Credit Agreement, CoBank Term Loan Credit Agreement or the Senior Secured Notes Indenture; and
(b)
(i) any dispute, litigation, investigation or proceeding between the Borrower or any Restricted Subsidiary and any arbitrator or Governmental Authority or (ii) the filing or commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, or (iii) the occurrence of any ERISA Event or Canadian Pension Plan Event that, in any such case referred to in clause (i) through (iii), has resulted, or is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth a summary description of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08.

Section 6.04
Payment of Certain Taxes. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all obligations and liabilities in respect of Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax, assessment, charge or levy is being contested in good faith and by appropriate actions diligently conducted and for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay, discharge or otherwise satisfy the same has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 6.05
Preservation of Existence, Etc.
(a)
Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its incorporation or organization, as applicable; and
(b)
take all reasonable action to preserve, renew and keep in full force and effect those of its rights (including with respect to Intellectual Property), licenses, permits, privileges, and franchises, that are material to the conduct of the business of the Loan Parties taken as a whole;

except in the case of clause (a) or (b), (i) in connection with a transaction permitted by the Loan Documents (including transactions permitted by Section 7.04 or Section 7.05), (ii) with respect to any Immaterial Subsidiary, or (iii) to the extent that failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 6.06
Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition (ordinary wear and tear excepted and casualty or condemnation excepted), except to the extent the failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 6.07
Maintenance of Insurance.

(a) Except when the failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, maintain or cause to be maintained with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons, and furnish to the Administrative Agent, which, absent a continuing Event of Default, shall not be made more than once in any twelve month period, upon reasonable written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

(b) Subject to Section 6.15, each such policy of insurance with respects to jurisdictions within the United States and Canada shall as appropriate and is customary,

(i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder (with respect to liability insurance), or

(ii) to the extent covering Collateral in the case of property insurance, contain a lenders’ loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the lenders’ loss payee thereunder;

provided that (A) absent a Specified Event of Default that is continuing, any proceeds of any such insurance shall be delivered by the insurer(s) to Holdings, the Borrower or one of its Subsidiaries and may be applied in accordance with (or, if this Agreement does not provide for application of such proceeds, in a manner that is not prohibited by) this Agreement and (B) this Section 6.07(b) shall not be applicable to (1) business interruption insurance, workers’ compensation policies, employee liability policies or directors and officers policies, (2) policies to the extent the Collateral Agent cannot have an insurable interest therein or is unable to be named as an additional insured or loss payee thereunder or (3) the extent unavailable from the relevant insurer after the Borrower’s use of its commercially reasonable efforts.

Section 6.08
Compliance with Laws. (a) Comply with the requirements of all Laws (including applicable ERISA-related laws, Canadian pension Laws and all Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except to the extent the failure to comply therewith has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect and (b) comply in all material respects with the requirements of the USA PATRIOT Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), FCPA, the Corruption of Foreign Public Officials Act (Canada), OFAC, UK Bribery Act of 2010 and other anti-terrorism, anti-corruption and anti-money laundering Laws; provided that the requirements set forth in this Section 6.08, as they pertain to compliance by any Foreign Subsidiary with the USA PATRIOT ACT, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), FCPA, the Corruption of Foreign Public Officials Act (Canada), OFAC and UK Bribery Act of 2010 are subject to and limited by any Law applicable to such Foreign Subsidiary in its relevant local jurisdiction.
Section 6.09
Books and Records. Maintain proper books of record and account in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and material matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization or operations and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder), in each case, to the extent necessary to prepare the financial statements described in Sections 6.01(a) and 6.01(b).
Section 6.10
Inspection Rights.

(a) Permit representatives of the Administrative Agent and Required Lenders to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants (subject to such accountants’ policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that (a) excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the continuation of an Event of Default and only one such time shall be at the Borrower’s expense and (b) when an Event of Default is continuing, the Administrative Agent or the Required Lenders (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08.

(b) From time to time the Administrative Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations as the Administrative Agent may deem reasonably necessary or appropriate; provided that, the Administrative Agent (i) may conduct (x) one field examination and one inventory appraisal with respect to the Collateral in each 12-month period after the date of this Agreement and (y) one additional field examination and inventory appraisal with respect to the Collateral in each consecutive 12-month period after the date ~~Specified~~ Excess Availability shall have been less than the greater of (a) 15.0% of the Total Line Cap and (b) $~~125,000,000~~142,500,000 for five or more consecutive Business Days, and (ii) may conduct such other field examinations and inventory appraisals as frequently as determined by the Administrative Agent in its reasonable discretion upon the occurrence and during the continuance of any Event of Default, in each case, in a form, and from a third party appraiser or consultant, reasonably satisfactory to the Administrative Agent. All such appraisals, field examinations, inventory appraisals and other verifications and evaluations shall be at the sole expense of the Loan Parties, and the Administrative Agent shall provide the Borrower with a reasonably detailed accounting of all such expenses. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, (x) may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders and (y) shall promptly distribute copies of any final reports from a third party appraiser or third party consultant delivered in connection with any field exam or appraisal to the Lenders, in each case of clauses (x) and (y), subject to the provisions of Section 11.08 hereof.

Section 6.11
Covenant to Guarantee Obligations and Give Security. (a) At the Borrower’s expense, subject to any applicable limitation in any Loan Document (including Section 6.12), take the following actions:
(i)
within ninety days of the occurrence of any Grant Event (or such longer period as the Administrative Agent may agree in its reasonable discretion),
(A)
cause the Restricted Subsidiary subject of the Grant Event to execute and deliver the Guaranty (or a joinder thereto), which may be accomplished by executing a Guaranty Supplement;
(B)
cause the Restricted Subsidiary subject of the Grant Event to execute and deliver the Security Agreement (or a supplement thereto) or a Canadian Security Agreement (or a supplement thereto), as applicable, which may be accomplished by executing a Security Agreement Supplement or a Canadian Security Agreement Supplement, as applicable;
(C)
cause the Restricted Subsidiary subject of the Grant Event to execute and deliver any applicable Intellectual Property Security Agreements with respect to its registered or applied for Intellectual Property constituting Collateral;

(D)
cause the Restricted Subsidiary subject of the Grant Event to execute and deliver an acknowledgement of the Closing Date ABL Intercreditor Agreement and any other applicable Intercreditor Agreement;
(E)
cause the Restricted Subsidiary subject of the Grant Event (and any Loan Party of which such Restricted Subsidiary is a direct Subsidiary) to (1) if such Restricted Subsidiary is a corporation or has “opted into” Article 8 of the Uniform Commercial Code (and with respect to an interest in a partnership organized under the laws of Canada, to the extent the terms of any such interest expressly provide that such interest is a “security” for the purposes of the Securities Transfer Act (Ontario)), deliver (or deliver to the Term Loan Agent in accordance with the Closing Date ABL Intercreditor Agreement) any and all certificates representing its Equity Interests (to the extent certificated) that constitute Collateral and are required to be delivered pursuant to the Security Agreement or the Canadian Security Agreement, as applicable, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law), (2) execute and deliver a counterparty signature page to the Global Intercompany Note (or a joinder thereto), (3) deliver all instruments evidencing Indebtedness held by such Restricted Subsidiary that constitute Collateral and are required to be delivered pursuant to the Security Agreement or the Canadian Security Agreement, as applicable, endorsed in blank, to the Collateral Agent, and (4) if such Restricted Subsidiary is a Foreign Subsidiary, deliver such additional security documents and enter into additional collateral arrangements in the jurisdiction of such Foreign Subsidiary reasonably satisfactory to the Administrative Agent;
(F)
upon the reasonable request of the Administrative Agent, take and cause the Restricted Subsidiary the subject of the Grant Event and each direct or indirect parent of such Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to this Agreement that directly holds Equity Interests in such Restricted Subsidiary to take such customary actions as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) perfected Liens (subject to Permitted Liens) in the Equity Interests of such Restricted Subsidiary and the personal property and fixtures of such Restricted Subsidiary to the extent required by the Loan Documents, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(G)
upon request of the Administrative Agent deliver to the Administrative Agent a signed copy of a customary opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; provided that such matters are not inconsistent with those addressed in opinions delivered on the Closing Date or customary market practice;

provided that without limiting the obligations set forth above, the Administrative Agent and the Collateral Agent will consult in good faith with the Borrower to reduce any stamp, filing or similar taxes imposed as a result of the actions described in the foregoing provisions;

Section 6.12
Further Assurances. Subject to Section 6.11 and any applicable limitations in any Collateral Document, and in each case at the expense of the Borrower, promptly upon the reasonable request by the Administrative Agent or Collateral Agent (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

Notwithstanding anything to the contrary in any Loan Document, other than with respect to the Equity Interests and assets of any Foreign Subsidiary that becomes a Loan Party, neither Holdings, the Borrower, nor any Restricted Subsidiary will be required to, nor will the Administrative Agent or the Collateral Agent be authorized,

(i)
to perfect security interests in the Collateral other than by,
(A)
“all asset” filings pursuant to (A) the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant state(s) and (B) the PPSA in the applicable provinces and territories;
(B)
filings in (A) the United States Patent and Trademark Office with respect to any U.S. issued or applied for patents and registered or applied for trademarks and (B) the United States Copyright Office of the Library of Congress with respect to material copyright registrations, and (C) the Canadian Intellectual Property Office with respect to any Canadian Intellectual Property, in the case of each of (A) and (B), constituting Collateral;
(C)
[reserved]; and
(D)
delivery to the Administrative Agent or Collateral Agent (or a bailee of the Administrative Agent or Collateral Agent in accordance with the Closing Date ABL Intercreditor Agreement) to be held in its possession of all Collateral consisting of (1) certificates representing Pledged Equity, and (2) promissory notes and other instruments constituting Collateral, in each case, in the manner provided in the Collateral Documents; provided that promissory notes and instruments having an aggregate principal amount equal to the Materiality Threshold Amount or less need not be delivered to the Collateral Agent;
(ii)
other than as set forth in Section 6.19 and in the definition of “Qualified Cash” or in relation to any Cash Collateral arrangement required hereunder, to enter into any control agreement, blocked account agreement, lockbox or similar arrangement with respect to any deposit account, securities account, commodities account or other bank account, or otherwise take or perfect a security interest with control;
(iii)
except with respect to any Foreign Subsidiary designated as a Guarantor pursuant to the definition of “Excluded Subsidiary” and the Equity Interests of such Foreign Subsidiary, to take any action (A) outside of the United States or Canada with respect to any assets located outside of the United States or Canada, (B) in any non-U.S. or non-Canadian jurisdiction or (C) required by the Laws of any non-U.S. or non-Canadian jurisdiction to create, perfect or maintain any security interest or otherwise; or

(iv)
to take any action with respect to perfecting a Lien with respect to letters of credit, letter of credit rights, commercial tort claims, chattel paper or assets subject to a certificate of title or similar statute (in each case, other than the filing of customary “all asset” UCC-1 or PPSA financing statements) or except as set forth in the definition of Eligible Inventory to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters, in each case, unless required by the terms of the Security Agreement, the Canadian Security Agreement or the relevant Collateral Document.
(b)
Further, the Loan Parties shall not be required to perform any periodic collateral reporting, if any, with any frequency greater than once per fiscal year (provided that this clause shall not limit the obligation of the Loan Parties to comply with Section 6.02(c) or Section 6.11 or the Collateral Documents).
Section 6.13
Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary (other than a Co-Borrower) as an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that
(a)
immediately before and after such designation (or re-designation), no Specified Event of Default or Specified ABL Event of Default shall have occurred and be continuing;
(b)
on a Pro Forma basis after giving effect to such designation, the Borrower is in compliance with the covenant set forth is Section 8.01, regardless of whether such covenant is required to be tested at such time pursuant to the terms herein;
(c)
the Investment resulting from the designation of such Restricted Subsidiary as an Unrestricted Subsidiary as described above is permitted by Section 7.02;
(d)
no Subsidiary may be designated as an Unrestricted Subsidiary unless it is also designated as an “unrestricted subsidiary” under the Senior Secured Notes Indenture, the Term Loan Credit Agreement and the CoBank Term Loan Credit Agreement; and
(e)
if such designation (or re-designation) would result in a reduction in Excess Availability of 5.0% or more, the Borrower shall submit an updated Borrowing Base Certificate at the time such designation (or re-designation) is made.
(f)
The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary. Except as set forth in this paragraph, no Investment will be deemed to exist or have been made, and no Indebtedness or Liens shall be deemed to have been incurred or exist, by virtue of a Subsidiary becoming an Excluded Subsidiary or an Excluded Subsidiary becoming a Restricted Subsidiary. For all purposes hereunder, the designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed to constitute a concurrent designation of any Subsidiary of such Subsidiary as an Unrestricted Subsidiary.

Notwithstanding the foregoing, (i) no Restricted Subsidiary that owns material intellectual property shall be designated as an Unrestricted Subsidiary pursuant to this Section 6.13 and (ii) no Unrestricted Subsidiary shall own any material intellectual property.

Section 6.14
[Reserved].
Section 6.15
Post-Closing Matters. The Borrower will, and will cause each of its Restricted Subsidiaries to, take each of the actions set forth on Schedule 6.15 within the time period prescribed therefor on such schedule (as such time period may be extended by the Administrative Agent).
Section 6.16
Use of Proceeds.
(a)
The proceeds of Revolving Loans will be used for working capital and other general corporate purposes of the Borrower and its Restricted Subsidiaries, including the financing of Permitted Acquisitions, Investments and other transactions, in each case, that are not prohibited by the terms of this Agreement and that are not in violation of Sections 5.17 and 5.19; provided that (i) the proceeds of the Initial Revolving Borrowing will be used on the Closing Date as set forth in the definition of “Initial Revolving Borrowing” and (ii) the proceeds of the Amendment No. 1 Revolving Borrowing will be used on the Amendment No. 1 Effective Date as set forth in the definition of “Amendment No. 1 Revolving Borrowing”.
(b)
Letters of Credit will be used for general corporate purposes of the Borrower and its Restricted Subsidiaries, including supporting transactions not prohibited by the Loan Documents, and will not be used in violation of Sections 5.17 and 5.19.
Section 6.17
Change in Nature of Business. Engage only in material lines of business that are substantially consistent with those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date and lines of business that are reasonably similar, corollary, ancillary, incidental, synergistic, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the Closing Date, in each case as determined by the Borrower in good faith.
Section 6.18
[Reserved].
Section 6.19
Cash Receipts.
(a)
Annexed hereto as Schedule 6.19 is a schedule of all DDAs, Concentration Accounts and Excluded Accounts that, to the knowledge of the Responsible Officers of the Loan Parties, are maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA, Concentration Account and Excluded Account, in each case as of the Closing Date, (i) the name and address of the financial institution at which such DDA, Concentration Account or Excluded Account is maintained and (ii) the account number(s) assigned to such DDAs, Concentration Accounts or Excluded Accounts by such financial institution.
(b)
Each Loan Party shall use its commercially reasonable efforts, within 90 days of the Closing Date (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion) (i) instruct each financial institution for a DDA to cause all amounts on deposit and available at the close of each Business Day in such DDA (net of any Required Minimum Balance), to be swept to one of the Loan Parties’ concentration accounts (each, a “Concentration Account”) no less frequently than on a daily basis, such instructions to be irrevocable unless otherwise agreed to by the Administrative Agent;

and (ii) use commercially reasonable efforts to enter into or maintain an account control or blocked account agreement (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the Administrative Agent, with the Administrative Agent and any financial institution with which such Loan Party maintains (x) a Specified DDA or (y) a Concentration Account into which the DDAs are swept (collectively, the “Blocked Accounts”). If such Blocked Account Agreements cannot be put in place within 90 days after the Closing Date after any such Loan Party’s use of commercially reasonable efforts, subject to extensions agreed to by the Administrative Agent, the Borrower shall be promptly required following the expiration of such 90-day period and any extension thereof by the Administrative Agent to move the applicable accounts to accounts maintained by the Administrative Agent or another bank that has executed such Blocked Account Agreements. In the event that any Loan Party acquires or establishes any Specified DDA or Concentration Account after the Closing Date in connection with an Investment permitted hereunder or otherwise that will, following the integration of such Specified DDA or Concentration Account into the cash management procedures of the Borrower, constitute a Blocked Account, such Loan Party shall enter into a Blocked Account Agreement with respect thereto (A) so long as no Cash Dominion Period exists, within 90 days, and (B) at any time a Cash Dominion Period exists, within ten days, in each case following the date such Specified DDA or Concentration Account is acquired or established (or, in each case, such longer period as the Administrative Agent may agree to in its reasonable discretion). For purposes of this Section 6.19, a Specified DDA or Concentration Account shall include any related reinvestment account.
(c)
Each Blocked Account Agreement relating to any Concentration Account shall require, after the delivery of notice of a Cash Dominion Period from the Administrative Agent to the Borrower and the other parties to such instrument or agreement (which the Administrative Agent may, or upon the request of the Required Lenders shall, provide upon its becoming aware of such a Cash Dominion Period), the ACH or wire transfer no less frequently than once per Business Day, of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each Blocked Account relating to any Concentration Account (net of such minimum balance as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained (the “Required Minimum Balances”)), to an account maintained by the Administrative Agent (the “Administrative Agent Account”). All amounts received in the Administrative Agent Account shall be applied (and allocated) by the Administrative Agent in accordance with Section 2.07(b)(ii); provided that if the circumstances described in Section 9.03 are applicable, all such amounts shall be applied in accordance with such Section 9.03. Each Loan Party agrees that it will not cause any proceeds of any Blocked Account relating to any Concentration Account to be otherwise redirected. At all times, the Loan Parties shall maintain all of their cash and Cash Equivalents in (i) Blocked Accounts, (ii) DDAs, (iii) Excluded Accounts or (iv) securities accounts subject to the control of the Administrative Agent, and at any time a Cash Dominion Period exists and is continuing, amounts shall be swept from the Blocked Accounts relating to any Concentration Account to the Administrative Agent Account as provided herein, except for Required Minimum Balances. Each Loan Party agrees that it will not cause or direct any third party to, deposit any amounts or proceeds other than the Duty Refunds into the Duty Refund Accounts.
(d)
The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject (i) in the case of opening any new DDAs, to the satisfaction of the requirements set forth in this Section 6.19 with respect to such new DDAs and (ii) in the case of opening any new Blocked Accounts, to the execution and delivery to the Administrative Agent of a Blocked Account Agreement consistent with the provisions of this Section 6.19 and otherwise reasonably satisfactory to the Administrative Agent within 90 days of the opening thereof (or such longer period as the Administrative Agent may agree in its reasonable discretion).
(e)
The Administrative Agent Account shall at all times be under the sole dominion and control of the Administrative Agent. Each Loan Party hereby acknowledges and agrees that (i) such Loan Party has no right of withdrawal from the Administrative Agent Account (except as provided in Section 2.07(b)(ii) or Section 9.03), (ii) the funds on deposit in the Administrative Agent Account shall at all times continue to be collateral security for all of the Secured Obligations, and (iii) the funds on deposit in the Administrative Agent Account shall be applied as provided in this Agreement and the Closing Date ABL Intercreditor Agreement. In the event that, notwithstanding the provisions of this Section 6.19, any Loan Party receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the Administrative Agent Account pursuant to Section 6.19(c), such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, and shall promptly be deposited into the Administrative Agent Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.
(f)
Upon the commencement of a Cash Dominion Period and for so long as the same is continuing, the Administrative Agent may direct that all amounts in the Blocked Accounts which are Concentration Accounts be paid to the Administrative Agent Account. So long as no Cash Dominion Period has commenced and is continuing in respect of which the Administrative Agent has delivered notice as contemplated by paragraph (c) of this Section 6.19, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts which are Concentration Accounts. So long as no Specified ABL Event of Default has occurred and is continuing, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Specified DDAs.
(g)
Any amounts held or received in the Administrative Agent Account (including all interest and other earnings with respect thereto, if any) at any time (i) when the Revolving Commitment Termination Date has occurred or (ii) all Events of Default have been cured and no Cash Dominion Period exists, shall (subject, in the case of clause (i), to the provisions of the Closing Date ABL Intercreditor Agreement) be remitted to an account of the Borrower.

~~(h)~~ Following the commencement of a Cash Dominion Period (other than by reason of an Event of Default pursuant to Section 9.01(a) or 9.01(f), except to the extent necessary for one or more officers or directors of Holdings, the Borrower or any of its Subsidiaries to avoid personal or criminal liability under applicable Law as certified in the applicable Trust Fund Certificate), in the event that a Blocked Account or the Administrative Agent Account contains Trust Funds (other than payroll and employee benefit payments, in each case, in the nature of discretionary contributions), the Borrower (acting in good faith) may, within 30 days after such Trust Funds are received in such Blocked Account or Administrative Agent Account, deliver to the Administrative Agent a Trust Fund Certificate (together with such supporting information as may be reasonably requested by the Administrative Agent). Notwithstanding anything to the contrary herein or in any other Loan Document, within five Business Days following receipt of a Trust Fund Certificate, the Administrative Agent shall remit from such Blocked Account or Administrative Agent Account, as applicable, the lesser of (a) such Trust Funds specified in the Trust Fund Certificate or (b) the Excess Availability on the date of such remittance, at the option of the Administrative Agent, (x) to the applicable Loan Party or (y) on behalf of the applicable Loan Party directly to the Person entitled to such Trust Funds as specified in the Trust Fund Certificate. If any such amounts are remitted to a Loan Party, such Loan Party shall apply all such funds solely for the purposes set forth in the applicable Trust Fund Certificate on or prior to the date due and any failure of such Loan Party to apply all such funds solely for such purposes shall constitute an immediate Event of Default.

Article VII.

Negative Covenants

So long as the Termination Conditions are not satisfied, the Borrower shall not (and, with respect to Section 7.10 only, Holdings shall not), nor shall the Borrower permit any Restricted Subsidiary to:

Section 7.01
Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, that secures Indebtedness other than the following:
(a)
Liens securing obligations in respect of Indebtedness incurred pursuant to Section 7.03(a), including obligations under any Loan Document, Incremental Loans and Extended Loans;
(b)
Liens securing obligations in respect of Indebtedness incurred pursuant to Section 7.03(b), including obligations with respect to the Senior Secured Notes Indenture, the Term Loan Facility and the CoBank Term Loan Facility; provided, that any such Liens on ABL Priority Collateral are at all times subject to the Closing Date ABL Intercreditor Agreement or any other intercreditor agreement that may be executed from time to time and reasonably acceptable to the Administrative Agent that provides that such Liens shall rank on a junior lien basis in respect of the ABL Priority Collateral to the Liens on the ABL Priority Collateral securing the Obligations;
(c)
Liens existing on the Closing Date (other than Liens incurred under Sections 7.01(a) and 7.01(b));
(d)
Liens securing obligations in respect of Indebtedness permitted under Section 7.03(d), including in respect to Attributable Indebtedness, Capitalized Lease Obligations, and Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that (i) such Liens attach concurrently with or within two hundred and seventy days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens and (ii) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of such Indebtedness; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender or its affiliates or branches;
(e)
Liens in favor of a Loan Party securing Indebtedness permitted under Section 7.03;
(f)
Liens securing (i) Obligations in respect of any Secured Hedge Agreement, (ii) obligations in respect of any Secured Hedge Agreement (as defined in the Term Loan Credit Agreement) and (iii) other Indebtedness permitted by Section 7.03(f);
(g)
Liens on assets of Non-Loan Parties securing obligations of such Non-Loan Parties and Liens on Excluded Assets;
(h)
Liens securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Permitted Refinancing of any of the foregoing incurred pursuant to Section 7.03(h); provided, that any such Liens on ABL Priority Collateral are at all times subject to the Closing Date ABL Intercreditor Agreement or any other intercreditor agreement that may be executed from time to time and reasonably acceptable to the Administrative Agent that provides that such Liens shall rank on a junior lien basis in respect of the ABL Priority Collateral to the Liens on the ABL Priority Collateral securing the Obligations;
(i)
Liens securing obligations in respect of Incremental Equivalent Debt (with the lien priority permitted in such definition and other than to the extent such Indebtedness is only permitted to be incurred as unsecured Indebtedness) and other Indebtedness incurred pursuant to Section 7.03(i); provided that such

Liens securing such other Indebtedness are permitted by Section 7.01(ll)(i); provided, that, subject to the penultimate paragraph of this Section 7.01, any such Liens on ABL Priority Collateral in respect thereof are at all times subject to the Closing Date ABL Intercreditor Agreement or any other intercreditor agreement that may be executed from time to time and reasonably acceptable to the Administrative Agent;
(j)
Liens securing obligations in respect of Permitted Ratio Debt (with the lien priority permitted in such definition and other than to the extent such Indebtedness is only permitted to be incurred as unsecured Indebtedness) and other Indebtedness permitted by Sections 7.03(j); provided that such Liens securing such other Indebtedness are permitted by Section 7.01(ll)(i); provided, that, subject to the penultimate paragraph of this Section 7.01, any such Liens on ABL Priority Collateral in respect thereof are at all times subject to the Closing Date ABL Intercreditor Agreement or any other intercreditor agreement that may be executed from time to time and reasonably acceptable to the Administrative Agent;
(k)
Liens on property or assets contributed to capital of the Borrower or a Subsidiary Guarantor or received in exchange for Equity Interests of the Borrower or a Parent Entity made after the Closing Date solely to the extent Not Otherwise Applied;
(l)
(i) Liens existing on property (other than Accounts and Inventory of Loan Parties, unless such Liens are expressly made junior to the Liens securing the Obligations hereunder) at the time of (and not in contemplation of) its acquisition or existing on the property of any Person or on Equity Interests of any Person, in each case, at the time such Person becomes (and not in contemplation of such Person becoming) a Restricted Subsidiary, in each case after the Closing Date; provided that (A) such Lien does not extend to or cover any other assets or property (other than (1) after-acquired property covered by any applicable grant clause, (2) property that is affixed or incorporated into the property covered by such Lien and (3) proceeds and products of assets covered by such Liens), (B) such Lien does not encumber any assets of the Borrower or its Restricted Subsidiaries other than the assets acquired in such transaction and (C) the Indebtedness secured thereby is permitted under Section 7.03, (ii) Liens on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement relating to an Investment and (iii) Liens incurred in connection with escrow arrangements or other agreements relating to an Acquisition Transaction or Investment permitted hereunder;
(m)
Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(n)
(i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiaries;
(o)
(i) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto and (ii) Liens on cash securing obligations to insurance companies with respect to insurable liabilities incurred in the ordinary course of business;

(p)
deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
(q)
Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;
(r)
Liens in respect of the cash collateralization of letters of credit;
(s)
Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;
(t)
Liens securing Cash Management Obligations and Cash Management Obligations (as defined in the Term Loan Credit Agreement), in each case, as permitted by Section 7.03;
(u)
Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business (and, for the avoidance of doubt, not given in connection with the issuance of Indebtedness), (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
(v)
statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Indebtedness) in favor of landlords, so long as, in each case, such Liens arise in the ordinary course of business and secure amounts not overdue for a period of more than sixty days or, if more than sixty days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(w)
any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Borrower or any of the Restricted Subsidiaries as lessee or licensee in the ordinary course of business;
(x)
ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;
(y)
any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;
(z)
deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business to secure the performance of the Borrower’s or a Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(aa)
(i) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than sixty days or that are being contested in good faith and by appropriate actions diligently conducted and for which appropriate reserves have been established in accordance with GAAP or that are not expected to result in a Material Adverse Effect and (ii) Liens for property taxes on property the Borrower or its Subsidiaries has decided to abandon if the sole recourse for such tax, assessment or charge is to such property;
(bb)
easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries taken as a whole, or the use of the property for its intended purpose and any other exceptions to title on any mortgage policy pursuant to the Term Loan Credit Agreement;
(cc)
Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 9.01(g);
(dd)
leases, licenses, subleases or sublicenses granted to others in the ordinary course of business (including any other agreement under which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s products, technologies, facilities or services) which do not interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;
(ee)
Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;
(ff)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
(gg)
Liens imposed by law or incurred pursuant to customary reservations or retentions of title (including contractual Liens in favor of sellers and suppliers of goods) incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than sixty days or that are being contested in good faith by appropriated proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);
(hh)
Liens deemed to exist in connection with Investments in repurchase agreements and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;
(ii)
Liens on cash and Cash Equivalents earmarked to be used to satisfy or discharge Indebtedness where such satisfaction or discharge of such Indebtedness is not otherwise prohibited by this Agreement;
(jj)
purported Liens evidenced by the filing of precautionary Uniform Commercial Code or PPSA financing statements or similar public filings;

(kk)
the modification, replacement, renewal or extension of any Lien permitted by this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property covered by any applicable grant clause, (B) property that is affixed or incorporated into the property covered by such Lien and (C) proceeds and products of assets covered by such Liens, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;
(ll)
Liens securing:
(i)
a Permitted Refinancing of Indebtedness; provided that:
(A)
such Indebtedness was permitted by Section 7.03 and was secured by a Permitted Lien;
(B)
such Permitted Refinancing is permitted by Section 7.03; and
(C)
the Lien does not extend to any additional property, other than (A) after-acquired property covered by any applicable grant clause, (B) property that is affixed or incorporated into the property covered by such Lien and (C) proceeds and products of assets covered by such Liens; and
(ii)
Guarantees permitted by Sections 7.03 to the extent that the underlying Indebtedness subject to such Guarantee is permitted to be secured by a Lien;
(mm)
Liens securing Pari Passu Lien Debt and/or Junior Lien Debt; provided that:
(i)
such Indebtedness is incurred pursuant to clause (a)(i) or (a)(ii) of the definition of “Permitted Ratio Debt”; and
(ii)
such Liens (other than with respect to purchase money and similar obligations) are, in each case, subject to the penultimate paragraph of this Section 7.01, to the extent such Indebtedness is required to be subject to the provisions of the Closing Date ABL Intercreditor Agreement, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to, or is otherwise subject to the provisions of the Closing Date ABL Intercreditor Agreement or any other intercreditor agreement that may be executed from time to time and reasonably acceptable to the Administrative Agent;
(nn)
Liens securing Indebtedness or other obligations in an aggregate principal amount as of the date such Indebtedness is incurred not to exceed the greater of (A) 25.00% of Closing Date EBITDA and (B) 25.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination, in each case, determined as of the date such Indebtedness is incurred (or commitments with respect thereto are received); provided that it is agreed that Liens incurred pursuant to this clause (nn) may be pari passu with the Liens securing the Term Loan Obligations; provided, further, that, subject to the penultimate paragraph of this Section 7.01, any Liens on ABL Priority Collateral in respect thereof are at all times subject to the Closing Date ABL Intercreditor Agreement or any other intercreditor agreement that may be executed from time to time and reasonably acceptable to the Administrative Agent;
(oo)
Liens in respect of the cash collateralization of corporate credit card programs or any Guarantee thereof; provided that the aggregate amount of such cash securing such obligations shall not exceed $37,500,000; and

(pp)
Liens arising under the Pension Benefits Act (Ontario) or other applicable pension standards legislation in Canada in respect of pension plan contribution amounts not yet due.

Notwithstanding the foregoing, any Indebtedness secured by a Lien on ABL Priority Collateral pursuant to clauses (i), (j), (mm) and (nn) above, that is not subject to the Closing Date ABL Intercreditor Agreement or another Intercreditor Agreement that provides that such Liens shall rank on a junior lien basis in respect of the ABL Priority Collateral to the Liens on the ABL Priority Collateral securing the Obligations, shall not exceed $12,500,000 in the aggregate at any time outstanding; provided that the Borrower shall provide prior written notice to the Administrative Agent prior to incurring such Lien; provided further that the Administrative Agent may impose a Reserve with respect to the aggregate amount of Obligations secured by such Liens.

For purposes of determining compliance with this Section 7.01, in the event that any Lien (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Lien (or any portion thereof) in any manner that complies with this covenant on the date such Lien is incurred or such later time, as applicable; provided that all Liens securing Indebtedness under (a) the Loan Documents will be deemed to have been incurred in reliance on the exception in Section 7.01(a) and (b) the Senior Secured Notes Indenture, the CoBank Term Loan Credit Agreement and the Term Loan Credit Agreement, in each case on the Closing Date or the Amendment No. 1 Effective Date, as applicable, will be deemed incurred in reliance on the exception in Section 7.01(b), and shall not be permitted to be reclassified pursuant to this paragraph. With respect to any Liens securing Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Lien securing the Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

Section 7.02
Investments. Make any Investments, except:
(a)
Investments:
(i)
by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary; and
(ii)
by the Borrower or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary;

provided, that the Investments pursuant to this clause (a) by a Loan Party in any Non-Loan Party, together with any Permitted Acquisitions pursuant to 7.02(c) of any entity that is not (or does not become) a Loan Party, shall not exceed the greater of (i) 50.00% of Closing Date EBITDA and (ii) 50.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination;

(b)
Investments existing on the Closing Date or made pursuant to legally binding written contracts in existence on the Closing Date and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 7.02(b) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 7.02;

(c)
Permitted Acquisitions; provided that the aggregate amount of any Permitted Acquisition pursuant to this Section 7.02(c) of any entity that is not (or does not become) a Loan Party, together with Investments pursuant to Section 7.02(a) in any Restricted Subsidiaries that are not Loan Parties, does not exceed in the aggregate the greater of (i) 50.00% of Closing Date EBITDA and (ii) 50.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination;
(d)
Investments (i) held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged, amalgamated or consolidated with or into the Borrower or merged, amalgamated or consolidated with or into a Restricted Subsidiary (or committed to be made by any such Person) to the extent that, in each case, such Investments or any such commitments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and (ii) held by Persons that become Restricted Subsidiaries after the Closing Date, including Investments by Unrestricted Subsidiaries made or acquired (or committed to be made or acquired), to the extent that such Investments were not made or acquired (or committed to be made or acquired) in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary or such designation as applicable;
(e)
Investments in Similar Businesses that do not exceed in the aggregate the greater of (i) 25.00% of Closing Date EBITDA and (ii) 25.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination; provided that if any Investment pursuant to this clause (e) is made in any Person that is not the Borrower or a Restricted Subsidiary on the date of such Investment (prior to giving effect thereto) and such Person subsequently becomes the Borrower or a Restricted Subsidiary, the Investment initially made in such Person pursuant to this clause (e) shall thereupon be deemed to have been made pursuant to clause (a)(i) hereof and to not have been made pursuant to this clause (e) for so long as such Person continues to be the Borrower or a Restricted Subsidiary;
(f)
[reserved];
(g)
Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or any Parent Entity) or the proceeds from the issuance thereof;
(h)
Joint Venture Investments;
(i)
loans and advances to Holdings (or any Parent Entity) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments permitted to be made to Holdings (or such Parent Entity) in accordance with Section 7.06;
(j)
loans or advances to any Company Person;
(i)
for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes;
(ii)
in connection with such Person’s purchase of Equity Interests of Holdings (or any Parent Entity); provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to Holdings in cash; and
(iii)
for any other purpose; provided that either (A) no cash or Cash Equivalents are advanced in connection with such Investment or (B) the aggregate principal amount outstanding under this clause (iii)(B) shall not exceed the greater of (1) 10.00% of Closing Date EBITDA and (2) 10.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination;
(k)
Investments in Hedge Agreements;
(l)
promissory notes and other Investments received in connection with Dispositions or any other transfer of assets not constituting a Disposition;
(m)
Investments in assets that are cash or Cash Equivalents or were Cash Equivalents when made;
(n)
Investments consisting of extensions of trade credit or otherwise made in the ordinary course of business, including Investments consisting of endorsements for collection or deposit and trade arrangements with customers, vendors, suppliers, licensors and licensees;
(o)
Investments consisting of Liens, Indebtedness (including Guarantees), fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04 (other than clause (f) thereof), 7.05 (other than clause (e) thereof) and 7.06 (other than clauses (d) and (h)(iv) hereof), respectively;
(p)
Investments (i) received in connection with the bankruptcy, workout, recapitalization or reorganization of, or in settlement of delinquent obligations of, or other disputes with, any other Person who is not an Affiliate of the Borrower, (ii) received in connection with the foreclosure of any secured Investment or other transfer of title with respect to any secured Investment, (iii) in satisfaction of judgments against other Persons who are not Affiliates of the Borrower, (iv) as a result of the settlement, compromise or resolutions of litigation, arbitration or other disputes with Persons who are not Affiliates of the Borrower and (v) received in satisfaction or partial satisfaction of trade credit and other credit extended in the ordinary course of business, including to vendors and suppliers;
(q)
advances of payroll or other payments to any Company Person;
(r)
Investments consisting of purchases and acquisitions of inventory, supplies, material, services or equipment or the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;
(s)
Investments made in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors, vendors, suppliers, licensors and licensees;
(t)
Guarantees of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness;
(u)
Investments in connection with any Permitted Reorganization and the transactions relating thereto or contemplated thereby;
(v)
Investments in connection with any deferred compensation plan or arrangement or other compensation plan or arrangement, including to a “rabbi” trust or to any grantor trust claims of creditors;
(w)
in the event that the Borrower or any Restricted Subsidiary makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and such Person subsequently becomes a

Restricted Subsidiary, additional Investments in an amount equal to the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;
(x)
[reserved];
(y)
contributions to Canadian Pension Plans, Canadian Multi-Employer Pension Plans and the Pension Plans or the payment of any other employee benefit plan obligations and liabilities, except to the extent that such obligations and/or liabilities, as applicable, are permitted to remain unfunded under applicable law;
(z)
Investments in connection with intercompany cash management services, treasury arrangements and any related activities;
(aa)
Investments consisting of (i) the licensing or contribution of Intellectual Property pursuant to joint marketing, collaborations or other similar arrangements with other Persons and/or (ii) minority equity interests in customers received as part of fee arrangements or other commercial arrangements;
(bb)
the conversion to Qualified Equity Interests of any Indebtedness owed by the Borrower or any Restricted Subsidiary;
(cc)
(i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided however, that any such Investment in a Securitization Subsidiary is of Securitization Assets or equity, and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;
(dd)
[reserved];
(ee)
[reserved];
(ff)
[reserved];
(gg)
Investments made pursuant to the Acquisition Agreement in connection with the Transactions on, or substantially concurrent with, the Closing Date;
(hh)
[reserved];
(ii)
Investments that do not exceed in the aggregate at any time outstanding the greater of (A) 30% of Closing Date EBITDA and (B) 30% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination.
(jj)
Investments, so long as the Payment Conditions are satisfied (after giving Pro Forma Effect to such Investment and the use of proceeds thereof).

If any Investment is made in any Person that is not a Restricted Subsidiary on the date of such Investment and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereupon be deemed to have been made pursuant to Section 7.02(a)(i) and to not have been made pursuant to any other clause set forth above.

Notwithstanding the foregoing, none of Holdings, the Borrower or any Restricted Subsidiary shall transfer (whether by sale, contribution, dividend or otherwise), material intellectual property to any Unrestricted Subsidiary.

For purposes of determining compliance with this Section 7.02, in the event that any Investment (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time such Investment is made, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with this covenant on the date such Investment is made or such later time, as applicable; provided that such Investments shall not be permitted to be reclassified to Section 7.02(jj).

The amount of any Investment at any time shall be the amount of cash and the fair market value of other property actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment at the Borrower’s option, net of any return, whether a return of capital, interest, dividend or otherwise, with respect to such Investment. To the extent any Investment in any Person is made in compliance with this Section 7.02 in reliance on a category above that is subject to a Dollar-denominated restriction on the making of Investments and, subsequently, such Person returns to the Borrower or any Restricted Subsidiary all or any portion of such Investment (in the form of a dividend, distribution, liquidation or otherwise, but excluding intercompany Indebtedness), such return shall be deemed to be credited to the Dollar-denominated category against which the Investment is then charged. To the extent the category subject to a Dollar-denominated restriction is also subject to a percentage of TTM Consolidated Adjusted EBITDA restriction which, at the date of determination, produces a numerical restriction that is greater than such Dollar Amount, then such Dollar equivalent shall be deemed to be substituted in lieu of the corresponding Dollar Amount in the foregoing sentence for purposes of determining such credit.

For purposes of determining compliance with any Dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction on the making of Investments, the Dollar equivalent amount of the Investment denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Investment was made.

Section 7.03
Indebtedness. Create, incur or assume any Indebtedness, other than:
(a)
Indebtedness under the Loan Documents (including Incremental Loans and Extended Loans);
(b)
Indebtedness in respect of
(i)
(A) the Senior Secured Notes Documents incurred on the Closing Date in an aggregate principal amount not to exceed $775,000,000 and (B) any Permitted Refinancing in respect thereof;
(ii)
(A) the Term Loan Documents in an aggregate principal amount not to exceed the sum of (x) $525,000,000, plus (y) $250,000,000 of Delayed Draw Term Loans (as defined in the Term Loan Credit Agreement) plus (z) the Incremental Amount (as defined in the Term Loan Credit Agreement as in effect on the Closing Date) and any Permitted Refinancing in respect of the foregoing;
(iii)
(A) [reserved]; and

(iv)
(A) the CoBank Term Loan Documents in an aggregate principal amount not to exceed the sum of (x) $948,961,161.25, plus (y) the Incremental Amount (as defined in the CoBank Term Loan Credit Agreement as in effect on the Amendment No. 1 Effective Date) and any Permitted Refinancing in respect of the foregoing;
(c)
Indebtedness existing on the Closing Date (other than Indebtedness under the Senior Secured Notes Indenture and the Term Loan Credit Agreement) and any Permitted Refinancing thereof, including any intercompany Indebtedness of Holdings, the Borrower or any Restricted Subsidiary outstanding on the Closing Date;
(d)
(i) (A) Attributable Indebtedness relating to any transaction, (B) Capitalized Leases and other Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets, so long as such Indebtedness is incurred concurrently with, or within two-hundred and seventy days after, the applicable acquisition, construction, repair, replacement or improvement and (C) Indebtedness arising from the conversion of obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to Indebtedness of the Borrower or such Restricted Subsidiary; provided that the aggregate principal amount of such Indebtedness at the time any such Indebtedness is incurred pursuant to this Section 7.03(d) shall not exceed the greater of (I) 25.00% of Closing Date EBITDA and (II) 25.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination, in each case determined at the time of incurrence, (ii) Attributable Indebtedness incurred in connection with a Sale Leaseback Transaction otherwise permitted hereunder and (iii) any Permitted Refinancing of any Indebtedness incurred under this Section 7.03(d); provided that for the purposes of determining compliance with this Section 7.03(d), any lease that is not treated under GAAP as a capital lease at the time such lease is executed but is subsequently treated under GAAP as a capitalized lease as the result of a change in GAAP (or interpretations thereof) after the Closing Date shall not be treated as Indebtedness;
(e)
Indebtedness of the Borrower or any of the Restricted Subsidiaries owing to the Borrower or any other Restricted Subsidiary; provided that all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subject to the Global Intercompany Note (but only to the extent permitted by applicable Law);
(f)
Indebtedness in respect of (i) Obligations under Secured Hedge Agreements, (ii) obligations under Secured Hedge Agreements (as defined in the Term Loan Credit Agreement) and (iii) Hedge Agreements designed to hedge against Holdings’, the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks, in each case of clauses (i) through (iii), incurred not for speculative purposes, and Guarantees thereof;
(g)
(i) Indebtedness incurred by a Non-Loan Party in an aggregate amount which does not exceed the greater of (A) 25.00% of Closing Date EBITDA and (B) 25.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination and (ii) Indebtedness that is recourse only to Excluded Assets;
(h)
Credit Agreement Refinancing Indebtedness and any Permitted Refinancing thereof;
(i)
Incremental Equivalent Debt and any Permitted Refinancing thereof;
(j)
Permitted Ratio Debt and any Permitted Refinancing thereof;

(k)
Contribution Indebtedness and any Permitted Refinancing thereof;
(l)
Indebtedness,
(i)
of any Person that becomes a Restricted Subsidiary after the Closing Date pursuant to an Investment or other Acquisition Transaction permitted hereunder, which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary and is not incurred in contemplation of such Person becoming a Restricted Subsidiary that is non-recourse to (and is not assumed by any of) the Borrower, Holdings or any Restricted Subsidiary (other than any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary after the Closing Date) and is either (A) unsecured or (B) secured only by the assets of such Restricted Subsidiary by Liens permitted under Section 7.01; provided, that immediately after giving effect to the or assumption of such Indebtedness, the Total Net Leverage Ratio for the applicable Test Period is equal to or less than (1) the Closing Date Total Net Leverage Ratio or (2) the Total Net Leverage Ratio immediately prior to such assumption;
(ii)
any Permitted Refinancing of any of the foregoing;
(m)
Indebtedness incurred in connection with a Permitted Acquisition, Acquisition Transaction or Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs and seller notes) or other similar adjustments;
(n)
Indebtedness representing deferred compensation to employees of the Borrower and its Subsidiaries incurred in the ordinary course of business;
(o)
Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements with employees incurred by such Person in connection with the Transactions, Permitted Acquisitions, Acquisition Transaction or any Investment expressly permitted hereunder (other than pursuant to Section 7.02(o));
(p)
Indebtedness to current or former officers, directors, managers, consultants, and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any Parent Entity) permitted by Section 7.06;
(q)
Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including such Indebtedness that is consistent with past practices in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and letters of credit that are cash collateralized;
(r)
Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;
(s)
obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practices;

(t)
Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any other Loan Party;
(u)
(i) Indebtedness in respect of letters of credit issued for the account of the Borrower or any Restricted Subsidiary so long as (A) such Indebtedness is not secured by any Lien on Collateral other than Permitted Liens and (B) the aggregate face amount of such letters of credit does not exceed the greater of (I) 10.00% of Closing Date EBITDA and (II) 10.00% of TTM Consolidated Adjusted EBITDA, determined at the time of issuance of such letter of credit and (ii) Indebtedness in respect of letters of credit that are fully cash collateralized;
(v)
(i) obligations in respect of Cash Management Obligations, (ii) Cash Management Obligations (as defined in the Term Loan Credit Agreement) and (iii) other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements, in each case of clauses (i) through (iii), incurred in the ordinary course of business or consistent with past practices and any Guarantees thereof;
(w)
Guarantees in respect of Indebtedness of the Borrower or any of the Restricted Subsidiaries otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated in right of payment to the Obligations, such Guarantee shall be subordinated to the Guaranty in right of payment on terms at least as favorable to the Lenders as those contained in the subordination terms with respect to such Indebtedness;
(x)
Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, any Joint Ventures in an aggregate principal amount not to exceed the greater of (i) 25.00% of Closing Date EBITDA and (ii) 25.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination, determined at the time of incurrence, and any Permitted Refinancing of the foregoing;
(y)
Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (A) 50% of Closing Date EBITDA and (B) 50% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination, determined at the time of incurrence, and any Permitted Refinancing of the foregoing;
(z)
the Existing Notes;
(aa)
Indebtedness consisting of unsecured Indebtedness or Indebtedness subordinated in right of payment; provided that (i) the Payment Conditions are satisfied, (ii) such Indebtedness does not mature on or prior to the date that is 91 days after the Latest Maturity Date and (iii) no amortization payments are made in cash on such Indebtedness; and
(bb)
all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant on the date such Indebtedness is incurred or such later time, as applicable;

provided that all Indebtedness under (a) the Loan Documents will be deemed to have been incurred in reliance on the exception in Section 7.03(a) and (b) the Senior Secured Notes and the Term Loan Credit Agreement on the Closing Date will be deemed incurred in reliance on the exception in Section 7.03(b), and shall not be permitted to be reclassified pursuant to this paragraph; provided further that such Indebtedness shall not be permitted to be divided, classified or reclassified to Section 7.03(aa).

For purposes of determining compliance with any Dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection therewith).

With respect to any Indebtedness and any related Liens that were permitted to be incurred under the Loan Documents on the date of such incurrence, any Increased Amount with respect to such Indebtedness after the date of such incurrence shall also be permitted under the Loan Documents and, for the avoidance of doubt, shall not result in a Default or an Event of Default. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

Section 7.04
Fundamental Changes. Merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or effect a Division, except that:
(a)
Holdings or any Restricted Subsidiary may merge, amalgamate or consolidate with the Borrower (including a merger or amalgamation, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that:
(i)
the Borrower shall be the continuing or surviving Person;
(ii)
such merger, amalgamation or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia; and
(iii)
in the case of a merger, amalgamation or consolidation of Holdings with and into the Borrower, (A) no Event of Default shall exist at such time or after giving effect to such merger, amalgamation or consolidation, (B) Holdings shall have no direct Subsidiaries at the time of such merger, amalgamation or consolidation other than the Borrower, (C) after giving effect to such merger, amalgamation or consolidation, the direct parent of the Borrower shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which

Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (D) such direct parent of the Borrower shall concurrently become a Guarantor and pledge 100% of the Equity Interest of the Borrower to the Administrative Agent as Collateral to secure the Obligations in form reasonably satisfactory to the Administrative Agent;
(b)
any Restricted Subsidiary may merge, amalgamate or consolidate with or into any other Restricted Subsidiary or liquidate or dissolve; provided, that if such Restricted Subsidiary is a Loan Party, the surviving Person (or the Person who receives the assets of such dissolving or liquidated Restricted Subsidiary) shall be a Loan Party unless the transfer of the assets and operations of such Loan Party to a Non-Loan Party would have been permitted as an Investment under Section 7.02 (it being understood that any such merger, consolidation, amalgamation, dissolution or liquidation shall be deemed to have used the capacity under the relevant clause of Section 7.02); provided, further, if any such Restricted Subsidiary is a Co-Borrower, (i) the Co-Borrower shall be the surviving Person or (ii) any Loans borrowed by such Co-Borrower shall be expressly assumed by the Borrower or another Co-Borrower;
(c)
any merger or amalgamation the purpose of which is to reincorporate or reorganize a Restricted Subsidiary in another jurisdiction shall be permitted;
(d)
any Restricted Subsidiary may liquidate or dissolve or change its legal form; provided (i) no Event of Default shall result therefrom and (ii) the surviving Person (or the Person who receives the assets of such dissolving or liquidated Restricted Subsidiary) shall be a Restricted Subsidiary; provided, further, if any such Restricted Subsidiary is a Co-Borrower, (x) the surviving Person (or the Person who receives the assets of such dissolving or liquidated Restricted Subsidiary) shall be the Borrower or another Co-Borrower or (y) any Loans borrowed by such Co-Borrower shall be expressly assumed by the Borrower or another Co-Borrower;
(e)
so long as no Default exists or would result therefrom, the Borrower may merge, amalgamate or consolidate with any other Person; provided that:
(i)
the Borrower shall be the continuing or surviving corporation; or
(ii)
if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (any such Person, the “Successor Borrower”);
(A)
the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(B)
the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;
(C)
each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee of the Obligations shall apply to the Successor Borrower’s obligations under this Agreement;
(D)
each Loan Party, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Security Agreement or the Canadian Security Agreement, as applicable, confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement and the direct parent of such Person shall pledge 100% of the Equity Interests of such Person to the Administrative Agent as Collateral to secure the Obligations; and
(E)
the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger, amalgamation or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement, and, with respect to such opinion of counsel only, including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent;

it being agreed that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(f)
any Restricted Subsidiary may merge, amalgamate or consolidate with any other Person in order to effect an Investment, Acquisition Transaction or other transaction not prohibited by the Loan Documents (other than any transaction pursuant to Section 7.02(o)); provided, if any such Restricted Subsidiary is a Co-Borrower, (i) the Co-Borrower shall be the surviving Person or (ii) any Loans borrowed by such Co-Borrower shall be expressly assumed by the Borrower or another Co-Borrower;
(g)
any Loan Party or any Restricted Subsidiary may conduct a Division that produces two or more surviving or resulting Persons; provided that
(i)
if a Division is conducted by the Borrower or a Co-Borrower, then each surviving or resulting Person shall constitute a “Borrower” or “Co-Borrower” for all purposes of the Loan Documents (unless the Administrative Agent otherwise consents in its reasonable discretion) and shall remain jointly and severally liable for all Obligations (other than Excluded Swap Obligations, where applicable) of the Borrower immediately prior to such Division and otherwise comply with Section 7.04(e);
(ii)
if a Division is conducted by Holdings, then all of the Equity Interests of the Borrower must be owned by only one Person that survives or results from such Division, and such Person owning such Equity Interests in the Borrower shall otherwise comply with Section 7.10(b), become a Guarantor and pledge 100% of the Equity Interests of the Borrower to the Collateral Agent; and
(iii)
if a Division is conducted by a Loan Party other than the Borrower or Holdings, then each surviving or resulting Person of such Division shall also be a Loan Party unless and to the extent any such surviving or resulting Loan Party is the subject of a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)) or otherwise would constitute an Excluded Subsidiary; provided further that such surviving or resulting Person not becoming a Loan Party and the assets and property of such surviving or resulting Person not becoming Collateral shall, in each case, be treated as an Investment and shall be permitted under this Section 7.04(g)(iii) solely to the extent permitted under Section 7.02;
(h)
as long as no Default exists or would result therefrom, a merger, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 or a Permitted Reorganization (other than Section 7.05(e)); and
(i)
the Transactions may be consummated.

Notwithstanding anything herein to the contrary, in the event of any merger, dissolution, liquidation, consolidation, amalgamation or Division of any Loan Party or a Restricted Subsidiary effected in accordance with this Section 7.04, the Borrower shall or shall cause, with respect to each surviving or continuing Restricted Subsidiary (or new direct Parent Entity) (a) promptly deliver or cause to be delivered to the Administrative Agent for further distribution by the Administrative Agent to each Lender (i) such information and documentation reasonably requested by the Administrative Agent or any Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) a Beneficial Ownership Certification and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request in order to perfect or continue the perfection of the Liens granted or purported to be granted by the Collateral Documents in accordance with Section 6.11 and as promptly as practicable.

Section 7.05
Dispositions. Make any Disposition, except:
(a)
Dispositions of obsolete, damaged, worn out, used or surplus property (including for purposes of recycling), whether now owned or hereafter acquired and Dispositions of property of the Borrower and the Restricted Subsidiaries that is no longer used or useful in the conduct of the business or economically practicable or commercially desirable to maintain;
(b)
Dispositions of property in the ordinary course of business;
(c)
Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Collateral such replacement property shall constitute Collateral;
(d)
Dispositions of property to the Borrower or a Restricted Subsidiary;
(e)
Dispositions permitted by Section 7.02 (other than Section 7.02(o)), Section 7.04 (other than Section 7.04(h)) and Section 7.06 (other than Section 7.06(d)) and Permitted Liens;
(f)
Dispositions of property pursuant to Sale Leaseback Transactions; provided that (i) no Event of Default exists or would result therefrom (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists) and (ii) such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;
(g)
Dispositions of Cash Equivalents; provided that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;
(h)
leases, subleases, licenses or sublicenses (including the provision of software under an open source license), which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole; provided that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;
(i)
Dispositions of property subject to Casualty Events upon receipt of the net cash proceeds of such Casualty Event;
(j)
Dispositions; provided that:

(i)
at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition;
(ii)
with respect to any Disposition pursuant to this clause ((j)) for a purchase price in excess of the greater of 10.00% of Closing Date EBITDA and 10.00% of TTM Consolidated Adjusted EBITDA as of the date of the Disposition, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75.00% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause ((ii)) each of the following shall be deemed to be cash;
(A)
any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing;
(B)
any securities received by such Borrower or Restricted Subsidiary from such transferee that are converted by such Borrower or Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty days following the closing of the applicable Disposition; and
(C)
any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause ((C)) that is at that time outstanding, not in excess of the greater of (I) 10.00% of Closing Date EBITDA and (II) 10.00% of TTM Consolidated Adjusted EBITDA as of the date of the Disposition, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and
(iii)
such Disposition shall be for no less than the fair market value of such property at the time of such Disposition

(this clause ((j)), the “General Asset Sale Basket”);

(k)
Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the Joint Venture parties set forth in joint venture arrangements and similar binding arrangements;
(l)
Dispositions or discounts of accounts receivable and related assets in connection with the collection, compromise, settlement or factoring thereof; provided that any such dispositions in connection with factoring facilities shall (i) include only accounts receivables of Account Debtors located outside of the United States~~,~~ and Canada~~, the United Kingdom, Ireland, Germany and the Netherlands~~  or (ii) not exceed $50,000,000 per annum;
(m)
Dispositions (including issuances or sales) of Equity Interests in, or Indebtedness owing to, or of other securities of, an Unrestricted Subsidiary (other than an Unrestricted Subsidiary the primary assets of which are cash and Cash Equivalents);

(n)
Dispositions to the extent of any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of the Restricted Subsidiaries to the extent allowable under Section 1031 of the Code (or comparable or successor provision);
(o)
Dispositions in connection with the unwinding of any Hedge Agreement;
(p)
Dispositions by the Borrower or any Restricted Subsidiary of assets in connection with the closing or sale of a facility in the ordinary course of business of the Borrower and its Restricted Subsidiaries; provided that as to each and all such sales and closings, (i) no Event of Default shall result therefrom and (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s-length transaction;
(q)
Dispositions (including bulk sales) of the inventory of a Loan Party not in the ordinary course of business in connection with facility closings, at arm’s length;
(r)
Disposition of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing; provided that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;;
(s)
the lapse, abandonment or discontinuance of the use or maintenance of any Intellectual Property if previously determined by the Borrower or any Restricted Subsidiary in its reasonable business judgment that such lapse, abandonment or discontinuance is desirable in the conduct of its business;
(t)
Disposition of any property or asset with a fair market value not to exceed $20,000,000 with respect to any transaction or series of related transactions or $60,000,000 in the aggregate for all such transactions in any fiscal year; and
(u)
Disposition of assets acquired in a Permitted Acquisition or other Investment permitted hereunder that the Borrower determines will not be used or useful in the business of the Borrower and its Subsidiaries.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, and without limiting the provisions of Section 10.11 the Administrative Agent shall be authorized to, and shall, take any actions reasonably requested by the Borrower in order to effect the foregoing (and the Lenders hereby authorize and direct the Administrative Agent to conclusively rely on any such certification by the Borrower in performing its obligations under this sentence).

Section 7.06
Restricted Payments. Make, directly or indirectly, any Restricted Payment, except:
(a)
each Restricted Subsidiary may make Restricted Payments to the Borrower and to any other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower or any such other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary ratably according to their relative ownership interests of the relevant class of Equity Interests or as otherwise required by the applicable Organization Documents);
(b)
the Borrower and each of the Restricted Subsidiaries may declare and make Restricted Payments payable in the form of Equity Interests (other than Disqualified Equity Interests not otherwise permitted to be incurred under Section 7.03) of such Person;

(c)
Restricted Payments made in connection with the Transactions (including, for the avoidance of doubt, the repurchase of any or all of the Existing Notes pursuant to the Change of Control Offer);
(d)
to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02 (other than Section 7.02(o)), 7.04 (other than a merger, amalgamation or consolidation involving the Borrower) or 7.07 (other than Section 7.07(a), (j) or (k));
(e)
Restricted Payments in respect of the repurchase of Equity Interests in Holdings (or any Parent Entity of Holdings that only owns Equity Interests, directly or indirectly, in the Borrower and its Subsidiaries), the Borrower or any Restricted Subsidiary that occur upon or in connection with the exercise of stock options or warrants or similar rights if such Restricted Payments represent a portion of the exercise price of such options or warrants or similar rights or tax withholding obligations with respect thereto;
(f)
Restricted Payments of Equity Interests in, Indebtedness owing from and/or other securities of or Investments in, any Unrestricted Subsidiaries (other than any Unrestricted Subsidiaries the assets of which consist solely of cash or Cash Equivalents received from an Investment by the Borrower and/or any Restricted Subsidiary into it);
(g)
the Borrower may pay (or make Restricted Payments to allow Holdings or any Parent Entity to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any Parent Entity) held by any Management Stockholder, including pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement (including any separation, stock subscription, shareholder or partnership agreement) with any employee, director, consultant or distributor of the Borrower (or any Parent Entity) or any of its Subsidiaries; provided, the aggregate Restricted Payments made pursuant to this Section 7.06(g) after the Closing Date together with the aggregate amount of loans and advances to Holdings made pursuant to Section 7.02(j) in lieu of Restricted Payments permitted by this clause (g) shall not exceed:
(i)
the greater of (A) 5.00% of Closing Date EBITDA and (B) 5.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of measurement in any calendar year, with unused amounts in any calendar year being carried over to the next two succeeding calendar years; plus
(ii)
an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries after the Closing Date; plus
(iii)
to the extent contributed in cash to the common Equity Interests of the Borrower and Not Otherwise Applied, the proceeds from the sale of Equity Interests of Holdings or any Parent Entity, in each case to a Person that is or becomes a Management Stockholder that occurs after the Closing Date; plus
(iv)
the amount of any cash bonuses or other compensation otherwise payable to any future, present or former Company Person that are foregone in return for the receipt of Equity Interests of Holdings or a Parent Entity, Borrower or any Restricted Subsidiary; plus
(v)
payments made in respect of withholding or other similar taxes payable upon repurchase, retirement or other acquisition or retirement of Equity Interests of Holdings or a Parent

Entity or its Subsidiaries or otherwise pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement;
(h)
the Borrower may make Restricted Payments to Holdings or to any Parent Entity:
(i)
the proceeds of which will be used to pay (or make dividends or distributions to allow any direct or indirect Parent Entity treated as a corporation for Tax purposes to pay) the Tax liability (including estimated Tax payments) to each foreign, federal, state, provincial, territorial or local jurisdiction in respect of which a tax return is filed by Holdings (or such direct or indirect Parent Entity) that includes the Borrower and/or any of its Subsidiaries (including in the case where the Borrower and any Subsidiary is a disregarded entity for income Tax purposes), to the extent such Tax liability does not exceed the lesser of (A) the Taxes (including estimated Tax payments) that would have been payable by the Borrower and/or its Subsidiaries as a stand-alone Tax group (assuming, if applicable, that the Borrower was classified as a corporation for income Tax purposes) and (B) the actual Tax liability (including estimated Tax payments) of Holdings’ Tax group (or, if Holdings is not the parent of the actual group, the Taxes that would have been paid by Holdings (assuming, if applicable, that Holdings was classified as a corporation for income Tax purposes), the Borrower and/or the Borrower’s Subsidiaries as a stand-alone Tax group), reduced in the case of clauses (A) and (B) by any such Taxes paid or to be paid directly by the Borrower or its Subsidiaries; provided that in the case of any such distributions attributable to Tax liability in respect of income of an Unrestricted Subsidiary, the Borrower shall use all commercially reasonable efforts to cause such Unrestricted Subsidiary (or another Unrestricted Subsidiary) to make cash distributions to the Borrower or its Restricted Subsidiaries in an aggregate amount that the Borrower determines in its reasonable discretion is necessary to pay such Tax liability in respect of such Unrestricted Subsidiary;
(ii)
the proceeds of which will be used to pay (or make Restricted Payments to allow any Parent Entity to pay) operating costs and expenses (including Public Company Costs) of Holdings or any Parent Entity incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and its Subsidiaries;
(iii)
the proceeds of which will be used to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of such Parent Entity’s) corporate or legal existence;
(iv)
to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings and the Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Restricted Subsidiary (which shall be a Restricted Subsidiary to the extent required by Section 7.02) or (2) the merger or amalgamation (to the extent permitted in Section 7.04) of the Person formed or acquired by the Borrower or a Restricted Subsidiary in order to consummate such Investment;
(v)
the proceeds of which shall be used to pay (or make Restricted Payments to allow any Parent Entity to pay) costs, fees and expenses (other than to Affiliates) related to any successful or unsuccessful equity or debt offering permitted by this Agreement; and

(vi)
the proceeds of which (A) will be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any Parent Entity to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries or (B) will be used to make payments permitted under Sections 7.07(e),((h)), ((k)) and ((q)) (but only to the extent such payments have not been and are not expected to be made by the Borrower or a Restricted Subsidiary);
(i)
Restricted Payments (i) made in connection with the payment cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition or other transaction permitted by the Loan Documents or (ii) to honor any conversion request by a holder of convertible Indebtedness and to make cash payments in lieu of fractional shares in connection therewith;
(j)
following a Qualifying IPO, the declaration and payment of dividends on the Borrower’s, Holdings’ or a Parent Entity’s common stock, not to exceed an amount per annum equal to 6% of the net proceeds received by or contributed to Borrower in or from a Qualifying IPO (or in the case of a SPAC IPO, cash held by the Borrower (or held by Holdings or any other Parent Entity to the extent contributed to the Borrower) following the consummation of such SPAC IPO);
(k)
repurchases of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), including deemed repurchases in connection with the exercise of stock options or the vesting of any equity awards;
(l)
payments or distributions to satisfy dissenters rights (including in connection with or as a result of the exercise of appraisal rights and the settlement of any claims or actions, whether actual, contingent or potential) pursuant to or in connection with a merger, amalgamation, consolidation, transfer of assets or other transaction permitted by the Loan Documents;
(m)
payments or distributions of a Restricted Payment within 60 days after the date of declaration thereof if at the date of declaration such Restricted Payment would have been permitted hereunder;
(n)
Restricted Payments (not consisting of cash or Cash Equivalents) made in lieu of fees or expenses (including by way of discount), in each case in connection with any Qualified Securitization Financing;
(o)
the Borrower may (or may make Restricted Payments to permit any Parent Entity to) (i) redeem, repurchase, retire or otherwise acquire in whole or in part any Equity Interests of the Borrower or any Restricted Subsidiary or any Equity Interests of any Parent Entity (“Treasury Equity Interests”), in exchange for, or with the proceeds (to the extent contributed to Holdings or the Borrower substantially concurrently) of the sale or issuance (other than to the Borrower or any Restricted Subsidiary) of, other Equity Interests or rights to acquire its Equity Interests (“Refunding Equity Interests”) and (ii) declare and pay dividends on any Treasury Equity Interests out of any such proceeds;
(p)
redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests (other than Disqualified Equity Interests, except to the extent issued by the Borrower to a Restricted Subsidiary) or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Equity Interests, except to the extent issued by the Borrower to a Restricted Subsidiary);
(q)
Restricted Payments constituting or otherwise made in connection with or relating to any Permitted Reorganization; provided that if immediately after giving Pro Forma Effect to any such Permitted Reorganization and the transactions to be consummated in connection therewith, any distributed asset ceases to be owned by the Borrower or another Restricted Subsidiary (or any entity ceases to be a Restricted Subsidiary), the applicable portion of such Restricted Payment must be otherwise permitted under another provision of this Section 7.06 (and constitute utilization of such other Restricted Payment exception or capacity);
(r)
Restricted Payments so long as the Payment Conditions are satisfied (after giving Pro Forma Effect to such Restricted Payment);
(s)
[reserved]; and
(t)
together with any Junior Debt Repayments under Section 7.09(a)(x)(B), the greater of (A) 25.00% of Closing Date EBITDA and (B) 25.00% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination; provided that no Event of Default exists or would result therefrom;

The amounts set forth in Section 7.06(t) may, in lieu of Restricted Payments, be utilized by the Borrower or any Restricted Subsidiary to make any Investments without regard to Section 7.02.

The amount of any Restricted Payment at any time shall be the amount of cash and the fair market value of other property subject to the Restricted Payment at the time such Restricted Payment is made. For purposes of determining compliance with this Section 7.06, in the event that any Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of such Restricted Payment is made, divide, classify or reclassify, or at any later time divide, classify, or reclassify, such Restricted Payment (or any portion thereof) in any manner that complies with this covenant on the date such Restricted Payment is made or such later time, as applicable; provided that such Restricted Payment shall not be permitted to be reclassified to Section 7.06(r).

Section 7.07
Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, other than:
(a)
transactions between or among the Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;
(b)
transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined by the Borrower in good faith); provided that (x) any transaction pursuant to this Section 7.07(b) in excess of $25,000,000 shall be approved by a majority of the disinterested members of the Board of Directors of Holdings or the Borrower in good faith and (y) for any transaction pursuant to this Section 7.07(b) in excess of $50,000,000, the Borrower shall deliver to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or is on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c)
the Transactions and the payment of fees and expenses (including the Transaction Expenses) related to the Transactions on or about the Closing Date to the extent such fees and expenses are disclosed to the Administrative Agent prior to the Closing Date;
(d)
the issuance or transfer of Equity Interests of Holdings or any Parent Entity to any Affiliate of the Borrower or any former, current or future officer, director, manager, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any of its Subsidiaries or any Parent Entity;
(e)
[reserved];
(f)
employment and severance arrangements and confidentiality agreements among Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option, profits interest and other equity plans and employee benefit plans and arrangements;
(g)
the licensing of trademarks, copyrights or other Intellectual Property in the ordinary course of business to permit the commercial exploitation of intellectual property between or among Affiliates and Subsidiaries of the Borrower;
(h)
the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of Holdings, the Borrower and the Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;
(i)
any agreement, instrument or arrangement as in effect as of the Closing Date or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date);
(j)
Restricted Payments permitted under Section 7.06 and Investments permitted under Section 7.02;
(k)
[reserved];
(l)
transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.07 (without giving effect to the parenthetical phrase at the end thereof);
(m)
[reserved];
(n)
investments by Jackson Wijaya in securities of Holdings or Indebtedness of Holdings, Borrower or any of the Restricted Subsidiaries so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;
(o)
payments to or from, and transactions with, Joint Ventures in the ordinary course of business;

(p)
any Disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing;
(q)
the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to shareholders of Holdings or any Parent Entity pursuant to the stockholders agreement or the registration and participation rights agreement entered into on the Closing Date in connection therewith;
(r)
the payment of any dividend or distribution within sixty days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default occurred and was continuing;
(s)
transactions between the Borrower or any of the Subsidiaries and any person, a director of which is also a director of the Borrower or any direct or indirect Parent Entity of the Borrower; provided however, that (i) such director abstains from voting as a director of the Borrower or such direct or indirect Parent Entity, as the case may be, on any matter involving such other person and (ii) such Person is not an Affiliate of Holdings for any reason other than such director’s acting in such capacity;
(t)
payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the disinterested members of the Board of Directors of Holdings or the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement; and
(u)
transactions (i) with Holdings in its capacity as a party to any Loan Document or to any agreement, document or instrument governing or relating to (A) any Indebtedness permitted to be incurred pursuant to Section 7.03 (including Permitted Refinancings thereof) or (B) the Acquisition Agreement, any other agreements contemplated thereby or any agreement, document or instrument governing or relating to any Permitted Acquisition (whether or not consummated) and (ii) with any Affiliate or branch in its capacity as a Lender party to any Loan Document or party to any agreement, document or instrument governing or relating to any Indebtedness permitted to be incurred pursuant to Section 7.03 (including Permitted Refinancings thereof) to the extent such Affiliate or branch is being treated no more favorably than all other Lenders or lenders thereunder.
Section 7.08
Negative Pledge. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits or restricts the ability of any Restricted Subsidiary (other than an Excluded Subsidiary) (i) that is not a Loan Party, to make dividends or distributions to (directly or indirectly), or to make or repay loans or advances to, any Loan Party or (ii) to create, incur, assume or suffer to exist Liens on property of such Person (other than Excluded Assets) for the benefit of the Lenders to secure the Obligations under the Loan Documents (other than Incremental Facilities that are not intended to be secured on a first lien basis);

provided that the foregoing shall not apply to Contractual Obligations that:

(a)
exist on the Closing Date, including Contractual Obligations governing Indebtedness incurred on the Closing Date to finance the Transactions and any Permitted Refinancing thereof or other Contractual Obligations executed on the Closing Date in connection with the Transactions;
(b)
are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary or binding with respect to any asset at the time such asset was acquired;
(c)
are Contractual Obligations of a Restricted Subsidiary that is not a Loan Party or to the extent applicable only to Excluded Assets;
(d)
are customary restrictions that arise in connection with (A) any Lien permitted by Section 7.01 and relate to the property subject to such Lien or (B) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets (including Equity Interests) subject to such Disposition;
(e)
are joint venture agreements and other similar agreements applicable to Joint Ventures and applicable solely to such Joint Venture;
(f)
are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of or that secures such Indebtedness and the proceeds and products thereof;
(g)
are restrictions in leases, subleases, licenses, sublicenses or agreements governing a disposition of assets, trading, netting, operating, construction, service, supply, purchase, sale or other agreements entered into in the ordinary course of business so long as such restrictions relate to the assets subject thereto;
(h)
comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03 to the extent that such restrictions apply only to the property or assets securing such Indebtedness and the proceeds and products thereof;
(i)
are customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
(j)
are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(k)
are restrictions on cash or other deposits imposed by customers or trade counterparties under contracts entered into in the ordinary course of business;
(l)
arise in connection with cash or other deposits permitted under Section 7.01;
(m)
comprise restrictions that are, taken as a whole, in the good faith judgment of the Borrower (i) no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type, (ii) no more restrictive than the restrictions contained in this Agreement, or (iii) not reasonably anticipated to materially and adversely affect the Loan Parties’ ability to make any payments required hereunder;
(n)
apply by reason of any applicable Law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Borrower or any Restricted Subsidiary;
(o)
customary restrictions contained in Indebtedness permitted to be incurred pursuant to Section 7.03(b), (h), (i), (j), (k), (l), (m), (x) or (y);

(p)
Contractual Obligations that are subject to the applicable override provisions of the UCC or the PPSA;
(q)
customary provisions (including provisions limiting the Disposition, distribution or encumbrance of assets or property) included in sale leaseback agreements or other similar agreements;
(r)
net worth provisions contained in agreements entered into by the Borrower or any Restricted Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower or such Restricted Subsidiary to meet its ongoing obligations;
(s)
restrictions arising in any agreement relating to (i) any Cash Management Obligation to the extent such restrictions relate solely to the cash, bank accounts or other assets or activities subject to the applicable Cash Management Services, (ii) any treasury arrangements and (iii) any Hedge Agreement;
(t)
restrictions on the granting of a security interest in Intellectual Property contained in licenses, sublicenses or cross-licenses by the Borrower or any Restricted Subsidiary of such Intellectual Property, which licenses, sublicenses and cross-licenses were entered into in the ordinary course of business;
(u)
other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in the preceding clauses of this Section 7.08; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith determination of the Borrower, materially more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
(v)
any agreement or other instrument of a Person acquired by the Borrower or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition other than in connection with the incurrence of Indebtedness of the type contemplated by Section 7.03(d)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired.
Section 7.09
Junior Debt Prepayments; Amendments to Junior Financing Documents.
(a)
Prepayments of Junior Financing. Prepay, repay, redeem, purchase, defease or otherwise satisfy prior to the date that is one year before the scheduled maturity thereof any Junior Financing (any such prepayment, repayment, redemption, purchase, defeasance or satisfaction, a “Junior Debt Repayment”), except:
(i)
Junior Debt Repayments with the proceeds of, or in exchange for, any (A) Permitted Refinancing or (B) other Junior Financing or Junior Lien Debt;
(ii)
Junior Debt Repayments (A) made with Qualified Equity Interests of Holdings or any Parent Entity, with the proceeds of an issuance of any such Equity Interests or with the proceeds of a contribution to the capital of the Borrower after the Closing Date that is Not Otherwise Applied or (B) consisting of the conversion of any Junior Financing to Equity Interests;

(iii)
Junior Debt Repayments of Indebtedness of the Borrower or any Restricted Subsidiary owed to Holdings, the Borrower or a Restricted Subsidiary;
(iv)
Junior Debt Repayments of Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date in connection with a transaction not prohibited by the Loan Documents;
(v)
Junior Debt Repayments within 60 days of giving notice thereof if at the date of such notice, such payment would have been permitted hereunder;
(vi)
Junior Debt Repayments made in connection with the Transactions;
(vii)
Junior Debt Repayments consisting of the payment of regularly scheduled interest and principal payments, payments of fees, expenses, penalty interest and indemnification obligations when due, other than payments prohibited by any applicable subordination provisions;
(viii)
Junior Debt Repayments consisting of a payment to avoid the application of Section 163(e)(5) of the Code (an “AHYDO Catch Up Payment”);
(ix)
Junior Debt Repayments so long as the Payment Conditions are satisfied (after giving Pro Forma Effect any such Junior Debt Repayment); and
(x)
Junior Debt Repayments in an aggregate amount not to exceed, together with any Restricted Payments under Section 7.06(s)(ii), the greater of (A) 25.00% of Closing Date EBITDA and (B) 25.00% of TTM Consolidated Adjusted EBITDA of the Borrower on a Pro Forma Basis as of the applicable date of determination.

provided, however, that each of the following shall be permitted: payments of regularly scheduled principal and interest on Junior Financing, payments of closing and consent fees related to Junior Financing, indemnity and expense reimbursement payments in connection with Junior Financing, and mandatory prepayments, mandatory redemptions and mandatory purchases, in each case pursuant to the terms of Junior Financing Documentation.

For the avoidance of doubt, the redemption or repurchase of any or all of the Existing Notes pursuant to the Change of Control Offer or otherwise shall not constitute a Junior Debt Repayment.

The amount set forth in Section 7.09(a)(x) may, in lieu of Junior Debt Repayments be utilized by the Borrower or any Restricted Subsidiary to make any Investments without regard to Section 7.02.

The amount of any Junior Debt Repayment at any time shall be the amount of cash and the fair market value of other property used to make the Junior Debt Repayment at the time such Junior Debt Repayment is made. For purposes of determining compliance with this Section 7.09(a), in the event that any prepayment, repayment, redemption, purchase, defeasance or satisfaction (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of such prepayment, repayment, redemption, purchase, defeasance or satisfaction is made, divide, classify, or reclassify, or at any later time divide, classify or reclassify, such prepayment, repayment, redemption, purchase, defeasance or satisfaction (or any portion thereof) in any manner that complies with this covenant on the date it was made or such later time, as applicable; provided that such Junior Debt Repayments shall not be permitted to be reclassified to Section 7.09(a)(ix).

(b)
Amendments to Junior Financing Documents. Amend, modify or change in any manner without the consent of the Administrative Agent, any Junior Financing Documentation unless (i) such amendment, modification or change is permitted pursuant to any applicable intercreditor or subordination agreement or (ii) the Borrower determines in good faith that the effect of such amendment, modification or waiver is not, taken as a whole, materially adverse to the interests of the Lenders, in each case, other than as a result of a Permitted Refinancing thereof; provided that, in each case, a certificate of the Borrower delivered to the Administrative Agent at least five Business Days prior to such amendment or other modification, together with a reasonably detailed description of such amendment or modification, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy such foregoing requirement shall be conclusive evidence that such terms and conditions satisfy such foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).
Section 7.10
Passive Holding Company.
(a)
In the case of Holdings, engage in any active trade or business, it being agreed that the following activities (and activities incidental thereto) will not be prohibited:
(i)
its ownership of the Equity Interests of the Borrower;
(ii)
the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance);
(iii)
the performance of its obligations and payments with respect to (i) any Indebtedness permitted to be incurred pursuant to Section 7.03, any Qualified Holding Company Debt or any Permitted Refinancing of any of the foregoing or (ii) the Acquisition Agreement and the other agreements contemplated by the Acquisition Agreement;
(iv)
any public offering of its common stock or any other issuance of its Equity Interests (including Qualified Equity Interests);
(v)
making (i) payments or Restricted Payments to the extent otherwise permitted under this Section 7.10 and (ii) Restricted Payments with any amounts received pursuant to transactions permitted under, and for the purposes contemplated by, Section 7.06;
(vi)
the incurrence of Qualified Holding Company Debt;
(vii)
making contributions to the capital of its Subsidiaries;
(viii)
guaranteeing the obligations of the Borrower and its Subsidiaries in each case solely to the extent such obligations of the Borrower and its Subsidiaries are not prohibited hereunder;
(ix)
participating in tax, accounting and other administrative matters as a member of a consolidated, combined or unitary group that includes Holdings and the Borrower;
(x)
holding any cash or property received in connection with Restricted Payments made by the Borrower in accordance with Section 7.06 pending application thereof by Holdings;

(xi)
providing indemnification to officers and directors;
(xii)
making Investments in assets that are Cash Equivalents; and
(xiii)
activities incidental to the businesses or activities described in clauses (i) to (xii) of this Section 7.10(a).
(b)
Holdings may not merge, amalgamate, dissolve, liquidate or consolidate with or into any other Person; provided that, notwithstanding the foregoing, as long as no Default exists or would result therefrom, Holdings may merge, amalgamate or consolidate with any other Person if the following conditions are satisfied:
(i)
Holdings shall be the continuing or surviving Person, or
(ii)
if the Person formed by or surviving or continuing following any such merger, amalgamation or consolidation is not Holdings or is a Person into which Holdings has been liquidated,
(A)
the Successor Holdings shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia,
(B)
the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent,
(C)
the Successor Holdings shall pledge 100% of the Equity Interest of the Borrower to the Collateral Agent as Collateral to secure the Obligations in form reasonably satisfactory to the Administrative Agent, and
(D)
the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger, amalgamation or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement and, with respect to such opinion of counsel only, including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent;

it being agreed that if the foregoing are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement.

Notwithstanding anything herein to the contrary, in the event of any merger, dissolution, liquidation, consolidation, amalgamation or Division of Holdings effected in accordance with this Section 7.10, the Borrower shall or shall cause, with respect to the surviving or continuing Person (or new direct Parent Entity) (x) promptly deliver or cause to be delivered to the Administrative Agent for further distribution by the Administrative Agent to each Lender (1) such information and documentation reasonably requested by the Administrative Agent or any Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (2) a Beneficial Ownership Certification and (y) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request in order to perfect or continue the perfection of the Liens granted or purported to be granted by the Collateral Documents as promptly as practicable.

Section 7.11
Changes in Fiscal Year. Make any change in the fiscal year of the Borrower; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 7.12
Canadian Pension Plans. The Borrower will not, nor will it permit any of its Subsidiaries to, contribute to or assume or cause an obligation to contribute to or have any liability under any Canadian Defined Benefit Pension Plan or Canadian Multi-Employer Pension Plan, other than those set forth on Schedule 5.11(c), or acquire an interest in any Person that sponsors, maintains or contributes to a Canadian Defined Benefit Pension Plan or a Canadian Multi-Employer Pension Plan, if following such acquisition, such Person becomes a Subsidiary, in each case, without the prior written consent of the Administrative Agent in its Permitted Discretion.

Article VIII.

Article IX.
Financial Covenant

So long as the Termination Conditions have not been satisfied, the Borrower and each of the Restricted Subsidiaries covenant and agree that:

Section 9.01
Fixed Charge Coverage Ratio. Upon the occurrence and during the continuance of a Covenant Trigger Event, the Borrower shall not permit (a) as of the last day of the most recently ended Test Period prior to the occurrence of such Covenant Trigger Event and (b) as of the last day of each Test Period ended thereafter during the continuance of such Covenant Trigger Event, the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00. To the extent required to be tested with respect to any Test Period pursuant to the preceding sentence, compliance with this Section 8.01 shall be calculated in the Compliance Certificate for the applicable Test Period delivered pursuant to Section 6.02(a).
Section 9.02
Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Fixed Charge Coverage Ratio is less than the amount set forth in Section 8.01 on the last day of any applicable Test Period, any equity contribution (in the form of common equity or other equity that is not a Disqualified Equity Interest) made to the Borrower after the end of the relevant fiscal quarter and on or prior to the day that is ten Business Days after the date on which the applicable Covenant Trigger Event occurred (such date, the “Cure Expiration Date”) will, at the request of the Borrower, be included in the calculation of Consolidated Adjusted EBITDA solely for the purposes of determining compliance with the financial covenant set forth in Section 8.01 at the end of such Test Period and any subsequent period that includes a fiscal quarter in such Test Period (any such equity contribution, a “Specified Equity Contribution”); provided that,

(a)
no Lender shall be required to make any new Credit Extension under a Loan Document after receipt by the Administrative Agent of any written notice from the Borrower of its intent to include a Specified Equity Contribution if the Borrower has not at such time received the proceeds of such Specified Equity Contribution;
(b)
the Borrower shall not be permitted to so request that a Specified Equity Contribution be included in the calculation of Consolidated Adjusted EBITDA with respect to any fiscal quarter unless, after giving effect to such requested Specified Equity Contribution, there would be at least two fiscal quarters in the Relevant Four Fiscal Quarter Period in which no Specified Equity Contribution has been made;
(c)
no more than five Specified Equity Contributions will be made in the aggregate;
(d)
the amount of any Specified Equity Contribution and the use of any proceeds therefrom will be no greater than the amount required to cause the Borrower to be in compliance with Section 8.01;
(e)
any proceeds of Specified Equity Contributions will be disregarded for all other purposes under the Loan Documents (including calculating Consolidated Adjusted EBITDA for purposes of determining basket levels, pricing and other items governed by reference to Consolidated Adjusted EBITDA or any ratio-based basket and the other negative covenants); and
(f)
there shall be no reduction in Indebtedness pursuant to a cash netting provision with the proceeds of any Specified Equity Contribution for purposes of determining compliance with the financial covenant set forth in Section 8.01 for the fiscal quarter for which such Specified Equity Contribution was made.
Article X.

Events of Default and Remedies
Section 10.01
Events of Default. Each of the events referred to in clauses (a) through (j) of this Section 9.01 shall constitute an “Event of Default”:
(a)
Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid pursuant to the terms of this Agreement, any amount of principal of any Loan or any Reimbursement Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any fee payable pursuant to the terms of a Loan Document;
(b)
Specific Covenants. The Borrower or any Subsidiary Guarantor or, in the case of Section 7.10, Holdings, fails to perform:
(i)
any covenant contained in (A) Section 6.02(f) (and such default shall not have been remedied or waived (i) within five (5) Business Days or (ii) during the continuance of any period as described in clauses (1) and (2) of the first proviso of Section 6.02(f), within three (3) Business Days after the occurrence thereof), (B) Section 6.03(a), (C) Section 6.05(a) (solely with respect to the Borrower or any Co-Borrower) or (D) Article VII,
(ii)
the covenant set forth in Section 8.01 (any such failure to observe the covenant contained in Section 8.01, a “Financial Covenant Event of Default”), or
(iii)
any covenant set forth in 6.19.

(c)
Other Defaults. The Borrower or any Subsidiary Guarantor fails to perform or observe any other covenant (not specified in Section 9.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the receipt by the Borrower of written notice thereof from the Administrative Agent; or
(d)
Representations and Warranties. Any representation or warranty made or deemed by any Loan Party in any Loan Document, or in any document required to be delivered pursuant to the terms of a Loan Document shall be untrue in any material respect (or, with respect to any representation or warranty qualified by materiality or “Material Adverse Effect,” shall be untrue in any respect) when made or deemed made; provided that (i) this clause (d) shall be limited on the Closing Date to Specified Representations, Company Specified Representations and the Acquisition Agreement Representations and (ii) any failure of an Acquisition Agreement Representation to be accurate shall not result in a Default or Event of Default under this clause (d) or any other provision of a Loan Document unless such failure results in a failure of the condition set forth in Section 4.01; provided, further, that in the case of any representation and warranty made or deemed made after the Closing Date that is capable of being cured, such representation or warranty shall remain untrue (in any material respect or in any respect, as applicable) or uncorrected for a period of thirty days after written notice thereof from the Administrative Agent to the Borrower; or
(e)
Cross-Default. The Borrower or any Restricted Subsidiary:
(i)
fails to make any payment of any principal or interest beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of its Material Indebtedness; or
(ii)
fails to perform or observe any covenant contained in an agreement governing its Material Indebtedness, or any other event occurs, the effect of which failure or other event is to cause such Material Indebtedness to become due prior to its stated maturity, in each case pursuant to its terms;

provided that (A) this Section 9.01(e) shall not apply to any failure if it has been remedied, cured or waived, or is capable of being cured, in accordance with the terms of such Material Indebtedness and (B) Section 9.01(e)(ii) shall not apply (1) to any secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness; (2) to the conversion of, or the satisfaction of any condition to the conversion of, any Indebtedness that is convertible or exchangeable for Equity Interests; (3) to a customary “change of control” put right in any indenture governing any such Indebtedness in the form of notes; or (4) to a refinancing of Indebtedness permitted by this Agreement; or

(f)
Insolvency Proceedings, Etc. (i) The Borrower, Holdings or any Material Subsidiary (or group of Restricted Subsidiaries that taken together would constitute a Material Subsidiary) (A) institutes or consents to the institution of any case or proceeding under any Debtor Relief Law, (B) makes an assignment for the benefit of creditors or (C) applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, monitor, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property or to the marshalling of its assets or liabilities; (ii) any receiver, interim receiver, receiver and manager, monitor, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed for the Borrower, Holdings or a Material Subsidiary (or group of Restricted Subsidiaries that taken together would constitute a Material Subsidiary)without the application or consent of such Material Subsidiary (or group of Restricted Subsidiaries that taken together would constitute a

Material Subsidiary) and the appointment continues undischarged or unstayed for sixty (60) days; (iii) any case or proceeding under any Debtor Relief Law relating to the Borrower, Holdings or a Material Subsidiary (or group of Restricted Subsidiaries that taken together would constitute a Material Subsidiary) is instituted without the consent of the Borrower, Holdings or such Material Subsidiary (or group of Restricted Subsidiaries that taken together would constitute a Material Subsidiary) and continues undismissed or unstayed for sixty (60) days or (iv) an order for relief is entered in any such case or proceeding; or
(g)
Judgments. There is entered against the Borrower, Holdings or a Material Subsidiary (or group of Restricted Subsidiaries that taken together would constitute a Material Subsidiary) a final, enforceable and non-appealable judgment by a court of competent jurisdiction for the Borrower, Holdings or any Restricted Subsidiary the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or another indemnity obligation) and such judgment or order is not satisfied, vacated, discharged or stayed or bonded for a period of sixty (60) consecutive days; or
(h)
Invalidity of Loan Documents. The material provisions of the Loan Documents, taken as a whole, at any time after their execution and delivery and for any reason cease to be in full force and effect, except (i) as permitted by, or as a result of a transaction permitted by, the Loan Documents (including as a result of a transaction permitted under Section 7.04 or Section 7.05), (ii) as a result of the Termination Conditions or (iii) resulting from acts or omissions of a Secured Party or the application of applicable Law; or
(i)
Collateral Documents and Guarantee. Any:
(i)
Collateral Document with respect to a material portion of the Collateral with a fair market value exceeding the Threshold Amount after its execution and delivery shall for any reason cease to create a valid and perfected Lien, except (A) as otherwise permitted by the Loan Documents, (B) resulting from the failure of the Administrative Agent or the Collateral Agent or any of their agents or bailees to maintain possession or control of Collateral, (C) resulting from the failure to make a filing of a continuation statement, under the Uniform Commercial Code, (D) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage, or (E) resulting from acts or omissions of a Secured Party; or
(ii)
Guarantee with respect to a Guarantor that is Holdings or a Material Subsidiary (other than an Excluded Subsidiary) shall for any reason cease to be in full force and effect, except (A) as otherwise permitted by the Loan Documents, (B) upon the Termination Conditions, (C) upon the release of such Guarantor as provided for under the Loan Document or in accordance with its terms or (D) resulting from acts or omissions of a Secured Party or the application of applicable law; or
(j)
Change of Control. There occurs any Change of Control.
Section 10.02
Remedies upon Event of Default.
(a)
If (and only if) any Event of Default occurs and is continuing, the Administrative Agent may, and shall at the request of the Required Lenders, take any or all of the following actions upon notice to the Borrower:

(i)
declare the Commitments of each Lender and the obligation of each Issuing Bank to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;
(ii)
declare the unpaid principal amount of all outstanding Loans, all interest and premium accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and each Guarantor;
(iii)
require that the Borrower or Co-Borrower Cash Collateralize its Letters of Credit (in an amount equal to 103% of the maximum face amount of all outstanding Letters of Credit); and
(iv)
exercise on behalf of itself, the Issuing Banks and the Lenders all rights and remedies available to it, the Issuing Banks and the Lenders under the Loan Documents and/or under applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or any Co-Borrower under any Debtor Relief Law, the Commitments of each Lender and the obligations of each Issuing Bank to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest, fees, expenses, and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower or Co-Borrower to Cash Collateralize the Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b)
Limitations on Remedies; Cures.
(i)
[Reserved].
(ii)
[Reserved]; and
(iii)
Cures. Any Default or Event of Default resulting from or arising in connection with a failure to provide notice pursuant to Section 6.03(a), shall be deemed not to be “continuing” or “existing” and shall be deemed cured upon delivery of such notice unless the Borrower knowingly fails to give timely notice of such Default or Event of Default as required hereunder.
(iv)
Administrative Agent Notice. Upon, or prior to, taking any of the actions set forth in Section 9.02(a), the Administrative Agent shall, on behalf of the Required Lenders deliver a notice of Default, Event of Default or acceleration, as applicable, to the Borrower.

For the avoidance of doubt, unless a Default or an Event of Default has occurred and is continuing, the Administrative Agent (and each other Secured Party) shall not take any of the actions described in this Section 9.02 or bring an action or proceeding under the Loan Documents or with respect to the Obligations.

Section 10.03
Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02(a)), any amounts received on account of the Obligations shall, subject to the Intercreditor Agreements (and, in the case of any Defaulting Lender, subject to Section 2.19), be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 11.04 and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent in their capacities as such;

Next, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the Issuing Banks pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

Next, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, Obligations under Secured Hedge Agreements and Cash Management Obligations and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including Attorney Costs payable under Section 11.04 and amounts payable under Article III)~~,~~  ratably among them in proportion to the amounts described in this clause Third payable to them;

Next, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans (other than any Loans under a FILO Tranche) and Letter of Credit Usage, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Fourth held by them;

Next, to pay the principal of Protective Advances;

Next, (a) to payment of that portion of the Obligations constituting unpaid principal of the Loans (other than Protective Advances and Loans under a FILO Tranche) and the Letter of Credit Usage, (b) to the extent a Bank Products Reserve has been established therefor by the Administrative Agent in accordance with the terms hereof, to pay the unpaid Reserved Secured Hedge Obligations, including the cash collateralization of such Reserved Secured Hedge Obligations in an amount not to exceed the amount of the Bank Products Reserve, (c) to the extent a Bank Products Reserve has been established therefor by the Administrative Agent in accordance the terms hereof, to pay the unpaid Reserved Secured Cash Management Obligations in an amount not to exceed the amount of the Bank Products Reserve, (d) to Cash Collateralize Letters of Credit (to the extent not otherwise Cash Collateralized pursuant to the terms of this Agreement) (in an amount equal to 103% of the maximum face amount of all outstanding Letters of Credit) and to further permanently reduce the Tranche 1 Revolving Commitments by the amount of such Cash Collateralization, ratably among the Secured Parties in proportion to the respective amounts described in this clause Sixth held by them; provided that (i) any such amounts applied pursuant to the foregoing subclause (d) shall be paid to the Administrative Agent for the ratable account of the Issuing Banks to Cash Collateralize such Letters of Credit, (ii) subject to Section 2.04 and Section 2.19, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause Sixth shall be applied to satisfy drawings under such Letters of Credit as they occur and (e) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 9.03;

Next, ratably, to payment of accrued and unpaid interest on any FILO Tranche (including the FILO Loans);

Next, ratably, to payment of unpaid principal on any FILO Tranche (including the FILO Loans);

Next, ratably to pay other Obligations then due (other than Obligations in respect of Secured Cash Management Services and Secured Hedge Agreements), until paid in full;

Next, ratably to pay other Obligations in respect of Secured Cash Management Services and Secured Hedge Agreements (which shall include Reserved Secured Cash Management Obligations and Reserved Secured Hedge Obligations in amounts in excess of the applicable Bank Product Reserve), until paid in full;

Next, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Amounts distributed with respect to any Reserved Secured Cash Management Obligations and Reserved Secured Hedge Obligations shall be the lesser of (x) the maximum Reserved Secured Cash Management Obligations and Reserved Secured Hedge Obligations last reported to the Administrative Agent and (y) the Reserved Secured Cash Management Obligations and Reserved Secured Hedge Obligations as calculated by the methodology reported by each applicable Cash Management Bank and Hedge Bank to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Reserved Secured Cash Management Obligations and Reserved Secured Hedge Obligations, and at any time and from time to time may request a reasonably detailed calculation of such amount from the applicable Secured Party holding such Reserved Secured Cash Management Obligations and Reserved Secured Hedge Obligations. If a Secured Party fails to deliver such calculation within five (5) days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is no greater than the maximum amount of the Reserved Secured Cash Management Obligations or Reserved Secured Hedge Obligations last reported to Administrative Agent.

Article XI.

Administrative Agent and Other Agents
Section 11.01
Appointment and Authority of the Administrative Agent.
(a)
Each Lender and each Issuing Bank hereby irrevocably appoints Barclays to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X (other than Sections 10.09 and 10.11) are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any such provision. Each Issuing Bank shall act on behalf of the Tranche 1 Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article X with respect to any acts taken or omissions suffered by such Issuing

Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Letter of Credit Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article X and the definition of “Agent-Related Person” included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to each Issuing Bank.
(b)
The Administrative Agent shall irrevocably act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and/or Cash Management Bank) and each of the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 and Section 10.12 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X (including Section 10.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders and each other Secured Party hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the Intercreditor Agreements), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders and each other Secured Party.
(c)
Without limiting the powers of the Collateral Agent, for the purposes of holding any hypothec granted to the Collateral Agent pursuant to the laws of the Province of Quebec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each Secured Party hereby irrevocably appoints and authorizes the Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Collateral Agent, to act as the hypothecary representative of the present and future creditors as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Collateral Agent under any related deed of hypothec. The Collateral Agent shall: (i) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Collateral Agent pursuant to any such deed of hypothec and applicable Law, and (ii) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and the Loan Parties. Any person who becomes a Lender (including in its capacities as a potential Hedge Bank and/or Cash Management Bank) shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed the Collateral Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Collateral Agent in such capacity. The substitution of the Collateral Agent pursuant to the provisions of this Article X also constitutes the substitution of the Collateral Agent in its aforesaid capacity as hypothecary representative.
Section 11.02
Rights as a Lender. Any Lender that is also serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers (and no additional duties or obligations) in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Lender (if any) serving as an Agent hereunder in its individual capacity. Any Person serving as an Agent and its Affiliates and branches may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates or branches may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.
Section 11.03
Exculpatory Provisions. None of the Administrative Agent, any of the other Agents, any of their respective Affiliates or branches, nor any of the officers, partners, directors, employees or agents of the foregoing shall have any duties or obligations to the Lenders except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, an Agent (including the Administrative Agent) or any of their respective officers, partners, directors, employees or agents:
(a)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;
(b)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary actions and powers expressly contemplated by the Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that, notwithstanding any direction by the Required Lenders to the contrary, no Agent shall be required to take any such discretionary action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under the Bankruptcy Code or any other Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code or any other Debtor Relief Law;
(c)
shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, information relating to the Borrower or any of its Affiliates that is communicated to, obtained by or in possession of the Person serving as the Administrative Agent, a Lead Arranger or any of its their respective Affiliates or branches in any capacity, except for notices, reports and other documents expressly required herein to be furnished to the Lenders by the Administrative Agent or the Lead Arranger, as applicable; and
(d)
shall not be liable to the Lenders for any action taken or omitted to be taken under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

The Administrative Agent shall not be liable to the Lenders for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Section 11.01) or (ii) in the absence of its own gross negligence or willful misconduct or of a material breach by the Administrative Agent of its obligations under the Loan Documents as determined by a final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or the Required Lenders in writing.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report, statement or agreement or other document delivered pursuant to a Loan Document thereunder or in connection with a Loan Document or referred to or provided for in, or received by the Administrative Agent under or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in a Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (b) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. The list of Disqualified Lenders shall be specified on a schedule that is held with the Administrative Agent, which list may be provided to any Lender or its proposed assignee upon request.

Section 11.04
Reliance by the Agents. The Agents shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable to any Lender for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent shall be fully justified in failing or refusing to take any discretionary action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or other requisite percentage of Lenders) and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in taking any discretionary action, or in refraining from taking any discretionary action under any Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Agents shall not be required to take any discretionary action that, in their opinion or in the opinion of their counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. Notwithstanding the foregoing, the Administrative Agent and the Collateral Agent shall not act (or refrain from acting, as applicable) upon any direction from the Required Lenders (or other requisite percentage of Lenders) that would cause the Administrative Agent to be in breach of any express term or provision of this Agreement. The Lenders and each other Secured Party agree not to instruct the Administrative Agent, Collateral Agent or any other Agent to take any action, or refrain from taking any action, that would, in each case, cause it to violate an express duty or obligation under this Agreement.

Section 11.05
Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by such Agent. Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article X shall apply to any such sub agent and to the Agent-Related Persons of the Agents and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agents. Notwithstanding anything herein to the contrary, with respect to each sub agent appointed by an Agent, (i) such sub agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub agent, and (iii) such sub agent shall only have obligations to the Agent that appointed it as sub agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub agent. Each Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
Section 11.06
Non-Reliance on Agents and Other Lenders; Disclosure of Information by Agents.
(a)
Each Lender and each Issuing Bank expressly acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and each Issuing Bank represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender and each Issuing Bank also represents that it will, independently and without reliance upon any Agent, any other Lender or any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
(b)
Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption and funding its Revolving Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date.
Section 11.07
Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent, each Agent, each Issuing Bank, the Swing Line Lender and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent, any Issuing Bank or the Swing Line Lender, as applicable) (without limiting any indemnification obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent, each Agent, each Issuing Bank, the Swing Line Lender and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent, each Issuing Bank or the Swing Line Lender, as applicable) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction; provided that, to the extent each Issuing Bank or Swing Line Lender is entitled to indemnification under this Section 10.07 solely in its capacity and role as an Issuing Bank or as a Swing Line Lender, as applicable, only the Tranche 1 Revolving Lenders shall be required to indemnify the applicable Issuing Bank or the Swing Line Lender, as the case may be, in accordance with this Section 10.07 (determined as of the time that the applicable payment is sought based on each Tranche 1 Revolving Lender’s Pro Rata Share thereof at such time); provided, further, that no action taken in accordance with the terms of a Loan Document or in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this

Section 10.07. If any indemnity furnished to any Agent, any Issuing Bank or the Swing Line Lender for any purpose shall, in the opinion of such Agent, such Issuing Bank or the Swing Line Lender, as applicable, be insufficient or become impaired, such Agent, such Issuing Bank or the Swing Line Lender, as applicable, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent, any Issuing Bank or the Swing Line Lender against any Indemnified Liabilities in excess of such Lender’s pro rata share thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent, any Issuing Bank or the Swing Line Lender against any Indemnified Liabilities described in the first proviso in the immediately preceding sentence. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 10.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent, each Issuing Bank and the Swing Line Lender, as applicable, upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent, such Issuing Bank or the Swing Line Lender, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent, such Issuing Bank or the Swing Line Lender, as applicable, is not reimbursed for such expenses by or on behalf of the Borrower or the Co-Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s and the Co-Borrowers’ continuing reimbursement obligations with respect thereto; provided, further, that the failure of any Lender to indemnify or reimburse such Agent, such Issuing Bank or the Swing Line Lender, as applicable, shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 10.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent, Collateral Agent, any other Agents, any Issuing Bank and the Swing Line Lender.
Section 11.08
No Other Duties; Other Agents, Lead Arranger, Managers, Etc. Barclays, BMO~~, CS~~  and WF is each hereby appointed as a Lead Arranger hereunder, and each Lender hereby authorizes each of Barclays, BMO~~, CS~~  and WF to act as a Lead Arranger in accordance with the terms hereof and the other Loan Documents. Barclays, BMO, WF, Royal Bank of Canada, U.S. Bank National Association~~, Fifth Third Bank, National Association~~  and TD Securities (USA) LLC) is each hereby appointed as an Amendment No. 1 Joint Lead Arranger and Bookrunner hereunder, and each Lender hereby authorizes each of Barclays, BMO, WF, Royal Bank of Canada, U.S. Bank National Association~~, Fifth Third Bank, National Association~~  and TD Securities (USA) LLC) to act as an Amendment No. 1 Joint Lead Arranger and Bookrunner in accordance with the terms hereof and the other Loan Documents. Barclays, Canadian Imperial Bank of Commerce and Regions Bank is each hereby appointed as an Amendment No. 3 Lead Arranger and Bookrunner hereunder and each Lender hereby authorizes each of Barclays, Canadian Imperial Bank of Commerce and Regions Bank to act as an Amendment No. 3 Lead Arranger and Bookrunner in accordance with the terms hereof and the other Loan Documents.

Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or the other Agents listed on the cover page hereof (or any of their respective Affiliates or branches) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except (a) in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder and (b) as provided in Section 11.01(b)(iv), and such Persons shall have the benefit of this Article X. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, Holdings, the Borrower or any of their respective Subsidiaries. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Any Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and Borrower.

Section 11.09
Resignation of Administrative Agent or Collateral Agent. The Administrative Agent or the Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), at all times other than during the existence of a Specified Event of Default, to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate or branch of any such Lender or bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent, as applicable, may on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent or Collateral Agent, as applicable, shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor of such Agent is appointed) and (b) except for any indemnity payments or other amounts owed to the retiring or retired Administrative Agents, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (subject to the proviso in the sentence above). Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or appropriate, or as the Required Lenders may request, in order to perfect or continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as applicable (other than any rights to indemnity payments or other amounts owed to the retiring or retired Administrative Agent), and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.09). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article X and Sections 10.07, 11.04 and 11.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable.
Section 11.10
Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any case or proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or in respect of Letter of Credit Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such case or proceeding or otherwise:
(a)
to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure or any comparable provision of any other Debtor Relief Law that, in its sole opinion, complies with such rule’s or Debtor Relief Law’s disclosure requirements for entities representing more than one creditor;
(b)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, fees, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.11 and 11.04) allowed in such judicial case or proceeding; and
(c)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, interim receiver, receiver and manager, monitor, assignee, liquidator, sequestrator, trustee, or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements, fees, and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 11.04. To the extent that the payment of any such compensation, expenses, disbursements, fees, and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 11.04 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or the Issuing Banks may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization, arrangement or proposal or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any proposed plan of reorganization, arrangement, adjustment or composition, proposal or similar dispositive restructuring plan affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such case or proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles so long as no Lender is prohibited from owning an interest therein) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, any comparable provisions of any other Debtor Relief Law, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the

Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01 of this Agreement), (C) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action and (D) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 11.11
Collateral and Guaranty Matters.
(a)
Each Agent, each Lender (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank), each Issuing Bank and each other Secured Party irrevocably authorizes the Administrative Agent and the Collateral Agent to be the agent for and representative of the Lenders and Issuing Bank with respect to the Guaranty, the Collateral and the Collateral Documents and agrees that, notwithstanding anything to the contrary in any Loan Documents:
(i)
Liens on any property granted to or held by an Agent or in favor of any Secured Party under any Loan Document will be automatically and immediately released, and each Secured Party irrevocably authorizes and directs the Agents to enter into, and each Secured Party and Agent agrees that it will enter into, the necessary or advisable documents requested by the Borrower and associated therewith, upon the occurrence of any of the following events (each, a “Lien Release Event”),
(A)
the payment in full in cash of all the Obligations (other than Cash Management Obligations, Obligations in respect of Secured Hedge Agreements and contingent obligations in respect of which no claim has been made);
(B)
a transfer of the property subject to such Lien as part of, or in connection with, a transaction that is permitted (or not prohibited) by the terms of the Loan Documents to any Person that is not a Loan Party;

(C)
with respect to property owned by any Guarantor (including any Co-Borrower subject to the provision in clause (iii) below) or with respect to which any Guarantor has rights (with respect to the rights of such Guarantor), the release of such Guarantor from its obligations under its Guaranty pursuant to a Guaranty Release Event;
(D)
the approval, authorization or ratification of the release of such Lien by the Required Lenders or such percentage as may be required pursuant to Section 11.01;
(E)
such property becoming an Excluded Asset, Excluded Equity Interest or an asset owned by an Excluded Subsidiary or with respect to which an Excluded Subsidiary (and no other Loan Party) has rights;
(F)
as to the assets owned by such Excluded Subsidiary (or with respect to which an Excluded Subsidiary (and no other Loan Party) has rights), upon any Person becoming an Excluded Subsidiary;
(G)
any such Securitization Assets becoming subject to a Securitization Financing to the extent required by the terms of such Securitization Financing;
(ii)
upon the request of the Borrower (such request, the “Release/Subordination Event”) it will release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(d);
(iii)
a Subsidiary Guarantor (including any Co-Borrower) will be automatically and immediately released from its obligations under the Guaranty and, with respect to any Co-Borrower, its obligations hereunder as a Co-Borrower, upon (A) such Subsidiary Guarantor ceasing to be a Subsidiary of the Borrower, (B) such Subsidiary Guarantor ceasing to be a Material Subsidiary, unless and until it does not constitute an Excluded Subsidiary per the Borrower’s designation, in its sole discretion, under the last paragraph of the definition of “Excluded Subsidiary” or (C) such Subsidiary Guarantor becoming an Excluded Subsidiary (subject to the (1) Borrower’s right to designate or redesignate such Excluded Subsidiary as a Subsidiary Guarantor under the last paragraph of the definition of Excluded Subsidiary, and (2) other than pursuant to clause (a) of the definition thereof, to the extent a result of the transfer of Equity Interests in such Subsidiary Guarantor to an Affiliate of the Borrower) as a result of a transaction permitted hereunder (clauses (A)-(C), each a “Guaranty Release Event”); provided that notwithstanding anything to the contrary in any Loan Document no Subsidiary Guarantor will be released from its obligations under the Guaranty upon a sale of less than all of such Subsidiary’s Equity Interests, unless such sale is a good faith disposition to a bona fide unaffiliated third party for fair market value and for bona fide business purposes, and each Secured Party irrevocably authorizes and directs the Agents to enter into, and each Agent agrees it will enter into, the necessary and advisable documents requested by the Borrower to (1) release (or acknowledge the release of) such Subsidiary Guarantor from its obligations under the Guaranty and (2) release (or acknowledge the release of) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary; provided, that in the case of any Co-Borrower, any Loans borrowed by such Co-Borrower shall have been expressly assumed by the Borrower or another Co-Borrower.
(iv)
the Administrative Agent and the Collateral Agent will exclusively exercise the rights and remedies under the Loan Documents, and neither the Lenders nor any other Secured Party will exercise such rights and remedies (other than the Required Lenders exercising such rights and remedies through the Administrative Agent); provided that the foregoing shall not preclude any Lender from exercising any right of set-off in accordance with the provisions of Section 11.09, enforcing compliance with the provisions set forth in Section 11.01(b) or from exercising rights and remedies (other than the enforcement of Collateral) with respect to any payment default after the occurrence of the Maturity Date with respect to any Loans made by it or filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a case or proceeding relative to any Loan Party under any Debtor Relief Law; and
(v)
the Administrative Agent and Collateral Agent shall, and the Lenders and other Secured Parties irrevocably authorize and instruct the Administrative Agent and Collateral Agent to, from time to time on and after the Closing Date, without any further consent of any Lender counterparty to any Cash Management Obligation or Secured Hedge Agreement or other Secured Party, (i) enter into any Intercreditor Agreement or other intercreditor agreement contemplated hereunder with the collateral agent or other representative of the holders of Indebtedness that is secured by a Lien on Collateral the entering into of which is expressly provided for (including with respect to priority) under this Agreement or (ii) subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property in respect of any Indebtedness that has priority as a matter of law or is expressly permitted hereunder to be incurred and secured on a priority lien basis to the Liens securing Obligations.
(b)
Each Agent, each Lender and each other Secured Party agrees that it will promptly take such action and execute any such documents in a form reasonably satisfactory to the Administrative Agent as may be reasonably requested by the Borrower (such actions and such execution, the “Release Actions”), at the Borrower’s sole cost and expense, in connection with a Lien Release Event, Release/Subordination Event or Guaranty Release Event and that such actions are not discretionary. Without limitation, the Release Actions may include, as applicable, (a) executing (if required) and delivering to the Loan Parties (or any designee of the Loan Parties) any such lien releases, discharges of security interests, pledges and guarantees and other similar discharge or release documents, as are reasonably requested by a Loan Party in connection with the release, as of record, of the Liens (and all notices of security interests and Liens previously filed) the subject of a Lien Release Event or Release/Subordination Event or the release of any applicable Guarantee in connection with a Guaranty Release Event and (b) delivering to the Loan Parties (or any designee of the Loan Parties) all instruments evidencing pledged debt and all equity certificates and any other collateral previously delivered in physical form by the Loan Parties to a Secured Party.

In connection with any Lien Release Event, Release/Subordination Event, Guaranty Release Event or Release Action, each of the Collateral Agent, the Administrative Agent and each Secured Party shall be entitled to rely and shall rely exclusively on an officer’s certificate of the Borrower (the “Release Certificate”) confirming that (a) such Lien Release Event, Release/Subordination Event or a Guaranty Release Event, as applicable, has occurred or will upon consummation of one or more identified transactions (an “Identified Transaction”) occur, (b) the conditions to any such Lien Release Event, Release/Subordination Event or Guaranty Release Event have occurred or will occur upon consummation of an Identified Transaction, and (c) that any such Identified Transaction is permitted by (or not prohibited by) the Loan Documents. The Collateral Agent and the Administrative Agent will be fully exculpated from any liability and shall be fully protected and shall not have any liability whatsoever to any Secured Party as a result of such reliance or the consummation of any Release Action. A Release Certificate may be delivered in advance of the consummation of any applicable Identified Transaction.

Each Lender and each Secured Party irrevocably authorizes and irrevocably directs the Collateral Agent and the Administrative Agent to take the Release Actions and consents to reliance on the Release

Certificate. The Secured Parties agree not to give any Agent any instruction or direction inconsistent with the provisions of this Section 10.11. Neither the Administrative Agent nor the Collateral Agent shall be responsible for, or have a duty to ascertain or inquire into, any statement in a Release Certificate, the compliance of any Identified Transaction with the terms of a Loan Document, any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or contained in any certificate prepared or delivered by any Loan Party in connection with the Collateral or compliance with the terms set forth above or in a Loan Document, nor shall the Administrative Agent or Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral or validity, perfection or priority of any lien thereon.

Each relevant Agent, each Lender and each other Secured Party agrees that following its receipt of an applicable Release Certificate it will take all Release Actions promptly upon request of the Borrower and in any event not later than the date that is (i) the third Business Day following the date Release Certificate is delivered to the Administrative Agent and (ii) the date any applicable Identified Transaction described in the Release Certificate is consummated (such latter date, the “Release Date”), Notwithstanding the foregoing, nothing set forth in this Section 10.11 shall relieve or release any Loan Party from any liability resulting from a Default or Event of Default that results from an Identified Transaction or misrepresentation or omission in any Release Certificate.

(c)
Anything contained in any of the Loan Documents to the contrary notwithstanding, each Agent, each Lender and each Secured Party hereby agree that:
(i)
no Lender or other Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty or any other Loan Document or enforce any rights or remedies thereunder, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Lenders in accordance with the terms hereof and thereof, and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof;
(ii)
in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code (or any comparable provision(s) of any other applicable Debtor Relief Law)), the Collateral Agent or the Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities), shall be entitled, upon instructions from the Required Lenders to be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities), shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition;
(iii)
no provision of any Loan Documents shall require the creation, perfection or maintenance of pledges of or security interests in, or the obtaining of title insurance or abstracts with respect to, any Excluded Assets, any Excluded Equity Interests and any other particular assets, if and for so long as, in the reasonable judgment of the Collateral Agent, the cost of creating, perfecting or maintaining such pledges or security interests in such other particular assets or obtaining title insurance or abstracts in respect of such other particular assets is excessive in view of the fair market value of such assets or the practical benefit to the Lenders afforded thereby;
(iv)
the Collateral Agent may grant extensions of time for the creation or perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the creation or perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
Section 11.12
Appointment of Supplemental Administrative Agents.
(a)
It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually, as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).
(b)
In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article X and of Sections 11.04 and 11.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.
(c)
Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 11.13
Intercreditor Agreements.

Notwithstanding anything to the contrary set forth in any Loan Document, to the extent the Administrative Agent or Collateral Agent enters into any Intercreditor Agreement reasonably acceptable to the Borrower, this Agreement will be subject to the terms and provisions of such Intercreditor Agreement. In the event of any inconsistency between the provisions of this Agreement or any other Loan Document and any such Intercreditor Agreement, the provisions of such Intercreditor Agreement govern and control. The Secured Parties acknowledge and agree that each Agent is (i) authorized and instructed to enter into any Intercreditor Agreement to be executed on the Closing Date with respect to Indebtedness incurred on the Closing Date pursuant to Section 7.03(b)(i)(A) and 7.03(b)(ii) and (ii) authorized to, and each Agent agrees that, with respect to any secured Indebtedness, upon request by the Borrower, it shall, enter into an Intercreditor Agreement contemplated hereunder with respect to such Indebtedness with the collateral agent or other Debt Representative of the holders of such Indebtedness that is secured by a Lien on Collateral the entering into of which is expressly provided for (including with respect to priority) under this Agreement. The Secured Parties hereby authorize and instruct the Administrative Agent and the Collateral Agent to (a) enter into any such Intercreditor Agreement executed on the Closing Date or any such other Intercreditor Agreement, (b) bind the Secured Parties on the terms set forth in any such Intercreditor Agreement and (c) perform and observe its obligations under any such Intercreditor Agreement. The Agents and each Secured Party agree that the Agents shall be entitled to rely and shall rely exclusively on an officer’s certificate of the Borrower in determining whether it is authorized or instructed to enter into an Intercreditor Agreement pursuant to this Section. Each Secured Party covenants and agrees not to give the Collateral Agent or Administrative Agent any instruction that is not consistent with the provisions of this Section 10.13. In furtherance of the foregoing, notwithstanding anything to the contrary set forth herein, to the extent that any Loan Party is required to give physical possession or control over or with respect to any Collateral to the Administrative Agent, the Collateral Agent, any other Agent or any Lender under this Agreement or any of the other Loan Documents, such requirement to give possession or control shall be satisfied if such possession or control is given to a Debt Representative for any Indebtedness that is secured by a Lien that is either pari passu or senior to the Liens on such Collateral securing the Obligations, in each case, in accordance with the Closing Date ABL Intercreditor Agreement and any other Intercreditor Agreement.

Section 11.14
Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral or any Guaranty (including the release or impairment of any Collateral or Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements.
Section 11.15
Withholding Taxes. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
Section 11.16
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Article XII.

Miscellaneous
Section 12.01
Amendments, Waivers, Etc.
(a)
General Rule. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent on behalf of the Required Lenders) (or, to the extent that any amendment or waiver would only affect any FILO Tranche (and not any other Facility, Loans or Letters of Credit hereunder), the Administrative Agent and the percentage of Lenders under such FILO Tranche that would constitute the Required Lenders (or such higher percentage) if such FILO Tranche were the only Loans outstanding) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(b)
Specific Lender Approvals. Notwithstanding the provisions of Section 11.01(a), no such amendment, waiver or consent shall:
(i)
extend or increase the Commitment of any Lender or extend the final expiration date of any Letter of Credit beyond the Letter of Credit Expiration Date, without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(ii)
postpone any date scheduled for, or reduce the amount of, any payment of principal, interest or fees with respect to any Loan or Letter of Credit or with respect to any fees payable under Section 2.11(b) without the written consent of each Lender entitled to such payment of principal, interest or fees, it being understood that (i) the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees and (ii) a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default (other than a Default under Section 9.01(a)) or mandatory reduction of the Commitments shall not constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of principal, interest or fees;
(iii)
reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such principal, interest or Person entitled to such fee or other amount, as applicable, it being understood that (i) [reserved], (ii) [reserved] and (iii) any change in the definition of “Average Historical First Out Excess Availability” used in the calculations of such interest or fees (or the component definitions thereof) shall not constitute a reduction in the rate of interest specified herein or any fees or other amounts payable hereunder or under any other Loan Document; provided that (A) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” and (B) with respect to any Facility, only the consent of the Required Facility Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate with respect to such Facility;

(iv)
change any provision of this Section 11.01 or the definition of “Required Lenders,” “Required Facility Lenders”, “Super Majority Lenders” or “Pro Rata Share” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender;
(v)
other than in connection with a transfer or other transaction permitted (or not prohibited) under the Loan Documents, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(vi)
other than in connection with a transfer or other transaction permitted (or not prohibited) under the Loan Documents, release all or substantially all of the aggregate value of the Guaranty or all or substantially all of the Guarantors, without the written consent of each Lender;
(vii)
modify Section 2.15, including in a manner that would by its terms alter the pro rata sharing of payments required thereby, 2.07(b)(ii) or 9.03 without the written consent of each Lender directly and adversely affected thereby;
(viii)
(a) increase the percentages set forth in the definitions of “Accounts Receivable Component” and/or “Inventory Component” and/or “Qualified Cash Component”, without the consent of the Super Majority First Out Lenders and (b) increase the percentages set forth in the definitions of “FILO Accounts Receivable Component” and/or “FILO Inventory Component” without the consent of the Super Majority FILO Lenders;
(ix)
change the definition of the term “Tranche 1 Borrowing Base”, or any component definition thereof (including the definition of “Eligible Accounts Receivable,” “Eligible Credit Insured Accounts” and/or “Eligible Inventory”), the effect of which would be to increase amounts available to be borrowed, without the consent of the Super Majority First Out Lenders; provided, that the foregoing shall not limit the ability of the Administrative Agent to implement, change or eliminate Reserves in its Permitted Discretion as permitted hereunder without the prior written consent of any Lender;
(x)
change the definition of the term “FILO Borrowing Base”, or any component definition thereof (including the definition of “Eligible Accounts Receivable,”” and/or “Eligible Inventory”), the effect of which would be to increase amounts available to be borrowed, without the consent of the Super Majority FILO Lenders; provided, that the foregoing shall not limit the ability of the Administrative Agent to implement, change or eliminate Reserves in its Permitted Discretion as permitted hereunder without the prior written consent of any Lender;
(xi)
~~(x)~~ change the currency in which any Loan or Letter of Credit Borrowing is denominated without the written consent of each Lender holding such Loans or each Issuing Bank holding such Letter of Credit Borrowings;
(xii)
~~(xi)~~ change the definition of “Alternative Currencies” or the related process for designating an Alternative Currency as set forth in Section 2.01(b)(i) without the written consent of each Lender; or
(xiii)
~~(xii)~~ amend or modify any term or provision of any Loan Document to permit the issuance or incurrence of any Indebtedness for borrowed money (including any exchange of existing Indebtedness that results in another class of Indebtedness for borrowed money) with respect to which either (x) such Indebtedness is secured by the ABL Priority Collateral and in respect of which the Liens on the ABL Priority Collateral securing the Obligations of any Class would be contractually subordinated or (y) Obligations of any Class would be contractually subordinated in right of payment to such Indebtedness (any such other Indebtedness to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in each case, without the written consent of each Lender of such Class directly and adversely affected thereby.
(c)
Other Approval Requirements. Notwithstanding the provisions of Section 11.02(a) or 11.01(b);
(i)
no amendment, waiver or consent shall, unless in writing and signed by an Issuing Bank in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Issuing Bank under this Agreement, any Issuance Notice or any other Loan Document relating to any Letter of Credit issued or to be issued by it,
(ii)
no amendment, waiver of consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Swing Line Lender under this Agreement or any other Loan Document,
(iii)
no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document,
(iv)
no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Collateral Agent under this Agreement or any other Loan Document,
(v)
Section 11.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification,
(vi)
the consent of the Required Facility Lenders shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under such Facility in respect of payments hereunder in a manner different than such amendment affects other Facilities,
(vii)
this Agreement and the other Loan Documents may be amended (or amended and restated) to effect an Incremental Amendment and/or Extension Amendment, in each case in accordance with the terms set forth in this Agreement with respect thereto;
(viii)
any amendment to the definition of “Letter of Credit Commitment” shall require the consent only of the Borrower, the Administrative Agent and each directly and adversely affected Issuing Bank; and
(ix)
any amendment relating to Revolving Loans denominated in an Alternative Currency shall only require the Required Facility Lenders in respect of the Tranche 1 Revolving Commitments.

(d)
Intercreditor Agreement. No Lender or Issuing Bank consent is required to effect any amendment or supplement to any Intercreditor Agreement or any other intercreditor agreement that is (i) for the purpose of adding the holders of Pari Passu Lien Debt, Junior Lien Debt, Incremental Equivalent Debt, Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt (or a Debt Representative with respect to any Indebtedness with respect to which it is a representative or agent) as parties thereto, as expressly contemplated by the terms of such intercreditor agreement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing) or (ii) expressly contemplated by such Intercreditor Agreement or any other intercreditor agreement.
(e)
Additional Facilities and Replacement Loans.
(i)
Additional Facilities. This Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (I) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (II) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(f)
Benchmark Replacement Setting.
(i)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.
(ii)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a

Benchmark pursuant to Section 11.01(f)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 11.01(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 11.01(f).
(iv)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of Term SOFR Loans, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that any tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(g)
Canadian Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:
(i)
[Reserved].
(ii)
Replacing Canadian Benchmarks. Upon the occurrence of a Canadian Benchmark Transition Event, the Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Canadian Benchmark has permanently or indefinitely ceased to provide such Canadian Benchmark or such Canadian Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Canadian Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Canadian Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Canadian Benchmark Replacement has replaced such Canadian Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Canadian Benchmark will not be used in any determination of Base Rate.
(iii)
Canadian Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Canadian Benchmark Replacement, the Administrative Agent will have the right to make Canadian Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Canadian Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iv)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Canadian Benchmark Replacement and (ii) the effectiveness of any Canadian Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 11.01(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 11.01(g).
(v)
Unavailability of Tenor of Canadian Benchmark. At any time (including in connection with the implementation of a Canadian Benchmark Replacement), if the then-current Canadian Benchmark is a term rate (including Term CORRA), then (i) the Administrative Agent may remove any tenor of such Canadian Benchmark that is unavailable or non-representative for Canadian Benchmark (including Canadian Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Canadian Benchmark (including Canadian Benchmark Replacement) settings.
(h)
Defaulting Lenders and Disqualified Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Facility Lenders, the Super Majority Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Disqualified Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. Disqualified Lenders shall be subject to the provisions of Section 11.27.
Section 12.02
Notices and Other Communications; Facsimile Copies.
(a)
General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
if to Holdings, the Borrower, the Guarantors, the Issuing Banks, the Swing Line Lender, the Collateral Agent or the Administrative Agent, to the address, fax number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)
if to any other Lender, to the address, fax number, electronic mail addresses or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and notices deposited in the United States mail with postage prepaid and properly addressed shall be deemed to have been given within three Business Days of such deposit; provided that no notice to any Agent shall be effective until received by such Agent. Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)
Electronic Communication. Notices and other communications to any Agent, the Lenders, the Swing Line Lender and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent (it being agreed that e-mail to the address(es) provided on Schedule 11.02 are approved by the Administrative Agent), provided that the foregoing shall not apply to notices to any Agent, Lender, Swing Line Lender or the Issuing Banks pursuant to Article II if such Person, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it provided that approval of such procedures may be limited to particular notices or communications.
(c)
Receipt. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(d)
Risks of Electronic Communications. Each Loan Party understands that the distribution of materials through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the bad faith, willful misconduct or gross negligence of the Administrative Agent, any Lender, the Swing Line Lender or any Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(e)
The Platform. THE PLATFORM IS PROVIDED ‘AS IS’ AND ‘AS AVAILABLE.’ THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS OR IN THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Lead Arranger (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, the Swing Line Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender, the Swing Line Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Each Loan Party, each Lender, each Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Borrower Materials on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
(f)
Change of Address. Each of Holdings, the Borrower, the Guarantors, the Administrative Agent, the Swing Line Lender and the Issuing Banks may change its address, fax or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Collateral Agent, the Swing Line Lender and the Issuing Banks. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(g)
Reliance by the Administrative Agent, the Issuing Banks and the Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including Committed Loan Notices, Swing Line Loan Requests and Issuance Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative

Agent, and each of the parties hereto hereby consents to such recording. The Borrower shall indemnify the Administrative Agent, the Issuing Banks and the Lenders and each Agent-Related Person from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.
(h)
Private-Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private-Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to information that is not made available through the “Public-Side Information” portion of the Platform and that may contain Private-Side Information with respect to Holdings, its Subsidiaries or their respective securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has (A) any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents and (B) any duty to disclose such information to such Public Lender or to use such information on behalf of such Public Lender, and shall not be liable for the failure to so disclose or use, such information.
Section 12.03
No Waiver; Cumulative Remedies. No forbearance, failure or delay by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall impair such right, remedy, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and independent of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower and the Co-Borrowers shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article IX for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank or the Swing Line Lender from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or the Swing Line Lender, as applicable) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 11.09 (subject to the terms of Section 2.15) or (iv) any Lender from filing proofs of claim (and voting its claims) or appearing and filing pleadings on its own behalf during the pendency of a case or proceeding relative to the Borrower or any other Loan Party under any Debtor Relief Law; provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Article IX and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

Section 12.04
Attorney Costs and Expenses. The Borrower and the Co-Borrowers jointly and severally agree (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arranger, the Supplemental Administrative Agents, the Issuing Banks and the Swing Line Lender for all reasonable and documented in reasonable detail out-of-pocket expenses incurred on or after the Closing Date in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), limited, in the case of legal fees and expenses, to the Attorney Costs of one primary counsel and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole (which may be a single local counsel acting in multiple material jurisdictions), and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents, the Issuing Banks, the Swing Line Lender and the Lenders for all reasonable and documented in reasonable detail out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any case or proceeding under the Bankruptcy Code or any other Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents, the Issuing Banks, the Swing Line Lender and the Lenders taken as a whole (and, if reasonably necessary, one local counsel in any relevant material jurisdiction (which may be a single local counsel acting in multiple material jurisdictions) and, solely in the event of an actual or potential conflict of interest between the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents, the Issuing Banks, the Swing Line Lender and the Lenders, where the Person or Persons affected by such conflict of interest inform the Borrower in writing of such conflict of interest, one additional counsel in each relevant material jurisdiction to each group of affected Persons similarly situated taken as a whole)). The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 11.04 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. Expenses shall be deemed to be documented in reasonable detail only if they provide the detail required to enable the Borrower, acting in good faith, to determine that such expenses relate to the activities with respect to which reimbursement is required hereunder. The Borrower and each other Loan Party hereby acknowledge that the Administrative Agent and/or any Lender may receive a benefit, including a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with the Administrative Agent and/or such Lender, including fees paid pursuant to this Agreement or any other Loan Document.
Section 12.05
Indemnification by the Borrower and the Co-Borrowers. The Borrower and the Co-Borrowers jointly and severally shall indemnify and hold harmless the Administrative Agent, any Supplemental Administrative Agent, the Collateral Agent, the Issuing Banks, the Swing Line Lender, each Lender, each Lead Arranger, each Joint Bookrunner and their respective Affiliates, along with the branches, fronting banks, confirming banks, advising banks, directors, officers, employees, agents, advisors, partners, shareholders, trustees, controlling persons, and other representatives of each of the foregoing (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (but limited, in the case of legal fees and expenses, to the Attorney Costs of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interest of such Indemnitees (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or potential conflict of interest between Indemnitees (where the Indemnitee affected by such conflict of interest informs the Borrower in writing of such conflict of interest), one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole),
(a)
the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (including the reliance in good faith by any Indemnitee on any notice purportedly given by or on behalf of the Borrower or any Loan Party),
(b)
the Transaction,
(c)
any Commitment, Loan, Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(d)
any actual or alleged presence or release of, or exposure to, any Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any other Loan Party, or any Environmental Claim or Environmental Liability arising out of the activities or operations of or otherwise related to the Borrower or any other Loan Party, or
(e)
any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”);

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that any such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Related Indemnified Person of such Indemnitee, (ii) a material breach of any obligations of such Indemnitee under any Loan Document by such Indemnitee or Related Indemnified Person, or (iii) any dispute solely among Indemnitees or of any Related Indemnified Person of such Indemnitee other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent, an Issuing Bank, the Swing Line Lender or a Lead Arranger (or other Agent role) under the Facility and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 11.05 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Borrower and the Co-Borrowers jointly and severally shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Merrill Datasite One, Intralinks/Intra Agency, Syndtrak or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct, bad faith or gross negligence of such Indemnitee or any Related Indemnified Person (as determined by a final and non-appealable judgment of a court of competent jurisdiction), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 11.05 (after the determination of a court of competent jurisdiction, if required pursuant to the terms of this Section 11.05) shall be paid within twenty Business Days after written demand therefor. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, the Collateral Agent, the Swing Line Lender or any Issuing Bank, replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 11.05 shall not apply to Taxes, except it shall apply to any Taxes that represent losses, claims, damages, etc. arising from a non-Tax claim (including a value added tax or similar tax charged with respect to the supply of legal or other services). For the avoidance of doubt and without limiting the foregoing obligations in any manner, neither Jackson Wijaya, nor any other Affiliate of the Borrower (other than Holdings, the Borrower, and its Restricted Subsidiaries) shall have any liability under this Section 11.05, and each is hereby released from any liability arising from the Transactions or any other transaction explicitly permitted (or not prohibited) by the Loan Documents.

Section 12.06
Marshaling; Payments Set Aside. None of the Administrative Agent, any Lender, the Collateral Agent or any Issuing Bank shall be under any obligation to marshal any assets in favor of the Loan Parties or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent, any Lender or any Issuing Bank (or to the Administrative Agent, on behalf of any Lender or any Issuing Bank), or any Agent or any Lender enforces any security interests or exercises its right of setoff, and such payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be or avoided as fraudulent or preferential or a transfer at undervalue, set aside and/or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver, interim receiver, receiver and manager, monitor or any other party, in connection with any case or proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
Section 12.07
Successors and Assigns.
(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may, except as permitted by Section 7.04 or 7.10(b), assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except,
(i)
to an assignee in accordance with the provisions of subsection (b) of this Section 11.07,

(ii)
by way of participation in accordance with the provisions of subsection (d) of this Section 11.07,
(iii)
by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 11.07, or
(iv)
to an SPC in accordance with the provisions of subsection (g) of this Section 11.07 (and any other attempted assignment or transfer by any party hereto shall be null and void).

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 11.07 and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.07(b), participations in Letters of Credit, Swing Line Loans and Protective Advances) at the time owing to it; provided that any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts.
(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and Revolving Loans at the time held by it or in the case of an assignment to a Lender, an Affiliate or branch of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)
with respect to any assignment not described in subsection (b)(i)(A) of this Section, such assignment shall be in an aggregate amount of not less than $5,000,000, unless each of the Administrative Agent, and so long as no Specified Event of Default has occurred and is continuing at the time of such assignment, the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed).
(ii)
Proportionate Amounts. Each partial assignment of Revolving Commitments and/or Revolving Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Commitments and/or Revolving Loans being assigned, except that this clause (ii) shall not (x) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.07(b)(i)(B) and the following:
(A)
the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is made with respect to Revolving Commitments and Revolving Loans, to a Revolving Lender or an Affiliate of the assigning Revolving Lender;

(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate or branch of such Lender or an Approved Fund.
(C)
with respect to assignments of Tranche 1 Revolving Loans and/or Tranche 1 Revolving Commitments, the Swing Line Lender (such consent not to be unreasonably withheld, conditioned or delayed); and
(D)
with respect to assignments of Tranche 1 Revolving Loans and/or Tranche 1 Revolving Commitments, each Issuing Bank (such consent not to be unreasonably withheld, conditioned or delayed).
(iv)
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (A) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (B) no processing and recordation fee shall be payable in connection with an assignments by or to a Lead Arranger or its Affiliates or branches. The Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required under Section 3.01(b), (c), (d) and (e), as applicable. Upon receipt of the processing and recordation fee and any written consent to assignment required by Section 11.07(b)(iii), the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register.
(v)
No Assignments to Certain Persons. No such assignment shall be made,
(A)
to Holdings, the Borrower or any of the Borrower’s Subsidiaries
(B)
to any of the Borrower’s Affiliates;
(C)
to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause;
(D)
to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person); or
(E)
to a Disqualified Lender or Lender who has become a Disqualified Lender.

To the extent that any assignment is purported to be made to a Disqualified Lender, such transaction shall be subject to the applicable provisions of Section 11.27.

(vi)
Defaulting Lenders Assignments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit, Swing Line Loans and Protective Advances. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.07, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement (except in the case of an assignment to or purchase by Holdings, the Borrower or any of Holdings’ Subsidiaries) and, to the extent of the interest assigned by such Assignment and Assumption and as permitted by this Section 11.07, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that anything contained in any of the Loan Documents to the contrary notwithstanding, each Issuing Bank shall continue to have all rights and obligations with respect to any Letters of Credit issued by it until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder. Upon request, and the surrender by the assigning Lender of its applicable Notes, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.07.

(c)
Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and stated interest of the Loans and Letter of Credit Obligations (specifying the Reimbursement Obligations), Letter of Credit Borrowings and other amounts due under Section 2.04 owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender (but only, in the case of a Lender at the Administrative Agent’s Office and with respect to any entry relating to such Lender’s Commitments, Loans, Letter of Credit Obligations and other Obligations), at any reasonable time and from time to time upon reasonable prior notice. This Section 11.07(c) and Section 2.13 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related United States Treasury regulations (or any other relevant or successor provisions of the Code or of such United States Treasury regulations).
(d)
Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks, the Swing Line Lender or any other Person sell participations (a “Participation”) to any Person (other than to (1) a natural person, a Disqualified Lender, (2) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (3) a Defaulting Lender or (4) any Person described in the proviso to the definition of “Eligible Assignee”) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans, and other Obligations (including such Lender’s participations in Letters of Credit, Swing Line Loans and/or Protective Advances) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(b)(i), Section 11.01(b)(ii), Section 11.01(b)(iv), Section 11.01(b)(v) or Section 11.01(b)(vi) that directly and adversely affects such Participant. Subject to subsection (e) of this Section 11.07, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 3.01(b), (c), (d) and (e), as applicable (it being understood that the documentation required under such Sections shall be delivered to the participating Lender)), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 11.07. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. To the extent that any participation is purported to be made to a Disqualified Lender, such transaction shall be subject to the applicable provisions of Section 11.27.
(e)
Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, such consent not to be unreasonably withheld or delayed, or such entitlement to a greater payment results from a change in law that occurs after the Participant acquired the participation. Each Lender that sells a participation or has a loan funded by an SPC shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations (or any other relevant or successor provisions of the Code or of such United States Treasury regulations) issued thereunder relating to the exemption from withholding for portfolio interest on which is entered the name and address of each Participant or SPC and the principal amounts (and stated interest) of each Participant’s or SPC’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). A Lender shall not be obligated to disclose the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Loan or other obligation is in registered form under Section 5f.103-1(c) or proposed Section 1.163-5(b) of the United States Treasury regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)
Liens on Loans. Any Lender may, at any time without the consent of the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Sections 3.01, 3.04 and 3.05), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceeding under the laws of the United States or any State thereof or any Debtor Relief Law or other applicable Law. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)
[Reserved].
(i)
[Reserved].
(j)
[Reserved].
(k)
Resignation of Swing Line Lender. Notwithstanding anything to the contrary contained herein, the Swing Line Lender may, upon thirty days’ notice to the Borrower and the Tranche 1 Revolving Lenders, resign as the Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the Swing Line Lender shall have identified a successor Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor Swing Line Lender hereunder. In the event of any such resignation of the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the Swing Line Lender except as expressly provided above. If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.03(c). Upon the appointment by the Borrower of a successor

Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender and (ii) the retiring Swing Line Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.
(l)
[Reserved].
Section 12.08
Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed,
(a)
to its Affiliates and branches and to its and its Affiliates’ and branches’ respective partners, directors, officers, employees, agents, trustees, advisors, financing sources and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and in no event shall such disclosure be made to any Disqualified Lender pursuant to this clause (a) but, in the case of any Disqualified Lender, only to the extent that a list of such Disqualified Lenders is available to all Lenders upon request);
(b)
to the extent requested by any regulatory authority purporting to have jurisdiction over it (including the Federal Reserve Bank or any other central bank or any self-regulatory authority, such as the National Association of Insurance Commissioners);
(c)
to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent, the Collateral Agent, such Lead Arranger or such Lender or such Issuing Bank, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation;
(d)
to any other party hereto (it being understood that in no event shall such disclosure be made to any Disqualified Lender pursuant to this clause (d) but, in the case of a Disqualified Lender, only to the extent the list of such Disqualified Lenders is available to all Lenders upon request);
(e)
in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;
(f)
subject to an agreement containing provisions at least as restrictive as those of this Section 11.08 (it being understood that in no event shall such disclosure be made to any Disqualified Lender pursuant to this clause (f) but, in the case of a Disqualified Lender, only to the extent that a list of such Disqualified Lenders is available to all Lenders upon request), to (i) any bona fide assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its Subsidiaries or any of their respective obligations;
(g)
with the prior written consent of the Borrower;
(h)
to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or

(i)
to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.08 or (ii) becomes available to the Administrative Agent, the Collateral Agent, any Lead Arranger, any Lender, any Issuing Bank, or any of their respective Affiliates or branches on a non-confidential basis from a source other than Holdings, the Borrower or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower.

In addition, each of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Banks and the Lenders may disclose the existence of this Agreement and the information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section 11.08, “Information” means all information received from or on behalf of any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; it being understood that all information received from Holdings, the Borrower or any Subsidiary after the Closing Date shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.08 shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Lenders acknowledges that (A) the Information may include Private-Side Information concerning Holdings, the Borrower or a Subsidiary, as the case may be, (B) it has developed compliance procedures regarding the use of Private-Side Information and (C) it will handle such Private-Side Information in accordance with applicable Law, including United States Federal and state securities Laws.

Notwithstanding anything to the contrary therein, nothing in any Loan Document shall require Holdings or any of its Subsidiaries to provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by applicable Law, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by binding agreements not entered into primarily for the purpose of qualifying for the exclusion in this clause (iv).

Section 12.09
Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank and each of their respective Affiliates and branches is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without notice to any Loan Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank or any such Affiliate or branch to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank, the Letters of Credit and participations therein, irrespective of whether or not (a) such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document and (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.15 and 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank and their respective Affiliates under this Section 11.09 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank or Affiliates or branches may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 12.10
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents with respect to any of the Obligations, shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. If the rate of interest under this Agreement at any time exceeds the Maximum Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Maximum Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Maximum Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws.
Section 12.11
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging (including in.pdf or .tif format) means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.12
Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption, in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby or in any amendment or other modification hereof (including without any limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swing Line Loan Requests, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 12.13
Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Issuing Bank and each Lender, regardless of any investigation made by the Administrative Agent, any Issuing Bank or any Lender or on their behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Borrowing or issuance of a Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit remain outstanding. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 3.01, 3.04, 3.05, 11.04, 11.05, 11.06 and 11.09 and the agreements of the Lenders set forth in Sections 2.15, 10.03 and 10.07 shall survive the satisfaction of the Termination Conditions, and the termination hereof.
Section 12.14
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable in any jurisdiction, (a) the legality, validity and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Bank or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 12.15
GOVERNING LAW.
(a)
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided that (i) the interpretation of the definition of “Material Adverse Effect” (as defined in the Acquisition Agreement) and whether or not such a “Material Adverse

Effect” (as defined in the Acquisition Agreement) has occurred for purposes of Section 4.01, (ii) the determination of the accuracy of any Acquisition Agreement Representations and whether as a result of any inaccuracy of any Acquisition Agreement Representation there has been a failure of a condition precedent set forth in Section 4.01 and (iii) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement will, in each case, be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware as applied to the Acquisition Agreement, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
(b)
BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT OR ANY OTHER LOAN DOCUMENT GOVERNED BY A LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS (WHETHER IN CONTRACT OR TORT OR OTHERWISE) AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY OTHER LOAN DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
(c)
EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 11.15. EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR

PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) IN ANY SUCH COURT.
Section 12.16
WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.16, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAVIER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.16 AND EXECUTED BY EACH OF THE PARTIES HERETO AND THE LEAD ARRANGERS), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 12.17
Limitation of Liability. The Loan Parties agree that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct or bad faith or material breach by such Indemnitee of its obligations under this Agreement. In no event, shall any party hereto, any Loan Party or any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) (other than, in the case of the Borrower or Co-Borrower, in respect of any such damages incurred or paid by an Indemnitee to a third party). Each party hereto (and by its acceptance of its appointment in such capacity, each Lead Arranger) hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 12.18
Use of Name, Logo, Etc. Each Loan Party consents to the publication in the ordinary course by the Administrative Agent or any Lead Arranger of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark; provided that any such trademarks or logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Borrower or any of its Subsidiaries or the reputation or goodwill of any of them. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent and such Lead Arranger, as applicable.
Section 12.19
USA PATRIOT Act Notice.

(a) Each Lender that is subject to the USA PATRIOT Act or the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

(b) Each Loan Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part II.1 of the Criminal Code (Canada), the Special Economic Measures Act (Canada), the United Nations Act (Canada) and other anti-terrorism laws and “know your client” policies, regulations, laws or rules applicable in Canada, including any guidelines or orders thereunder (collectively, “CAML”), the Lenders and Administrative Agent may be required to obtain, verify and record information regarding the Loan Parties, their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assignee or participant of a Lender or the Administrative Agent, in order to comply with any applicable CAML, whether now or hereafter in existence. Each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

Section 12.20
Service of Process. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 12.21
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding that: (a) (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Agents, the Lenders, the Issuing Banks, the Swing Line Lender and the Lead Arrangers on the one hand, and the Loan Parties and their Affiliates, on the other hand, (ii) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Agents, the Issuing Banks, the Swing Line Lender and the Lead Arrangers are and have been, and each Lender is and has been, acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have or has not been, are or is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, its stockholders or its Affiliates (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters), or any other Person and (ii) none of the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers nor any Lender has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers, the Lenders and their respective Affiliates and branches may be engaged in a broad range of transactions that involve economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates, and none of the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 12.22
Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and the Administrative Agent shall have been notified by each Lender and each Issuing Bank that each such Lender or each such Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Agent, each Lender and each Issuing Bank and their respective successors and assigns.
Section 12.23
Obligations Several; Independent Nature of Lender’s Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
Section 12.24
Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
Section 12.25
Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 12.26
Acknowledgment Regarding Any Supported QFCs.
(a)
To the extent that the Loan Documents provide support, through a guarantee or otherwise (including the Guaranty), for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(b)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 12.27
Disqualified Lenders.
(a)
Replacement of Disqualified Lenders.
(i)
To the extent that any assignment or participation is made or purported to be made to a Disqualified Lender (notwithstanding the other restrictions in this Agreement with respect to Disqualified Lenders), without limiting any other provision of the Loan Documents,
(A)
upon the request of the Borrower, such Disqualified Lender shall be required immediately (and in any event within five Business Days) to assign all or any portion of the Loans and Commitments then owned by such Disqualified Lender (or held as a participation) to another Lender (other than a Defaulting Lender or another Disqualified Lender), Eligible Assignee or the Borrower, and
(B)
the Borrower shall have the right to prepay all or any portion of the Loans and Commitments then owned by such Disqualified Lender (or held as a participation), and if applicable, terminate the Commitments of such Disqualified Lender, in whole or in part.
(ii)
Any such assignment or prepayment shall be made in exchange for an amount equal to the lesser of (A) the face principal amount of the Loans so assigned and (B) the amount that such Disqualified Lender paid to acquire such Commitments and/or Loans (it being understood that if the effective date of any such assignment is not an interest payment date, such assignee shall be entitled to receive on the next succeeding interest payment date interest on the principal amount of the Loans so assigned that has accrued and is unpaid from the interest payment date last preceding such effective date (except as may be otherwise agreed between such assignee and the Borrower)).
(iii)
The Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this Section 10.27. In addition, in connection with any such assignment, (A) if such Disqualified Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary or appropriate (in the good faith determination of the Administrative Agent or the Borrower, which determination shall be conclusive) to reflect such replacement by the later of (1) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (2) the date as of which such Disqualified Lender shall be paid by the assignee Lender (or, at its option, the Borrower) the amount required pursuant to this section, then such Disqualified Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Disqualified Lender, and the Administrative Agent shall record such assignment in the Register, (B) each Lender (whether or not then a party hereto) agrees to disclose to the Borrower the amount that the applicable Disqualified Lender paid to acquire Commitments and/or Loans from such Lender and (C) each Lender that is a Disqualified Lender agrees to disclose to the Borrower the amount it paid to acquire the Commitments and/or Loans held by it.
(b)
Amendments, Consents and Waivers under the Loan Documents. No Disqualified Lender shall have the right to approve or disapprove any amendment, waiver or consent pursuant to Section 11.01 or under any Loan Document. In connection with any determination as to whether the requisite Lenders

(including whether the Required Lenders or Required Facility Lenders) have provided any amendment, waiver or consent pursuant to Section 11.01 or under any other Loan Document:
(i)
Disqualified Lenders shall not be considered, and
(ii)
Disqualified Lenders shall be deemed to have consented to any such amendment, waiver or consent with respect to its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Disqualified Lenders;

provided that (A) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Disqualified Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Disqualified Lender more adversely than other affected Lenders shall require the consent of such Disqualified Lender.

(c)
Limitation on Rights and Privileges of Disqualified Lenders. Except as otherwise provided in Section 11.27(b)(ii), no Disqualified Lenders shall have the right to, and each such Person covenants and agrees not to, instruct the Administrative Agent, Collateral Agent or any other Person in respect of the exercise of remedies with respect to the Loans or other Obligations. Further, no Disqualified Lender that purports to be a Lender or Participant (notwithstanding any provisions of this Agreement that may have prohibited such Disqualified Lender from becoming Lender or Participant) shall be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting (other than to the extent provided in Section 11.27(b)), and shall be deemed for all purposes to be, at most, a Defaulting Lender until such time as such Disqualified Lender no longer owns any Loans or Commitments.
(d)
Survival. The provisions of this Section 11.27 shall apply and survive with respect to each Lender and Participant notwithstanding that any such Person may have ceased to be a Lender or Participant hereunder or this Agreement may have been terminated.
(e)
Administrative Agent.
(i)
Reliance. The Administrative Agent shall have no liability to the Borrower, any Lender or any other Person in acting in good faith on any notice of Default or acceleration.
(ii)
Disqualified Lender Lists. The Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Lenders or for any assignment or participation to a Disqualified Lender.
(iii)
Liability Limitations. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (A) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (B) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information (including Information), to any Disqualified Lender. The list of Disqualified Lenders shall be specified on a schedule that is held with the Administrative Agent, which list may be provided to any Lender or its proposed assignee upon request.
Section 12.28
Erroneous Payments.

(a)
Each Recipient (and each Participant of any of the foregoing, by its acceptance of a Participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Recipient that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Recipient from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Recipient under this Section shall be conclusive, absent manifest error.
(b)
Without limitation of clause (a) above, each Recipient further acknowledges and agrees that if such Recipient receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.
(c)
Any Payment required to be returned by a Recipient under this Section 11.28 shall be made in Same Day Funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
(d)
The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Loan Party; provided that this Section 11.28(d) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent.

[SIGNATURE PAGES INTENTIONALLY OMITTED.]

~~Execution Version~~

Barclays/CGR comments to LW Draft 11.1.24

ABL SECURITY AGREEMENT

dated as of November 30, 2021

by and among

PEARL MERGER SUB INC.,

as the Initial Borrower,

PEARL EXCELLENCE HOLDCO L.P.,

as Holdings,

THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME,

and

BARCLAYS BANK PLC,
as Collateral Agent

CONTENTS

Page

Article I. Definitions 2

Section 1.01 Credit Agreement 2

Section 1.02 Other Defined Terms 2

Article II. Pledge of Securities 7

Section 2.01 Pledge 7

Section 2.02 Delivery of the Pledged Collateral 9

Section 2.03 Representations, Warranties and Covenants 10

Section 2.04 Certification of Limited Liability Company and Limited Partnership Interests 12

Section 2.05 Registration in Nominee Name; Denominations 12

Section 2.06 Voting Rights; Dividends and Interest 13

Section 2.07 Collateral Agent Not a Partner or Limited Liability Company Member 15

Article III. Security Interests in Personal Property 15

Section 3.01 Security Interest 15

Section 3.02 Representations and Warranties 19

Section 3.03 Covenants 20

Article IV. Special Provisions Concerning IP Collateral 23

Section 4.01 Grant of License to Use Intellectual Property 23

Section 4.02 Protection of Collateral Agent’s Security 24

Article V. Remedies 25

Section 5.01 Remedies Upon Default 25

Section 5.02 Application of Proceeds 27

Article VI. Miscellaneous 28

Section 6.01 Notices 28

Section 6.02 Waivers; Amendment 28

Section 6.03 Collateral Agent’s Fees and Expenses 29

Section 6.04 Successors and Assigns 29

Section 6.05 Survival of Agreement 29

Section 6.06 Counterparts; Effectiveness; Several Agreement 29

Section 6.07 Severability 30

Section 6.08 GOVERNING LAW, ETC 30

Section 6.09 WAIVER OF RIGHT TO TRIAL BY JURY 31

i

Page

Section 6.10 Headings 32

Section 6.11 Security Interest Absolute 32

Section 6.12 Termination or Release 32

Section 6.13 Additional Restricted Subsidiaries 33

Section 6.14 Collateral Agent Appointed Attorney-in-Fact 33

Section 6.15 General Authority of the Collateral Agent 35

Section 6.16 Collateral Agent’s Duties 35

Section 6.17 Recourse; Limited Obligations 35

Section 6.18 Right of Setoff 35

Section 6.19 Intercreditor Agreement 35

SCHEDULES

Schedule I – Additional Grantors

Schedule II – Pledged Equity; Pledged Debt

Schedule III – Commercial Tort Claims

Schedule IV – UCC Filing Offices

EXHIBITS

Exhibit I – Form of Security Agreement Supplement

Exhibit II – Form of Perfection Certificate

Exhibit III – Form of ABL Trademark Security Agreement

Exhibit IV – Form of ABL Patent Security Agreement

Exhibit V – Form of ABL Copyright Security Agreement

ii

This ABL SECURITY AGREEMENT, dated as of November 30, 2021 (this “Agreement”), by and among Pearl Merger Sub Inc., a Delaware corporation (“Merger Sub” and the “Initial Borrower”; which, after consummation of the Merger will be survived by Domtar Corporation, a Delaware corporation (the “Company”; the Initial Borrower as succeeded by the Company, the “Borrower”)), Pearl Excellence Holdco L.P., a Delaware limited partnership (“Holdings”), the entities set forth on Schedule I hereto (after giving effect to the Merger and the Transactions), each other entity from time to time party hereto as a grantor hereunder (together with the Borrower, the Co-Borrowers, Holdings, and each entity set forth on Schedule I hereto, collectively, the “Grantors”), and BARCLAYS BANK PLC, as the Collateral Agent for the Secured Parties (together with its successors and permitted assigns, the “Collateral Agent”).

Reference is made to (a) that certain ABL Credit Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among the Borrower, the Co-Borrowers from time to time party thereto, Holdings, the Lenders and other parties party thereto and BARCLAYS BANK PLC, as Administrative Agent, and BARCLAYS BANK PLC, as Collateral Agent, and the other agents and arrangers party thereto, and (b) the ABL Guaranty, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), by and among Holdings, the Borrower, the Co-Borrowers from time to time party to the ABL Credit Agreement, the Subsidiaries of the Borrower from time to time party thereto as additional guarantors and the Administrative Agent.

The Lenders have agreed to extend credit to the Borrower, each Issuing Bank has indicated its willingness to issue Letters of Credit, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed to enter into and/or maintain Cash Management Services, in each case, on the terms and conditions set forth in the ABL Credit Agreement, in such Secured Hedge Agreements and in such Cash Management Services, as applicable.

Each Guarantor has, pursuant to the Guaranty, unconditionally guaranteed the obligations of the Borrower under the ABL Credit Agreement.

The obligations of the Lenders to extend such credit, the obligation of each Issuing Bank to issue Letters of Credit, the obligations of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligations of the Cash Management Banks to enter into and/or maintain such Cash Management Services are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor.

The Grantors are Affiliates of one another and will derive substantial direct and indirect benefits from the extensions of credit to the Borrower pursuant to the ABL Credit Agreement, the issuance of Letters of Credit by the Issuing Banks pursuant to the ABL Credit Agreement, the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Borrower and/or one or more of its Restricted Subsidiaries, and the entering into and/or maintaining by the Cash Management Banks of Cash Management Services with the Borrower and/or one or more of its Restricted Subsidiaries, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Issuing Banks to issue such

Letters of Credit, the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the Cash Management Banks to enter into and/or maintain such Cash Management Services.

Accordingly, the parties hereto agree as follows:

Article I.

Definitions
Section 1.01
Credit Agreement.
(a)
Capitalized terms used in this Agreement, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the ABL Credit Agreement.
(b)
Unless otherwise defined in this Agreement or in the ABL Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.
(c)
The rules of construction specified in Sections 1.02 through 1.09 (inclusive) of the ABL Credit Agreement also apply to this Agreement.
Section 1.02
Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Accommodation Payment” has the meaning assigned to such term in Article VI.
“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
“Account(s)” means “accounts” as defined in Section 9-102 of the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.
“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 4.02(d).
“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.
“Allocable Amount” has the meaning assigned to such term in Article VI.
“Applicable Collateral Agent” means (i) in the case of any ABL Priority Collateral, the Collateral Agent and (ii) in the case of any Term Priority Collateral (x) prior to the Discharge of Fixed Asset Obligations, the “Controlling Fixed Asset Collateral Agent” as defined in the Closing Date Intercreditor Agreement, acting as gratuitous bailee on behalf of the Collateral Agent pursuant to the terms of the Closing Date ABL Intercreditor Agreement and (y) after the Discharge of Fixed Asset Obligations, the Collateral Agent.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).
“Bankruptcy Code” means the Bankruptcy Code of the United States.
“Bankruptcy Event of Default” means any Event of Default under Section 9.01(f) of the ABL Credit Agreement.
“Blue Sky Laws” has the meaning assigned to such term in Section 5.01.
“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.
“Company” has the meaning assigned to such term in the introductory paragraph hereto.
“Closing Date Grantor” means any Grantor that grants a Lien on any of its assets hereunder on the Closing Date.
“Co-Borrower” has the meaning assigned to such term in the ABL Credit Agreement.
“Collateral” means the Article 9 Collateral and the Pledged Collateral.
“Collateral Account” means any Cash Collateral Account (as defined in the ABL Credit Agreement), which cash collateral account shall be established by the Collateral Agent for the benefit of the relevant Secured Parties in accordance with the ABL Credit Agreement.
“Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.
“Copyright License” means any written agreement granting any right to any third party under any Copyright owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright owned by any third party, and all rights of such Grantor under any such agreement.
“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to, all copyrights in any work subject to the copyright laws of the United States or any other country, whether registered or unregistered and whether published or unpublished, and with respect to the foregoing (a) all registrations and applications for registration thereof, including registrations and pending applications for registration in the United States Copyright Office or any similar offices in any other country, including those listed on Schedule II(A) to the Perfection Certificate, (b) all renewals and extensions thereof, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, and (d) the right to sue for past, present and future infringements thereof.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Discharge of Fixed Asset Obligations” has the meaning assigned to such term in the Closing Date ABL Intercreditor Agreement.
“Equipment” means (a) any “equipment” as such term is defined in Article 9 of the UCC and in any event, shall include all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles now or hereafter owned by any Grantor in each case, regardless of whether characterized as equipment under the UCC and (b) any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Excluded Assets” has the meaning assigned to such term in Section 3.01.
“Exclusive Copyright License” means a Copyright License pursuant to which a Grantor is granted an exclusive license to a Copyright that is registered in the United States Copyright Office, and that is identified by its registration number in such Copyright License.
“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01.
“Excluded Swap Obligation” has the meaning assigned to such term in the ABL Credit Agreement.
“General Intangibles” means “general intangibles” as such term is defined in Article 9 of the UCC and shall in any event include all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedge Agreements and other agreements), rights to the payment of Money, rights to the payment of insurance claims, rights to the payment of proceeds, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor.
“Grantor” has the meaning assigned to such term in the introductory paragraph hereto.
“Guaranty” has the meaning assigned to such term in the introductory paragraph hereto.
“Holdings” has the meaning assigned to such term in the introductory paragraph hereto.
“Intellectual Property” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to intellectual property, including Patents, Copyrights, Trademarks, trade secrets and all intellectual property rights, if any, in confidential or proprietary technical or business information, know how, show how, software and databases, all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements, misappropriations, dilutions and other violations thereof, the right to sue for past, present and future infringements, misappropriations, dilutions and other violations thereof, and all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Intellectual Property Security Agreement” means an ABL Trademark Security Agreement substantially the form of Exhibit III attached hereto, an ABL Patent Security Agreement substantially in the form of Exhibit IV attached hereto, or an ABL Copyright Security Agreement substantially in the form of Exhibit V attached hereto, as applicable.
“IP Collateral” means, with respect to any Grantor, the Article 9 Collateral consisting of Intellectual Property of such Grantor.
“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement granting rights under Intellectual Property to which any Grantor is a party.
“Material IP Collateral” means any IP Collateral that is material to the business of the Grantors taken as a whole.
“Money” has the meaning provided in Article 1 of the UCC.
“Patent License” means any written agreement granting to any third party any right to import, make, have made, offer for sale, use or sell any invention or design claimed in a Patent owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any such right with respect to any invention or design claimed in a Patent owned by any third party, and all rights of any Grantor under any such agreement.
“Patents” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to, all patents of the United States or the equivalent thereof in any other country (including industrial design registrations in Canada), all registrations thereof, and all applications for patents of the United States or the equivalent thereof in any other country (including industrial design registrations in Canada), including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule II(A) to the Perfection Certificate, and with respect to the foregoing (a) all reissues, reexaminations, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all inventions or designs claimed therein, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, and (d) the right to sue for past, present and future infringements thereof.
“Perfection Certificate” means a certificate substantially in the form of Exhibit II or any other form reasonably approved by the Collateral Agent, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.
“Perfection Requirements” has the meaning assigned to such term in Section 3.03(f).
“Pledged Collateral” has the meaning assigned to such term in Section 2.01.
“Pledged Debt” has the meaning assigned to such term in Section 2.01.
“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates, partnership interest certificates, or other Securities or Instruments now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, or instruments representing or evidencing any Pledged Collateral.
“Secured Obligations” means the “Obligations” as defined in the ABL Credit Agreement; provided that Secured Obligations of each Guarantor shall exclude all Excluded Swap Obligations of such Guarantor.
“Securities Act” has the meaning assigned to such term in Section 5.01.
“Security” means a “security” as such term is defined in Article 8 of the UCC and, in any event, shall include any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.
“Security Interest” has the meaning assigned to such term in Section 3.01(a).
“Trademark License” means any written agreement granting to any third party any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any third party, and all rights of any Grantor under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).
“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, and other source or business identifiers, whether registered or unregistered, together with all goodwill of the business connected with the use thereof and symbolized thereby, and with respect to the foregoing (a) all registrations and applications for registration thereof, including registrations and pending applications for registration in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule II(A) to the Perfection Certificate, (b) all extensions and renewals thereof, (c) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements and dilutions thereof or injury to the goodwill associated therewith, and (d) the right to sue for past, present and future infringements and dilutions thereof or injury to the goodwill associated therewith.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.
“UFCA” has the meaning assigned to such term in Article VI.
“UFTA” has the meaning assigned to such term in Article VI.
Article II.

Pledge of Securities
Section 2.01
Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in, to and under each of the following:
(a)
(i) all Equity Interests held by it on the date hereof (including those Equity Interests listed on Schedule II), and (ii) any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the foregoing clauses (i) and (ii) collectively, the “Pledged Equity”), in each case including all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity and all warrants, rights or options issued thereon or with respect thereto; provided that the Pledged Equity shall not include, and no Lien shall attach to, and no representation, warranty or covenant contained herein or any other Collateral Document shall apply to, each of the following:
(i)
more than 65% of the issued and outstanding Equity Interests (other than non-voting Equity Interests) of (1) each Subsidiary that is a Foreign Subsidiary (other than any Canadian Subsidiary), (2) each Subsidiary that is a FSHCO and (3) any Subsidiary of such Persons in (1) or (2);
(ii)
(1) any Equity Interests of any Person that is not a direct wholly-owned Material Subsidiary of Holdings, the Borrower or any other Grantor or (2) any Equity Interests in any other Person (other than a direct or indirect wholly-owned Material Subsidiary of Holdings, the Borrower or any other Loan Party), in each case, to the extent (A) the Organization Documents or other agreements with respect to such Equity Interests with other equity holders prohibits or restricts the pledge of such Equity Interests, (B) the pledge of such Equity Interests is otherwise prohibited or restricted by (I) applicable Law which would require governmental (including regulatory) consent, approval, license or authorization to be pledged or that would require consent under any contractual obligation existing on the Closing Date or on the date any Subsidiary is acquired (so long as, in respect of such contractual obligation, such prohibition is not incurred in contemplation of such acquisition and except to the extent such prohibition is overridden by anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction) or (II) any agreement with a third party (other than Holdings, the Borrower or any of the Restricted Subsidiaries) (provided that any such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition or restriction ceases to be in effect), or (C) would result in a change of control, repurchase obligation or other adverse consequence (in each case, except to the extent that any such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law or principle of equity);
(iii)
any margin stock;
(iv)
any Equity Interest, if the pledge thereof or the security interest therein would result in material adverse tax consequences to any Grantor as reasonably determined in good faith by the Borrower and notified in writing to the Collateral Agent;
(v)
Equity Interests in any Unrestricted Subsidiary or Immaterial Subsidiary;
(vi)
any Equity Interest with respect to which the Administrative Agent has determined (in its reasonable judgment) in consultation with the Borrower that the costs of pledging, perfecting or maintaining the pledge in respect of such Equity Interest hereunder exceeds the fair market value thereof or the practical benefit to the Secured Parties afforded (or proposed to be afforded) thereby; and
(vii)
any Equity Interest otherwise constituting an Excluded Asset;

(any Equity Interests excluded pursuant to clauses (i) through (vii) above, the “Excluded Equity Interests”); provided, further, that if and when any Equity Interest shall cease to be an Excluded Equity Interest and would otherwise constitute Pledged Equity, a Lien on and security in such property shall be deemed granted therein and the provisions of this Agreement shall apply to such Equity Interests;

(b)
(i) any indebtedness and promissory notes and the Instruments owned by it as of the date hereof (including those listed opposite the name of such Grantor on Schedule II) and (ii) any indebtedness and any promissory notes and any Instruments owned by such Grantor from time to time in the future (the foregoing clauses (i) and (ii) collectively, the “Pledged Debt”), in each case including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Debt; provided that the Pledged Debt shall not include, and no Lien shall attach to, and no representation, warranty or covenant contained herein or any other Collateral Document shall apply to, any Excluded Asset;
(c)
subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;
(d)
subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and

(e)
all Proceeds of, and Security Entitlements in respect of, any of the foregoing

(the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”; provided that the Pledged Collateral shall not include, and the Security Interest shall not attach to, any Excluded Asset).

Section 2.02
Delivery of the Pledged Collateral.
(a)
On the Closing Date or on the date on which it signs and delivers its first Security Agreement Supplement (in the case of any Grantor other than a Closing Date Grantor) or at such later date as the Applicable Collateral Agent may agree, each Grantor shall deliver or cause to be delivered to the Applicable Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities then owned by such Grantor (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated, and other than any Security Entitlements); provided that promissory notes and Instruments evidencing Indebtedness shall only be so required to be delivered to the extent provided pursuant to paragraph (b)(ii) of this Section 2.02. Thereafter, whenever such Grantor acquires any other Pledged Security (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated, and other than any Security Entitlements), such Grantor shall (within ninety days after receipt by such Grantor (or such longer period as the Applicable Collateral Agent may agree in its reasonable discretion)) deliver or cause to be delivered to the Applicable Collateral Agent such Pledged Security as Collateral; provided that promissory notes and Instruments evidencing Indebtedness shall be so required to be delivered to the extent required pursuant to paragraph (b)(ii) of this Section 2.02.
(b)
(i) As promptly as practicable (and in any event within ninety days after receipt by such Grantor (or such longer period as the Administrative Agent may agree in its sole discretion)), each Grantor will use commercially reasonable efforts to cause any Indebtedness for borrowed money having an aggregate principal amount in excess of the Materiality Threshold Amount owed to such Grantor by any Person (other than a Loan Party) to be evidenced by a duly executed promissory note or Instrument to be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(ii) Promissory notes and Instruments having an aggregate principal amount equal to the Materiality Threshold Amount or less need not be delivered to the Applicable Collateral Agent.

(c)
Upon delivery to the Applicable Collateral Agent, any certificate or promissory note representing Pledged Collateral shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly-executed in blank reasonably satisfactory to the Applicable Collateral Agent. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed to supplement Schedule II and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of the pledge hereunder of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
(d)
Notwithstanding the foregoing, to the extent that any Closing Date Grantor does not or cannot deliver any Pledged Collateral on the Closing Date, after the use of commercially reasonable efforts to do so, to the extent set forth in the ABL Credit Agreement or any applicable debt commitment letter, such Closing Date Grantor shall have until the date that is set forth in the ABL Credit Agreement or such debt commitment letter (or such longer period as the Applicable Collateral Agent may agree in its reasonable discretion) to deliver such Pledged Collateral.
(e)
The pledge and security interest granted in Section 2.01 are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.
Section 2.03
Representations, Warranties and Covenants. Each Grantor, jointly and severally, represents, warrants and covenants, as to itself and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties on and as of each date as required by Section 2.16, 4.01 or 4.02 of the ABL Credit Agreement, as applicable, except, for the avoidance of doubt, with respect to any Excluded Asset, that:
(a)
Schedule II sets forth, as of the Closing Date and as of each date on which a supplement to Schedule II is delivered pursuant to Section 2.02(c), a true and correct list of (i) all the issued and outstanding units of each class of the Equity Interests required to be pledged hereunder and directly owned of record, by such Grantor specifying the issuer, whether the applicable Equity Interest is certificated, and the certificate number (if any) of, and the number and percentage of ownership represented by, such Pledged Equity and (ii) all the Pledged Debt, including all promissory notes and Instruments having an aggregate principal amount in excess of the Materiality Threshold Amount owned by such Grantor (other than, for the avoidance of doubt, checks to be deposited in the ordinary course of business), in each case required to be pledged hereunder;
(b)
the Pledged Equity issued by the Borrower, each other Grantor or their respective wholly owned Material Subsidiaries and the Pledged Debt (solely with respect to Pledged Debt issued by a Person other than any Grantor or any of their respective wholly-owned Subsidiaries to the best of each Grantor’s actual knowledge), have been duly and validly authorized and issued by the issuers thereof (to the extent such concepts are applicable) and (i) in the case of Pledged Equity issued by the Borrower, each other Grantor or their respective wholly owned Material Subsidiaries (other than Pledged Equity consisting of (A) equity of a Person organized other than pursuant to the laws of a state of the United States of America or Canada or (B) limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and nonassessable), are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than any Grantor or any of their respective wholly-owned Subsidiaries to the best of each Grantor’s actual knowledge), are legal, valid and binding obligations of the issuers thereof, subject to applicable Debtor Relief Laws and general principles of equity and principles of good faith and fair dealing;
(c)
each of the Grantors (i) is the direct owner of record of the Pledged Securities indicated on Schedule II (as of the Closing Date and as of each date on which a supplement to Schedule II is delivered pursuant to this Agreement (as applicable)) as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) other Liens expressly permitted pursuant to Section 7.01 of the ABL Credit Agreement,

(iii) will make no Lien on the Pledged Collateral, other than (A) Liens created by the Collateral Documents and (B) other Liens expressly permitted pursuant to Section 7.01 of the ABL Credit Agreement, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens expressly permitted pursuant to Section 7.01 of the ABL Credit Agreement), however arising, of all Persons whomsoever;
(d)
except for restrictions and limitations imposed by the Loan Documents, securities laws generally or by Liens expressly permitted pursuant to Section 7.01 of the ABL Credit Agreement, the Pledged Equity of Persons that are wholly-owned Material Subsidiaries is and will continue to be freely transferable and assignable, and none of such Pledged Equity is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Equity hereunder or the exercise by the Collateral Agent of rights and remedies hereunder (including the sale or disposition thereof pursuant thereto);
(e)
each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)
no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity and perfection of the pledge effected hereby (other than (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties or (ii) approvals or consents which have been obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made));
(g)
by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities constituting Pledged Equity and associated transfer powers are delivered to and in continued possession by the Applicable Collateral Agent in the State of New York in accordance with this Agreement, the Collateral Agent for the benefit of the Secured Parties will (i) subject to the lien priorities set forth in the Closing Date ABL Intercreditor Agreement and after giving effect to the terms thereof, obtain a legal, valid and first-priority (subject only to Permitted Liens) perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations, (ii) have “control” (within the meaning of Section 8-106(b) of the UCC) of such Pledged Securities, and (iii) assuming that neither the Applicable Collateral Agent nor any of the other Secured Parties have “notice of an adverse claim” (as defined in Section 8-105 of the UCC) with respect to such Pledged Securities at the time such Pledged Securities constituting Certificated Securities are delivered to the Applicable Collateral Agent, be a protected purchaser (within the meaning of Section 8-303 of the UCC) thereof;
(h)
by virtue of the execution and delivery by the Grantors of this Agreement and delivery of the Pledged Debt (to the extent required hereunder) to and continued possession of the Pledged Debt by the Applicable Collateral Agent in the State of New York, the Applicable Collateral Agent (for the benefit of the Secured Parties) will subject to the lien priorities set forth in the Closing Date ABL Intercreditor Agreement and after giving effect to the terms thereof, obtain a legal, valid, and first-priority (subject only to Permitted Liens) perfected lien upon and security interest in such Pledged Debt as security for the payment and performance of the Secured Obligations; and
(i)
subject to the terms of the Closing Date ABL Intercreditor Agreement, and after giving effect to the terms thereof, the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the ABL Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to Pledged Collateral or the creation, perfection or priority (as applicable) of the security interest granted therein in favor of the Collateral Agent (including in this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04
Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor acknowledges and agrees that, to the extent any interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be represented by a certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the Closing Date by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that is promptly delivered to the Applicable Collateral Agent pursuant to the terms hereof.
Section 2.05
Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Borrower written notice at least three Business Day(s) prior to its intent to exercise such rights, (a) the Collateral Agent, for the benefit of the Secured Parties, shall have the right (in its sole and absolute discretion) to cause each of the Pledged Securities to be transferred of record into the name of the Collateral Agent or the name of its nominee (as pledgee or as sub-agent) and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement to the extent permitted by the documentation governing such Pledged Securities; provided that, notwithstanding the foregoing, if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give the notice referred to above in order to exercise the rights described above. Each Grantor will promptly give to the Collateral Agent copies of any material notices received by it with respect to Pledged Securities registered in the name of such Grantor. Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section 2.05.

Section 2.06
Voting Rights; Dividends and Interest.
(a)
Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided written notice to the Borrower at least three Business Day(s) prior that the rights of the Grantors under this Section 2.06(a) are being suspended:
(i)
Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the ABL Credit Agreement and the other Loan Documents.
(ii)
The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph ((i)) above, in each case, as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent.
(iii)
Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the ABL Credit Agreement and the other Loan Documents; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Applicable Collateral Agent within ninety days (or such longer period as the Collateral Agent may agree in its discretion) in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent to the extent required by Section 2.02 hereof). So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor (at the expense of such Grantor) any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted pursuant to the terms of the ABL Credit Agreement.
(b)
Upon the occurrence and during the continuance of any Event of Default, after the Collateral Agent shall have notified the Borrower in writing at least one Business Day(s) prior to the suspension of the rights of the Grantors under Section 2.06(a), then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2.06(a)(iii) shall cease, and, subject to the Closing Date ABL Intercreditor Agreement, all such rights shall thereupon become vested in the Collateral Agent, which, subject to the Closing Date ABL Intercreditor Agreement, shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06(b) shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and, upon demand by the Applicable Collateral Agent, shall be delivered to the Applicable Collateral Agent within three Business Days (or such longer period as the Collateral Agent may agree in its discretion) in the same form as so received (with any necessary stock or note powers and other instruments of transfer reasonably requested by the Applicable Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured (including by performance) or waived and the Borrower shall have delivered to the Collateral Agent a certificate to such effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 2.06(a)(iii) in the absence of any such Event of Default and that remain in such account, and such Grantor’s right to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities shall be automatically reinstated.
(c)
Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower in writing at least three Business Day(s) prior to the suspension of the rights of the Grantors under Section 2.06(a), then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii), shall cease, and all such rights shall thereupon, subject to the Closing Date ABL Intercreditor Agreement, become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, subject to the Closing Date ABL Intercreditor Agreement, the Collateral Agent shall have the right from time to time upon the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured (including by performance, if applicable) or waived and the Borrower shall have delivered to the Collateral Agent a certificate to such effect, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii) shall be reinstated.
(d)
Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under Section 2.06(a), shall be given in writing, shall be delivered at least one Business Day prior to such suspension, may be given with respect to one or more of the Grantors at the same or different times, and may suspend the rights of the Grantors under Section 2.06(a)(i) or 2.06(a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing. Notwithstanding anything to the contrary contained in Section 2.06(a), (b) or ((c)), if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in said Sections in order to exercise any of its rights described in such Sections, and the suspension of the rights of each of the Grantors under each such Section shall be automatic upon the occurrence of such Bankruptcy Event of Default.
(e)
In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request, but in any event solely after an Event of Default has occurred and is continuing.
Section 2.07
Collateral Agent Not a Partner or Limited Liability Company Member. Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.
Article III.

Security Interests in Personal Property
Section 3.01
Security Interest.
(a)
As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)
all Accounts;
(ii)
all Chattel Paper;
(iii)
all Documents;
(iv)
all Equipment;
(v)
all General Intangibles;
(vi)
all Instruments;
(vii)
all Inventory;

(viii)
all Investment Property;
(ix)
all books and records pertaining to the Article 9 Collateral;
(x)
all Goods and Fixtures;
(xi)
all Money, cash, cash equivalents, Deposit Accounts, Securities Accounts and Commodities Accounts;
(xii)
all Letter-of-Credit Rights;
(xiii)
all Commercial Tort Claims set forth in Section II(E) of the Perfection Certificate or any supplement thereto;
(xiv)
all Collateral Accounts, Concentration Accounts, DDAs, Blocked Accounts and all cash, cash equivalents, Money, Securities and other investments deposited therein;
(xv)
all Supporting Obligations;
(xvi)
all Security Entitlements in any or all of the foregoing;
(xvii)
all Intellectual Property and Licenses; and
(xviii)
to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that Article 9 Collateral shall not include, and the Security Interest shall not attach to, and no representation, warranty or covenant contained herein or any other Collateral Document shall apply to, any of the following assets or property, each being an “Excluded Asset”:

(i)
any asset (including, to the extent applicable, any Equipment or Inventory owned by a Grantor that is subject to a Lien permitted under Section 7.01(d) of the ABL Credit Agreement), lease, license, franchise, charter, authorization, contract or agreement to which any Grantor is a party, together with any rights or interest thereunder, in each case, if and to the extent security interests therein (A) are prohibited by or in violation of any applicable Law, (B) requires any governmental consent that has not been obtained or consent of a third party that is not a Grantor or an Affiliate of a Grantor that has not been obtained pursuant to any contract or agreement to which such Grantor is a party binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition, or (C) is prohibited by or in violation of a term, provision or condition of any lease, license, franchise, charter, authorization, contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition, except, in the case of each of the foregoing clauses (A), (B), and (C), to the extent that such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law or principle of equity; provided, however, that, notwithstanding the foregoing, the Article 9 Collateral shall include (and the Security Interest shall attach), at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach to any portion of such asset, lease, license, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in clauses (A), (B), or (C) above (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law); provided, further, that the Excluded Assets referred to in this clause ((i)) shall not include any Proceeds or receivables of any such asset, lease, license, franchise, charter, authorization, contract or agreement (except to the extent such Proceeds or receivables constitute Excluded Assets);
(xix)
the Excluded Equity Interests and any assets of any Excluded Subsidiary;
(xx)
any “intent-to-use” Trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law (it being understood that after such period such intent-to-use application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral);
(xxi)
(A) any leasehold or subleasehold interest (including any ground lease interest) in real property, (B) any fee interest in owned real property and (C) any Fixtures affixed to any real property to the extent a security interest in such Fixtures may not be perfected by the filing of a UCC financing statement in the jurisdiction of organization (or other location of a Grantor under Section 9-307 of the UCC) of the applicable Grantor;
(xxii)
(A) as extracted collateral, (B) timber to be cut, (C) farm products, (D) manufactured homes and (E) healthcare insurance receivables;
(xxiii)
any particular asset, if the pledge thereof or the security interest therein could reasonably be expected to result in material adverse tax consequences to any Grantor (or any Parent Entity that is the parent of a consolidated, combined, unitary or similar group of applicable income tax purposes that includes Holdings (or the Borrower) or any Restricted Subsidiary as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent;
(xxiv)
any specifically identified asset with respect to which the Administrative Agent has determined (in its reasonable judgment in consultation with the Borrower) that the costs of obtaining, perfecting or maintaining a Security Interest or pledge in such asset exceed the fair market value thereof (as determined by the Borrower in its reasonable judgment) or the practical benefit to the Secured Parties afforded thereby;
(xxv)
Letter-of-Credit-Rights not in excess of the Materiality Threshold Amount or to the extent a Security Interest therein cannot be perfected by the filing of UCC-1 financing statements;

(xxvi)
Commercial Tort Claims where the amount of damages reasonably expected to be realized by the applicable Grantor (as determined by the Borrower in good faith) is not in excess of the Materiality Threshold Amount;
(xxvii)
motor vehicles, aircraft and other assets subject to certificates of title or ownership in each case, to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement in the jurisdiction of organization (or other location of a Grantor under Section 9-307 of the UCC) of the applicable Grantor; ~~and~~

(xi) for so long as the Existing Notes remain outstanding, any Principal Property (as defined in the Existing Note Indenture) and the shares of Capital Stock or Debt (in each case as defined in the Existing Notes Indenture) of any Restricted Subsidiary (as defined in the Existing Notes Indenture); and

(xii) all Money, cash and cash equivalents that constitute Duty Refunds and all Duty Refund Accounts;

provided that (i) Excluded Assets shall not include any assets or property included in the Borrowing Base and (ii) if and when any property shall cease to be an Excluded Asset, a Lien on and security interest in such property shall be deemed granted therein and the provisions of this Agreement shall apply to such property, including the Proceeds of any General Intangible, Instrument, license, property right, permit or any other contract or agreement (except to the extent such Proceeds are Excluded Assets). Notwithstanding anything to the contrary, the Proceeds of, or in respect of, any Excluded Assets shall constitute Article 9 Collateral (except to the extent such Proceeds are an Excluded Asset).

(b)
Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements or continuation statements with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement including indicating the Collateral as “all assets” or “all personal property” of such Grantor or words of similar effect and (ii) contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization and the type of organization. Each Grantor agrees to provide such information to the Collateral Agent promptly upon reasonable request. The Collateral Agent is further irrevocably authorized to file (to the extent the Grantors have not already made such filings) Intellectual Property Security Agreements, or supplements or amendments thereof, executed by the applicable Grantor(s) with the United States Patent and Trademark Office, United States Copyright Office or the Canadian Intellectual Property Office (or any successor offices).
(c)
The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the ABL Credit Agreement excludes any assets from the scope of the Article 9 Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in Article 9 Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to Article 9 Collateral or the creation, perfection or priority (as applicable) of the security interest granted therein in favor of the Collateral Agent (including in Section 3.02 or Section 3.03) shall be deemed not to apply to such excluded assets.

Section 3.02
Representations and Warranties. Subject to the Perfection Requirements, each Grantor represents and warrants, as to itself and the other Grantors, to the Collateral Agent and the Secured Parties on the Closing Date and on and as of each other date required by Section 2.13 of the ABL Credit Agreement, as applicable, except for the avoidance of doubt with respect to any Excluded Asset, that:
(a)
Each Grantor has valid rights (not subject to any Liens other than Permitted Liens) in the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes (which rights are in any event, sufficient under Section 9‑203 of the UCC), and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
(b)
The Perfection Certificate delivered to the Administrative Agent on or prior to the Closing Date has been duly executed and delivered and the information set forth therein, including the exact legal name of each Grantor and its jurisdiction of organization is correct and complete in all material respects (or in all respects in the case of the exact legal name and jurisdiction of organization of each Grantor) as of the Closing Date. Subject to the Perfection Requirements, UCC financing statements prepared based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule IV (or specified by notice from the applicable Grantor to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the ABL Credit Agreement), are all the filings, recordings and registrations (other than any filings required to be made in the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office in order to perfect the Security Interest in IP Collateral) necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by the filing of UCC financing statements in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration with respect to such Article 9 Collateral is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of amendment or continuation statements. Each Grantor represents and warrants that, on the Closing Date and on and as of each other date as required by Section 4.02(e), fully executed Intellectual Property Security Agreements containing a description of all IP Collateral consisting of U.S. Patents (and U.S. Patents for which applications are pending),

Canadian Patents (and Canadian Patents for which applications are pending), U.S. registered Trademarks (and U.S. Trademarks for which registration applications are pending), Canadian registered Trademarks (and Canadian Trademarks for which registration applications are pending), U.S. registered Copyrights and exclusive Copyright Licenses to U.S. registered Copyrights, or Canadian registered Copyrights and exclusive Copyright Licenses to Canadian registered Copyrights, as applicable, have been or will be delivered to the Collateral Agent for recording by the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, as applicable, pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder.
(c)
The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC and (iii) subject to the filings described in Section 3.02(b), and the timely filing with the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, as applicable, of the Intellectual Property Security Agreements delivered in accordance with the ABL Credit Agreement and Section 4.02(e), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by the recording of the relevant Intellectual Property Security Agreements with the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 (it being agreed that additional filings would be necessary with respect to After-Acquired Intellectual Property). The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than any Lien that is expressly permitted by the ABL Credit Agreement, including pursuant to Section 7.01 of the ABL Credit Agreement.
(d)
The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens and assignments expressly permitted by the ABL Credit Agreement, including pursuant to Section 7.01 of the ABL Credit Agreement.
(e)
All Commercial Tort Claims of each Grantor as of the Closing Date are described on Schedule III.

Section 3.03
Covenants.
(a)
Except with respect to any Excluded Asset, each Grantor shall, at its own expense, take any and all commercially reasonable actions requested by the Collateral Agent necessary (i) to defend title to the Article 9 Collateral owned by it against all Persons claiming an interest therein (other than with respect to Permitted Liens) that is adverse to the interests hereunder of the Collateral Agent or any other Secured Party, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of the business, and (ii) to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien (other than a Permitted Lien).
(b)
Each Grantor shall, on the date hereof (or such later date as the Collateral Agent may agree), execute and deliver to the Collateral Agent, counterpart signature pages to the Intellectual Property Security Agreements in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of the IP Collateral listed on Schedule II(A) to the Perfection Certificate in order to record the Security Interest in such IP Collateral with the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, as applicable.
(c)
Except with respect to any Excluded Asset and subject to the other exceptions and limitations set forth herein, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions, in each case consistent with the Perfection Requirements, as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith, to the extent required hereunder or under the other Loan Documents.
(d)
Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the ABL Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the ABL Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within ten Business Days after demand for any payment made or any reasonable out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
(e)
Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.
(f)
Notwithstanding anything in this Agreement to the contrary:
(i)
other than the “all asset” filing of a UCC financing statement in the office of the secretary of state (or similar central filing office) of the relevant state(s), (A) no actions shall be required to perfect the security interest granted hereunder in any letters of credit, Letter-of-Credit Rights, Commercial Tort Claims, Chattel Paper or assets subject to a certificate of title or (B) except for the filings described in Section 3.02(b) with respect to IP Collateral, no Grantor shall be required to enter into or otherwise establish any source code escrow arrangement or register any Intellectual Property, or complete any filings or other action with respect to the creation or perfection of the security interests in any Intellectual Property;
(ii)
no Grantor shall be required to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters in any circumstances;
(iii)
except as set forth in Section 6.19 of the ABL Credit Agreement, no action shall be required to perfect a security interest granted hereunder in Deposit Accounts, Commodities Accounts, Securities Accounts or any other similar account or other asset via “control” (within the meanings of Section 9-104 and/or Sections 8-106 and 9-106, as applicable, of the UCC or otherwise) other than as expressly provided for hereunder with respect to Pledged Collateral;
(iv)
no Grantor shall be required to complete any filings or take any other action (other than (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant state(s), (B) delivery to the Applicable Collateral Agent to be held in its possession of all Pledged Collateral consisting of stock certificates as otherwise required hereunder and (C) customary filings in (1) the United States Patent and Trademark Office with respect to any U.S. issued Patents, and registered Trademarks, and any applications therefor, (2) the United States Copyright Office of the Library of Congress with respect to Copyright registrations and Exclusive Copyright Licenses if such IP Collateral is also registered in the United States and (3) the Canadian Intellectual Property Office with respect to Intellectual Property issued or registered or pending in Canada) with respect to the creation or perfection of security interests in assets located or titled outside the United States or Canada, including any Intellectual Property registered in any jurisdiction outside of the United States or Canada and no Grantor shall be required to make any filing with any Governmental Authority, or to enter into any agreement governed by the Laws of any jurisdiction, in each case other than the United States, any state thereof (including any subdivision of any state), the District of Columbia and Canada;
(v)
no notices shall be required to be sent to Account Debtors or other contractual third parties prior to an Event of Default or the commencement of a Cash Dominion Period;

(vi)
no Grantor shall be required to provide any notice or obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof); and
(vii)
no perfection actions shall be required with respect to any real property;
(viii)
(vii) no representation or warranty contained herein shall be deemed inaccurate as a result of the Grantors not taking any action not required under this Section 3.03(g) unless such action is expressly required by other provisions of this Agreement, including Section 3.03(g) and 4.02(e) (paragraphs (i) through (vii) of this Section 3.03(f), the “Perfection Requirements”).
(g)
Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim where the amount of the damages reasonably expected to be realized by such Grantor (in the good faith judgment of the Borrower) is in excess of the Materiality Threshold Amount and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall (within 60 days (or such longer period as the Collateral Agent may agree)) notify the Collateral Agent thereof and provide supplements to Section II(D) to the Perfection Certificate describing the details thereof and shall grant to the Collateral Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.
Article IV.

Special Provisions Concerning IP Collateral
Section 4.01
Grant of License to Use Intellectual Property. Without limiting the provisions of Section 3.01 or any other rights of the Collateral Agent as the holder of a Security Interest in any IP Collateral, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent is lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors), subject to the terms of any applicable Licenses, and subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the IP Collateral now or hereafter acquired by or licensed to such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided, however, that any such license granted by the Collateral Agent to a third party shall include reasonable and customary terms necessary to preserve the existence, validity and value of the affected IP Collateral, including provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, and protecting and maintaining the quality standards of the Trademarks in the manner set forth below (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Loan Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to any such IP Collateral or Licenses above and beyond, in the case of IP Collateral that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such IP Collateral or Licenses hereunder).

The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall immediately terminate at such time as the Collateral Agent is no longer lawfully entitled to exercise its rights and remedies under this Agreement. Nothing in this Section 4.01 shall require a Grantor to grant any license that is prohibited by any applicable Law, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor. In the event the license set forth in this Section 4.01 is exercised with regard to any Trademarks, then the following shall apply: (a) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the benefit of the applicable Grantor; (b) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantor immediately prior to the exercise of the license rights set forth herein; and (c) at the Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks, including, without limitation, the actions and conduct described in Section 4.02 below.

Section 4.02
Protection of Collateral Agent’s Security.
(a)
In the event that any Grantor becomes aware that any item of the Material IP Collateral is being infringed or misappropriated or diluted by a third party, such Grantor shall, to the extent that such Grantor has the legal right to do so, take such actions as such Grantor reasonably deems appropriate under the circumstances to protect such Material IP Collateral.
(b)
Except to the extent permitted by Section 4.02(f), no Grantor shall knowingly do or knowingly permit any act or knowingly omit to do any act whereby any of its Material IP Collateral may reasonably be likely to lapse, be terminated or become invalid or unenforceable or dedicated to the public or lose the status of its trade secrets.
(c)
Except to the extent permitted below or where failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take commercially reasonable actions to preserve and protect each item of its Material IP Collateral, and shall require that all licensed users of any such Trademarks abide by such Grantor’s applicable standards of quality with respect to the products and services sold or provided under such Trademarks.
(d)
Each Grantor agrees that, should it obtain any ownership or other right, title or interest in or to any IP Collateral after the Closing Date including, without limitation, by such Grantor (or any Person on such Grantor’s behalf) filing an application for IP Collateral, acquiring or creating IP Collateral, or being licensed any Intellectual Property, or by virtue of any Intellectual Property being deemed to be included in the Collateral because it is no longer an Excluded Asset (the “After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill of the business connected with the use thereof and symbolized thereby, shall automatically become part of the IP Collateral, subject to the terms and conditions of this Agreement with respect thereto.
(e)
At the time of delivery of annual financial statements pursuant to Section 6.01(a) of the ABL Credit Agreement and delivery of the related Compliance Certificate (or such later date as the Collateral Agent may agree), each Grantor shall (i) sign and deliver to the Collateral Agent one or more Intellectual Property Security Agreements, or supplements or amendments thereto, with respect to U.S. Patents and Patent applications, U.S. registered Trademarks and Trademark applications, and U.S. registered Copyrights and exclusive Copyright Licenses to U.S. registered Copyrights and Canadian registered Intellectual Property included in the After-Acquired Intellectual Property and which are IP Collateral, to the extent that such IP Collateral is not covered by any previous Intellectual Property Security Agreement or supplement or amendment thereto so signed and delivered by it and (ii) cooperate as reasonably necessary to enable the Collateral Agent to make prompt filings of any reasonably necessary recordations with the U.S. Copyright Office, the U.S. Patent and Trademark Office or the Canadian Intellectual Property Office, as appropriate.
(f)
Notwithstanding the foregoing provisions of this Section 4.02 or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from abandoning or discontinuing the use or maintenance of any of its IP Collateral, or from failing to take action to enforce license agreements or pursue actions against infringers or take any other actions with respect to its IP Collateral, if such Grantor determines in its reasonable business judgment that such abandonment, discontinuance, or failure to take action is desirable in the conduct of its business or if such abandonment, discontinuance or failure to take action is otherwise permitted under the ABL Credit Agreement.
Article V.

Remedies
Section 5.01
Remedies Upon Default. At least one day’s written notice following the occurrence and during the continuation of an Event of Default, it is agreed that the Collateral Agent (i) shall have the right to exercise any and all rights afforded to a secured party under this Agreement, the UCC or other applicable Law, and (ii) may (or, at the request of the Required Lenders in accordance with the ABL Credit Agreement, shall) take any of the following actions:
(a)
require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties;
(b)
occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with one days written notice thereof prior to or promptly after such occupancy;

(c)
exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with one days written notice thereof prior to or promptly after such exercise;
(d)
withdraw any and all cash or other Collateral from any Collateral Account, Concentration Account, DDA or other Blocked Account and apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 5.02; and
(e)
subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall reasonably deem appropriate.

Each Grantor acknowledges and recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. § 77, (as amended and in effect, the “Securities Act”) or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, (b) private sales so made may be at prices and upon other terms less favorable to the seller than if such securities were sold at public sales, (c) neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Collateral for the period of time necessary to permit such securities to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. To the maximum extent permitted by Law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors ten days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. The Collateral Agent shall not be obligated to make any sale of any

Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

The power-of-attorney granted pursuant to Section 6.14 shall apply for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the ABL Credit Agreement or to pay any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including Attorney Costs and other charges relating thereto, shall be payable, within thirty days of written demand therefor, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

By accepting the benefits of this Agreement and each other Collateral Document, the Secured Parties expressly acknowledge and agree that this Agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents.

Any exercise of remedies provided in this Section 5.01 shall be subject to the terms of any applicable Intercreditor Agreement.

Section 5.02
Application of Proceeds. Subject to the terms of the Closing Date ABL Intercreditor Agreement and any other applicable Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the provisions of Section 9.03 of the ABL Credit Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds by the Collateral Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.
Article VI.

Miscellaneous
Section 6.01
Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.02 of the ABL Credit Agreement. All communications and notices hereunder to a Grantor shall be given in care of the Borrower.
Section 6.02
Waivers; Amendment.
(a)
No failure by the Collateral Agent or any Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall impair such right, remedy, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and independent of any rights, remedies, powers and privileges provided by Law. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such rights, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any Loan, issuance of a Letter of Credit, the provision of any Cash Management Services or the provision of services under any Secured Hedge Agreement shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time.
(b)
Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral

Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.01 of the ABL Credit Agreement.
Section 6.03
Collateral Agent’s Fees and Expenses. Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Collateral Agent for its fees and expenses incurred hereunder to the extent provided in Section 11.04 of the ABL Credit Agreement; provided that reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor.”
Section 6.04
Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or any Secured Party that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. Except in a transaction expressly permitted under the ABL Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Collateral Agent.
Section 6.05
Survival of Agreement. All representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, the provision of any Cash Management Services or the provision of services under any Secured Hedge Agreement, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time any credit is extended under the ABL Credit Agreement or any other Loan Document, and shall continue in full force and effect until this Agreement is terminated as provided in Section 6.12 hereof, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof.
Section 6.06
Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Borrower and Holdings (and with respect to (a) each other Closing Date Grantor, on the Closing Date upon the delivery by such Closing Date Grantor of a counterpart hereto and (b) with respect to each Person that becomes a Grantor hereunder following the Closing Date, on the date of delivery of a Security Agreement Supplement by such Grantor) and the Collateral Agent and thereafter shall be binding upon and inure to the benefit of each Grantor and the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, subject to Section 6.04 hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf or .tif format via electronic mail) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, restated, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record; provided that notwithstanding anything contained herein to the contrary, the Collateral Agent is under no obligation to agree to accept electronic signatures in any form or any format unless expressly agreed to by the Collateral Agent pursuant to procedures approved by it.
Section 6.07
Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby, and (b) the parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 6.08
GOVERNING LAW, ETC.
(a)
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
(b)
BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION

OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
(c)
EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH ((b)) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)
EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.01 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 6.09
WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS

IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.09 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE UNDER THE ABL CREDIT AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 6.10
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 6.11
Security Interest Absolute. To the extent permitted by Law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the ABL Credit Agreement, any other Loan Document, any Secured Hedge Agreements, any Cash Management Services, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the ABL Credit Agreement, any other Loan Document, any Secured Hedge Agreements, any Cash Management Services, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination or release of a Grantor’s obligations hereunder in accordance with the terms of Section 6.12, but without prejudice to reinstatement rights under Section 2.04 of the Guaranty, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.
Section 6.12
Termination or Release.
(a)
This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate and be released with respect to all Secured Obligations when the Termination Conditions have been satisfied.
(b)
(i) Any Grantor’s obligations hereunder and all Security Interest in and Lien on its Collateral granted by such Grantor shall automatically be released upon the occurrence of a Guarantee Release Event with respect to such Guarantor or if such Grantor is otherwise released from its obligations under its Guaranty pursuant to the ABL Credit Agreement and (ii) the Security Interest in and Lien on any Collateral shall be automatically released in upon the occurrence of a Lien Release Event or otherwise in the circumstances set forth in the ABL Credit Agreement.
(c)
In connection with any termination or release pursuant to paragraph (a) or paragraph (b) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and take all other actions (including return of any pledged collateral) reasonably requested by any Grantor, at such Grantor’s expense, in connection with such release, including authorizing such Grantor or its representative to file any UCC amendment or termination statements with respect to such release. Any execution and delivery of documents pursuant to this Section 6.12 shall be without recourse to or warranty by the Collateral Agent.
(d)
At any time that the respective Grantor desires that the Collateral Agent take any of the actions described in immediately preceding paragraph ((c)), it shall, upon request form the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph ((a)) or ((b)) above, whereupon the Collateral Agent shall, upon such Grantor’s sole cost and expense, execute and deliver such acknowledgments and releases as such Grantor may reasonably request in connection with such release (which shall be conditional upon the occurrence of such transaction or event, if applicable). The Collateral Agent shall be entitled to and shall rely exclusively on such officer’s certificate. The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 6.12.

Notwithstanding anything to the contrary in any Loan Document, the Liens granted hereunder will be automatically released as set forth in Section 10.11 of the ABL Credit Agreement.

Section 6.13
Additional Restricted Subsidiaries. To the extent required by Section 6.11 of the ABL Credit Agreement, a Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein, and such Restricted Subsidiary shall execute and deliver to the Administrative Agent a Security Agreement Supplement. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
Section 6.14
Collateral Agent Appointed Attorney-in-Fact.
(a)
Each Grantor hereby appoints the Collateral Agent the true and lawful attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, in each case at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default and (unless a Bankruptcy Event of Default has occurred and is continuing, in which case no such notice shall be required) delivery of one Business Day(s) notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor,
(i)
to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof;

(ii)
to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;
(iii)
to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral;
(iv)
in consultation with the Borrower, to send verifications of Accounts to any Account Debtor;
(v)
to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;
(vi)
to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral;
(vii)
to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent or to a Collateral Account and adjust, settle or compromise the amount of payment of any Account or related contracts;
(viii)
to make, settle and adjust claims in respect of Collateral under policies of insurance and to endorse the name of such Grantor on any check, draft, instrument or any other item of payment with respect to the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; and
(ix)
to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes;

provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Each Secured Party (including the Collateral Agent) shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither such Secured Party nor any Related Indemnified Person of such Secured Party shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that a court of competent jurisdiction determines in a final, non-appealable judgment that any action or failure to act by any Secured Party (or Related Indemnified Person of such Secured Party) constituted gross negligence, bad faith or willful misconduct of such Secured Party (or Related Indemnified Person of such Secured Party) (it being understood that this sentence shall be subject to the limitation on liability set forth in Section 7.12(d)).

(b)
All acts in accordance with this Section 6.14 of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Collateral Agent, for the benefit of the Secured Parties, under this Section 6.14 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.
Section 6.15
General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.
Section 6.16
Collateral Agent’s Duties. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.
Section 6.17
Recourse; Limited Obligations. This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the ABL Credit Agreement and the other Loan Documents, with respect to the Secured Obligations of each Secured Party. It is the desire and intent of each Grantor and each Secured Party that this Agreement shall be enforced against each Grantor to the fullest extent permissible under applicable Law applied in each jurisdiction in which enforcement is sought.
Section 6.18
Right of Setoff. Subject to Section 2.12 of the ABL Credit Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without notice to any Loan Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to the fullest extent permitted by applicable law, to exercise a right of set off as set forth in Section 11.09 of the ABL Credit Agreement.
Section 6.19
Intercreditor Agreement. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE

COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE CLOSING DATE ABL INTERCREDITOR AGREEMENT OR ANY OTHER APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF SUCH APPLICABLE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. Notwithstanding anything herein to the contrary, so long as the Closing Date ABL Intercreditor Agreement is in effect, any requirement of this Agreement to deliver TERM Priority Collateral to the Collateral Agent shall be deemed satisfied by delivery of such TERM Priority Collateral to the CONTROLLING FIXED ASSET Agent (as such term is defined in the Closing Date ABL Intercreditor Agreement), as bailee of the Collateral Agent pursuant to the Closing Date ABL Intercreditor Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PEARL MERGER SUB INC., as Initial Borrower (which on the Closing Date will consummate the Merger, with DOMTAR CORPORATION surviving as the Borrower) and a Grantor

By:
Name:
Title:

DOMTAR CORPORATION, as the Borrower

By:
Name:
Title:

PEARL EXCELLENCE HOLDCO L.P., as Holdings

By its General Partner Paper Excellence B.V.

By:
Name:
Title:

[SIGNATURE PAGE TO ABL SECURITY AGREEMENT]

DOMTAR PAPER COMPANY, LLC

DOMTAR A.W. LLC

EAM CORPORATION,

each as a Guarantor

By:
Name:
Title:

[SIGNATURE PAGE TO ABL SECURITY AGREEMENT]

COLLATERAL AGENT:

BARCLAYS BANK PLC

By:

Name:

Title:

[SIGNATURE PAGE TO ABL SECURITY AGREEMENT]

Schedule I

TO ABL SECURITY AGREEMENT

ADDITIONAL GRANTORS

Name of Grantor	Type of Organization	Jurisdiction of Organization/ Formation
Domtar Paper Company, LLC	Limited liability company	Delaware
Domtar A.W. LLC	Limited liability company	Delaware
EAM Corporation	Corporation	Delaware

Schedule I-1

Schedule II

TO ABL SECURITY AGREEMENT

PLEDGED EQUITY; PLEDGED DEBT

Pledged Equity

* = 100% pledge under the ABL Credit Agreement and 65% pledge under the Term Loan Credit Agreement and the Senior Secured Notes Indenture.

Grantor	Current Legal Owned Entities	Type of Organization	Jurisdiction of Organization/ Formation	Certificate No.	No. of Shares/Interest Issued	No. Shares/ Interest Owned	Percent of Owned Interest Pledged
Pearl Excellence Holdco L.P.	Pearl Merger Sub Inc.	Corporation	Delaware	N/A	100%	100%	100%
Pearl Excellence Holdco L.P.	Domtar Corporation[2]	Corporation	Delaware	01	100	100	100%
Domtar Corporation	Domtar AI Inc.	Corporation	Delaware	1	10,000	10,000	100%
Domtar AI Inc.	EAM Corporation	Corporation	Delaware	3	500	500	100%
EAM Corporation	Palmetto Enterprises LLC	Limited liability company	Delaware	n/a	1	1	100%
Domtar Corporation	Domtar Paper Company, LLC	Limited liability company	Delaware	n/a	10,000	10,000	100%
Domtar Paper Company, LLC	Prisma Renewable Composites, LLC	Limited liability company	Tennessee	n/a	2,377,179	1,307,448 (55%)	100%
Domtar Paper Company, LLC	Domtar Delaware Holdings, LLC	Limited liability company	Delaware	n/a	1,000	1,000	100%
Domtar Paper Company LLC	West Carrollton Paper, LLC	Limited liability company	Delaware	n/a	100%	100%	100%
		Corporation	Delaware	3	650	650	100%

2 After giving effect to the merger.

Schedule II-1

Grantor	Current Legal Owned Entities	Type of Organization	Jurisdiction of Organization/ Formation	Certificate No.	No. of Shares/Interest Issued	No. Shares/ Interest Owned	Percent of Owned Interest Pledged
Domtar Paper Company, LLC	Domtar Delaware Holdings Inc.			4	350	350
Domtar Luxembourg Investments Sarl	Domtar Inc.	Corporation	Canada	1	230,951,355	230,951,355	0%
Domtar Inc.	Domtar Pulp and Paper General Partnership	General Partnership	Canada	n/a	1,147,820,600	1,147,820,600	100%*
Domtar Inc.	Brompton Lands Limited	Corporation	Canada	32	9,997	9,997	100%*
				33	3	3
Domtar Inc.	Forest Insurance Limited	Bermuda limited company	Bermuda	n/a	199,998	33,333 (16.6%)	65%*
Domtar Inc.	Vermillion Forest Management Co. Ltd.	Corporation	Ontario	28	197.9 Class A	24.17 Class A (12%)	100%*
				n/a	9 common	1 Common (11%)	100%*
Domtar Inc.	Ondaadiziwin Forest Management Inc.	Corporation	Ontario	n/a	4 voting memberships	1 voting membership (25%)	100%*
Domtar Inc.	Dryden Forest Management Co. Ltd.	Corporation	Ontario	A46	10,000 Class A	2,157 Class A (21.57%)	100%* 100%*
				B32	12 Class B (voting)	1 Class B (8.33%)
Domtar Inc.	Northshore Forest Inc.	Corporation	Ontario	C8	100	42 (42%)	100%*
Domtar Inc.	Clergue Forest Management Inc.	Corporation	Ontario	CM15	100	42 (42%)	100%*
Domtar Inc.	Celluforce Inc.	Corporation	Canada	1, C-1, C-3	53,401,412 Common Shares	29,034,979 Common Shares	43.6% on a fully diluted basis (100% pledge*)
				SAP-3	24,660,000 Series A Pref shares	5,000,000 Series A Pref shares

Grantor	Current Legal Owned Entities	Type of Organization	Jurisdiction of Organization/ Formation	Certificate No.	No. of Shares/Interest Issued	No. Shares/ Interest Owned	Percent of Owned Interest Pledged
Domtar Inc.	Domtar Asia Limited	Hong Kong Limited Company	Hong Kong	2	1	1	65%*
Domtar Inc.	Red Lake Independent Loggers Co Ltd	Corporation	Ontario	4	82	82	89.7% (33% of voting power) (100% pledge*)
				6	374	374
				8	376	376
				12	65	65
Domtar Inc.	Red Lake Forest Management Inc.	Corporation	Ontario	B-4,B-6,B-12,B-15 A-7	1,000 Class B 6 Class A	897 Class B (non voting) 3 Class A 3 Class A	50% of voting power (100% pledge*)
Red Lake Independent Loggers Co Ltd
Domtar Inc.	Domtar Hong Kong Limited	Hong Kong Limited Company	Hong Kong	1,2 3,4	240,664,181	81,642,231 159,021,950	35%* 65%
Domtar Paper Company, LLC
Domtar Corporation	Ariva Distribution, Inc.	Corporation	New York	682	1000	1000	100%
Domtar Corporation	Domtar Industries LLC	Limited liability company	Delaware	n/a	88,258	88.258	100%
Domtar Corporation	Domtar A.W. LLC	Limited liability company	Delaware	n/a	960	960	100%
Domtar A.W. LLC	Domtar Wisconsin Dam Corp.	Corporation	Wisconsin	1	10 Class A	10 Class A	100%
				n/a	91,905 Class B	91,905 Class B
Domtar Corporation	Domtar Europe sprl	Belgian limited company	Belgium	n/a	18,550	18,449 to Domtar Corp and 1 share to Domtar Delaware Holdings Inc.	65%

Pledged Debt

None.

Schedule III

TO ABL SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None.

Schedule III-1

Schedule IV

TO ABL SECURITY AGREEMENT

UCC FILING OFFICES

Name of Grantor	Jurisdiction of Organization/ Formation
Pearl Excellence Holdco L.P.	Delaware
Pearl Merger Sub Inc.	Delaware
Domtar Corporation	Delaware
Domtar Paper Company, LLC	Delaware
Domtar A.W. LLC	Delaware
EAM Corporation	Delaware

Schedule IV-1

Exhibit I

TO ABL SECURITY AGREEMENT

FORM OF ABL SECURITY AGREEMENT SUPPLEMENT

SUPPLEMENT NO. ___ dated as of __________, 20___ (this “Supplement”), to the ABL Security Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Pearl Merger Sub Inc., a Delaware corporation (“Merger Sub” and the “Initial Borrower”; which, after consummation of the Merger will be survived by Domtar Corporation, a Delaware corporation (the “Company”; the Initial Borrower as succeeded by the Company, the “Borrower”)), Pearl Excellence Holdco L.P., a Delaware limited partnership (“Holdings”), the other Grantors from time to time party thereto, and BARCLAYS BANK PLC, as the Collateral Agent for the Secured Parties (together with its successors and permitted assigns, the “Collateral Agent”).

A. Reference is made to (i) ABL Credit Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among the Borrower, Holdings, the Lenders and other parties party thereto and BARCLAYS BANK PLC, as Administrative Agent, and BARCLAYS BANK PLC, as collateral agent Collateral Agent for the Lenders and the other agents and arrangers party thereto and (ii) the Guaranty.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings given or given by reference in the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 7.13 of the Security Agreement provides that additional Restricted Subsidiaries of the Grantors may become Grantors under the Security Agreement by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the ABL Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to make additional Letters of Credit.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

Section 1.
In accordance with Section 7.13 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects (except to the extent any such representation and warranty is qualified as to materiality, in which case such representation and warranty, to the extent qualified by materiality, shall be true and correct in all respects) on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (except to the extent any such

Exhibit I-1

representation and warranty is qualified as to materiality, in which case such representation and warranty, to the extent qualified by materiality, shall be true and correct in all respects) as of such earlier date. In furtherance of the foregoing, as security for the payment and performance, as the case may be, in full of the Secured Obligations, the New Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in, to and under the Collateral (as defined in the Security Agreement), whether now owned or at any time hereafter acquired by the New Grantor or in which the New Grantor now has or at any time in the future may acquire any right, title or interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor as if originally named therein as a Grantor. The Security Agreement is hereby incorporated herein by reference.
Section 2.
The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.
Section 3.
This Supplement may be executed in one or more counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic (including .pdf or .tif file) transmission shall be as effective as delivery of a manually signed counterpart of this Supplement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Supplement and/or any document to be signed in connection with this Supplement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record; provided that notwithstanding anything contained herein to the contrary, the Collateral Agent is under no obligation to agree to accept electronic signatures in any form or any format unless expressly agreed to by the Collateral Agent pursuant to procedures approved by it.
Section 4.
The New Grantor hereby represents and warrants that the Perfection Certificate supplement attached hereto and supplemental schedules II, III and IV to the Security Agreement attached hereto as Schedule I have been duly executed and delivered (if applicable) to the Collateral Agent and the information set forth therein, including the exact legal name of the New Grantor and its jurisdiction of organization, is correct and complete in all material respects as of the date hereof.
Section 5.
Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Exhibit I-2

Section 6.
THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATION WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
Section 7.
In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8.
All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement.
Section 9.
The New Grantor agrees to reimburse the Collateral Agent for its reasonable and documented in reasonable detail out-of-pocket expenses in connection with this Supplement, including all Attorney Costs of counsel for the Collateral Agent as provided in Section 7.03(a) of the Security Agreement.

[Remainder of page intentionally left blank]

Exhibit I-3

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the ABL Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO ABL SECURITY AGREEMENT SUPPLEMENT]

Schedule I

TO ABL SECURITY AGREEMENT SUPPLEMENT

[ATTACH COMPLETED PERFECTION CERTIFICATE FOR NEW GRANTOR AND
SCHEDULES II, III AND IV TO ABL SECURITY AGREEMENT WITH RESPECT TO NEW GRANTOR]

Schedule I-1
to ABL Security Agreement Supplement

Exhibit II

TO ABL SECURITY AGREEMENT

FORM OF PERFECTION CERTIFICATE

[To be attached].

Exhibit II-1

Exhibit III

TO ABL SECURITY AGREEMENT

[FORM OF] ABL TRADEMARK SECURITY AGREEMENT

This ABL TRADEMARK SECURITY AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Trademark Security Agreement”), dated as of __________, 20__, is made by ____________________, a [jurisdiction] [type of entity] (the “Grantor”), in favor of BARCLAYS BANK PLC, as the Collateral Agent for the Secured Parties (together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantor is party to that certain ABL Security Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Grantor, the other grantors party thereto and the Collateral Agent; and

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and has agreed to execute this Trademark Security Agreement for recording with the U.S. Patent and Trademark Office and/or the Canadian Intellectual Property Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

Section 10.
Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference in the Security Agreement.
Section 11.
Grant of Security. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under the registered and applied for Trademarks set forth on Schedule A attached hereto, together with all goodwill of the business connected with the use thereof and symbolized thereby, and with respect to the foregoing (a) all extensions and renewals thereof, (b) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements and dilutions thereof or injury to the goodwill associated therewith, and (c) the right to sue for past, present and future infringements and dilutions thereof or injury to the goodwill associated therewith (collectively, the “Trademark Collateral”); provided that “Trademark Collateral” shall not include and the Security Interest shall not attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto (it being understood that after such filing and acceptance such intent-to-use application shall be automatically subject to the security interest granted herein and deemed to be included in the Trademark Collateral) or to any other Excluded Asset as provided under the Security Agreement.

Exhibit III-1

Section 12.
Recordation. The Grantor authorizes and requests that the Commissioner for Trademarks record this Trademark Security Agreement with the U.S. Patent and Trademark Office and/or the Canadian Intellectual Property Office.
Section 13.
Execution in Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Trademark Security Agreement by facsimile or electronic (including .pdf or .tif file) transmission shall be as effective as delivery of a manually signed counterpart of this Trademark Security Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Trademark Security Agreement and/or any document to be signed in connection with this Trademark Security Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record; provided that notwithstanding anything contained herein to the contrary, the Collateral Agent is under no obligation to agree to accept electronic signatures in any form or any format unless expressly agreed to by the Collateral Agent pursuant to procedures approved by it.
Section 14.
Security Agreement. This Trademark Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
Section 15.
Governing Law. THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST AND APPLICABLE FEDERAL LAWS PERTAINING TO TRADEMARKS).

Exhibit III-2

Section 16.
Intercreditor Agreements. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS TRADEMARK SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF ANY SUCH INTERCREDITOR AGREEMENT AND THIS TRADEMARK SECURITY AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Remainder of this page intentionally left blank]

Exhibit III-3

IN WITNESS WHEREOF, the undersigned has executed this ABL Trademark Security Agreement as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO ABL TRADEMARK AGREEMENT SUPPLEMENT]

Schedule A

Schedule A-1
to ABL Trademark Security Agreement

Exhibit IV3

TO ABL SECURITY AGREEMENT

[FORM OF] ABL PATENT SECURITY AGREEMENT

This ABL PATENT SECURITY AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Patent Security Agreement”), dated as of __________, 20__, is made by ____________________, a [jurisdiction] [type of entity] (the “Grantor”), in favor of BARCLAYS BANK PLC, as the Collateral Agent for the Secured Parties (together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantor is party to that certain ABL Security Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Grantor, the other grantors party thereto and the Collateral Agent; and

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and has agreed to execute this Patent Security Agreement for recording with the U.S. Patent and Trademark Office and/or the Canadian Intellectual Property Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

Section 17.
Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference in the Security Agreement.
Section 18.
Grant of Security. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under the Patents and Patent applications set forth on Schedule A attached hereto, together with (a) all reissues, reexaminations, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all inventions or designs claimed therein, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, and (d) the right to sue for past, present and future infringements thereof (the “Patent Collateral”); provided that “Patent Collateral” shall not include and the Security Interest shall not attach to any Excluded Assets as provided under the Security Agreement.

3 If any industrial designs are owned in Canada in the future, Exhibit IV to be updated to refer to “industrial designs” instead of “Patents.”

Exhibit IV-1

Section 19.
Recordation. The Grantor authorizes and requests that the Commissioner for Patents record this Patent Security Agreement with the U.S. Patent and Trademark Office and/or the Canadian Intellectual Property Office.
Section 20.
Execution in Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Patent Security Agreement by facsimile or electronic (including .pdf or .tif file) transmission shall be as effective as delivery of a manually signed counterpart of this Patent Security Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Patent Security Agreement and/or any document to be signed in connection with this Patent Security Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record; provided that notwithstanding anything contained herein to the contrary, the Collateral Agent is under no obligation to agree to accept electronic signatures in any form or any format unless expressly agreed to by the Collateral Agent pursuant to procedures approved by it.
Section 21.
Security Agreement. This Patent Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
Section 22.
Governing Law. THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST AND APPLICABLE FEDERAL LAWS PERTAINING TO PATENTS).

Exhibit IV-2

Section 23.
Intercreditor Agreements. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS PATENT SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF ANY SUCH INTERCREDITOR AGREEMENT AND THIS PATENT SECURITY AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Remainder of this page intentionally left blank]

Exhibit IV-3

IN WITNESS WHEREOF, the undersigned has executed this ABL Patent Security Agreement as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO ABL PATENT SECURITY AGREEMENT]

Schedule A

Schedule A-1
to ABL Patent Security Agreement

Exhibit V

TO ABL SECURITY AGREEMENT

[FORM OF] ABL COPYRIGHT SECURITY AGREEMENT

This ABL COPYRIGHT SECURITY AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Copyright Security Agreement”), dated as of __________, 20__, is made by ____________________, a [jurisdiction] [type of entity] (the “Grantor”), in favor of BARCLAYS BANK PLC, as the Collateral Agent for the Secured Parties (together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantor is party to that certain ABL Security Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Grantor, the other grantors party thereto and the Collateral Agent; and

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and has agreed to execute this Copyright Security Agreement for recording with the U.S. Copyright Office and/or the Canadian Intellectual Property Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

Section 24.
Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference in the Security Agreement.
Section 25.
Grant of Security. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under (i) the registered Copyrights set forth on Schedule A attached hereto, together with (a) all renewals and extensions thereof, (b) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, and (c) the right to sue for past, present and future infringements thereof; and (ii) any exclusive Copyright License(s) set forth on Schedule A attached hereto (collectively, the “Copyright Collateral”); provided that “Copyright Collateral” shall not include and the Security Interest shall not attach to any Excluded Assets as provided under the Security Agreement.
Section 26.
Recordation. The Grantor authorizes and requests that the Register of Copyrights record this Copyright Security Agreement with the U.S. Copyright Office and/or the Canadian Intellectual Property Office.
Section 27.
Execution in Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery

Exhibit V-1

of an executed signature page to this Copyright Security Agreement by facsimile or electronic (including .pdf or .tif file) transmission shall be as effective as delivery of a manually signed counterpart of this Copyright Security Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Copyright Security Agreement and/or any document to be signed in connection with this Copyright Security Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record; provided that notwithstanding anything contained herein to the contrary, the Collateral Agent is under no obligation to agree to accept electronic signatures in any form or any format unless expressly agreed to by the Collateral Agent pursuant to procedures approved by it.
Section 28.
Security Agreement. This Copyright Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
Section 29.
Governing Law. THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST AND APPLICABLE FEDERAL LAWS PERTAINING TO COPYRIGHTS).
Section 30.
Intercreditor Agreements. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS COPYRIGHT SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF ANY SUCH INTERCREDITOR

Exhibit V-2

AGREEMENT AND THIS COPYRIGHT SECURITY AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

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Exhibit V-3

IN WITNESS WHEREOF, the undersigned has executed this ABL Copyright Security Agreement as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO ABL COPYRIGHT SECURITY AGREEMENT]

Schedule A

Schedule A-1
to ABL Copyright Security Agreement

Execution Version

FIRST AMENDMENT TO CANADIAN ABL SECURITY AGREEMENT

FIRST AMENDMENT dated as of February 26, 2025 (this “Agreement”) to the Canadian ABL Security Agreement dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”) by and among DOMTAR INC., a corporation organized under the federal laws of Canada (the “Co-Borrower”), the other Grantors from time to time party thereto, and BARCLAYS BANK PLC, as the Collateral Agent for the Secured Parties (together with its successors and permitted assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS Pearl Merger Sub Inc., a Delaware corporation (“Merger Sub” and the “Initial Borrower”; which, after consummation of the Merger was survived by Domtar Corporation, a Delaware corporation (the “Company”; the Initial Borrower as succeeded by the Company, the “Borrower”)), Pearl Excellence Holdco L.P., a Delaware limited partnership (“Holdings”), the Co-Borrower and the other Co-Borrowers from time to time party thereto, BARCLAYS BANK PLC, as the Administrative Agent and the Collateral Agent, and the Lenders and Issuing Banks from time to time party thereto, are party to that certain ABL Revolving Credit Agreement, dated as of November 30, 2021 (as amended by Amendment No. 1, dated as of March 1, 2023, as further amended by Amendment No. 2, dated as of June 6, 2024, as further amended by Amendment No. 3, dated as of the date hereof (the “Amendment”), and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”);

AND WHEREAS the Borrower has notified the Collateral Agent that it is requesting, inter alia, certain amendments to the Security Agreement as further set forth herein in accordance with Section 11.01 of the ABL Credit Agreement, and each of the Revolving Lenders party to the Amendment (together constituting the Super Majority Lenders) and Issuing Banks party to the Amendment have authorized the Collateral Agent to enter into this Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.
Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Security Agreement or the Credit Agreement, as applicable.
Section 2.
Amendments.
(a)
Paragraph (b) of Section 2.06 of the Security Agreement is hereby amended by replacing "Section Error! Reference source not found.” with “Section 5.02”.
(b)
The definition of “Excluded Assets” in Section 3.01 of the Security Agreement is hereby amended by adding a new paragraph (xiv) as follows:

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“(xiv) all Money, cash and cash equivalents that constitute Duty Refunds and all Duty Refund Accounts;”

(c)
Paragraph (d) of Section 5.01 of the Security Agreement is hereby amended by replacing "Section Error! Reference source not found.” with “Section 5.02”.
Section 3.
GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATION WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN SUCH LAWS (OTHER THAN ANY MANDATORY PROVISIONS OF THE PPSA RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
Section 4.
Miscellaneous.
(a)
On and after the date hereof, this Amendment shall constitute a Loan Document for all purposes of the ABL Credit Agreement.
(b)
This Agreement shall be binding upon and enure to the benefit of each Grantor and the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns. Each Grantor hereby ratifies and reaffirms its prior grant and the validity of the Liens, hypothecs and security interests made pursuant to the Security Agreement and confirms that all such Liens, hypothecs and security interests continue in full force and effect to secure the Secured Obligations under the Loan Documents except to the extent such asset constitutes an Excluded Asset after giving effect to this Agreement.
(c)
Except as specifically amended hereby, the provisions of the Security Agreement and the obligations of the Grantors under the Security Agreement shall continue to be in full force and effect and are hereby ratified and confirmed in all respects and shall not be affected by this Agreement.
(d)
In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
(e)
This Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which

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when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf or .tif format via electronic mail) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, restated, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record; provided that notwithstanding anything contained herein to the contrary, the Collateral Agent is under no obligation to agree to accept electronic signatures in any form or any format unless expressly agreed to by the Collateral Agent pursuant to procedures approved by it.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first written above.

DOMTAR INC.
By:
Name:
Title:

RESOLUTE ENGINEERED WOOD ST-PRIME LIMITED PARTNERSHIP, by its general partner, RESOLUTE ENGINEERED WOOD LAROUCHE INC.
By:
Name:
Title:

RESOLUTE ENGINEERED WOOD LAROUCHE INC.
By:
Name:
Title:

SFK PULP FINCO INC.
By:
Name:
Title:

Signature Page to First Amendment to Canadian ABL Security Agreement

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-S2-

FIBREK INTERNATIONAL INC.
By:
Name:
Title:

FIBREK GENERAL PARTNERSHIP, by its managing partner, RESOLUTE FP CANADA INC.
By:
Name:
Title:

BOWATER CANADIAN LIMITED
By:
Name:
Title:

RESOLUTE FP CANADA INC.
By:
Name:
Title:

Signature Page to First Amendment to Canadian ABL Security Agreement

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-S3-

ABITIBIBOWATER CANADA INC.
By:
Name:
Title:

CATALYST PAPER, acting by its managing partner, DOMTAR INC.
By:
Name:
Title:

CATALYST PULP AND PAPER SALES INC.
By:
Name:
Title:

Signature Page to First Amendment to Canadian ABL Security Agreement

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-S4-

CATALYST PULP SALES INC.
By:
Name:
Title:

BOWATER CANADIAN HOLDINGS INCORPORATED
By:
Name:
Title:

Signature Page to First Amendment to Canadian ABL Security Agreement

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-S5-

BARCLAYS BANK PLC, as Collateral Agent
By:
Name:
Title:

Signature Page to First Amendment to Canadian ABL Security Agreement

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CGR Draft 2/6/25

EXHIBIT A-1

FORM OF COMMITTED LOAN NOTICE

[________] [__], 20[__]

BARCLAYS BANK PLC, as Administrative Agent
under the Credit Agreement referred to below

Barclays Bank PLC

400 Jefferson Park, 3rd Floor

Whippany, NJ 07981

Attention: Arup Ghosh

Phone: 201-499-8490

Email: Arup.ghosh@barclays.com

Re: Domtar Corporation

Reference is made to that certain ABL Revolving Credit Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” or the “Credit Agreement”), by and among Domtar Corporation, a Delaware corporation (the “Borrower”), Pearl Excellence Holdco L.P., a Delaware limited partnership (“Holdings”), Domtar Inc., a corporation organized under the federal laws of Canada, as a Co-Borrower, the Lenders and other parties party thereto, Barclays Bank PLC, as Administrative Agent, Barclays Bank PLC, as Collateral Agent, and the other agents and arrangers party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Article II of the Credit Agreement, the Borrower hereby requests that the Lenders make the following Revolving Loans available to the Borrower under the Credit Agreement on the terms set forth below:4

1. Borrower: _______________.

2. Class of Borrowing: _______________.5

4 Each such notice must be received by the Administrative Agent not later than (A) 1:00 p.m. (New York City time) three Business Days prior to the requested date of any Borrowing of Term Benchmark Loans, (B) 11:00 a.m. (New York City time) one Business Day prior to the requested date of any Borrowing of Base Rate Loans and (C) 1:00 p.m. (New York City time) five Business Days prior to the requested date of any Borrowing of Daily Simple SOFR Loans.

For Term Benchmark Loans denominated in Dollars having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing.

5 Specify Tranche 1 Revolving Loans, Incremental Revolving Loans, Protective Advance, Extended Revolving Loans or FILO Loans.

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3. Type of Borrowing: [Base Rate Loans] [Term Benchmark Loans].6

4. On _____________________________ (which shall be a Business Day).

5. In the principal amount of [$][C$]______________________.7

6. [With an Interest Period of [__] months.]8

7. Borrower or Co-Borrower to whom Revolving Loans are to be funded: ____________________9

8. Currency: _______________.10

The undersigned hereby represents and warrants to the Administrative Agent and the Lenders that the conditions to lending specified in Section [2.16(f)]11 [4.01]12 [4.02]13 of the Credit Agreement will be satisfied as of the date of the Borrowing set forth above.

6 If the Borrower fails to specify a Type, then (x) in the case of Revolving Loans denominated in Dollars or Canadian Dollars, such Borrowing shall be made as a Base Rate Loan and (y) in the case of Revolving Loans denominated in an Alternative Currency (other than Canadian Dollars), such Borrowing shall be made as a Term Benchmark Loan with an Interest Period of one month.

7 Each Borrowing of Term Benchmark Loans shall be in a principal amount of (A) $500,000 or a whole multiple of $100,000 in excess thereof in the case of Term Benchmark Loans denominated in Dollars, (B) C$500,000 or a whole multiple of C$100,000 in excess thereof in the case of Term Benchmark Loans denominated in Canadian Dollars and (C) a Dollar Amount of $500,000 or a whole multiple of $100,000 in excess thereof in the case of Term Benchmark Loans denominated in any Alternative Currency other than Canadian Dollars. Each Borrowing of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

8 Include only for Term Benchmark Loans. If the Borrower fails to specify, it shall be deemed to have an Interest Period of one month.

9 Specify the Borrower or applicable Co-Borrower.

10 With respect to any Term Benchmark Loans, specify whether the currency of the Revolving Loans shall be in Dollars or an Alternative Currency; provided that the Borrower shall deliver to the Administrative Agent any request for designation of an Alternative Currency other than Canadian Dollars and Euros in accordance with Section 11.02 of the ABL Revolving Credit Agreement, to be received by the Administrative Agent no later than 11:00 a.m. (New York City time) at least 15 Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Alternative Currency (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Bank(s), in its or their sole discretion).

11 Applies only to Incremental Loans.

12 Applies only to the Borrowing on the Closing Date.

13 Applies only to Borrowings after the Closing Date (other than for Incremental Loans).

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DOMTAR CORPORATION, as Borrower

By:
Name:
Title:

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EXHIBIT A-3

FORM OF CONVERSION/CONTINUATION NOTICE

Date: ___________, _____

To:

BARCLAYS BANK PLC, as Administrative Agent
under the Credit Agreement referred to below

Barclays Bank PLC

400 Jefferson Park, 3rd Floor

Whippany, NJ 07981

Attention: Arup Ghosh

Phone: 201-499-8490

Email: Arup.ghosh@barclays.com

Re: Domtar Corporation

Ladies and Gentlemen:

Reference is made to that certain ABL Revolving Credit Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” or the “Credit Agreement”), by and among Domtar Corporation, a Delaware corporation (the “Borrower”), Pearl Excellence Holdco L.P., a Delaware limited partnership (“Holdings”), Domtar Inc., a corporation organized under the federal laws of Canada, as a Co-Borrower, the Lenders and other parties party thereto, Barclays Bank PLC, as Administrative Agent, Barclays Bank PLC, as Collateral Agent, and the other agents and arrangers party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.05 of the Credit Agreement, the Borrower is requesting a [conversion of Loans from one Type to the other] [continuation of Term Benchmark Loans] on the terms set forth below:14

1. Class of Borrowing: _______________.15

14 Each such notice must be received by the Administrative Agent not later than (A) 1:00 p.m. (New York City time in the case of Loans denominated in Dollars, or London time, in the case of Loans denominated in an Alternative Currency (other than Canadian Dollars)) on the requested date of any conversion of Term Benchmark Loans to Base Rate Loans and (B) 2:00 p.m. (New York City time) three Business Days prior to the requested date of any continuation of any Term Benchmark Loans or any conversion of Base Rate Loans to Term Benchmark Loans.

For Term Benchmark Loans denominated in Dollars having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing.

15 Specify Revolving Loans, Incremental Revolving Loans, Swing Line Loans, Protective Advances, Extended Revolving Loans or FILO Loans.

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2. [Option 1] [Base Rate Loans] [Term Benchmark Loans] to be converted to [Base Rate Loans] [Term Benchmark Loans].

[Option 2] Term Benchmark Loans to be continued.

3. Effective as of ______________________ (which shall be a Business Day).

4. In the principal amount of [$][C$] __________________.16

5. With an Interest Period of _____ months.17

6. Borrower or Co-Borrower requesting: ____________________18

6. Currency: _______________.19

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16 Each conversion to or continuation of (x) Term Benchmark Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, if denominated in Dollars, (y) Term Benchmark Loans shall be in a principal amount of C$500,000 or a whole multiple of C$100,000 in excess thereof, if denominated in Canadian Dollars or (z) a Dollar Amount of $500,000 or a whole multiple of a Dollar Amount of $100,000 in excess thereof if denominated in an Alternative Currency other than Canadian Dollars. Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

17 Include only for a continuation of, or conversion to, Term Benchmark Loans. If the Borrower fails to specify, such Borrowing shall be deemed to have an interest period of one month.

18 Specify the Borrower or applicable Co-Borrower.

19 State whether such Borrowing is in Dollars or (solely with respect to Term Benchmark Borrowings) an Alternative Currency.

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DOMTAR CORPORATION, as Borrower

By:
Name:
Title:

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EXHIBIT B-2

FORM OF FILO NOTE

$[ ].00 [ ], 20[ ]

[THIS NOTE MAY HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 234 Kingsley Park drive, fort mill, south carolina 19715 ATTENTION: CHIEF FINANCIAL OFFICER.]

FOR VALUE RECEIVED, the undersigned, promises to pay [ ] (hereinafter, together with its successors in title and assigns, the “Lender”), the principal sum of [ ] DOLLARS ($[ ].00), or, if less, the aggregate unpaid principal balance of the FILO Loans made by the Lender to or for the account of the Borrower pursuant to the Credit Agreement (as hereafter defined) and amounts advanced by the Lender in respect of any Letter of Credit, with interest, fees, expenses and costs at the rate and payable in the manner stated in the Credit Agreement. As used herein, the “Credit Agreement” means and refers to that certain ABL Revolving Credit Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” or the “Credit Agreement”), by and among Domtar Corporation, a Delaware corporation (the “Borrower”), Pearl Excellence Holdco L.P., a Delaware limited partnership (“Holdings”), Domtar Inc., a corporation organized under the federal laws of Canada, as a Co-Borrower, the Lenders and other parties party thereto, Barclays Bank PLC, as Administrative Agent, Barclays Bank PLC, as Collateral Agent, and the other agents and arrangers party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

This is a “FILO Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. This FILO Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. The principal of, and interest on, this FILO Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. The Administrative Agent’s books and records concerning the FILO Loans and amounts owing in respect of Letters of Credit, the accrual of interest and fees thereon, and the repayment of such FILO Loans and advances in respect of Letters of Credit, shall be prima facie evidence of the indebtedness to the Lender hereunder, absent manifest error.

No delay or omission by the Administrative Agent or the Lender in exercising or enforcing any of the Administrative Agent’s or Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

The Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. The Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent, the Collateral Agent and/or the Lender with respect to this FILO Note and/or any Collateral Document or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other Person obligated on account of this FILO Note.

This FILO Note shall be binding upon the Borrower and upon its successors, assigns, and representatives, and shall inure to the benefit of the Lender and its registered assigns. The transfer, sale or

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assignment of any rights under or interest in this FILO Note is subject to certain restrictions contained in the Credit Agreement, including Section 11.07 thereof. This FILO Note is a registered obligation and no assignment hereof shall be effective until recorded in the Register.

THE ASSIGNMENT OF THIS FILO NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE CREDIT AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

The Borrower agrees that any action or proceeding arising out of or relating to this FILO Note or for recognition or enforcement of any judgment, may be brought in the courts of the state of New York sitting in New York City in the Borough of Manhattan or of any United States federal court sitting in the Borough of Manhattan, and any appellate court from any thereof, and by execution and delivery of this FILO Note, the Borrower and the Lender each consent, for itself and in respect of its property, to the exclusive jurisdiction of those courts. To the fullest extent permitted by applicable law, the Borrower irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this FILO Note in the courts of the state of New York sitting in New York City in the Borough of Manhattan or of the United States federal court sitting in the Borough of Manhattan, and any appellate court from any thereof.

THIS FILO NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Lender, in the establishment and maintenance of their respective relationship with the Borrower contemplated by this FILO Note, are each relying thereon. THE BORROWER, AND THE LENDER BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FILO NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).

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IN WITNESS WHEREOF, the undersigned has caused this FILO Note to be duly executed and delivered by its duly authorized officer as of the date first above written.

[DOMTAR CORPORATION][DOMTAR, INC.], as Borrower

By:
Name:
Title:

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LOANS AND PAYMENTS

Date	Amount of Loan	Applicable Currency	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making this Notation

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EXHIBIT J

FORM OF PREPAYMENT NOTICE

Dated: ____________, 20[_]

BARCLAYS BANK PLC, as Administrative Agent
under the Credit Agreement referred to below

Barclays Bank PLC

400 Jefferson Park, 3rd Floor

Whippany, NJ 07981

Attention: Arup Ghosh

Phone: 201-499-8490

Email: Arup.ghosh@barclays.com

Re: Domtar Corporation

Ladies and Gentlemen:

This Prepayment Notice is delivered to you pursuant to Section 2.07(a)(i) of that certain ABL Revolving Credit Agreement, dated as of November 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” or the “Credit Agreement”), by and among Domtar Corporation, a Delaware corporation (the “Borrower”), Pearl Excellence Holdco L.P., a Delaware limited partnership (“Holdings”), Domtar Inc., a corporation organized under the federal laws of Canada, as a Co-Borrower, the Lenders and other parties party thereto, Barclays Bank PLC, as Administrative Agent, Barclays Bank PLC, as Collateral Agent, and the other agents and arrangers party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned Borrower hereby notifies you that, effective as of [___________, 20__]20, it will make an optional prepayment pursuant to Section 2.07(a) of the Credit Agreement of the Loans as specified below:

(A) Class(es) of Loans[21]	___________________________
(B) Type(s) of Loans[22]	___________________________

20 This notice must be delivered to the Administrative Agent (1) not later than 1:00 p.m. (New York City time, in the case of Loans denominated in Dollars or Canadian Dollars, or London time, in the case of Loans denominated in an Alternative Currency (other than Canadian Dollars)) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans, (2) not later than 1:00 p.m. (New York City time) one Business Day prior to any date of prepayment of Base Rate Loans and (3) not later than 1:00 p.m. (New York City time) one Business Day prior to any date of prepayment of Swing Line Loans or Protective Advances.

21 Specify Tranche 1 Revolving Loans, Tranche 2 Revolving Loans, Swing Line Loans, Incremental Revolving Loans, Protective Advances, Extended Revolving Loans or FILO Loans.

22 Specify Eurocurrency Rate Loan or Base Rate Loan.

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(C) Prepayment Amount[23]	___________________________
(D) Date of Loan, conversion or continuation (which is a Business Day)	___________________________
(E) [Interest Period and the last day thereof][24]	___________________________
(F) [Order of Borrowings to be repaid (and the order of maturity of principal payments)][25]	___________________________

The above complies with the notice requirements set forth in the Credit Agreement.

[This Prepayment Notice is conditioned upon the refinancing of all or a portion of the Facility, and shall be revocable by the Borrower if such refinancing is not consummated or is otherwise delayed.]26

The Borrower respectfully requests that the Administrative Agent promptly notify each of the Lenders party to the Credit Agreement of this Prepayment Notice.

* * *

23 Prepayment of Eurocurrency Rate Loans (x) denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding, (y) denominated in Canadian Dollars shall be in a principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding and (z) denominated in an Alternative Currency, shall be in a principal Dollar Amount of $1,000,000 or a whole multiple of the Dollar Amount of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.

Prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding (it being understood that Base Rate Loans shall be denominated in Dollars only).

Any prepayment shall be accompanied by all accrued interest thereon, together with, in the case of any prepayment of a Eurocurrency Rate Loan, any additional amounts required pursuant to Section 2.07(c) of the Credit Agreement.

24 Applicable for Eurocurrency Rate Loans only.

25 Applicable for voluntary prepayments only (and absent of such discretion, in direct order of maturity).

26 Insert if applicable.

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IN WITNESS WHEREOF, the undersigned has executed this Prepayment Notice as of the date first above written.

[DOMTAR CORPORATION], as Borrower

By:
Name:
Title:

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